Filed Pursuant to Rule 424B5
                                                  Registration Number 333-100818


             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 27, 2004

                                  $866,771,000

                                (Approximate)(1)
               Mortgage Pass-Through Certificates, Series 2004-HE2

                              GSAMP TRUST 2004-HE2
                                     Issuer

                          GS MORTGAGE SECURITIES CORP.
                                    Depositor

                       COUNTRYWIDE HOME LOANS SERVICING LP
                      CHASE MANHATTAN MORTGAGE CORPORATION
                             OCWEN FEDERAL BANK FSB
                                    Servicers

-----------------------------------
CONSIDER CAREFULLY THE RISK FACTORS

BEGINNING ON PAGE S-12 IN THIS
PROSPECTUS SUPPLEMENT AND PAGE 2 IN
THE ACCOMPANYING PROSPECTUS.

The certificates will represent
interests in GSAMP Trust 2004-HE2
and will not represent interests in
or obligations of GS Mortgage
Securities Corp., the underwriter,
the servicers, the responsible
parties, the trustee, or any of
their respective affiliates.

This prospectus supplement may be
used to offer and sell the offered
certificates only if accompanied by
the prospectus.
-----------------------------------



The following securities are being offered:

            APPROXIMATE
          INITIAL CLASS        PASS-
            PRINCIPAL         THROUGH                          RATINGS
CLASS       BALANCE(1)          RATE           TYPE         (S&P/MOODY'S)
-------------------------------------------------------------------------
 A-1       $284,714,000      Variable(2)      Senior           AAA/Aaa


 A-2       $236,934,000      Variable(3)      Senior           AAA/Aaa


 A-3A      $117,719,000      Variable(4)      Senior           AAA/Aaa


 A-3B      $ 45,371,000      Variable(5)      Senior           AAA/Aaa


 A-3C      $ 32,809,000      Variable(6)      Senior           AAA/Aaa


 M-1       $ 58,510,000      Variable(7)    Subordinate        AA/Aa2


 M-2       $ 31,750,000      Variable(8)    Subordinate        AA-/A1


 M-3       $ 13,607,000      Variable(9)    Subordinate         A/A2


 M-4       $ 13,607,000     Variable(10)    Subordinate         A-/A3


 B-1       $ 13,607,000     Variable(11)    Subordinate       BBB+/Baa1


 B-2       $  9,072,000     Variable(12)    Subordinate       BBB/Baa2


 B-3       $  9,071,000     Variable(13)    Subordinate       BBB-/Baa3


-------------------
Footnotes on following page.

GSAMP Trust 2004-HE2 will issue twelve classes of offered certificates. Each class of certificates will receive monthly distributions of interest, principal or both. The table above contains a list of the classes of offered certificates, including the initial class principal balance, pass-through rate, and special characteristics of each class.

Financial Security Assurance Inc. will issue an irrevocable and unconditional financial guaranty insurance policy that will guarantee timely distributions of interest and specified distributions of principal on the Class A-1 certificates.

                               [FSA Logo Omitted]

Goldman, Sachs & Co., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to GS Mortgage Securities Corp. from the sale of the offered certificates (excluding accrued interest) will be approximately 99.98% of the class principal balance of the offered certificates before deducting expenses. The underwriter's commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              GOLDMAN, SACHS & CO.
            The date of this prospectus supplement is July 28, 2004.

------------------
(1)  Subject to variance of +/- 5%.

(2) The Class A-1 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.290% (0.580% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Loan Group I Cap, as described in this prospectus supplement, and (iii) the WAC Cap, as described in this prospectus supplement.

(3) The Class A-2 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.360% (0.720% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Loan Group II Cap, as described in this prospectus supplement, and (iii) the WAC Cap, as described in this prospectus supplement.

(4) The Class A-3A certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.180% (0.360% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Loan Group III Cap, as described in this prospectus supplement, and
     (iii) the WAC Cap, as described in this prospectus supplement.

(5) The Class A-3B certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.350% (0.700% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Loan Group III Cap, as described in this prospectus supplement, and
     (iii) the WAC Cap, as described in this prospectus supplement.

(6) The Class A-3C certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.580% (1.160% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Loan Group III Cap, as described in this prospectus supplement, and
     (iii) the WAC Cap, as described in this prospectus supplement.

(7) The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.650% (0.975% after the first distribution date on which the optional clean-up call is exercisable), and
     (ii) the WAC Cap, as described in this prospectus supplement.

(8) The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.100% (1.650% after the first distribution date on which the optional clean-up call is exercisable), and
     (ii) the WAC Cap, as described in this prospectus supplement.

(9) The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.250% (1.875% after the first distribution date on which the optional clean-up call is exercisable), and
     (ii) the WAC Cap, as described in this prospectus supplement.

(10) The Class M-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.450% (2.175% after the first distribution date on which the optional clean-up call is exercisable), and
     (ii) the WAC Cap, as described in this prospectus supplement.

(11) The Class B-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.900% (2.850% after the first distribution date on which the optional clean-up call is exercisable), and
     (ii) the WAC Cap, as described in this prospectus supplement.

(12) The Class B-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 2.150% (3.225% after the first distribution date on which the optional clean-up call is exercisable), and
     (ii) the WAC Cap, as described in this prospectus supplement.

(13) The Class B-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 3.500% (5.250% after the first distribution date on which the optional clean-up call is exercisable), and
     (ii) the WAC Cap, as described in this prospectus supplement.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

     IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES CONTAINED IN THIS PROSPECTUS SUPPLEMENT VARIES FROM THE DESCRIPTION CONTAINED IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

     Words that appear in boldface type in this prospectus supplement and in the prospectus are either defined in the "GLOSSARY OF TERMS" beginning on page S-109 of this prospectus supplement, or have the meanings given to them on the page indicated in the "INDEX" beginning on page 130 of the prospectus.

                    TABLE OF CONTENTS

SUMMARY INFORMATION.................................S-6
RISK FACTORS.......................................S-12
TRANSACTION OVERVIEW...............................S-27
     Parties.......................................S-27
     The Transaction...............................S-27
THE MORTGAGE LOAN POOL.............................S-27
     General.......................................S-28
     Prepayment Premiums...........................S-29
     Adjustable-Rate Mortgage Loans................S-30
     The Index.....................................S-30
     Ameriquest Underwriting Guidelines............S-31
     First NLC Underwriting Guidelines.............S-34
     The Group I Mortgage Loans....................S-42
     The Group II Mortgage Loans...................S-43
     The Group III Mortgage Loans..................S-44
     Credit Scores.................................S-45
THE SERVICERS......................................S-45
     General.......................................S-45
     Countrywide Home Loans Servicing LP...........S-46
     Chase Manhattan Mortgage Corporation..........S-49
     Ocwen Federal Bank FSB........................S-51
THE TRUSTEE........................................S-53
DESCRIPTION OF THE CERTIFICATES....................S-53
     Book-Entry Registration.......................S-54
     Definitive Certificates.......................S-57
     Assignment of the Mortgage Loans..............S-57
     Delivery of Mortgage Loan Documents...........S-58
     Representations and Warranties Relating to the
       Mortgage Loans..............................S-59
     Payments on the Mortgage Loans................S-62
     Distributions.................................S-64
     Priority of Distributions Among Certificates..S-64
     Distributions of Interest and Principal.......S-64
     Allocation of Principal Payments to Class A
       Certificates................................S-70
     Calculation of One-Month LIBOR................S-71
     Excess Reserve Fund Account...................S-71
     Interest Rate Cap Agreements..................S-71
     Overcollateralization Provisions..............S-72
     Reports to Certificateholders.................S-73
THE POOLING AND SERVICING AGREEMENT................S-73
     General.......................................S-73
     Servicing and Trustee Fees and Other
       Compensation and Payment of Expenses........S-74
     P&I Advances and Servicing Advances...........S-74
     Prepayment Interest Shortfalls................S-75
     Advance Facility; Pledge of Servicing Rights..S-75
     Servicer Reports..............................S-75
     Collection and Other Servicing Procedures.....S-76
     Hazard Insurance..............................S-77
     Realization Upon Defaulted Mortgage Loans.....S-77
     Optional Repurchase of Delinquent Mortgage  ..
       Loans ......................................S-78
     Removal and Resignation of the Servicers......S-78
     Termination; Optional Clean-up Call.........  S-80
     Amendment.....................................S-80
     Voting Rights of the Class A-1 Certificate ...
       Insurer.....................................S-81
     Certain Matters Regarding the Depositor, the
       Servicers and the Trustee...................S-81
THE CLASS A-1 CERTIFICATE INSURANCE POLICY.........S-82
THE CLASS A-1 CERTIFICATE INSURER..................S-83
PREPAYMENT AND YIELD CONSIDERATIONS................S-86
     Structuring Assumptions.......................S-86
     Defaults in Delinquent Payments...............S-90
     Prepayment Considerations and Risks...........S-90
     Overcollateralization Provisions..............S-92
     Subordinated Certificates.....................S-92
     Weighted Average Lives of the Offered
       Certificates................................S-93
     Decrement Tables..............................S-93
     Available Funds Caps..........................S-99
     Last Scheduled Distribution Date.............S-103
FEDERAL INCOME TAX CONSEQUENCES...................S-103
     General......................................S-103
     Taxation of Regular Interests................S-104
     Status of the Principal Certificates.........S-104
     The Basis Risk Contract Components...........S-104
     Other Matters................................S-105
STATE AND LOCAL TAXES.............................S-105
ERISA CONSIDERATIONS..............................S-105
LEGAL INVESTMENT..................................S-107
METHOD OF DISTRIBUTION............................S-107
EXPERTS...........................................S-107
LEGAL MATTERS.....................................S-108
RATINGS...........................................S-108
GLOSSARY OF TERMS.................................S-109

ANNEX I - CERTAIN U.S. FEDERAL
       INCOME TAX DOCUMENTATION
       REQUIREMENTS.................................I-1
ANNEX II - BASIS RISK INTEREST
       RATE CAP NOTIONAL AMOUNT
       AMORTIZATION AND STRIKE RATE ...............II-1
ANNEX III - CLASS B INTEREST RATE
       CAP NOTIONAL AMOUNT
       AMORTIZATION AND STRIKE RATE
       SCHEDULE...................................III-1
SCHEDULE A - STRUCTURAL AND
       COLLATERAL TERM SHEET........................A-1

                               SUMMARY INFORMATION

     THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING. THIS SUMMARY IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

THE OFFERED CERTIFICATES

     The GSAMP Trust 2004-HE2 will issue the Mortgage Pass-Through Certificates, Series 2004-HE2. Twelve classes of the certificates -- the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates -- are being offered to you by this prospectus supplement. The Class A-1 certificates generally represent interests in the group I mortgage loans, the Class A-2 certificates generally represent interests in the group II mortgage loans and the Class A-3A, Class A-3B and Class A-3C certificates generally represent interests in the group III mortgage loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates represent interests in all of the mortgage loans in the trust.

THE OTHER CERTIFICATES

     The trust will also issue four other classes of certificates -- the Class B-4, Class X, Class P and Class R certificates -- that will not be offered under this prospectus supplement.

     The Class B-4 certificates will have an initial certificate principal balance of approximately $20,411,000. The Class B-4 certificates initially evidence an interest in approximately 2.25% of the scheduled principal balance of the mortgage loans in the trust.

     The Class B-4 certificates are referred to as the "fixed rate certificates" and the offered certificates, together with the fixed rate certificates, are referred to as the "principal certificates" in this prospectus supplement.

     The Class X certificates initially evidence an interest of approximately 2.20% of the scheduled principal balance of the mortgage loans in the trust, which is the initial overcollateralization required by the pooling and servicing agreement.

     The Class P certificates will not have an aggregate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

     The Class R certificates are not expected to receive any distributions.

     The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

CLOSING DATE

     On or about July 30, 2004.

CUT-OFF DATE

     July 1, 2004.

DISTRIBUTIONS

     Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in August 2004, to the holders of record on the preceding record date.

     The record date for the offered certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs.

PAYMENTS OF INTEREST

     The pass-through rates for each class of offered certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to caps on those pass-through rates. Interest will accrue on the offered certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

PAYMENTS OF PRINCIPAL

     Principal will be paid on the certificates on each distribution date as described under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the holders of the offered certificates consists solely of:

     o  an initial overcollateralization amount of 2.20%,

     o the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization,

     o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates,

     o the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding, and

     o with respect to the Class A-1 certificates only, a financial guaranty insurance policy issued by Financial Security Assurance Inc. will guarantee certain payments of interest and principal to the Class A-1 certificateholders.

THE CLASS A-1 CERTIFICATE INSURANCE POLICY

     The Class A-1 certificate insurer will issue a financial guaranty insurance policy for the benefit of the holders of the Class A-1 certificates, which we refer to in this prospectus supplement as the "Class A-1 certificate insurance policy". The effect of the Class A-1 certificate insurance policy is to guarantee the timely payment of certain payments of interest on, and specified distributions of principal on the Class A-1 certificates, including the ultimate payment of the principal amount of the Class A-1 certificates. No other class of certificates will benefit from the Class A-1 certificate insurance policy.

     For information about Financial Security Assurance Inc. and for a more detailed discussion of the Class A-1 certificate insurance policy, see "THE CLASS A-1 CERTIFICATE INSURER" and "THE CLASS A-1 CERTIFICATE INSURANCE POLICY" in this prospectus supplement.

INTEREST RATE CAP AGREEMENTS

     The trust will have the benefit of two interest rate cap agreements provided by Goldman Sachs Capital Markets LP, as the cap provider. The short term unsecured debt obligations of the guarantor of the cap provider, The Goldman Sachs Group, Inc., are rated "P-1" by Moody's Investors Service, Inc., "A-1" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and "F1+" by Fitch, Inc. The long term unsecured debt obligations of the guarantor of the cap provider are rated "Aa3" by Moody's Investors Service, Inc., "A+" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and "AA" by Fitch, Inc. The cap provider is an affiliate of the depositor and the underwriter, Goldman, Sachs & Co. All obligations of the depositor under the interest rate cap agreements will be paid on or prior to the closing date.

     One interest rate cap agreement for the benefit of the offered certificates will have an initial notional amount of approximately $285,467,000. In connection with the first 35 distribution dates, the cap provider will be obligated under that interest rate cap agreement to pay to the trustee an amount equal to the product of (a) the number of basis points by which one-month LIBOR exceeds the amount set forth as the strike rate on the schedule attached as Annex II to this prospectus supplement, up to a one-month LIBOR of 9.62%, (b) the amount set forth as the interest rate cap notional amount on the schedule attached as Annex II to this prospectus supplement, and (c) the actual number of days in the applicable interest accrual period divided by 360.

     Amounts, if any, payable under that interest rate cap agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the offered certificates, in the manner and priority set forth in this prospectus supplement, if the pass-through rates on those certificates are limited for any of the first 35 distribution dates due to the caps on their pass-through rates described in this prospectus supplement. The cap provider's obligations under that interest rate cap agreement will terminate following the distribution date in June 2007.

     The other interest rate cap agreement will be for the benefit of the Class B-1, Class B-2 and Class B-3 certificates and will have an initial notional amount of approximately $31,750,000. In connection with the first 52 distribution dates, the cap provider will be obligated under that interest rate cap agreement to pay to the trustee an amount equal to the product of (a) the number of basis points by which one-month LIBOR exceeds the amount set forth as the strike rate on the schedule attached as Annex III to this prospectus supplement, up to a one-month LIBOR of 8.00%, (b) the amount set forth as the interest rate cap notional amount on the schedule attached as Annex III to this prospectus supplement, and (c) the actual number of days in the applicable interest accrual period divided by 360.

     Amounts, if any, payable under that interest rate cap agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the Class B-1, Class B-2 and Class B-3 certificates, in the manner and priority set forth in this prospectus supplement, if the pass-through rates on those certificates are limited for any of the first 52 distribution dates due to the caps on their pass-through rates described in this prospectus supplement. The cap provider's obligations under that interest rate cap agreement will terminate following the distribution date in November 2008.

THE MORTGAGE LOANS

     The mortgage loans to be included in the trust will be fixed- and adjustable-rate subprime mortgage loans secured by first or second lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by an affiliate of the depositor from Ameriquest Mortgage Company (who in turn acquired the mortgage loans from Argent Mortgage Company, LLC or Olympus Mortgage Company, affiliates of Ameriquest Mortgage Company) or First NLC Financial Services, LLC. Ameriquest Mortgage Company and First NLC Financial Services, LLC will each make certain representations and warranties relating to their respective mortgage loans.

     On the closing date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the cut-off date, was approximately $907,139,209, of which approximately 70.66% are adjustable-rate and approximately 29.34% are fixed-rate.

     The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 355 months as of the cut-off date, and have the following approximate characteristics as of the cut-off date:

                       SELECTED MORTGAGE LOAN POOL DATA(1)

                                                GROUP I                     GROUP II                 GROUP III
                                      --------------------------  -------------------------  -------------------------
                                       ADJUSTABLE-                 ADJUSTABLE-               ADJUSTABLE-
                                          RATE       FIXED-RATE      RATE        FIXED-RATE     RATE       FIXED-RATE    AGGREGATE
                                      ------------  ------------  ------------  -----------  ------------  ----------- ------------
Scheduled Principal Balance:          $238,755,731  $122,138,709  $237,347,511  $62,190,189  $164,904,369  $81,802,700 $907,139,209
Number of Mortgage Loans:                    1,461           778         1,522          495           717          464        5,437
Average Scheduled Principal Balance:      $163,419      $156,991      $155,944     $125,637      $229,992     $176,299     $166,846
Weighted Average Gross Interest Rate:       7.152%        6.709%        7.228%       7.053%        7.265%       6.662%       7.082%
Weighted Average Net Interest
   Rate(2):                                 6.649%        6.206%        6.725%       6.550%        6.762%       6.159%       6.579%
Weighted Average Original FICO Score:          621           626           627          647           625          654          629
Weighted Average Original Combined
   LTV Ratio(3):                            90.54%        81.51%        83.96%       80.44%        86.81%       79.76%       85.26%
Weighted Average Stated Remaining
   Term (Months):                              357           348           358          345           358          347          355
Weighted Average Seasoning (Months):             2             2             2            2             2            2            2
Weighted Average Months to Roll(4):             25           N/A            30          N/A            27          N/A           27
Weighted Average Gross Margin(4):            5.52%           N/A         6.75%          N/A         6.24%          N/A        6.16%
Weighted Average Initial Rate Cap(4):        2.00%           N/A         2.85%          N/A         2.38%          N/A        2.41%
Weighted    Average   Periodic   Rate                        N/A                        N/A                        N/A
   Cap(4):                                   1.00%                       1.00%                      1.00%                     1.00%
Weighted Average Gross Maximum                               N/A                        N/A                        N/A
   Lifetime Rate(4):                        13.15%                      14.09%                     13.65%                    13.63%

------------------
(1) All percentages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The Weighted Average Net Interest Rate is equal to the Weighted Average Gross Interest Rate less the applicable Expense Fee Rate.

(3) With respect to first lien mortgage loans, the Original Combined LTV reflects the loan-to-value ratio and with respect to the second lien mortgage loans, the Original Combined LTV ratio reflects the ratio of the sum of the principal balance of the second lien mortgage loans, plus the principal balance of the related first lien mortgage loan, to the value of the related mortgaged property.

(4) Represents the weighted average of the adjustable-rate mortgage loans in the applicable loan group.

     For purposes of calculating principal and interest distributions on the Class A-1, Class A-2 and Class A-3A, Class A-3B and Class A-3C certificates and for purposes of calculating the allocation of certain interest shortfalls to the certificates, in each case as described in detail in this prospectus supplement, the mortgage loans have been divided into three groups, designated as "group I mortgage loans," "group II mortgage loans" and "group III mortgage loans." The group I mortgage loans and the group II mortgage loans consist only of those mortgage loans with principal balances that conform to Freddie Mac or Fannie Mae guidelines. The group III mortgage loans consist of mortgage loans that may or may not conform to Freddie Mac or Fannie Mae guidelines. The characteristics of the mortgage loans in each group are described under "THE MORTGAGE LOAN POOL" in this prospectus supplement.

     Generally, after an initial fixed-rate period, the interest rate on each adjustable-rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, in each case, subject to periodic and lifetime limitations. See "THE MORTGAGE LOAN POOL--THE Index" in this prospectus supplement.

     For additional information regarding the mortgage loans, see "THE MORTGAGE LOAN POOL" in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

     Commencing on or about August 2, 2004, Countrywide Home Loans Servicing LP will act as servicer of the mortgage loans acquired from Ameriquest Mortgage Company. Commencing on or about August 3, 2004, Chase Manhattan Mortgage Corporation will act as servicer of 76.02% mortgage loans acquired from First NLC Financial Services, LLC. Ocwen Federal Bank FSB will act as servicer of 23.98% of the mortgage loans acquired from First NLC Financial Services, LLC. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the holders of the certificates and the Class A-1 certificate insurer.

OPTIONAL TERMINATION OF THE TRUST

     The majority holders in the aggregate of the Class X certificates may, at their option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The Class A-1 certificate insurer may, at its option, purchase the mortgage loans and terminate the trust if the majority holders of the Class X certificates do not exercise their option by the third distribution date following the distribution date on which it is exercisable. In addition, Chase Manhattan Mortgage Corporation or Ocwen Federal Bank FSB individually, or both of them together, may, at their option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Any of these purchases of the mortgage loans would result in the final distribution on the certificates on that distribution date.

ADVANCES

     Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) serviced by it, unless the servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses.

ERISA CONSIDERATIONS

     Subject to the conditions described under "ERISA CONSIDERATIONS" in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or
Section 4975 of the Internal Revenue Code.

FEDERAL TAX ASPECTS

     Cadwalader, Wickersham & Taft LLP acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

     o portions of the trust will be treated as two real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

     o the principal certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carryover payments pursuant to the payment priorities in the transaction. Each interest in basis risk interest carryover payments will be treated as an interest rate cap contract for federal income tax purposes.

     We expect this interest in certain basis risk interest carryover payments to have at closing a DE MINIMIS value.

LEGAL INVESTMENT

     The Class A-1 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended -- commonly known as SMMEA -- so long as those certificates are rated in one of the two highest rating categories by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc or Fitch, Inc.. The Class A-2, Class A-3A, Class A-3B, Class A-3C, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "RISK FACTORS--YOUR INVESTMENT MAY NOT BE LIQUID" in this prospectus supplement and "LEGAL INVESTMENT" in this prospectus supplement and in the prospectus.

RATINGS

     In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.:

CLASS                       S&P       MOODY'S
-----                       ---       -------
A-1..................       AAA         Aaa
A-2..................       AAA         Aaa
A-3A.................       AAA         Aaa
A-3B.................       AAA         Aaa
A-3C.................       AAA         Aaa
M-1..................        AA         Aa2
M-2..................       AA-          A1
M-3..................        A           A2
M-4..................        A-          A3
B-1..................       BBB+        Baa1
B-2..................       BBB         Baa2
B-3..................       BBB-        Baa3

     A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                  RISK FACTORS

     THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

     THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

     ALL PERCENTAGES OF MORTGAGE LOANS IN THIS "RISK FACTORS" SECTION ARE PERCENTAGES OF THE SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE OF JULY 1, 2004.

LESS STRINGENT UNDERWRITING        The mortgage loans were made, in part, to
STANDARDS AND THE RESULTANT        borrowers who, for one reason or another, are
POTENTIAL FOR DELINQUENCIES        not able, or do not wish, to obtain financing
ON THE MORTGAGE LOANS COULD        from traditional sources. These mortgage
LEAD TO LOSSES ON YOUR             loans may be considered to be of a riskier
CERTIFICATES                       nature than mortgage loans made by
                                   traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

                                   The underwriting standards used in the
                                   origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

GEOGRAPHIC CONCENTRATION OF        Different geographic regions of the United
THE MORTGAGE LOANS IN              States from time to time will experience
PARTICULAR JURISDICTIONS MAY       weaker regional economic conditions and
RESULT IN GREATER LOSSES IF        housing markets, and, consequently, may
THOSE JURISDICTIONS                experience higher rates of loss and
EXPERIENCE ECONOMIC                delinquency on mortgage loans generally. Any
DOWNTURNS                          concentration of the mortgage loans in a
                                   region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.
                                   In particular, the following approximate percentages of mortgage loans on the cut-off date were secured by mortgaged properties located in the following states:

                                       ALL MORTGAGE LOANS

                                         CALIFORNIA  FLORIDA  ILLINOIS  NEW YORK

                                         29.73%      21.16%   7.42%     5.04%

                                       GROUP I MORTGAGE LOANS

                                         FLORIDA  CALIFORNIA  ILLINOIS  NEW YORK

                                         22.46     21.70%     7.20%     6.37%

                                       GROUP II MORTGAGE LOANS

                                         CALIFORNIA  FLORIDA  ILLINOIS

                                         25.83%      23.54%   10.89%

                                       GROUP III MORTGAGE LOANS

                                         CALIFORNIA  FLORIDA  NEW YORK

                                         46.21%      16.36%   5.96%

                                   Because of the relative geographic
                                   concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

                                   The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinate certificates at a slower rate than principal payments are made to the Class A certificates, the subordinate certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

EFFECT ON YIELDS CAUSED BY         Mortgagors may prepay their mortgage loans in
PREPAYMENTS, DEFAULTS AND          whole or in part at any time.A prepayment of
LOSSES                             a mortgage loan generally will result in a
                                   prepayment on the certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the trust will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust.

                                   If you purchase your certificates at a
                                   discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                   If you purchase your certificates at a
                                   premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                   The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

                                   The prepayment behavior of the
                                   adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

                                   Approximately 79.47% of the group I mortgage loans, approximately 83.57% of the group II mortgage loans and approximately 84.30% of the group III mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period. No mortgage loan imposes a prepayment premium for a term in excess of three years, except for approximately 0.13% of the group III mortgage loans which impose a prepayment premium for a term of five years. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

                                   The responsible parties (Ameriquest Mortgage
                                   Company and First NLC Financial Services,
                                   LLC) or, in limited circumstances, the
                                   depositor or Goldman Sachs Mortgage Company, may be required to purchase mortgage loans from the trust in the event certain breaches of their respective representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the principal certificates as a prepayment of those mortgage loans.

                                   The majority holders in the aggregate of the Class X certificates may, at their option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date. The Class A-1 certificate insurer may, at its option, purchase the mortgage loans and terminate the trust if the majority holders of the Class X certificates do not exercise their option by the third distribution date following the distribution date on which it is exercisable. In addition, Chase Manhattan Mortgage Corporation or Ocwen Federal Bank FSB individually, or both of them together, may purchase the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 5% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date.

                                   IF THE RATE OF DEFAULT AND THE AMOUNT OF
                                   LOSSES ON THE MORTGAGE LOANS IS HIGHER THAN
                                   YOU EXPECT, THEN YOUR YIELD MAY BE LOWER THAN YOU EXPECT.

                                   As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the principal certificates and will influence the yield on the principal certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the principal certificates.

                                   The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the principal certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the principal certificates as a result of the overcollateralization provisions will influence the yield on the principal certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the principal certificates.

                                   The multiple class structure of the principal certificates causes the yield of certain classes of the principal certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of principal certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of principal certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the subordinated certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates) do not receive any portion of the amount of principal payable to the principal certificates prior to the distribution date in August 2007 unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the subordinated certificates may continue to receive no portion of the amount of principal then payable to the principal certificates unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero. The weighted average lives of the subordinated certificates will therefore be longer than would otherwise be the case.

                                   THE VALUE OF YOUR CERTIFICATES MAY BE REDUCED IF THE RATE OF DEFAULT OR THE AMOUNT OF LOSSES IS HIGHER THAN EXPECTED.

                                   If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

                                   NEWLY ORIGINATED MORTGAGE LOANS MAY BE MORE
                                   LIKELY TO DEFAULT, WHICH MAY CAUSE LOSSES ON
                                   THE PRINCIPAL CERTIFICATES.

                                   Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 5 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

                                   THE CREDIT ENHANCEMENT FEATURES MAY BE
                                   INADEQUATE TO PROVIDE PROTECTION FOR THE
                                   PRINCIPAL CERTIFICATES.

                                   The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M-1, Class M-2, Class M-3 and Class M-4 certificates, and, to a lesser degree, the Class B-1, Class B-2, and Class B-3 certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, no servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

                                   The Class A-1 certificates will have the benefit of the Class A-1 certificate insurance policy under which the Class A-1 certificate insurer will guarantee timely payments of interest on, and specified distributions of principal on the Class A-1 certificates, including the ultimate payment of the principal amount of the Class A-1 certificates. The Class A-1 certificate insurance policy will not guarantee shortfalls in interest resulting from the timing of prepayments, the application of the Servicemembers Civil Relief Act or any comparable state law, or shortfalls in interest resulting from the application of interest rate caps on the pass-through rate for the Class A-1 certificates. In addition, a default by the Class A-1 certificate insurer would likely have an adverse effect on the value of the Class A-1 certificates or on the likelihood of receipt of distributions in full by the Class A-1 certificateholders. The Class A-2, Class A-3A, Class A-3B, Class A-3C, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 and Class B-4 certificates will not have the benefit of any insurance policy.

                                   If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

INTEREST GENERATED BY THE          The weighted average of the interest rates on
MORTGAGE LOANS MAY BE              the mortgage loans is expectedto be higher
                                   than the pass-through rates on the principal

INSUFFICIENT TO MAINTAIN THE       certificates. The mortgage loans are expected
REQUIRED LEVEL OF                  to generate more interest than is needed to
OVERCOLLATERALIZATION              pay interest owed on the principal
                                   certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

                                   Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

                                   Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

                                   If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the principal certificates.

                                   In general, the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition:

                                       o  the group I adjustable-rate mortgage
                                          loans have a weighted average
                                          month-to-roll of approximately 25
                                          months from the cut-off date;

                                       o  the group II adjustable-rate mortgage
                                          loans have a weighted average
                                          month-to-roll of approximately 30
                                          months from the cut-off date; and

                                       o  the group III adjustable-rate mortgage
                                          loans have a weighted average
                                          month-to-roll of approximately 27
                                          months from the cut-off date.

                                   As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates. The pass-through rates on the offered certificates cannot exceed the weighted average interest rate of the mortgage loan pool, less fees and expenses.

                                   If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

                                   Investors in the offered certificates, and particularly the Class B-1, Class B-2 and Class B-3 certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

EFFECT OF MORTGAGE RATES AND       The offered certificates accrue interest at
OTHER FACTORS ON THE               pass-through rates based on the one-month
PASS-THROUGH RATES ON THE          LIBOR index plus specified margins, but are
OFFERED CERTIFICATES               subject to certain limitations. Those
                                   limitations on the pass-through rates for the offered certificates are based on the weighted average of the interest rates on the mortgage loans or, in the case of the Class A certificates, the mortgage loans in the applicable mortgage loan group, net of certain fees of the trust.

                                   A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below:

                                   The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on the six-month LIBOR index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, all of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates two years or three years after the origination of those mortgage loans. As a result of the limit on the pass-through rates on the offered certificates, those offered certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

                                   The six-month LIBOR index may change at
                                   different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. It is also possible that the interest rates on the adjustable-rate mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

                                   The pass-through rates for the offered
                                   certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates on the offered certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

                                   If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the offered certificates are more likely to be limited.

                                   If the pass-through rates on the offered certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust. These interest shortfalls suffered by the offered certificates may also be covered by amounts payable under the interest rate cap agreements.

                                   The Class A-1 certificate insurance policy does not cover shortfalls in interest on the Class A-1 certificates that result from the foregoing factors.

PREPAYMENTS ON THE MORTGAGE LOANS  When a voluntary principal prepayment is made
COULD LEAD TO SHORTFALLS IN THE    by the mortgagor on a mortgage loan
DISTRIBUTION OF INTEREST ON YOUR   (excluding any payments made upon liquidation
CERTIFICATES                       of any mortgage loan), the mortgagor is
                                   charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month.
                                   However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment was received by the applicable servicer. The applicable servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with certain voluntary principal prepayments in full and thirty days' interest on the prepaid mortgage loan, but only to the extent of the applicable monthly servicing fee for the related distribution date.

                                   However, prior to the transfer of servicing of all of the mortgage loans acquired from Ameriquest Mortgage Company to Countrywide Home Loans Servicing LP and the transfer of servicing of 76.02% of the mortgage loans acquired from First NLC Financial Services, LLC to Chase Manhattan Mortgage Corporation, both of which are expected to take place in August 2004, prepayment interest shortfalls on those mortgage loans will not be covered by any compensating interest payments by any entity.

                                   If the applicable servicer fails to make such payments or the shortfall exceeds the monthly servicing fee for the related distribution date, or for the distribution date in August 2004 for which no entity is required to pay compensating interest on prepayments in full on all of the mortgage loans acquired from Ameriquest Mortgage Company and 76.02% of the mortgage loans acquired from First NLC Financial Services, LLC, there will be fewer funds available for the distribution of interest on the certificates. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on your certificates, will result in a reduction of the yield on your certificates. The Class A-1 certificate insurance policy does not cover shortfalls in interest on the Class A-1 certificates that result from those shortfalls.

ADDITIONAL RISKS ASSOCIATED        The weighted average lives of, and the yields
WITH THE  SUBORDINATED             to maturity on, the Class M-1, Class M-2,
CERTIFICATES                       Class M-3, Class M-4, Class B-1, Class B-2
                                   and Class B-3 certificates will be
                                   progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class
                                   B-4, Class B-3, Class B-2, Class B-1, Class
                                   M-4, Class M-3, Class M-2 and Class M-1
                                   certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case.

                                   Once a realized loss on a mortgage loan is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount and the holder of the certificate will not be entitled to reimbursements for such lost interest or principal even if funds are available for reimbursement, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they have been liquidated. Any such funds will be allocated to the Class X certificates to the extent provided in the pooling and servicing agreement.

                                   Unless the aggregate certificate principal balances of the Class A certificates have been reduced to zero, the subordinated certificates will not be entitled to any principal distributions until August 2007 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of those certificates have a greater risk of suffering a loss on their investments. Further, because those certificates might not receive any principal if certain delinquency levels occur, it is possible for those certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

                                   In addition, the multiple class structure of the subordinated certificates causes the yield of those classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of those certificates according to the priorities described in this prospectus supplement, the yield to maturity on the classes of subordinated certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, the Class X certificates or a class of principal certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

                                   Finally, the effect on the market value of the subordinated certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

DELAY IN RECEIPT OF                Substantial delays could be encountered in
LIQUIDATION PROCEEDS;              connection with the liquidation of delinquent
LIQUIDATION PROCEEDS MAY BE        mortgage loans. Further, reimbursement of
LESS THAN THE MORTGAGE LOAN        advances made on a mortgage loan, liquidation
BALANCE                            expenses such as legal fees, real estate
                                   taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS          Mortgage loans with higher original
INCREASE  RISK OF LOSS             loan-to-value ratios or combined
                                   loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios or combined loan-to-value ratios of 80% or below.
                                   Approximately 79.45% of the group I mortgage loans, approximately 44.14% of the group II mortgage loans and approximately 59.68% of the group III mortgage loans had original loan-to-value ratios or combined loan-to-value ratios greater than 80%, calculated as described under "THE MORTGAGE
                                   LOAN POOL--GENERAL" in this prospectus
                                   supplement.

                                   Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

SOME OF THE MORTGAGE LOANS         Approximately 12.12% of the group II mortgage
HAVE AN INITIAL INTEREST-ONLY      loans and approximately 9.80% of the group
PERIOD, WHICH MAY RESULT IN        III mortgage loans have an initial
INCREASED DELINQUENCIES AND        interest-only period of up to five years.
LOSSES                             During this period, the payment made by the
                                   related mortgagor will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

                                   After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

                                   Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

A PORTION OF THE MORTGAGE          Approximately 1.58% of the group II mortgage
LOANS ARE SECURED BY               loans and approximately 2.83% of the group
SUBORDINATE MORTGAGES; IN          III mortgage loans are secured by second lien
THE EVENT OF A DEFAULT, THESE      mortgages which are subordinate to the rights
MORTGAGE LOANS ARE MORE            of the holder of the related senior
LIKELY TO EXPERIENCE LOSSES        mortgages. As a result, the proceeds from any
                                   liquidation, insurance or condemnation
                                   proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under the mortgage. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

                                   An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens.

VIOLATION OF VARIOUS FEDERAL,      There has been an increased focus by state
STATE AND LOCAL LAWS MAY           and federal banking regulatory agencies,
RESULT IN LOSSES ON THE            state attorneys general offices, the Federal
MORTGAGE LOANS                     Trade Commission, the U.S. Department of
                                   Justice, the U.S. Department of Housing and
                                   Urban Development and state and local
                                   governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

                                   Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                   The mortgage loans are also subject to
                                   federal laws, including:

                                       o  the Federal Truth in Lending Act and
                                          Regulation Z promulgated under that
                                          Act, which require certain disclosures
                                          to the mortgagors regarding the terms
                                          of the mortgage loans;

                                       o  the Equal Credit Opportunity Act and
                                          Regulation B promulgated under that
                                          Act, which prohibit discrimination on
                                          the basis of age, race, color, sex,
                                          religion, marital status, national
                                          origin, receipt of public assistance
                                          or the exercise of any right under the
                                          Consumer Credit Protection Act, in the
                                          extension of credit; and

                                       o  the Fair Credit Reporting Act, which
                                          regulates the use and reporting of
                                          information related to the mortgagor's
                                          credit experience.

                                   Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

                                   Each of the responsible parties will
                                   represent that each mortgage loan originated or acquired by it is in compliance with applicable federal and state laws and regulations. In addition, each of the responsible parties will also represent that none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994 or classified as a "high cost," "threshold," "covered" or "predatory" loan under any other applicable state, federal or local law. In the event of a breach of any of such representations, the responsible party will be obligated to cure such breach or repurchase the affected mortgage loan. The trust shall be reimbursed for any and all costs, losses and damages associated with any violation of applicable state, federal or local anti-predatory or anti-abusive laws and regulations, in the manner and to the extent described in this prospectus supplement.

THE RESPONSIBLE PARTIES MAY        Each of the responsible parties will make
NOT BE ABLE TO REPURCHASE          various representations and warranties
DEFECTIVE MORTGAGE LOANS           related to the mortgage loans. Those
                                   representations are summarized in
                                   "DESCRIPTION OF THE  CERTIFICATES--
                                   REPRESENTATIONS AND WARRANTIES RELATING TO
                                   THE MORTGAGE LOANS" in this prospectus
                                   supplement.

                                   If the applicable responsible party fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the responsible party would be required to repurchase the defective mortgage loan, or, in the case of mortgage loans acquired from First NLC Financial Services, LLC and for a limited period of time, substitute a mortgage loan meeting certain qualifications for the defective mortgage loan. It is possible that the applicable responsible parties may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of any responsible party to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

THE INTEREST RATE CAP              The assets of the trust include two interest
AGREEMENTS ARE SUBJECT TO          rate cap agreements that will require the cap
COUNTERPARTY RISK                  provider to make certain payments for the
                                   benefit of the holders of the offered
                                   certificates. To the extent that payments on the offered certificates depend in part on payments to be received by the trustee under the interest rate cap agreements, the ability of the trustee to make those payments on such certificates will be subject to the credit risk of the guarantor of the cap provider.

THE TRANSFERS OF SERVICING         After the closing date, the servicing for all
MAY RESULT IN HIGHER               of the mortgage loans acquired from
DELINQUENCIES AND DEFAULTS         Ameriquest Mortgage Company will be
WHICH MAY ADVERSELY AFFECT         transferred to Countrywide Home Loans
THE YIELD ON YOUR CERTIFICATES     Servicing LP, and the servicing for 76.02% of
                                   the mortgage loans acquired from First NLC
                                   Financial Services, LLC will be transferred to Chase Manhattan Mortgage Corporation. The transfers of servicing are expected to take place by no later than on or about August 3, 2004. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of these servicing transfers or any delays associated with these transfers, the rate of delinquencies and defaults could increase at least for a period of time. We cannot assure you that there will be no disruptions associated with the transfers of servicing or that, if there are disruptions, that they will not adversely affect the yield on your certificates.







EXTERNAL EVENTS MAY INCREASE       In response to previously executed and
THE RISK OF LOSS ON                threatened terrorist attacks in the United
THE MORTGAGE LOANS                 States and foreign countries, the United
                                   States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National
                                   Guard on active duty status. It is possible that the number of reservists and members of the

                                   National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who are called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated ratably in reduction of accrued interest on all classes of principal certificates, irrespective of the availability of excess cash flow or other credit enhancement. None of the depositor, the underwriter, the responsible parties, the servicers, the Class A-1 certificate insurer, the trustee or any other person has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "LEGAL ASPECTS OF THE MORTGAGE LOANS--SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE" in the prospectus. The Class A-1 certificate insurance policy does not cover shortfalls in Class A-1 certificate interest that may result from application of the Servicemembers Civil Relief Act or any comparable state law.

THE CERTIFICATES ARE               The certificates will not represent an
OBLIGATIONS OF THE TRUST ONLY      interest in or obligation of the depositor,
                                   the underwriter, the servicers, the Class A-1 certificate insurer, the responsible parties, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the servicers, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including, with respect to the Class A-1 certificates only, the Class A-1 certificate insurance policy) will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the underwriter, the servicers, the responsible parties, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

YOUR INVESTMENT MAY NOT BE         The underwriter intends to make a secondary
LIQUID                             market in the offered certificates, but they
                                   will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                   The secondary markets for asset-backed
                                   securities have experienced periods of
                                   illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The Class A-2, Class A-3A, Class A-3B, Class A-3C, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those classes of certificates, thereby limiting the market for those classes of certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in those classes of certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those certificates. See "LEGAL INVESTMENT" in this prospectus supplement and in the prospectus.

THE RATINGS ON YOUR                Each rating agency rating the offered
CERTIFICATES COULD BE              certificates may change or withdraw its
REDUCED OR WITHDRAWN               initial ratings at any time in the future if,
                                   in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

THE OFFERED CERTIFICATES MAY       The offered certificates are not suitable
NOT BE SUITABLE INVESTMENTS        investments for any investor thatrequires a
                                   regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

A DOWNGRADE OF THE CLASS A-1       The ratings of the Class A-1 certificates
CERTIFICATE INSURER COULD          will depend on the existence of the Class A-1
CAUSE A DOWNGRADE OF THE           certificate insurance policy, and thus on
CERTIFICATES                       creditworthiness of CLASS A-1 the Class A-1
                                   certificate insurer. Any reduction in the Class A-1 certificate insurer's financial strength and claims paying ability ratings could result in a reduction of the ratings on the Class A-1 certificates.

                              TRANSACTION OVERVIEW

PARTIES

     THE DEPOSITOR. GS Mortgage Securities Corp., a Delaware corporation. The principal executive office of the depositor is located at 85 Broad Street, New York, New York 10004, and its telephone number is (212) 902-1000.

     THE RESPONSIBLE PARTIES. Ameriquest Mortgage Company, a Delaware corporation ("AMERIQUEST") and First NLC Financial Services, LLC, a Florida limited liability company ("FIRST NLC"). The principal executive office of Ameriquest is located at 1100 Town & Country Road, Orange, California 92868, and its telephone number is (714) 541-9960. The principal executive office of First NLC is located at 700 West Hillsboro Boulevard, Suite 204, Deerfield Beach, Florida 33441, and its telephone number is (954) 420-0060. See "THE MORTGAGE LOAN POOL--FIRST NLC UNDERWRITING GUIDELINES," and "--AMERIQUEST UNDERWRITING GUIDELINES" in this prospectus supplement.

     THE SERVICERS. Countrywide Home Loans Servicing LP, a Texas limited partnership ("COUNTRYWIDE"), Chase Manhattan Mortgage Corporation, a New Jersey corporation ("CHASE") and Ocwen Federal Bank FSB, a federally chartered savings bank ("OCWEN"). The principal executive office of Countrywide is located at 7105 Corporate Drive, Plano, Texas 75024 and its telephone number is (972) 526-6285. The principal executive office of Chase is located at 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600. The principal executive office of Ocwen is located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, and its telephone number is (561) 682-8000. For a description of the servicers, see "THE SERVICERS" in this prospectus supplement.

     THE TRUSTEE. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, and its telephone number is
(714) 247-6000. For a description of the trustee, see "THE TRUSTEE" in this prospectus supplement.

     THE CLASS A-1 CERTIFICATE INSURER. Financial Security Assurance Inc., a New York corporation. The principal executive office of the Class A-1 certificate insurer is located at 350 Park Avenue, New York, New York 10022, and its telephone number is (212) 826-0100. The Class A-1 certificate insurer will issue a financial guaranty insurance policy for the benefit of the holders of the Class A-1 certificates. See "THE CLASS A-1 CERTIFICATE INSURER" and "THE CLASS A-1 CERTIFICATE INSURANCE POLICY" in this prospectus supplement.

     THE RATING AGENCIES. Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. will issue ratings with respect to the Offered Certificates.

THE TRANSACTION

     GSAMP Trust 2004-HE2 will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of July 1, 2004, by and among the depositor, the servicers, Ameriquest and the trustee.

                             THE MORTGAGE LOAN POOL

     The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans as of the cut-off date, which is July 1, 2004. The mortgage loan principal balances that are transferred to the trust will be the scheduled principal balances as of a cut-off date of July 1, 2004. With respect to the mortgage loan pool, some principal amortization will occur from the cut-off date to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5.00% from the cut-off date pool of mortgage loans described in this prospectus supplement.

GENERAL

     The trust will primarily consist of approximately 5,437 conventional, subprime, adjustable- and fixed-rate, first lien and second lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate scheduled principal balance of approximately $907,139,209. Approximately 64.70% of the mortgage loans in the trust were acquired by Goldman Sachs Mortgage Company ("GSMC"), an affiliate of the depositor, from Ameriquest, who in turn acquired the mortgage loans from its affiliates, Argent Mortgage Company, LLC and Olympus Mortgage Company ("AMERIQUEST MORTGAGE LOANS"), and approximately 35.30% of the mortgage loans were acquired from First NLC ("FIRST NLC MORTGAGE LOANS").

     The Ameriquest mortgage loans and the First NLC mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--AMERIQUEST UNDERWRITING GUIDELINES" and "--FIRST NLC UNDERWRITING GUIDELINES" below. In general, because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

     Approximately 29.34% of the mortgage loans in the trust are fixed-rate mortgage loans and approximately 70.66% are adjustable-rate mortgage loans, as described in more detail under "--ADJUSTABLE-RATE MORTGAGE LOANS" below. All of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

     All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first liens or second liens on residential properties consisting of one- to four-family dwelling units, individual condominium units, individual units in planned unit developments, townhouses or manufactured housing.

     Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

     Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

     Approximately 61.93% of the first lien mortgage loans have original loan-to-value ratios and approximately 62.41% of the mortgage loans have combined loan-to-value ratios, in excess of 80.00%. The "LOAN-TO-VALUE RATIO" or "LTV" of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the applicable responsible party's underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. The "COMBINED LOAN-TO-VALUE RATIO" or "CLTV" of a second lien mortgage loan at any time is the ratio of the (a) sum of (i) the principal balance of the related first lien mortgage loan, and (ii) the principal balance of the second lien mortgage loan to (b) the lesser of (i) the appraised value of the mortgaged property at the time the second lien mortgage loan is originated, or (ii) the sales price of the mortgaged property at the time of origination. However, in the case of a refinanced mortgage loan, the value is based solely upon the appraisal made at the time of origination of that refinanced mortgage loan.

     None of the mortgage loans are covered by existing primary mortgage insurance policies.

     All of the mortgage loans are fully amortizing.

     The pool of mortgage loans had the following approximate aggregate characteristics as of the cut-off date:(1)

Scheduled Principal Balance:                                        $907,139,209
Number of Mortgage Loans:                                                  5,437
Average Scheduled Principal Balance:                                    $166,846
Weighted Average Gross Interest Rate:                                     7.082%
Weighted Average Net Interest Rate(2):                                    6.579%
Weighted Average Original FICO Score:                                        629
Weighted Average Original Combined LTV Ratio(3):                          85.26%
Weighted Average Stated Remaining Term (Months):                             355
Weighted Average Seasoning (Months):                                           2
Weighted Average Months to Roll(4):                                           27
Weighted Average Gross Margin(4):                                          6.16%
Weighted Average Initial Rate Cap(4):                                      2.41%
Weighted Average Periodic Rate Cap(4):                                     1.00%
Weighted Average Gross Maximum Lifetime Rate(4):                          13.63%

---------------------------
(1) All percentages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The Weighted Average Net Interest Rate is equal to the Weighted Average Gross Interest Rate less the applicable Expense Fee Rate.

(3) With respect to first lien mortgage loans, the Original Combined LTV ratio reflects the loan-to-value ratio, and with respect to the second lien mortgage loans, the Original Combined LTV ratio reflects the original combined loan-to-value ratio (each as further described above).

(4) Represents the weighted average of the adjustable-rate mortgage loans.

     The scheduled principal balances of the mortgage loans range from approximately $14,000 to approximately $671,648. The mortgage loans had an average scheduled principal balance of approximately $166,846.

     The weighted average original combined loan-to-value ratio of the mortgage loans is approximately 85.26% and approximately 62.41% of the mortgage loans have original combined loan-to-value ratios exceeding 80.00%.

     Approximately 61.93% of the first lien loans have original loan-to-value ratios in excess of 80.00%, and approximately 62.41 % of the mortgage loans have combined loan-to-value ratios in excess of 80.00%.

     No more than approximately 0.36% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

     Except for approximately 0.16% of the mortgage loans, none of the mortgage loans are more than one payment past due.

     The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

PREPAYMENT PREMIUMS

     Approximately 79.47% of the group I mortgage loans, approximately 83.57% of the group II mortgage loans and approximately 84.30% of the group III mortgage loans provide for payment by the borrower of a prepayment premium (each, a "PREPAYMENT PREMIUM") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to five years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of three years, except for approximately 0.13% of the group III mortgage loans which impose a Prepayment Premium for a term of five years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the principal certificates.

     The applicable servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if the waiver would, in the applicable servicer's judgment, maximize recoveries on the related mortgage loan, or the Prepayment Premium is (i) not permitted to be collected by applicable law, or the collection of the Prepayment Premium would be considered "predatory" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, or (ii) the enforceability of such Prepayment Premium is limited
(x) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights or (y) due to acceleration in connection with a foreclosure or other involuntary payment.

ADJUSTABLE-RATE MORTGAGE LOANS

     All of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Loan Index (as described below under "--THE INDEX"), and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "ADJUSTMENT DATE").

     The first adjustment for approximately 59.61% of the adjustable-rate mortgage loans will occur after an initial period of approximately two years following origination (the "2/28 ADJUSTABLE-RATE MORTGAGE LOANS"; in the case of approximately 40.39% of the adjustable-rate mortgage loans, approximately three years following origination (the "3/27 ADJUSTABLE-RATE MORTGAGE LOANS"). On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8 of the Index and a fixed percentage amount (the "GROSS MARGIN"). However, the mortgage rate on each adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage specified in the related mortgage note (the "PERIODIC CAP") on any related Adjustment Date, except in the case of the first Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of the mortgage loan (the "MAXIMUM RATE") or be less than a specified minimum mortgage rate over the life of the mortgage loan (the "MINIMUM RATE"). The Periodic Cap is 1.00% for substantially all of the adjustable-rate mortgage loans.

     The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage as specified in the related mortgage note (the "INITIAL CAP"); the Initial Caps of the adjustable-rate mortgage loans range from 1.00% to 3.00%, with a weighted average of approximately 2.41%. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date or, with respect to the adjustable-rate interest-only mortgage loans, following the interest-only period, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted.

     Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--THE INDEX" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

THE INDEX

     The Index used in determining the mortgage rates of the adjustable-rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "SIX-MONTH LIBOR LOAN INDEX") and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the applicable Index becomes unavailable or otherwise unpublished, the applicable servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

AMERIQUEST UNDERWRITING GUIDELINES

     GENERAL

     Ameriquest provided the information in the following paragraphs. None of the depositor, the servicers, the trustee the underwriter, the Class A-1 certificate insurer, or any of their respective affiliates has made or will make any representations as to the accuracy or completeness of such information. The following is a description of the underwriting standards used by Argent Mortgage Company, LLC and Olympus Mortgage Company (the "AMERIQUEST ORIGINATORS") in connection with their acquisition of the Ameriquest mortgage loans.

     All of the Ameriquest mortgage loans were originated by the Ameriquest Originators, generally in accordance with the underwriting criteria described below. The Ameriquest Originators are affiliates of Ameriquest Mortgage Company.

     The Ameriquest mortgage loans were originated generally in accordance with guidelines (the "AMERIQUEST UNDERWRITING GUIDELINES") established by the Ameriquest Originators with one of the following income documentation types:
"Full Documentation," "Limited Documentation" or "Stated Income." The Ameriquest Underwriting Guidelines are primarily intended to evaluate: (1) the applicant's credit standing and repayment ability and (2) the value and adequacy of the mortgaged property as collateral. On a case-by-case basis, the Ameriquest Originators may determine that, based upon compensating factors, a loan applicant, not strictly qualifying under one of the Risk Categories described below, warrants an exception to the requirements set forth in the Ameriquest Underwriting Guidelines. Compensating factors may include, but are not limited to, loan-to-value ratio, debt-to-income ratio, good credit history, stable employment history, length at current employment and time in residence at the applicant's current address. It is expected that a substantial number of the Ameriquest mortgage loans to be included in the mortgage pool will represent such underwriting exceptions.

     The Ameriquest Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to (1) the applicant's credit standing and repayment ability and (2) the property offered as collateral. Applicants who qualify under the Ameriquest Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Ameriquest Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

     All of the Ameriquest mortgage loans are based on loan application packages submitted directly or indirectly by a loan applicant to the Ameriquest Originators. Each loan application package has an application completed by the applicant that includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. The Ameriquest Originators also obtain (or the broker submits) a credit report on each applicant from a credit reporting company. The credit report typically contains the reported information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and reported records of default, bankruptcy, repossession and judgments. If applicable, the loan application package must also generally include a letter from the applicant explaining all late payments on mortgage debt and, generally, consumer (i.e. non-mortgage) debt.

     During the underwriting process, each Ameriquest Originator reviews and verifies the loan applicant's sources of income (except under the Stated Income and Limited Documentation types, under which programs such information may not be independently verified), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Ameriquest Underwriting Guidelines. The Ameriquest Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to the Uniform Standards of Professional Appraisal Practice and are generally on forms similar to those acceptable to Fannie Mae and Freddie Mac and (ii) a review of such appraisal, which review may be conducted by a representative of the Ameriquest Originators or a fee appraiser and may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Ameriquest Underwriting Guidelines permit loans with loan-to-value ratios at origination of up to 100%, subject to certain Risk Category limitations (as further described in that section). The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the applicant and the overall risks associated with the loan decision. Under the Ameriquest Underwriting Guidelines, the maximum loan-to-value ratio, including any second deeds of trust subordinate to Ameriquest' first deed of trust, is 100%.

     INCOME DOCUMENTATION TYPES

     FULL DOCUMENTATION. The Full Documentation residential loan program is generally based upon current year to date income documentation as well as the previous year's income documentation (i.e., tax returns and/or W-2 forms) or bank statements for the previous 24 months. The documentation required is specific to the applicant's sources of income. The applicant's employment and/or business licenses are generally verified.

     LIMITED DOCUMENTATION. The Limited Documentation residential loan program is generally based on bank statements from the past twelve months supported by additional documentation provided by the applicant or current year to date documentation. The applicant's employment and/or business licenses are generally verified.

     STATED INCOME. The Stated Income residential loan program requires the applicant's employment and income sources to be stated on the application. The applicant's income as stated must be reasonable for the related occupation in the loan underwriter's discretion. However, the applicant's income as stated on the application is not independently verified.

     PROPERTY REQUIREMENTS

     Properties that are to secure mortgage loans have a valuation obtained by either: (1) an appraisal performed by a qualified and licensed appraiser who is a staff appraiser or an independent appraiser who is in good standing with the related Ameriquest Originator's in-house appraisal department or (2) subject to the related Ameriquest Originator's Underwriting Guidelines, an insured automated valuation model. Generally, properties below average standards in condition and repair are not acceptable as security for mortgage loans under the Ameriquest Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a representative of the Ameriquest Originators or a fee appraiser before the mortgage loan is funded. The Ameriquest Originators require that all mortgage loans have title insurance. The Ameriquest Originators also require that fire and extended coverage casualty insurance be maintained on the property in an amount equal to the lesser of the principal balance of the mortgage loan or the replacement cost of the property.

     RISK CATEGORIES

     Under the Ameriquest Underwriting Guidelines, various Risk Categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These Risk Categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in Risk Categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Ameriquest Underwriting Guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such Risk Categories.

     The Ameriquest Underwriting Guidelines have the following Risk Categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

                 RISK CATEGORIES - ARGENT MORTGAGE COMPANY, LLC*

                             I             II             III              IV                V              VI
                       -------------- -------------- -------------- ----------------- ----------------- ------------
Mortgage History
(Last 12 Months)       no lates       1 x 30         3 x 30         1 x 60            1 x 90            > 1 x 90
--------------------------------------------------------------------------------------------------------------------
Bankruptcy or          none in last   none in last   none in last   none in last 12
Foreclosure            36 months      36 months      24 months      months            not currently in  current(1)
--------------------------------------------------------------------------------------------------------------------

     FICO SCORE                                             MAXIMUM LTV(2)
---------------------  ---------------------------------------------------------------------------------------------
         680               100%            95%            95%             90%               80%             75%
         650               100%            95%            95%             90%               80%             75%
         620               100%            95%            95%             90%               80%             70%
         600               100%            95%            95%             90%               80%             70%
         580                95%            95%            95%             90%               75%             70%
         550                90%            90%            90%             90%               75%             70%
         525                85%            85%            85%             80%               75%             70%
         500                80%            80%            80%             80%               75%             70%
--------------------------------------------------------------------------------------------------------------------
Maximum Debt Ratio(3)       50%            50%            50%             50%               50%             55%
--------------------------------------------------------------------------------------------------------------------
Other Credit(4)         max $2,500      max $2,500     max $2,500     max $5,000
                        open major      open major     open major     open major
                        derogatory      derogatory     derogatory     derogatory
                        credit          credit         credit         credit

------------------
(1)  Maximum LTV for applicants currently in bankruptcy or foreclosure is 60%.

(2) The maximum LTV referenced is for mortgagors providing Full Documentation. The LTV may be reduced up to 5% for each of the following characteristics: non-owner occupancy and second homes. LTV may be reduced up to 10% for each of the following characteristics: Stated Income documentation, three-to-four unit properties, manufactured homes and rural locations.

(3) Debt ratios may be increased if the LTV ratio is decreased. LTV equal to or less than 75% may have a 55% debt ratio. LTV equal to or less than 95% may have a 50% debt ratio.

(4) Open major derogatory credit may be increased if the LTV ratio is decreased. LTV equal to or less than 95% may have up to $2,500 open major derogatory credit. LTV equal to or less than 90% may have greater than $5,000 open derogatory credit.

* Jumbo loans (over $500,000-$750,000) are only available for mortgagors providing Full Documentation. In addition, the underwriting guidelines provide for lower maximum debt ratios and LTVs, no bankruptcies in the last 24 months, and mortgaged properties that are owner occupied. Rural properties, manufactured homes and two- to four-unit properties are excluded.

                   RISK CATEGORIES - OLYMPUS MORTGAGE COMPANY*

                              MAXIMUM LOAN                MINIMUM CREDIT    MORTGAGE HISTORY      BANKRUPTCY OR
 CREDIT RISK     LTV(1)(2)     AMOUNT (1)     LTV(1)(2)   SCORE (FICO)(1)   (LAST 12 MONTHS)       FORECLOSURE
 --------------- ------------ ---------------- ---------- ------------------ ------------------ ---------------------
     A+           100%         $500,000        100%            650              0 x 30          none in the last 36
                                                95%            580                                      months
                                                95%            580
                                                90%            550
                                                85%            525
                                                80%            500
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
      A             95%         $500,000        95%             580              1 x 30         none in the last 24
                                                90%             550                                     months
                                                80%             500
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
      A-            95%         $500,000        95%             600              3 x 30         none in the last 24
                                                90%             550                                    months
                                                80%             500
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
      B             90%         $500,000        90%             550              1 x 60         none in the last 18
                                                80%             500                                    months
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
      C             80%         $500,000        80%             550              1 x 90           not currently in
                                                75%             500

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
      C-            70%         $400,000        70%             500             > 1 x 90              current

------------------
(1) The maximum LTVs, maximum loan amounts and minimum credit scores referenced are for mortgagors providing Full Documentation.

(2) Each LTV assumes that the mortgaged property is a single family residence, a condominium, a one- to two- unit property or a unit in a planned unit development. With respect to each credit risk (other than C-), the LTV may be reduced up to 5% for a three- to four- unit property and non-owner occupied properties. With respect to each credit risk (other than C-), the LTV may be reduced up to 10% for a manufactured home.

* For jumbo loans (over $500,000-$750,000): the underwriting guidelines provide for lower LTVs, up to one late payment in the last 12 months, no bankruptcies in the last 36 months, a FICO score of at least 600 and mortgaged properties that consist of single family residences, condominium units and townhouses that are owner-occupied primary residences.

FIRST NLC UNDERWRITING GUIDELINES

     GENERAL

     The information set forth below has been provided by First NLC. None of the depositor, the servicers, the trustee the underwriter, the Class A-1 certificate insurer, or any of their respective affiliates has made or will make any representations as to the accuracy or completeness of such information.

     First NLC's underwriting guidelines are designed to evaluate a borrower's credit history, his or her capacity, willingness and ability to repay the loan and the value and adequacy of the collateral. First NLC's underwriting guidelines are established by a group composed of First NLC's chief credit officers, senior credit officers and the President and Chief Operating Officer. First NLC also invites other credit officers and sales and operational managers to make contributions to these policies. The members of this group meet regularly to review proposed changes to the First NLC underwriting guidelines.

     UNDERWRITING PERSONNEL

     All underwriting is performed by internal underwriting personnel, who are a part of the loan origination teams. First NLC does not delegate underwriting authority to any broker or third-party. Underwriters review and underwrite each loan package and then either grant a conditional approval on the terms requested, provide a counteroffer approval on the best terms First NLC is willing to offer the borrower, or deny the application. Once a loan is conditionally approved, processors process the loan in accordance with the terms and conditions of the conditional approval. Before closing, each conditionally approved loan is reviewed a second time by an underwriter to determine that the conditions specified in the conditional approval have all been met or waived.

     A senior credit officer, whom First NLC believes has the additional experience and leadership qualities necessary to make high-level credit decisions, oversees each loan origination team. The senior credit officer is responsible for managing the underwriters and processors on his or her team, as well as managing the loan pipeline and other customer service requirements. The senior credit officers report directly to an operations manager in their region. Additionally, they report to the assistant chief credit officer in their region for issues such as guideline changes, industry trends or other feedback relating to the loan origination process. First NLC's 15 senior credit officers each have a minimum of eight years of industry experience and its 5 chief credit officers each have over 13 years individually and a combined 94 years of industry experience.

     LOAN APPLICATION AND DOCUMENTATION

     Each borrower must complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and other personal information. First NLC also requires independent documentation as part of its underwriting process. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required, and First NLC also requires an appraisal, a title commitment, and other income-verification materials. The credit report contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Derogatory credit items are disregarded if they are included in the overall credit score. All serious derogatory credit items, such as bankruptcies or foreclosures, must be satisfactorily addressed by the applicant.

     APPRAISALS

     Appraisals are performed by licensed, third-party, fee-based appraisers who are hired by the borrower or broker and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. First NLC does not require its borrowers to use any particular appraiser; however, it maintains a list of appraisers whose appraisals it will not accept. An appraisal may not be more than 120 days old on the day the loan is funded.

     First NLC requires its underwriters to review all third-party appraisals against an appraisal checklist of qualitative standards, such as square footage, zoning status, comparable property information and improvements. If the underwriters are not satisfied with the accuracy of the third-party appraisal, they will request that a senior credit officer review the appraisal. In addition, First NLC employs in-house state-certified appraisers who review each third-party appraisal that the underwriters are not able to approve because of a failure to meet the qualitative standards. Staff appraisers may require a field review of the property, review additional comparable properties or order a complete second appraisal to verify the accuracy of the original appraisal. In addition to utilizing automated appraisal tools, staff appraisers may work with independent, third-party appraisers to ensure that the appraisals meet First NLC's qualitative standards.

     VERIFICATION OF INCOME

     First NLC's underwriting guidelines require verification of the borrower's income. First NLC has two levels of income documentation requirements, referred to as "full documentation" and "stated income documentation" programs. Under each of these programs, First NLC reviews the loan applicant's source of income, calculate the amount of income from sources indicated on the loan application or similar documentation and calculate debt-to-income ratios to determine the applicant's ability to repay the loan. Under the full documentation program, applicants are required to submit income verification for the previous two calendar years as well as year-to-date information. Under the stated income documentation program, First NLC evaluates applicants based upon income as stated in the mortgage loan application. Under both programs, First NLC generally verifies by telephone employment and/or proof of business existence and income, and self-employed applicants may be required to submit a business license. Verification of the source of funds, if any, required to be paid by the applicant at closing is generally required under both documentation programs in the form of a standard verification of deposit, two months' consecutive bank statements or other acceptable documentation. We verify twelve months' mortgage payment or rental history with the related lender or landlord.

     CREDIT CLASSIFICATIONS

     A critical function of First NLC's underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. First NLC has established seven principal classifications, from "A" to "C," with respect to the credit profile of potential borrowers, and it assigns a rating to each loan based upon these classifications. First NLC has an eighth, generally inactive credit classification, called "C-." First NLC uses two sets of guidelines to assign credit grades to potential borrowers: the Score More Loan Program and the Premier Score Program.

     The Score More Loan Program is based on traditional underwriting techniques, including an analysis of a borrower's financial position, credit history and payment history. The Premier Score Program is based primarily on FICO scores but also takes into consideration other traditional credit information in determining the interest rate and maximum loan-to-value ratio for the loan. First NLC's West Coast division markets the Premier Score Program, with some minor variations, as the Loan Grade Program. The following charts summarize First NLC's lending guidelines for first and second mortgages for the Score More Loan Program and the Premier Score Program:

                       SCORE MORE FULL DOCUMENTATION(1)(2)

-----------------------------------------------------------------------------------------------------------------------
                MAXIMUM
                MORTGAGE
  CREDIT     DELINQUENCIES
  GRADE      LAST 12 MONTHS        PROPERTY TYPE                OWNER-OCCUPIED                NON-OWNER-OCCUPIED
-----------------------------------------------------------------------------------------------------------------------
                                                           MINIMUM       MAXIMUM LTV                    MAXIMUM LTV
                                                            FICO        PURCHASE AND      MINIMUM       PURCHASE AND
                                                            SCORE       REFINANCE(3)     FICO SCORE      REFINANCE
-----------------------------------------------------------------------------------------------------------------------
A           None              Single-family residence        600            100%            600             90%
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    600             100            600              90
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       600             100            600              90
-----------------------------------------------------------------------------------------------------------------------
                              Duplex                         650             100            620              80
-----------------------------------------------------------------------------------------------------------------------
                              3-4 family unit                620             90             620              80
-----------------------------------------------------------------------------------------------------------------------
A-          One 30-day        Single-family residence        600             100            620              80
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    600             100            620              80
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       600             100            620              80
-----------------------------------------------------------------------------------------------------------------------
                              Duplex                         680             95             620              80
-----------------------------------------------------------------------------------------------------------------------
                              3-4 family unit                620             85             620              80
-----------------------------------------------------------------------------------------------------------------------
B           Three 30-day      Single-family residence        620             95             620              80
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    600             90             620              80
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       600             90             620              80
-----------------------------------------------------------------------------------------------------------------------
                              Duplex                         600             90             620              80
-----------------------------------------------------------------------------------------------------------------------
                              3-4 family unit                620             85             620              80
-----------------------------------------------------------------------------------------------------------------------
B-          One 60-day        Single-family residence        560             90             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    540             80             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       540             80             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
                              Duplex                         540             80             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
C           One 90-day        Single-family residence        525             85             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    540             80             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       540             80             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
                              Duplex                         540             80             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) To qualify for a loan under the Score More Full Documentation Program, any foreclosures experienced by the applicant must have occurred no less than three years prior.

(2) The maximum allowable debt-to-income ratio under the Score More Full Documentation Program is 55%.

(3) If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

     o If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is unaffected.

     o If the bankruptcy was discharged at least two years prior but less than three years prior, the maximum loan-to-value ratio is 95%.

     o If the bankruptcy was discharged less than two years prior, the maximum loan-to-value ratio is 90%.

        SCORE MORE NO INCOME VERIFICATION AND LIMITED DOCUMENTATION(1)(2)

-----------------------------------------------------------------------------------------------------------------------
                MAXIMUM
                MORTGAGE
  CREDIT     DELINQUENCIES
  GRADE      LAST 12 MONTHS        PROPERTY TYPE                OWNER-OCCUPIED                NON-OWNER-OCCUPIED
-----------------------------------------------------------------------------------------------------------------------
                                                           MINIMUM      MAXIMUM LTV      MINIMUM         MAXIMUM LTV
                                                             FICO       PURCHASE AND       FICO         PURCHASE AND
                                                            SCORE       REFINANCE(3)      SCORE          REFINANCE
-----------------------------------------------------------------------------------------------------------------------
A           None              Single-family residence        650            100%            560             90%
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    680             90             560              85
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       680             90             560              85
-----------------------------------------------------------------------------------------------------------------------
                              Duplex                         680             90             N/A
-----------------------------------------------------------------------------------------------------------------------
A-          One 30-day        Single-family residence        650             90             580              90
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    650             85             580              85
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       650             85             580              85
-----------------------------------------------------------------------------------------------------------------------
                              Duplex                         650             85             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
B           Three 30-day      Single-family residence        620             85             580              90
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    620             80             580              85
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       620             80             580              80
-----------------------------------------------------------------------------------------------------------------------
                              Duplex                         620             80             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
B-          One 60-day        Single-family residence        560             75             560              75
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    560             75             560              70
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       560             75             560              70
-----------------------------------------------------------------------------------------------------------------------
                              Duplex                         560             75             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------

------------------
(1) To qualify for a loan under the Score More No Income Verification and Limited Documentation Program, any foreclosures experienced by the applicant must have occurred no less than three years prior.

(2) The maximum allowable debt-to-income ratio under the Score More No Income Verification and Limited Documentation Program is 55%.

(3) If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

     o If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is 100%.

     o If the bankruptcy was discharged at least two years prior but less then three years prior, the maximum loan-to-value ratio is 95%.

     o If the bankruptcy was discharged less than two years prior, the maximum loan-to-value ratio is 90%.

                       PREMIER SCORE FULL DOCUMENTATION(1)

-----------------------------------------------------------------------------------------------------------------------
  CREDIT                                                        OWNER-OCCUPIED                NON-OWNER-OCCUPIED
  GRADE        FICO SCORE          PROPERTY TYPE            PURCHASE AND REFINANCE          PURCHASE AND REFINANCE
-----------------------------------------------------------------------------------------------------------------------
                                                        MAXIMUM CLTV     MAXIMUM LTV      MAXIMUM     MAXIMUM LTV ONE
                                                            COMBO        ONE LOAN(2)     CLTV COMBO       LOAN(2)
-----------------------------------------------------------------------------------------------------------------------
A           660+              Single-family residence       100%             95%            N/A             85%
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    100             95             N/A              85
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       100             95             N/A              85
-----------------------------------------------------------------------------------------------------------------------
                              2-4 family units               100             95             N/A              80
-----------------------------------------------------------------------------------------------------------------------
A-          620-659           Single-family residence        100             95             N/A              85
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    100             95             N/A              85
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       100             95             N/A              85
-----------------------------------------------------------------------------------------------------------------------
                              2-4 family units               95              95             N/A              80
-----------------------------------------------------------------------------------------------------------------------
B+          600-619           Single-family residence        100             95             N/A              85
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    100             95             N/A              85
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       100             95             N/A              85
-----------------------------------------------------------------------------------------------------------------------
                              2-4 family units               N/A             95             N/A              80
-----------------------------------------------------------------------------------------------------------------------
B           575-599           Single-family residence        N/A             90             N/A              80
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    N/A             90             N/A              80
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       N/A             90             N/A              80
-----------------------------------------------------------------------------------------------------------------------
                              2-4 family units               N/A             90             N/A              80
-----------------------------------------------------------------------------------------------------------------------
B-          550-574           Single-family residence        N/A             90             N/A              75
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    N/A             85             N/A              75
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       N/A             85             N/A              75
-----------------------------------------------------------------------------------------------------------------------
                              2-4 family units               N/A             80             N/A              75
-----------------------------------------------------------------------------------------------------------------------
C+          525-549           Single-family residence        N/A             85             N/A              70
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    N/A             85             N/A              70
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       N/A             85             N/A              70
-----------------------------------------------------------------------------------------------------------------------
                              2-4 family units               N/A             75             N/A              70
-----------------------------------------------------------------------------------------------------------------------
C           500-525           Single-family residence        N/A             80             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    N/A             80             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       N/A             80             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
                              2-4 family units               N/A             75             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) The maximum allowable debt-to-income ratio under the Premier Score Full Documentation Program is 55%.

(2) If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:

     o If the bankruptcy was discharged at least two years prior, the maximum loan-to-value ratio is unaffected.

     o If the bankruptcy was discharged at least one year prior but less than two years prior, the maximum loan-to-value ratio is 90%.

     o If the bankruptcy was discharged less than one year prior, the maximum loan-to-value ratio is 90% except that if the applicant's FICO score is 575 or less the maximum loan-to-value ratio is 85% and if the applicant's FICO score is 525 or less, the maximum loan-to-value ratio is 80%.

                     PREMIER SCORE NO INCOME VERIFICATION(1)

-----------------------------------------------------------------------------------------------------------------------
  CREDIT                                                        OWNER-OCCUPIED                NON-OWNER-OCCUPIED
  GRADE        FICO SCORE          PROPERTY TYPE            PURCHASE AND REFINANCE          PURCHASE AND REFINANCE
-----------------------------------------------------------------------------------------------------------------------
                                                        MAXIMUM CLTV     MAXIMUM LTV      MAXIMUM     MAXIMUM LTV ONE
                                                            COMBO        ONE LOAN(2)     CLTV COMBO       LOAN(2)
-----------------------------------------------------------------------------------------------------------------------
A           660+              Single-family residence       100%             90%            N/A             75%
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    100             90             N/A              75
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       100             90             N/A              75
-----------------------------------------------------------------------------------------------------------------------
                              2-4 family units               100             90             N/A              75
-----------------------------------------------------------------------------------------------------------------------
A-          620-659           Single-family residence        100             90             N/A              75
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    100             90             N/A              75
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       100             90             N/A              75
-----------------------------------------------------------------------------------------------------------------------
                              2-4 family units               100             90             N/A              75
-----------------------------------------------------------------------------------------------------------------------
B+         600-619           Single-family residence        N/A             85             N/A              75
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    N/A             85             N/A              75
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       N/A             85             N/A              75
-----------------------------------------------------------------------------------------------------------------------
                              2-4 family units               N/A             85             N/A              75
-----------------------------------------------------------------------------------------------------------------------
B           575-599           Single-family residence        N/A             85             N/A              75
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    N/A             85             N/A              75
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       N/A             85             N/A              75
-----------------------------------------------------------------------------------------------------------------------
                              2-4 family units               N/A             85             N/A              75
-----------------------------------------------------------------------------------------------------------------------
B-          550-574           Single-family residence        N/A             75             N/A              70
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    N/A             75             N/A              70
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       N/A             75             N/A              70
-----------------------------------------------------------------------------------------------------------------------
                              2-4 family units               N/A             75             N/A              70
-----------------------------------------------------------------------------------------------------------------------
C+          525-549           Single-family residence        N/A             70             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    N/A             70             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       N/A             70             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
                              2-4 family units               N/A             70             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
C           500-525           Single-family residence        N/A             N/A            N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
                              Condominium                    N/A             N/A            N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
                              Townhome                       N/A             N/A            N/A             N/A
-----------------------------------------------------------------------------------------------------------------------
                              2-4 family units               N/A             N/A            N/A             N/A
----------- ----------------- ------------------------- -------------- ---------------- ------------- -----------------

------------------
(1) The maximum allowable debt-to-income ratio under the Premier Score No Income Verification Program is 50%.

(2) If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:

     o If the bankruptcy was discharged at least two years prior, the maximum loan-to-value ratio is unaffected.

     o If the bankruptcy was discharged at least one year prior but less than two years prior, the maximum loan-to-value ratio is 90%.

     o If the bankruptcy was discharged less than one year prior, the maximum loan-to-value ratio is 90%, except that if the applicant's FICO score is 575 or less, the maximum loan-to-value ratio is 85% and if the applicant's FICO score is 525 or less, the maximum loan-to-value ratio is 80%.

     EXCEPTIONS AND UPGRADES TO FIRST NLC'S UNDERWRITING GUIDELINES

     First NLC may make exceptions and upgrades to its underwriting guidelines on a case-by-case basis where compensating factors exist. For example, it may determine that an applicant warrants one of the following upgrades or exceptions:

     o  a risk category upgrade;

     o  a debt-to-income ratio exception;

     o  a pricing exception;

     o  a loan-to-value ratio exception; or

     o  an exception from certain requirements of a particular risk category.

     An exception or upgrade may be allowed if the application reflects certain compensating factors, including:

     o  a low loan-to-value ratio;

     o a maximum of one 30-day late payment on all mortgage loans during the last 12 months;

     o  stable employment;

     o  ownership of the current residence for five or more years; or

     o  above average physical condition of the property securing the loan.

     An exception or upgrade may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain applicants may qualify in a more favorable risk category than would apply in the absence of such compensating factors. All exceptions and upgrades are subject to the approval of a senior credit officer or a chief credit officers.

     QUALITY CONTROL

     First NLC reviews its loans for compliance with applicable legal requirements and its underwriting guidelines. First NLC's legal review staff consists of nine auditors and one supervisor, and its credit review staff consists of six credit analysts and one supervisor. Each loan it funds is reviewed for the accuracy of the income documentation, completeness of loan application information and appraisal conformity. Additionally, all loans are reviewed to ensure that prudent underwriting procedures have been followed and sound underwriting judgments have been made. Executed loan packages are reviewed upon return from the closing agent for accuracy and completeness. All loans are subjected to specific post-funding loan tests, including high-cost tests, to verify that First NLC's originations comply with any applicable laws or regulatory requirements. Any significant findings are reported to supervisors and also to members of First NLC's senior management team. Any corrective measures that are required are promptly initiated.

     If fraud is suspected or there has been a default in payments, the loan is subject to further investigation, including re-verification of income and employment and re-appraisal to confirm the value of the collateral. Any significant findings are reported to our senior management team, and corrective actions are taken, including, if circumstances warrant, the termination of the broker relationship.

THE GROUP I MORTGAGE LOANS

     The group I mortgage loans have the following approximate aggregate characteristics as of the cut-off date(1):

                                                     GROUP I MORTGAGE
                                                       LOANS IN THE        GROUP I ARM     GROUP I FIXED-RATE
                                                        AGGREGATE        MORTGAGE LOANS      MORTGAGE LOANS
                                                     ----------------    --------------     -----------------
Scheduled Principal Balance:                             $360,894,441       $238,755,731         $122,138,709
Number of Mortgage Loans:                                       2,239              1,461                  778
Average Scheduled Principal Balance:                         $161,186           $163,419             $156,991
Weighted Average Gross Interest Rate:                          7.002%             7.152%               6.709%
Weighted Average Net Interest Rate(2):                         6.499%             6.649%               6.206%
Weighted Average Original FICO Score:                             623                621                  626
Weighted Average Original Combined LTV Ratio(3):               87.48%             90.54%               81.51%
Weighted Average Stated Remaining Term (Months):                  354                357                  348
Weighted Average Seasoning (Months):                                2                  2                    2
Weighted Average Months to Roll(4):                                25                 25                  N/A
Weighted Average Gross Margin(4):                               5.52%              5.52%                  N/A
Weighted Average Initial Rate Cap(4):                           2.00%              2.00%                  N/A
Weighted Average Periodic Rate Cap(4):                          1.00%              1.00%                  N/A
Weighted Average Gross Maximum Lifetime Rate(4):               13.15%             13.15%                  N/A

---------------------------
(1) All percentages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The Weighted Average Net Interest Rate is equal to the Weighted Average Gross Interest Rate less the applicable Expense Fee Rate.

(3) With respect to first lien mortgage loans, the Original Combined LTV ratio reflects the original loan-to-value ratio, and with respect to the second lien mortgage loans, the Original Combined LTV ratio reflects the original combined loan-to-value ratio (each as further described above).

(4) Represents the weighted average of the group I adjustable-rate mortgage loans.

     The scheduled principal balances of the group I mortgage loans range from approximately $59,406 to approximately $479,271. The group I mortgage loans had an average scheduled principal balance of approximately $161,186.

     The weighted average original combined loan-to-value ratio for the group I mortgage loans is approximately 87.48% and approximately 79.45% of the group I mortgage loans have original combined loan-to-value ratios exceeding 80.00%.

     All of the group I mortgage loans are secured by first liens.

     No more than approximately 0.45% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

     None of the group I mortgage loans has a prepayment penalty period in excess of three years.

     None of the group I mortgage loans are more than one payment past due.

     The tables on Schedule A set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

THE GROUP II MORTGAGE LOANS

     The group II mortgage loans have the following approximate aggregate characteristics as of the cut-off date(1):

                                                         GROUP II MORTGAGE                           GROUP II
                                                            LOANS IN THE       GROUP II ARM         FIXED-RATE
                                                             AGGREGATE        MORTGAGE LOANS      MORTGAGE LOANS
                                                         -----------------    --------------     -----------------
Scheduled Principal Balance:                                 $299,537,700       $237,347,511          $62,190,189
Number of Mortgage Loans:                                           2,017              1,522                  495
Average Scheduled Principal Balance:                             $148,507           $155,944             $125,637
Weighted Average Gross Interest Rate:                              7.192%             7.228%               7.053%
Weighted Average Net Interest Rate(2):                             6.689%             6.725%               6.550%
Weighted Average Original FICO Score:                                 631                627                  647
Weighted Average Original Combined LTV Ratio(3):                   83.23%             83.96%               80.44%
Weighted Average Stated Remaining Term (Months):                      356                358                  345
Weighted Average Seasoning (Months):                                    2                  2                    2
Weighted Average Months to Roll(4):                                    30                 30                  N/A
Weighted Average Gross Margin(4):                                   6.75%              6.75%                  N/A
Weighted Average Initial Rate Cap(4):                               2.85%              2.85%                  N/A
Weighted Average Periodic Rate Cap(4):                              1.00%              1.00%                  N/A
Weighted Average Gross Maximum Lifetime Rate(4):                   14.09%             14.09%                  N/A

----------------------
(1) All percentages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The Weighted Average Net Interest Rate is equal to the Weighted Average Gross Interest Rate less the applicable Expense Fee Rate.

(3) With respect to first lien mortgage loans, the Original Combined LTV ratio reflects the original loan-to-value ratio, and with respect to the second lien mortgage loans, the Original Combined LTV ratio reflects the original combined loan-to-value ratio (each as further described above).

(4) Represents the weighted average of the group II adjustable-rate mortgage loans.

     The scheduled principal balances of the group II mortgage loans range from approximately $14,000 to approximately $498,840. The group II mortgage loans had an average scheduled principal balance of approximately $148,507.

     The weighted average original combined loan-to-value ratio of the group II mortgage loans is approximately 83.23% and approximately 44.14% of the group II mortgage loans have original combined loan-to-value ratios exceeding 80.00%.

     Approximately 98.42% of the group II mortgage loans are secured by first liens, and approximately 1.58% of the group II mortgage loans are secured by second liens.

     No more than approximately 0.52% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

     None of the group II mortgage loans has a prepayment penalty period in excess of three years.

     Except for approximately 0.47% of the group II mortgage loans, none of the group II mortgage loans are more than one payment past due.

     The tables on Schedule A set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

THE GROUP III MORTGAGE LOANS

     The group III mortgage loans have the following approximate aggregate characteristics as of the cut-off date(1):

                                                             GROUP III                               GROUP III
                                                         MORTGAGE LOANS IN     GROUP III ARM        FIXED-RATE
                                                           THE AGGREGATE      MORTGAGE LOANS      MORTGAGE LOANS
                                                         -----------------    --------------     -----------------
Scheduled Principal Balance:                                  $246,707,069       $164,904,369          $81,802,700
Number of Mortgage Loans:                                            1,181                717                  464
Average Scheduled Principal Balance:                              $208,897           $229,992             $176,299
Weighted Average Gross Interest Rate:                               7.065%             7.265%               6.662%
Weighted Average Net Interest Rate(2):                              6.562%             6.762%               6.159%
Weighted Average Original FICO Score:                                  635                625                  654
Weighted Average Original Combined LTV Ratio(3):                    84.47%             86.81%               79.76%
Weighted Average Stated Remaining Term (Months):                       354                358                  347
Weighted Average Seasoning (Months):                                     2                  2                    2
Weighted Average Months to Roll(4):                                     27                 27                  N/A
Weighted Average Gross Margin(4):                                    6.24%              6.24%                  N/A
Weighted Average Initial Rate Cap(4):                                2.38%              2.38%                  N/A
Weighted Average Periodic Rate Cap(4):                               1.00%              1.00%                  N/A
Weighted Average Gross Maximum Lifetime Rate(4):                    13.65%             13.65%                  N/A

-------------------------
(1) All percentages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The Weighted Average Net Interest Rate is equal to the Weighted Average Gross Interest Rate less the applicable Expense Fee Rate.

(3) With respect to first lien mortgage loans, the Original Combined LTV ratio reflects the original loan-to-value ratio, and with respect to the second lien mortgage loans, the Original Combined LTV ratio reflects the original combined loan-to-value ratio (each as further described above).

(4) Represents the weighted average of the group III adjustable-rate mortgage loans.

     The scheduled principal balances of the group III mortgage loans range from approximately $14,300 to approximately $671,648. The group III mortgage loans had an average scheduled principal balance of approximately $208,897.

     The weighted average original combined loan-to-value ratio of the group III mortgage loans is approximately 84.47% and approximately 59.68% of the group III mortgage loans have original combined ratios exceeding 80.00%.

     Approximately 97.17% of the group III mortgage loans are secured by first liens, and approximately 2.83% of the group III mortgage loans are secured by second liens.

     No more than approximately 0.67% of the group III mortgage loans are secured by mortgaged properties located in any one zip code area.

     No group III mortgage loan imposes a Prepayment Premium for a term in excess of three years, except for approximately 0.13% of the group III mortgage loans which impose a Prepayment Premium for a term of five years.

     None of the group III mortgage loans are more than one payment past due.

     The tables on Schedule A set forth certain statistical information with respect to the group III mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

CREDIT SCORES

     Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "CREDIT SCORES"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, I.E., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

     The tables on Schedule A to this prospectus supplement set forth certain information as to the Credit Scores of the related mortgagors and for the mortgage loans in the aggregate and for each mortgage loan group obtained in connection with the origination of each mortgage loan.

                                  THE SERVICERS

GENERAL

     It is expected that on or about August 2, 2004 Ameriquest will complete the transfer of the servicing of the Ameriquest mortgage loans to Countrywide in accordance with the servicing transfer provisions of an interim servicing agreement between Ameriquest and GSMC. Thereafter, Countrywide will be required to service the mortgage loans in accordance with the pooling and servicing agreement.

     It is expected that on or about August 3, 2004 a transfer of the servicing of approximately 76.02% of the First NLC mortgage loans to Chase will be completed. Thereafter, Chase will be required to service those First NLC mortgage loans in accordance with the pooling and servicing agreement.

     Ocwen will act as servicer under the pooling and servicing agreement for approximately 23.98% of the mortgage loans acquired by GSMC from First NLC.

     Once the transfers of servicing to Countrywide and Chase have been completed, Countrywide will act as servicer for approximately 64.70% of the aggregate mortgage loans, Chase will act as servicer for approximately 26.84% of the aggregate mortgage loans, and Ocwen will act as servicer for approximately 8.46% of the aggregate mortgage loans.

     The information contained in this prospectus supplement with regard to Countrywide, Chase and Ocwen, the servicers, has been provided by the servicers. None of the depositor, the underwriter, the trustee, the Class A-1 certificate insurer, the responsible parties or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

     We cannot assure you that the delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables below for Countrywide, Chase or Ocwen, in part because the portfolios of mortgage loans reflected in those tables are relatively small and unseasoned, which is likely to cause the delinquency, foreclosure and loan loss experience shown to understate, perhaps substantially, the actual delinquency, foreclosure and loan loss experience that might occur as the portfolio becomes more seasoned. The statistics shown in the tables below represent the delinquency experience for Countrywide's, Chase's and Ocwen's specified mortgage loan servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans included in the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. In particular, the investors should note that newly originated loans will not be added to the mortgage loan pool, and the mortgage loan pool will therefore consist of a static pool of mortgage loans, whereas new mortgage loans are continually being originated and added to the pool for which the statistics in the tables below are compiled. Accordingly, the actual loss and delinquency percentages with respect to the mortgage loan pool may be substantially higher than those indicated in the tables below. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicers. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Therefore, we cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the statistical information set forth below. Moreover, the Ameriquest mortgage loans were acquired from Ameriquest and not from Countrywide, the servicer of those mortgage loans, and the First NLC mortgage loans were acquired from First NLC, not Chase or Ocwen, the servicers of those mortgage loans. Consequently, the delinquency, foreclosure and loan loss experience set forth in the tables below may not necessarily be material to a prospective investor's decision to invest in the Principal Certificates.

COUNTRYWIDE HOME LOANS SERVICING LP

     GENERAL

     Countrywide will service the mortgage loans in accordance with the pooling and servicing agreement. Countrywide's obligations with respect to the mortgage loans are limited to its contractual servicing obligations.

     The principal executive offices of Countrywide are located at 7105 Corporate Drive, Plano, Texas 75024. The servicer is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation ("COUNTRYWIDE HOME LOANS"). Countrywide GP, Inc. owns a 0.1% interest in the servicer and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in the servicer and is a limited partner.

     Countrywide Home Loans established the servicer in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to the servicer all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to the servicer all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to the servicer upon sale or securitization of the related mortgage loans. The servicer is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that the servicer will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other servicers.

     In connection with the establishment of the servicer, certain employees of Countrywide Home Loans became employees of the servicer. The servicer has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     The servicer is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial Corporation, a Delaware corporation, and/or Countrywide Home

Loans when required by the owner of the mortgage loans. As of June 30, 2004, the servicer had a net worth of approximately $11.1 billion.

     COUNTRYWIDE HOME LOANS

     Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial, formerly known as Countrywide Credit Industries, Inc. The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first lien, fixed or adjustable rate mortgage loans secured by single family residences. Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including the servicer.

     Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of June 30, 2004, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $726.227 billion, substantially all of which are being serviced for unaffiliated persons. As of June 30, 2004, Countrywide Home Loans provided servicing for approximately $58.82 billion in subprime mortgage loans.

     LOAN SERVICING

       The servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

           (a) collecting, aggregating and remitting mortgage loan payments;

           (b) accounting for principal and interest;

           (c) holding escrow (impound) funds for payment of taxes and insurance;

           (d) making inspections as required of the mortgaged properties;

           (e) preparation of tax related information in connection with the mortgage loans;

           (f) supervision of delinquent mortgage loans;

           (g) loss mitigation efforts;

           (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

           (i) generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by the servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by the servicer to the mortgagor with such statements.

     COLLECTION PROCEDURES

     When a mortgagor fails to make a payment on a subprime mortgage loan, the servicer attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to the servicer's subprime servicing procedures, the servicer generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by the servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, the servicer may liquidate the mortgaged property and charge off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge off policies and collection practices with respect to subprime mortgage loans may change over time in accordance with, among other things, the servicer's business judgment, changes in the servicing portfolio and applicable laws and regulations.

     FORECLOSURE AND DELINQUENCY EXPERIENCE

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of subprime mortgage loans serviced by Countrywide Home Loans. A subprime mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one-month of the related due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the mortgage loans to be transferred to the trust, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the mortgage loans to be transferred to the trust. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o the "FORECLOSURE RATE" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o the "BANKRUPTCY RATE" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                 COUNTRYWIDE DELINQUENCY AND FORECLOSURE EXPERIENCE
                                     --------------------------------------------------------------------------
                                            AS OF DECEMBER 31, 2001                AS OF DECEMBER 31, 2002
                                     -------------------------------------   ----------------------------------
                                      PRINCIPAL BALANCE       PERCENTAGE     PRINCIPAL BALANCE     PERCENTAGE
                                     ------------------    ---------------   -----------------  ---------------
Total Portfolio.................     $ 19,551,859,542      100.00%           $23,376,785,559    100.00%
Delinquency Percentage
   30-59 Days...................     $  1,662,686,953      8.50%             $1,698,025,366     7.26%
   60-89 Days...................     $    531,709,311      2.72%             $603,338,252       2.58%
   90+ Days.....................     $    305,081,596      1.56%             $331,724,070       1.42%
                                     ------------------    ---------------   ----------------   ---------------
Sub-Total.......................     $  2,499,477,860      12.78%            $2,633,087,689     11.26%
                                     ------------------    ---------------   ----------------   ---------------
Foreclosure Rate................     $    741,761,799      3.79%             $710,578,271       3.04%
Bankruptcy Rate.................     $    519,059,001      2.65%             $700,006,578       2.99%

                                                 COUNTRYWIDE DELINQUENCY AND FORECLOSURE EXPERIENCE
                                     --------------------------------------------------------------------------
                                            AS OF DECEMBER 31, 2003                  AS OF JUNE 30, 2004
                                     -------------------------------------   ----------------------------------
                                      PRINCIPAL BALANCE       PERCENTAGE     PRINCIPAL BALANCE     PERCENTAGE
                                     ------------------    ---------------   -----------------  ---------------
Total Portfolio.................     $ 37,331,744,428      100.00%           $58,816,692,429    100.00%
Delinquency Percentage
   30-59 Days...................     $  2,321,525,725      6.22%             $3,272,788,978     5.56%
   60-89 Days...................     $    721,702,761      1.93%             $929,169,073       1.58%
   90+ Days.....................     $    252,964,195      0.68%             $269,314,752       0.46%
                                     ------------------    ---------------   -----------------  ---------------
Sub-Total.......................     $  3,296,192,681      8.83%             $4,471,272,803     7.60%
                                     ------------------    ---------------   -----------------  ---------------
Foreclosure Rate................     $    765,232,333      2.05%             $922,740,998       1.57%
Bankruptcy Rate.................     $    723,728,241      1.94%             $780,353,843       1.33%

     Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on subprime mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

CHASE MANHATTAN MORTGAGE CORPORATION

     Chase, a New Jersey corporation founded in 1920, is a wholly owned indirect subsidiary of J.P. Morgan Chase & Co. Chase is engaged in the mortgage origination and servicing business and is a HUD-approved mortgagee. Chase is subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System and various state regulatory bodies. Chase makes loans in all 50 states and the District of Columbia primarily for the purpose of enabling borrowers to purchase or refinance residential real property, secured by first and second liens on such property. Chase's real estate loans primarily are made to homeowners based on the security of one- to four-family residences.

     Effective July 1, 2004, Bank One Corporation merged with and into JPMorgan Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004.

     Chase is providing below historical delinquency, foreclosure and loan loss data for its portfolio of the fixed rate and adjustable rate subprime mortgage loans which were originated or purchased by Chase and subsequently securitized in asset-backed transactions (the "CHASE SUBPRIME SECURITIZED SERVICING PORTFOLIO"). The Chase Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of Chase and many of the mortgage loans in the Chase Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the Chase Subprime Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the Chase Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the mortgage loans serviced by Chase will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the mortgage loans could be significantly worse. Moreover, the mortgage loans serviced by Chase were not originated by Chase and as a result, the actual delinquency, loss and foreclosure experience on the mortgage loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

     CHASE SUBPRIME SECURITIZED SERVICING PORTFOLIO. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the Chase Subprime Securitized Servicing Portfolio.

                  DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE
                 CHASE SUBPRIME SECURITIZED SERVICING PORTFOLIO

                                             (DOLLARS IN THOUSANDS)
                                                 AS OF DECEMBER 31                                AS OF MARCH 31,
                      ------------------------------------------------------------------------ ----------------------
                               2001                    2002                     2003                    2004
                      ----------------------  ----------------------   ----------------------- ----------------------
                      NUMBER OF     DOLLAR    NUMBER OF     DOLLAR     NUMBER OF     DOLLAR    NUMBER OF     DOLLAR
                        LOANS       AMOUNT      LOANS       AMOUNT       LOANS       AMOUNT      LOANS       AMOUNT
                      ---------   ----------  ---------   ----------   ---------   ----------- ----------  ----------
Portfolio...........    66,278    $7,274,554    73,597    $8,326,818     90,370    $11,146,244   90,471    11,249,836
Delinquency
30-59 days..........    2.27%       1.96%       2.69%        2.28%       2.40%       1.83%       1.72%        1.36%
60-89 days..........    0.71%       0.65%       0.86%        0.72%       0.84%       0.66%       0.57%        0.44%
90 days or more.....    0.89%       0.79%       1.41%        1.21%       1.43%       1.15%       1.47%        1.12%
Total...............    3.88%       3.40%       4.96%        4.21%       4.67%       3.64%       3.76%        2.92%
                      ---------   ----------  ---------   ----------   ---------   ----------- ----------  ----------
Foreclosure Rate....    1.78%       1.64%       2.65%        2.48%       2.47%       2.06%       2.37%        2.00%
REO Properties......     264         N/A         480          N/A         532         N/A         577          N/A

     The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

     The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties that relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by Chase pending disposition.

                           LOAN LOSS EXPERIENCE OF THE
                 CHASE SUBPRIME SECURITIZED SERVICING PORTFOLIO

-------------------------------------------------- ------------------------------------------------- --------------
                                                               (DOLLARS IN THOUSANDS)                QUARTER ENDING
                                                              YEAR ENDING DECEMBER 31,                 MARCH 31,
-------------------------------------------------- --------------- --------------- --------------- ----------------
                                                       2001            2002            2003             2004
-------------------------------------------------- --------------- --------------- --------------- ----------------
Average amount outstanding.....................    $ 5,018,737     $ 7,902,732     $  9,642,035    $ 11,257,515
-------------------------------------------------- --------------- --------------- --------------- ----------------
Net losses.....................................    $    29,783     $    43,458     $     73,504    $     18,249
-------------------------------------------------- --------------- --------------- --------------- ----------------
Net losses as a percentage of average amount          0.59%           0.55%            0.76%           0.16%
   outstanding.................................
-------------------------------------------------- --------------- --------------- --------------- ----------------

     The average amount outstanding during the period is the arithmetic average of the principal balance of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by Chase to be uncollectible, less amounts received by Chase as recoveries from liquidation proceeds and deficiency judgments.

     THERE CAN BE NO ASSURANCE THAT THE DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE ON THE MORTGAGE LOANS SERVICED BY CHASE IN THIS TRANSACTION WILL CORRESPOND TO THE DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE SET FORTH IN THE TABLES ABOVE, IN PART BECAUSE THE PORTFOLIO OF MORTGAGE LOANS REFLECTED IN THOSE TABLES IS RELATIVELY SMALL AND UNSEASONED, WHICH IS LIKELY TO CAUSE THE DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE SHOWN TO UNDERSTATE, PERHAPS SUBSTANTIALLY, THE ACTUAL DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE THAT MIGHT OCCUR AS THE PORTFOLIO BECOMES MORE SEASONED. THEREFORE, CHASE CANNOT PREDICT TO WHAT DEGREE THE ACTUAL DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE ON THE MORTGAGE LOANS SERVICED BY CHASE IN THIS TRANSACTION WILL CORRESPOND TO THE STATISTICAL INFORMATION SET FORTH ABOVE. MOREOVER, THE MORTGAGE LOANS SERVICED BY CHASE IN THIS TRANSACTION WERE ACQUIRED FROM FIRST NLC NOT BY CHASE. CONSEQUENTLY, THE DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE SET FORTH IN THE TABLES ABOVE MAY NOT NECESSARILY BE MATERIAL TO A PROSPECTIVE INVESTOR'S DECISION TO INVEST IN THE PRINCIPAL CERTIFICATES.

     In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of mortgage loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of scheduled payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

     COLLECTION PROCEDURES. Chase employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by Chase is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. Chase utilizes a combination of predictive and preview dialer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, Chase makes every reasonable effort to determine the reason for the default; whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. Chase will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

OCWEN FEDERAL BANK FSB

     Ocwen Federal Bank FSB is a federally chartered savings bank with its home office in Fort Lee, New Jersey, its servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen Federal Bank FSB is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company ("OCN") headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

     Ocwen Federal Bank FSB is rated as a "Strong" residential subprime servicer and residential special servicer by Standard & Poor's and has an "RPS2" rating as a subprime servicer and an "RSS2" rating as special servicer from Fitch, Inc.. Ocwen Federal Bank FSB is also rated "SQ2" ("Above Average") as a primary servicer of subprime loans and as a special servicer by Moody's Investors Service, Inc. Such rating was lowered one level from "SQ1", on February 17, 2004. In addition, on March 1, 2004, Fitch, Inc. announced that Ocwen Federal Bank FSB's ratings as a primary servicer of residential subprime mortgage loans would remain on "Rating Watch Negative" and on April 23, 2004, Standard & Poor's placed its "Strong" residential subprime servicer and residential special servicer ratings assigned to Ocwen Federal Bank FSB on "Credit Watch with negative implications."

     Ocwen Federal Bank FSB has been named as a defendant in several potential class action lawsuits challenging its mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen Federal Bank FSB believes that its servicing practices comply with legal requirements. Ocwen Federal Bank FSB intends to defend against such lawsuits. Ocwen Federal Bank FSB is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen Federal Bank FSB's management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

     On April 19, 2004, Ocwen Federal Bank FSB entered into a Supervisory Agreement with the Office of Thrift Supervision (the "OTS") memorializing various loan servicing and customer service practices, some of which were previously adopted by Ocwen Federal Bank FSB and others to be implemented on a going forward basis. In the Supervisory Agreement, Ocwen Federal Bank FSB and the OTS acknowledged their common goal "to ensure that Ocwen Federal Bank FSB adopts and implements appropriate and fair loan servicing practices (including debt collection practices) and fully complies with all applicable laws and regulations." It is not known whether the OTS or other regulatory agencies will seek to implement additional measures relating to Ocwen Federal Bank FSB's servicing practices.

     Ocwen Federal Bank FSB is an approved Freddie Mac and Fannie Mae seller/servicer. As of June 30, 2004, Ocwen Federal Bank FSB provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $34.8 billion, substantially all of which are being serviced for third parties.

     As of June 30, 2004, OCN had approximately $1.189 billion in assets, approximately $852 million in liabilities and approximately $337 million in equity. As of June 30, 2004, Ocwen Federal Bank FSB's core capital ratio was approximately 16.22% and its total risk-based capital ratio was approximately 18.34%, as measured by the OTS. For the quarter ended June 30, 2004, OCN's net income was approximately $9.1 million, as compared to an approximate net income of $6.8 million reported for the quarter ended March 31, 2004. OCN reported approximately $282.1 million of cash and cash equivalents as of June 30, 2004.

     The following tables set forth, for the non-conforming credit mortgage loan servicing portfolio serviced by Ocwen Federal Bank FSB, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen Federal Bank FSB's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one-month past due on a contractual basis.



                                      OCWEN
                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                                    AS OF DECEMBER 31, 2001                    AS OF DECEMBER 31, 2002
                                        ---------------------------------------------  -------------------------------------------
                                                                             PERCENT                                      PERCENT
                                                                  PERCENT      BY                               PERCENT     BY
                                           BY NO.     BY DOLLAR    BY NO.     DOLLAR    BY NO.     BY DOLLAR     BY NO.    DOLLAR
                                          OF LOANS     AMOUNT     OF LOANS   AMOUNT    OF LOANS     AMOUNT     OF LOANS   AMOUNT
                                        -----------  -----------  --------  ---------  --------   -----------  --------  ---------
     Total Portfolio...................   186,955    $17,422,016   100.00%   100.00%   229,335    $26,356,007   100.00%   100.00%
     Period of Delinquency(1)
     30-59 days........................     8,520       $719,620     4.56%     4.13%     8,483       $858,552     3.70%     3.26%
     60-89 days........................     3,755       $324,753     2.01%     1.86%     3,718       $393,762     1.62%     1.49%
     90 days or more...................    22,709     $1,896,796    12.15%    10.89%    19,823     $1,820,509     8.64%     6.91%
     Total Delinquent Loans............    34,984     $2,941,169    18.71%    16.88%    32,024     $3,072,823    13.96%    11.66%
     Loans in Foreclosure(2)...........    10,286       $908,884     5.50%     5.22%     8,323       $849,266     3.63%     3.22%

                                                    AS OF DECEMBER 31, 2001                     AS OF JUNE 30, 2004
                                        ---------------------------------------------  -------------------------------------------
                                                                             PERCENT                                      PERCENT
                                                                  PERCENT      BY                               PERCENT     BY
                                           BY NO.     BY DOLLAR    BY NO.     DOLLAR    BY NO.     BY DOLLAR     BY NO.    DOLLAR
                                          OF LOANS     AMOUNT     OF LOANS   AMOUNT    OF LOANS     AMOUNT     OF LOANS   AMOUNT
                                        -----------  -----------  --------  ---------  --------   -----------  --------  ---------
     Total Portfolio...................  256,891     $30,551,242   100.00%   100.00%   234,329    $27,604,512   100.00%   100.00%
     Period of Delinquency(1)
     30-59 days........................   10,662      $1,117,125     4.15%     3.66%     9,429       $979,830     4.02%     3.55%
     60-89 days........................    4,595        $488,900     1.79%     1.60%     4,284       $451,605     1.83%     1.64%
     90 days or more...................   24,050      $2,341,837     9.36%     7.67%    23,360     $2,312,149     9.97%     8.38%
     Total Delinquent Loans............   39,307      $3,947,862    15.30%    12.92%    37,073     $3,743,583    15.82%    13.56%
     Loans in Foreclosure(2)...........    9,800      $1,057,710     3.81%     3.46%     9,183       $996,476     3.92%     3.61%

------------------
(1) Includes 16,034 loans totaling $1,443,908 for June 30, 2004, which were delinquent at the time of transfer to Ocwen.

(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                      OCWEN
                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                          AT DECEMBER 31, 2001       AT DECEMBER 31, 2002     AT DECEMBER 31, 2003       AT JUNE 30, 2004
                        ------------------------   -----------------------   -----------------------  -----------------------

                         BY NO. OF    BY DOLLAR    BY NO. OF    BY DOLLAR    BY NO. OF    BY DOLLAR   BY NO. OF   BY DOLLAR
                           LOANS       AMOUNT        LOANS        AMOUNT       LOANS       AMOUNT       LOANS       AMOUNT
                        ----------   -----------   ---------   -----------   ---------   -----------  ---------   -----------
Total Portfolio........   186,955    $17,422,016    229,335    $26,356,007    256,891    $30,551,242   234,329    $27,604,512
Foreclosed Loans(1)....     3,983       $301,782      3,484       $285,598      4,849       $437,510     4,651       $424,622
Foreclosure Ratio(2)...     2.13%          1.73%      1.52%          1.08%      1.89%          1.43%     1.98%          1.54%

------------------
(1) For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.


                                      OCWEN
                           LOAN GAIN/(LOSS) EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                                                   AS OF
                                       AS OF         AS OF DECEMBER 31,    AS OF DECEMBER 31      JUNE 30,
                                 DECEMBER 31, 2001          2002                 2003               2004
                                 -----------------   ------------------    -----------------    -----------
Total Portfolio(1)...............   $17,422,016         $26,356,007          $30,551,242        $27,604,512
Net Gains/(Losses)(2)(3).........    ($266,262)          ($275,036)           ($249,516)         ($324,786)
Net Gains/(Losses) as a
  Percentage of Total Portfolio..       (1.53)%             (1.04)%              (0.82)%            (1.18)%

------------------
(1) "Total Portfolio" on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3) Includes ($108,412) as of June 30, 2004 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

                                   THE TRUSTEE

     Deutsche Bank National Trust Company, a national banking association, has an office at 1761 East St. Andrew Place, Santa Ana, California 92705-4934. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement. See "THE POOLING AND SERVICING AGREEMENT" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

     On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in sixteen classes, the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates (collectively, the "OFFERED CERTIFICATES") will be offered under this prospectus supplement. The Class B-4 certificates, which are not offered by this prospectus supplement, are referred to as "FIXED RATE CERTIFICATES" in this prospectus supplement and the Offered Certificates together with the Fixed Rate Certificates are referred to as the "PRINCIPAL CERTIFICATES" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

     The trust fund will consist of:

     o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

     o such assets as from time to time are identified as REO property and related collections and proceeds;

     o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement;

     o  two interest rate cap agreements, and

     o with respect to the Class A-1 certificates only, the rights of the trustee under the Class A-1 certificate insurance policy.

     The Principal Certificates will be issued and available only in book-entry form, in minimum denominations of $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in a different amount.

     Voting rights will be allocated among holders of the Principal Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights.

     The Class A-1 certificates generally represent interests in the group I mortgage loans, the Class A-2 certificates generally represent interests in the group II mortgage loans and the Class A-3A, Class A-3B and Class A-3C certificates generally represent interests in the Group III mortgage loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates represent interests in all of the mortgage loans in the trust fund.

BOOK-ENTRY REGISTRATION

     The Principal Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Principal Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Principal Certificates will be represented by book entries on the records of DTC and its participating members. All references in this prospectus supplement to the Principal Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

     The beneficial owners of the Principal Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Principal Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal balance or notional amount of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Principal Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Principal Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the Principal Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Principal Certificates only indirectly through DTC and its participants.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Principal Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the Principal Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with the persons holding through Euroclear participants.

     Distributions on the book-entry certificates will be made on each Distribution Date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Principal Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

     None of the trust, the depositor, the servicers, or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "DESCRIPTION OF THE SECURITIES--BOOK-ENTRY REGISTRATION" in the prospectus.

     See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

DEFINITIVE CERTIFICATES

     The Principal Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor notifies the Trustee and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

     Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates the offices of its agent located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to certain mortgage loan purchase and warranties agreements, each responsible party sold the mortgage loans, without recourse, to GSMC. GSMC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date; provided, however, that GSMC will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan prior to the cut-off date and principal prepayments in full and curtailments (I.E., partial prepayments), received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan prior to the cut-off date.

     GSMC will also convey to the depositor, pursuant to an assignment, assumption and recognition agreement (the "FIRST NLC ASSIGNMENT AGREEMENT"), and the depositor will convey to the trust, pursuant to the pooling and servicing agreement, certain rights of GSMC with respect to the First NLC mortgage loans under the mortgage loan purchase and warranties agreements between First NLC and GSMC.

DELIVERY OF MORTGAGE LOAN DOCUMENTS

     In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the trustee, on or before the closing date, the following documents with respect to each mortgage loan, which documents constitute the mortgage file:

         (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee (except for less than 0.34% of the mortgage loans for which there is a lost note affidavit and a copy of the mortgage note);

         (b) the original of any guaranty executed in connection with the mortgage note;

         (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, (i) a copy of the mortgage together with an officer's certificate of the responsible party (or certified by the title company, escrow agent or closing attorney) stating that the mortgage has been dispatched for recordation and the original recorded mortgage or a copy of such mortgage certified by the appropriate public recording office will be promptly delivered upon receipt by the responsible party or (ii) a copy of the mortgage certified by the appropriate public recording office to be a true and complete copy of the recorded original;

         (d) the originals of any intervening mortgage assignment(s), showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee or, in certain limited circumstances, (i) a copy of the intervening mortgage assignment together with an officer's certificate of the responsible party (or certified by the title company, escrow agent or closing attorney) stating that of such intervening mortgage assignment has been dispatched for recordation and the original intervening mortgage assignment or a copy of such intervening mortgage assignment certified by the appropriate public recording office will be promptly delivered upon receipt by the responsible party or (ii) a copy of the intervening mortgage assignment certified by the appropriate public recording office to be a true and complete copy of the recorded original;

         (e) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

         (f) originals of all assumption, modification, consolidation and extension agreements, if any, with evidence of recording;

         (g) an original lender's title insurance policy or a copy of the related policy binder or commitment for title certified to be true by the title insurance company; and

         (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage.

     Pursuant to the pooling and servicing agreement, the trustee will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note (item (a) above) with respect to each of the mortgage loans, with any exceptions noted. The trustee will agree, for the benefit of the holders of the certificates and the Class A-1 certificate insurer, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date - or, with respect to any Substitute Mortgage Loan in the case of First NLC, within thirty days after the receipt of the related mortgage file by the trustee - and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

     o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

     o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

     o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

     o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

     If the trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the trustee is required to promptly so notify the applicable responsible party, the applicable servicer, the Class A-1 certificate insurer and the depositor in writing. Ameriquest with respect to the Ameriquest mortgage loans and the depositor with respect to the First NLC mortgage loans, will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, within thirty days after the earlier of either discovery by or notice to Ameriquest or the depositor, as applicable, of such defect, the applicable responsible party has not caused the defect to be remedied, the applicable responsible party will be required to purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the applicable servicer or other expenses of the applicable servicer or trustee in connection with the mortgage loan or the purchase, which purchase price shall be deposited in the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan or, with respect to any First NLC mortgage loan, and only within 120 days following the applicable Original Sale Date, substitute in lieu of such First NLC mortgage loan a Substitute Mortgage Loan and, if applicable, remit to the applicable servicer any Substitution Adjustment Amount. The obligations of the applicable responsible party to cure such breach or to substitute (in the case of First NLC) or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty available to the holders of the certificates, the Class A-1 certificate insurer, the depositor, the servicers and the trustee.

REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement, Ameriquest will make certain representations and warranties with respect to each mortgage loan transferred by it as of the closing date (or such other date as set forth below). Pursuant to a mortgage loan purchase and warranties agreement and the First NLC Assignment Agreement (collectively, the "FIRST NLC AGREEMENTS"), First NLC will make certain representations and warranties with respect to each mortgage loan transferred by it as of the applicable Original Sale Date (or such other date as set forth below). These representations and warranties include, among other things:

         (1) As of the Original Sale Date, no payment required under the mortgage loan is one-month or more delinquent;

         (2) The mortgage loan is not subject to any right of rescission, set off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

         (3) As of the Original Sale Date, pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire or hazards or extended coverage meeting accepted origination practices;

         (4) The mortgage loan at origination complied in all material respects with all applicable federal, state and local laws;

         (5) The mortgage is a valid, subsisting, enforceable and perfected, first or second (as applicable) lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all additions, alterations and replacements made at any time with respect to the related mortgage loan. The lien of the mortgage is subject only to:

              (i) the first lien, in case of second lien mortgage loan;

              (ii) the lien of current real property taxes and assessments not yet due and payable;

              (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

              (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

         (6) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms;

         (7) The mortgage loan is covered by an American Land Title Association lender's title insurance policy or other generally acceptable form of policy;

         (8) As of the Original Sale Date, there is no default, breach, violation or event which would permit acceleration under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the responsible party nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration and neither the responsible party nor any of its affiliates or any of their respective predecessors have waived any default, violation or event which would permit acceleration;

         (9) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure;

         (10) To the best of the responsible party's knowledge as of the Original Sale Date, there is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property, and the mortgaged property is undamaged in all material respects by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty;

         (11) The responsible party has delivered to GSMC an appraisal of the related mortgaged property signed by a qualified appraiser, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the mortgage loan was originated;

         (12) No mortgage loan is classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost," "covered," "threshold" or "predatory" loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

         (13) As of the Original Sale Date, none of the mortgage loans has a prepayment penalty period in excess of five years;

         (14) As of the Original Sale Date, no mortgage loan subject to the Georgia Fair Lending Act and secured by property located in the state of Georgia was originated on or after October 1, 2002 and prior to March 7, 2003. As of the Original Sale Date, there is no mortgage loan that was originated on or after March 7, 2003 that is a "high cost home loan" as defined under the Georgia Fair Lending Act;

         (15) No proceeds from any mortgage loan were used to finance a single premium credit life insurance policy; and

         (16) The responsible party has reported or caused to be reported the mortgagor credit files to each of the three primary credit repositories on a monthly basis.

     Pursuant to the pooling and servicing agreement or First NLC Agreements, as applicable, upon the discovery by any of, a certificateholder, the applicable responsible party, the applicable servicer, the depositor or the trustee that any of the representations and warranties contained in the pooling and servicing agreement or First NLC Agreements, as applicable, have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee, the Class A-1 certificate insurer, or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of the pooling and servicing agreement or First NLC Agreements, as applicable, within sixty days of the earlier to occur of the applicable responsible party's discovery of or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the applicable responsible party will be required to:

     o  promptly cure such breach in all material respects,

     o only with respect to First NLC mortgage loans and only within 120 days of the related Original Sale Date, remove each mortgage loan which has given rise to the requirement for action by the responsible party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the responsible party on such Distribution Date the amount of such shortfall (the "SUBSTITUTION ADJUSTMENT AMOUNT"), or

     o purchase such mortgage loan at a repurchase price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the applicable servicer or other reasonable expenses of the applicable servicer or trustee in connection with the mortgage loan or the purchase.

     Notwithstanding the foregoing, pursuant to the terms of the pooling and servicing agreement and the First NLC Agreements, as applicable, in the event of discovery by any party to the pooling and servicing agreement that a mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the pooling and servicing agreement or the First NLC Agreements, as applicable, or discovery of a breach of the representations and warranties listed as number (12), (13), (14) or (15) in the preceding paragraph, the applicable responsible party will be required to repurchase the related mortgage loan at the repurchase price within sixty days of such discovery or receipt of notice. The repurchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

     In addition, each of the responsible parties is obligated to indemnify the depositor, the applicable servicer and the trustee for any third-party claims arising out of a breach by the applicable responsible party of representations or warranties regarding the mortgage loans. The obligations of the responsible parties to cure such breach or with respect to any First NLC mortgage loan and only within 120 days of its Original Sale Date, to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the Class A-1 certificate insurer, the depositor, the applicable servicer and the trustee.

     Pursuant to the First NLC Assignment Agreements, GSMC will make the following representations and warranties:

         (1) with respect to each First NLC mortgage loan, to GSMC's knowledge, no event has occurred from the applicable Original Sale Date to the closing date which would render the representations and warranties as to any First NLC mortgage loan made by First NLC, to be untrue in any material respect (except that approximately 0.16% of the mortgage loans, all of which are group II mortgage loans are more than one payment past due);

         (2) with respect to each mortgage loan, any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the mortgage loan (including, without any limitation, any provisions relating to prepayment penalties) have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations; and

         (3) No mortgage loan, as of the date of origination, was categorized as "High Cost" or "Covered" pursuant to Appendix E of the Standard & Poor's LEVELS(R) Glossary.

     Pursuant to the pooling and servicing agreement, the depositor will represent and warrant that no mortgage loan that is a group I mortgage loan or a group II mortgage loan has a prepayment penalty in excess of three years.

     In the event of a material breach of any of the foregoing representations and warranties of GSMC or the depositor, GSMC or the depositor will be required to cure, substitute for or repurchase the affected mortgage loan in the same manner described above for a material breach of a representation or warranty of a responsible party. The obligations of GSMC and the depositor to cure such breach or to substitute or repurchase any mortgage loan constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the Class A-1 certificate insurer, the servicers and the trustee.

PAYMENTS ON THE MORTGAGE LOANS

     The pooling and servicing agreement provides that each servicer is required to establish and maintain a separate collection account. The pooling and servicing agreement permits each servicer to direct any depository institution maintaining the applicable collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

     Each servicer is obligated to deposit or cause to be deposited in the applicable collection account within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

     o all payments on account of principal, including prepayments of principal on the mortgage loans;

     o all payments on account of interest, net of the servicing fee, on the mortgage loans;

     o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds;

     o all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

     o any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

     The trustee will be obligated to set up a distribution account with respect to the certificates into which each servicer will be required to deposit or cause to be deposited the funds required to be remitted by each servicer on the Servicer Remittance Date.

     The funds required to be remitted by each servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

     o all collections of scheduled principal and interest on the mortgage loans received by the applicable servicer on or prior to the related Determination Date;

     o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the applicable servicer during the related Prepayment Period;

     o all P&I Advances made by the applicable servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

     o any other amounts required to be placed in the collection account by the applicable servicer pursuant to the pooling and servicing agreement, but excluding the following:

     (a) for any mortgage loan with respect to which the applicable servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

     (b) amounts received on a particular mortgage loan with respect to which the applicable servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

     (c) for such Servicer Remittance Date, the aggregate servicing fee;

     (d) all net income from eligible investments that are held in the collection account for the account of the applicable servicer;

     (e) all amounts actually recovered by the applicable servicer in respect of late fees, assumption fees and similar fees;

     (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

     (g) certain other amounts which are reimbursable to the depositor or the applicable servicer, as provided in the pooling and servicing agreement; and

     (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

     The amounts described in clauses (a) through (h) above may be withdrawn by the applicable servicer from the applicable collection account on or prior to each Servicer Remittance Date.

DISTRIBUTIONS

     Distributions on the certificates will be required to be made by the trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in August 2004 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered on the related Record Date.

     Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the trustee or if no wire instructions are provided then by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates its agent's offices located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

         (1) to interest on each class of Principal Certificates, in the order and subject to the priorities set forth below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL";

         (2) to principal on the classes of Principal Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL";

         (3) to unpaid interest in the order and subject to the priorities described below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL"; and

         (4) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount and then to be released to the Class X certificates, subject to certain limitations set forth below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL."

                  DISTRIBUTIONS OF INTEREST AND PRINCIPAL

  For any Distribution Date, the "PASS-THROUGH RATE" for each class of Principal Certificates will be a per annum rate as set forth below:

         (a) for the Class A-1 certificates, equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) the Loan Group I Cap, and (3) the WAC Cap;

         (b) for the Class A-2 certificates, equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) the Loan Group II Cap, and (3) the WAC Cap;

         (c) for the Class A-3A certificates, equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) the Loan Group III Cap, and (3) the WAC Cap;

         (d) for the Class A-3B certificates, equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) the Loan Group III Cap, and (3) the WAC Cap;

         (e) for the Class A-3C certificates, equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) the Loan Group III Cap, and (3) the WAC Cap;

         (f) for the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, and (2) the WAC Cap; and

         (g) for the Class B-4 certificates, the lesser of 5.00% or the WAC Cap, or on the Distribution Date immediately following the initial Distribution Date on which the majority Class X certificateholders have the right to purchase all of the mortgage loans as described under "THE POOLING AND SERVICING AGREEMENT--TERMINATION; OPTIONAL CLEAN UP CALL" in this prospectus supplement and each Distribution Date thereafter, the lesser of 5.50% or the WAC Cap.

     The "LOAN GROUP I CAP" will be a per annum rate equal to (a) the weighted average of the mortgage rates (in each case, less the applicable Expense Fee Rate and, solely for the purpose of determining the Pass-Through Rate on the Class A-1 certificates, the premium payable to the Class A-1 certificate insurer) then in effect on the beginning of the related Due Period on the group I mortgage loans, multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

     The "LOAN GROUP II CAP" will be a per annum rate equal to (a) the weighted average of the mortgage rates (in each case, less the applicable Expense Fee
Rate) then in effect on the beginning of the related Due Period on the group II mortgage loans, multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

     The "LOAN GROUP III CAP" will be a per annum rate equal to (a) the weighted average of the mortgage rates (in each case, less the applicable Expense Fee
Rate) then in effect on the beginning of the related Due Period on the group III mortgage loans, multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

     The "WAC CAP" will be a per annum rate equal to (a) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee Rate and, solely for the purpose of determining the Pass-Through Rate on the Class A-1 certificates, the premium payable to the Class A-1 certificate insurer) then in effect on the beginning of the related Due Period on the mortgage loans multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

     The fixed margin for each class of Offered Certificates is as follows:
Class A-1, 0.290%; Class A-2, 0.360%; Class A-3A, 0.180%; Class A-3B, 0.350%;
Class A-3C, 0.580%; Class M-1, 0.650%; Class M-2, 1.100%; Class M-3, 1.250%;
Class M-4, 1.450%; Class B-1, 1.900%; Class B-2, 2.150%; and Class B-3, 3.500%.
On the Distribution Date immediately following the initial Distribution Date on which the majority Class X certificateholders have the right to purchase all of the mortgage loans as described under "THE POOLING AND SERVICING AGREEMENT--TERMINATION; OPTIONAL CLEAN-UP CALL" in this prospectus supplement and each Distribution Date thereafter, the fixed margin for each class of Offered Certificates will increase to the following: Class A-1, 0.580%; Class A-2, 0.720%; Class A-3A, 0.360%; Class A-3B, 0.700%; Class A-3C, 1.160%; Class
M-1, 0.975%; Class M-2, 1.650%; Class M-3, 1.875%; Class M-4, 2.175%; Class B-1,
2.850%; Class B-2, 3.225%; and Class B-3, 5.250%.

     On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "PRINCIPAL DISTRIBUTION AMOUNT" for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

         On each Distribution Date, the trustee will be required to make the disbursements and transfers specified below from the Available Funds then on deposit in the distribution account in the following order of priority:

         (i) to the holders of each class of Principal Certificates and to the Class A-1 certificate insurer in the following order of priority:

         (a) concurrently,

             (1) from the Interest Remittance Amount related to the group I mortgage loans, in the following order of priority, (x) to the Class A-1 certificate insurer, any accrued and unpaid premium payable to the Class A-1 certificate insurer for that Distribution Date; (y) to the Class A-1 certificates, the related Accrued Certificate Interest and Unpaid Interest Amount for the Class A-1 certificates; and (z) to the Class A-1 certificate insurer, reimbursements for any prior unreimbursed claims (or to the Class A-1 certificates in lieu of any claims under the Class A-1 certificate insurance policy for such Distribution Date) under the Class A-1 certificate insurance policy for either interest or principal payments on the Class A-1 certificates, as well as all other amounts owed to the Class A-1 certificate insurer;

             (2) from the Interest Remittance Amount related to the group II mortgage loans, to the Class A-2 certificates, the related Accrued Certificate Interest and Unpaid Interest Amount for the Class A-2 certificates;

             (3) from the Interest Remittance Amount related to the group III mortgage loans, pro rata (based on the accrued and unpaid interest distributable to the Class A-3A, Class A-3B and Class A-3C certificates) to the Class A-3A, Class A-3B and Class A-3C certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the those classes of certificates;

             provided, that if the Interest Remittance Amount for any loan group is insufficient to make the related payments set forth clause (1),
             (2) or (3) above, any Interest Remittance Amount relating to the other loan groups remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts (and, if applicable, after payments and reimbursements to the Class A-1 certificate insurer) will be available to cover that shortfall;

        (b) from any remaining Interest Remittance Amounts, to the Class M-1 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

        (c) from any remaining Interest Remittance Amounts, to the Class M-2 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

        (d) from any remaining Interest Remittance Amounts, to the Class M-3 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

        (e) from any remaining Interest Remittance Amounts, to the Class M-4 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

        (f) from any remaining Interest Remittance Amounts, to the Class B-1 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

        (g) from any remaining Interest Remittance Amounts, to the Class B-2 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

        (h) from any remaining Interest Remittance Amounts, to the Class B-3 certificates, the Accrued Certificate Interest for that class on that Distribution Date; and

        (i) from any remaining Interest Remittance Amounts, to the Class B-4 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

        (ii) (A) on each Distribution Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the class or classes of Principal Certificates then entitled to distributions of principal and to the Class A-1 certificate insurer as set forth below, an amount equal to the Principal Distribution Amount in the following order or priority:

        (a) to the Class A certificates, allocated among those classes as described under "--ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES" below until their respective Class Certificate Balances are reduced to zero;

        (b) to the Class A-1 certificate insurer, reimbursements for unreimbursed claims under the Class A-1 certificate insurance policy for principal payments to the Class A-1 certificates; and

        (c) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

         (B) on each Distribution Date (a) on and after the Stepdown Date and
(b) as long as a Trigger Event is not in effect, to the holders of the class or classes of Principal Certificates then entitled to distribution of principal and to the Class A-1 certificate insurer an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

        (a) the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, to the Class A certificates, allocated among those classes as described under "--ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES" below, until their respective Class Certificate Balances are reduced to zero;

        (b) to the Class A-1 certificate insurer, reimbursements for unreimbursed claims under the Class A-1 certificate insurance policy for principal payments to the Class A-1 certificates;

        (c) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above and to the Class A-1 certificate insurer in clause (ii)(B)(b) above, and (y) the Class M-1 Principal Distribution Amount, to the Class M-1 certificates until their Class Certificate Balance has been reduced to zero;

        (d) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Class A-1 certificate insurer in clause (ii)(B)(b) above, and to the Class M-1 certificates in clause (ii)(B)(c) above, and (y) the Class M-2 Principal Distribution Amount, to the Class M-2 certificates until their Class Certificate Balance has been reduced to zero;

        (e) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Class A-1 certificate insurer in clause (ii)(B)(b) above, to the Class M-1 certificates in clause
             (ii)(B)(c) above and to the Class M-2 certificates in clause
             (ii)(B)(d) above, and (y) the Class M-3 Principal Distribution Amount, to the Class M-3 certificates until their Class Certificate Balance has been reduced to zero;

        (f) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Class A-1 certificate insurer in clause (ii)(B)(b) above, to the Class M-1 certificates in clause
             (ii)(B)(c) above, to the Class M-2 certificates in clause
             (ii)(B)(d) above, and to the Class M-3 certificates in clause
             (ii)(B)(e) above, and (y) the Class M-4 Principal Distribution Amount, to the Class M-4 certificates until their Class Certificate Balance has been reduced to zero;

        (g) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Class A-1 certificate insurer in clause (ii)(B)(b) above, to the Class M-1 certificates in clause
             (ii)(B)(c) above, to the Class M-2 certificates in clause
             (ii)(B)(d) above, to the

             Class M-3 certificates in clause (ii)(B)(e) above, and to the Class M-4 certificates in clause (ii)(B)(f) above, and (y) the Class B-1 Principal Distribution Amount, to the Class B-1 certificates until their Class Certificate Balance has been reduced to zero;

        (h) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Class A-1 certificate insurer in clause (ii)(B)(b) above, to the Class M-1 certificates in clause
             (ii)(B)(c) above, to the Class M-2 certificates in clause
             (ii)(B)(d) above, to the Class M-3 certificates in clause
             (ii)(B)(e) above, to the Class M-4 certificates in clause
             (ii)(B)(f) above, and to the Class B-1 certificates in clause
             (ii)(B)(g) above, and (y) the Class B-2 Principal Distribution Amount, to the Class B-2 certificates until their Class Certificate Balance has been reduced to zero;

        (i) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Class A-1 certificate insurer in clause (ii)(B)(b) above, to the Class M-1 certificates in clause
             (ii)(B)(c) above, to the Class M-2 certificates in clause
             (ii)(B)(d) above, to the Class M-3 certificates in clause
             (ii)(B)(e) above, to the Class M-4 certificates in clause
             (ii)(B)(f) above, to the Class B-1 certificates in clause
             (ii)(B)(g) above, to the Class B-2 certificates in clause
             (ii)(B)(h) above, and (y) the Class B-3 Principal Distribution Amount, to the Class B-3 certificates until their Class Certificate Balance has been reduced to zero; and

        (j) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Class A-1 certificate insurer in clause (ii)(B)(b) above, to the Class M-1 certificates in clause
             (ii)(B)(c) above, to the Class M-2 certificates in clause
             (ii)(B)(d) above, to the Class M-3 certificates in clause
             (ii)(B)(e) above, to the Class M-4 certificates in clause
             (ii)(B)(f) above, to the Class B-1 certificates in clause
             (ii)(B)(g) above, to the Class B-2 certificates in clause
             (ii)(B)(h) above, to the Class B-3 certificates in clause
             (ii)(B)(i) above, and (y) the Class B-4 Principal Distribution Amount, to the Class B-4 certificates until their Class Certificate Balance has been reduced to zero;

         (iii) any amount remaining after the distributions in clauses (i) and
     (ii) above is required to be distributed in the following order of priority with respect to the certificates:

        (a) to the Class A-1 certificate insurer, reimbursements for any remaining prior unreimbursed claims under the Class A-1 certificate insurance policy for either interest or principal payments to the Class A-1 certificates, as well as other amounts owed to the Class A-1 certificate insurer;

        (b) to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;

        (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;

        (d) to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;

        (e) to the holders of the Class M-4 certificates, any Unpaid Interest Amount for that class;

        (f) to the holders of the Class B-1 certificates, any Unpaid Interest Amount for that class;

        (g) to the holders of the Class B-2 certificates, any Unpaid Interest Amount for that class;

        (h) to the holders of the Class B-3 certificates, any Unpaid Interest Amount for that class;

        (i) to the holders of the Class B-4 certificates, any Unpaid Interest Amount for that class;

        (j) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

        (k) from funds on deposit in the Excess Reserve Fund Account (not including any Interest Rate Cap Payments included in that account) with respect to that Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the Principal Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A certificates being pro rata based on their respective Class Certificate Balances at the beginning of the related Interest Accrual Period;

        (l) (1) from any Interest Rate Cap Payments received with respect to the Basis Risk Interest Rate Cap Agreement on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, sequentially to the Class A-1 and Class A-2 certificates, the Class A-3 Certificate Group, the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in each case, up to their respective unpaid remaining Basis Risk Carry Forward Amounts (the allocation within the Class A-3 Certificate Group being pro rata among the Class A-3A, Class A-3B and Class A-3C certificates based on their respective Class Certificate Balances at the beginning the related Interest Accrual Period)and then (y) to the extent remaining, to the Class X certificates;

        (m) (1) from any Interest Rate Cap Payments received with respect to the Class B Interest Rate Cap Agreement on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, to the Class B-1, Class B-2, and Class B-3 certificates up to their unpaid remaining Basis Risk Carry Forward Amounts, allocated pro rata based on their respective Class Certificate Balances at the beginning of the related Interest Accrual Period, and then (y) to the extent remaining, to the Class X certificates;

        (n) to the Class X certificates, those amounts as set forth in the pooling and servicing agreement; and

        (o)  to the holders of the Class R certificates, any remaining amount.

     On each Distribution Date, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period, as set forth in the pooling and servicing agreement.

     If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the Principal Certificates exceeds the sum of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 or Class B-4 certificates will be reduced, in inverse order of seniority (beginning with the Class B-4 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "APPLIED REALIZED LOSS AMOUNT." In the event Applied Realized Loss Amounts are allocated to any class of certificates, their Class Certificate Balances will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward

Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of Subordinated Certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "SUBSEQUENT RECOVERY"), the Class Certificate Balance of each class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of Subordinated Certificates). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

     On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in "THE POOLING AND SERVICING AGREEMENT--PREPAYMENT INTEREST SHORTFALLS" in this prospectus supplement) will be allocated as a reduction to the Accrued Certificate Interest for the Principal Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates. THE HOLDERS OF THE PRINCIPAL CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR THE ALLOCATION OF ANY OF THOSE SHORTFALLS DESCRIBED IN THE PRECEDING SENTENCE AND THE CLASS A-1 CERTIFICATE INSURANCE POLICY DOES NOT COVER THESE AMOUNTS.

ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES

     All principal distributions to the holders of the Class A certificates on any Distribution Date will be allocated among the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-3C certificates based on the Class A Principal Allocation Percentage applicable to those classes for that Distribution Date. However, if the Class Certificate Balances of the Class A certificates in any Class A Certificate Group is reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the other Class A Certificate Groups remaining outstanding pro rata based on the Class Certificate Balances (after the application of the Principal Distribution Amount from the related mortgage loan group to each of the remaining classes of Class A certificates) of the Class A certificates in those other Class A Certificate Groups remaining outstanding, after giving effect to principal distributions from the loan groups related to those other Class A Certificate Groups remaining outstanding, until their Class Certificate Balances have been reduced to zero (with any remaining amounts of principal distributions allocable to the Class A-1 certificates distributed to the Class A-1 certificate insurer as reimbursement for unreimbursed claims under the Class A-1 certificate insurance policy) and if the Class Certificate Balance of the Class A-1 certificates has been reduced to zero and the Class A-1 certificate insurer has been reimbursed for claims and all other amounts owing to the Class A-1 certificate insurer, then the remaining amount of principal distributions on the Class A-1 certificates will be distributed to the other classes of Class A certificates remaining outstanding, in accordance with the principal distribution allocations described in this paragraph, until their Class Certificate Balances have been reduced to zero.

     Any payments of principal to the Class A-1 certificates will be made first from payments relating to the group I mortgage loans, any payments of principal to the Class A-2 certificates will be made first from payments relating to the group II mortgage loans, and any payments of principal to the Class A-3 Certificate Group will be made first from payments relating to the group III mortgage loans.

     Any principal distributions allocated to the Class A-3 certificates are required to be distributed sequentially to the Class A-3A certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-3B certificates, until their Class Certificate Balance has been reduced to zero, and then to Class A-3C certificates, until their Class Certificate Balance has been reduced to zero. However, on and after the Distribution Date on which the aggregate Class Certificate Balances of the Class M and Class B Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions to the Class A certificates are required to be allocated pro rata to the Class A certificates based on their respective Class Certificate Balances.

CALCULATION OF ONE-MONTH LIBOR

     On each LIBOR Determination Date, the trustee will determine One-Month LIBOR for the next Interest Accrual Period for the Offered Certificates.

EXCESS RESERVE FUND ACCOUNT

     The "BASIS RISK PAYMENT" for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, with respect to any Distribution Date, the payment cannot exceed the amount otherwise distributable on the Class X certificates.

     If on any Distribution Date, the Pass-Through Rate for any class of Principal Certificates is based upon the Loan Group I Cap, the Loan Group II Cap, the Loan Group III Cap or the WAC Cap, as applicable, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the applicable cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on its capped Pass-Through Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to those caps) is the "BASIS RISK CARRY FORWARD AMOUNT" for those classes of certificates.

     Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account with respect to such Distribution Date (each as described in this prospectus supplement). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

     In the event the Class Certificate Balance of any class of Principal Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. The ratings on the certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount. The Basis Risk Carry Forward Amount will not be covered by the Class A-1 certificate insurance policy

     Pursuant to the pooling and servicing agreement, an account (referred to as the "EXCESS RESERVE FUND Account") will be established, which is held in trust, as part of the trust fund, by the trustee. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of the Principal Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. Holders of the Principal Certificates will also be entitled to receive, in the manner described in this prospectus supplement, Interest Rate Cap Payments, if any, deposited into the Excess Reserve Fund Account with respect to any Distribution Date to the extent necessary to cover any Basis Risk Carry Forward Amount on the Principal Certificates. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class X certificates. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

INTEREST RATE CAP AGREEMENTS

     The trust will have the benefit of two interest rate cap agreements, the "BASIS RISK INTEREST RATE CAP AGREEMENT", for the benefit of the Offered Certificates with an initial notional amount of approximately $285,467,000, and the "CLASS B INTEREST RATE CAP AGREEMENT", with an initial notional amount of approximately $31,750,000, for the benefit of the Class B-1, Class B-2 and Class B-3 certificates. The Basis Risk Interest Rate Cap Agreement and the Class B Interest Rate Cap Agreement are provided by Goldman Sachs Capital Markets LP (the "CAP PROVIDER"). The short term unsecured debt obligations of the guarantor of the Cap Provider, The Goldman Sachs Group, Inc., are rated "P-1" by Moody's, "A-1" by S&P, and "F1+" by Fitch, Inc.. The long term unsecured debt obligations of the guarantor of the cap provider are rated "Aa3" by Moody's, "A+" by S&P and "AA" by Fitch, Inc. All obligations of the depositor under the interest rate cap agreements will be paid on or prior to the closing date.

     On each Distribution Date, the Cap Provider will be obligated under the Basis Risk Interest Rate Cap Agreement to pay to the trustee an amount equal to the product of (a) the number of basis points by which one-month LIBOR, as determined pursuant to the Basis Risk Interest Rate Cap Agreement, exceeds the strike rate on the schedule attached as Annex II to this prospectus supplement, up to a one-month LIBOR of 9.62%, (b) the amount set forth as the interest rate cap notional amount on the schedule attached as Annex II to this prospectus supplement, and (c) the actual number of days in the applicable interest accrual period divided by 360. Amounts, if any, payable under the Basis Risk Interest Rate Cap Agreement with respect to any Distribution Date will be used to cover, in the manner and priority set forth in this prospectus supplement, shortfalls in payments of interest on the Principal Certificates, if the Pass-Through Rates on those certificates are limited for any of the first 35 Distribution Dates due to the caps on their Pass-Through Rates. The Cap Provider's obligations under the Basis Risk Interest Rate Cap Agreement will terminate following the Distribution Date in June 2007.

     On each Distribution Date, the Cap Provider will be obligated under the Class B Interest Rate Cap Agreement to pay to the trustee an amount equal to the product of (a) the number of basis points by which one-month LIBOR, as determined pursuant to the Class B Interest Rate Cap Agreement, exceeds the amount set forth as the strike rate on the schedule attached as Annex III to this prospectus supplement, up to a one-month LIBOR of 8.00%, (b) the amount set forth as the interest rate cap notional amount on the schedule attached as Annex III to this prospectus supplement, and (c) the actual number of days in the applicable interest accrual period divided by 360. Amounts, if any, payable under the Class B Interest Rate Cap Agreement with respect to any Distribution Date will be used to cover, in the manner and priority set forth in this prospectus supplement, shortfalls in payments of interest on the Class B-1, Class B-2 and Class B-3 certificates, if the Pass-Through Rates on those certificates are limited for any of the first 52 Distribution Dates due to the caps on their Pass-Through Rates. The Cap Provider's obligations under the Class B Interest Rate Cap Agreement will terminate following the Distribution Date in November 2008.

OVERCOLLATERALIZATION PROVISIONS

     The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the Principal Certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds and any Interest Rate Cap Payments not required to be distributed to holders of the Principal Certificates as described above on any Distribution Date will be paid to the holders of the Class X certificates and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Applied Realized Loss Amounts.

     With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the Principal Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the "OVERCOLLATERALIZED AMOUNT" as of that Distribution Date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an "OVERCOLLATERALIZATION DEFICIENCY"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "EXTRA PRINCIPAL DISTRIBUTION AMOUNT." The required level of the Overcollateralized Amount with respect to a Distribution Date is the "SPECIFIED OVERCOLLATERALIZED AMOUNT" and is set forth in the definition of Specified Overcollateralized Amount in the "GLOSSARY OF TERMS" in this prospectus supplement. As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that the "TRIGGER EVENT" (as defined under "GLOSSARY OF TERMS" in this prospectus supplement) is in effect.

     In the event that a Specified Overcollateralized Amount is permitted to decrease or "step down" on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Principal Certificates on that Distribution Date will be distributed to the holders of the Class X certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Principal Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the Principal Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the "EXCESS OVERCOLLATERALIZED AMOUNT" with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (I.E., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Principal Certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay any amounts owing to the Class A-1 certificate insurer, Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Principal Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "OVERCOLLATERALIZATION REDUCTION AMOUNT" for that Distribution Date). The "NET MONTHLY EXCESS CASH FLOW" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the Principal Certificates and after the payment of all amounts then owed to the Class A-1 certificate insurer.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date the trustee will make available to the Class A-1 certificate insurer, the depositor and each holder of a Principal Certificate a distribution report, based solely on information provided to the trustee by the servicers, containing such information, (including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, and the aggregate outstanding principal balance of each class as of such Distribution Date) as required by the pooling and servicing agreement.

     The trustee will provide the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at https://www.corporatetrust.db.com/invr and assistance in using the website can be obtained by calling the trustee's investor relations desk at 1-800-735-7777. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The trustee will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

     The trustee will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     Countrywide and Chase (after servicing has been transferred to them on or about August 2, 2004 or August 3, 2004, as the case may be) and Ocwen will act as the servicers of the mortgage loans under the pooling and servicing agreement. See "THE SERVICERS" in this prospectus supplement. Prior to the transfer of servicing to Countrywide and Chase, the servicing of the mortgage loans to be transferred to them will be done pursuant to interim servicing agreements currently in place.

     In servicing the mortgage loans, the servicers will be required to use the same care as they customarily employ in servicing and administering similar mortgage loans for their own account, in accordance with customary mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.

SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for their activities as servicer under the pooling and servicing agreement, each servicer is entitled with respect to each mortgage loan serviced by it to the servicing fee, which will be retained by the applicable servicer or payable monthly from amounts on deposit in the applicable collection account. The servicing fee is required to be an amount equal to interest at one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of such mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, each servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items (other than Prepayment Premiums). Each servicer is also entitled to withdraw from the applicable collection account or any related escrow account any net interest or other income earned on deposits in the applicable collection account or escrow account as the case may be. Each servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the pooling and servicing agreement.

     As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled with respect to each mortgage loan to the trustee fee, which will be remitted to the trustee monthly by the servicers from amounts on deposit in the applicable collection account. The trustee fee will be an amount equal to one-twelfth of the trustee fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan. The trustee fee rate with respect to each mortgage loan will be a rate per annum of 0.01% or less. In addition to the trustee fee, the trustee will be entitled to the benefit of earnings on deposits in the applicable distribution account.

P&I ADVANCES AND SERVICING ADVANCES

     Each servicer is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan it services, subject to the servicer's determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by a servicer are reimbursable to that servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding a servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, that servicer will be entitled to reimbursement for that advance from any amounts in the applicable collection account. See "DESCRIPTION OF THE CERTIFICATES--PAYMENTS ON THE MORTGAGE LOANS" in this prospectus supplement.

     Each servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to the servicer's determination that such advance would be recoverable, constituting reasonable "out-of-pocket" costs and expenses relating to:

     o the preservation, restoration, inspection and protection of the mortgaged property,

     o  enforcement or judicial proceedings, including foreclosures, and

     o certain other customary amounts described in the pooling and servicing agreement.

     These servicing advances by the servicers are reimbursable to the servicers subject to certain conditions and restrictions. In the event that, notwithstanding a servicer's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the applicable servicer will be entitled to reimbursement for that advance from any amounts in the applicable collection account.

     Each servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the applicable servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the applicable servicer may be reimbursed for such advance from any amounts in the applicable collection account.

     No servicer will be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the applicable servicer (as stated in an officer's certificate of the servicer delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

PREPAYMENT INTEREST SHORTFALLS

     In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding any payments made upon liquidation of any mortgage loan and voluntary principal prepayments in part), each servicer will be obligated to pay, by no later than the Servicer Remittance Date for the related Distribution Date, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary prepayments in full. The amount of compensating interest payable by each servicer ("COMPENSATING INTEREST") will be equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments in full and thirty days' interest on the related mortgage loans, but only to the extent of the servicing fee for the related Distribution Date.

ADVANCE FACILITY; PLEDGE OF SERVICING RIGHTS

     The pooling and servicing agreement provides that any servicer may enter into a facility with any party under which such party may fund a servicer's P&I Advances or Servicing Advances, although no such facility will reduce or otherwise affect such servicer's obligation to fund such P&I Advances or Servicing Advances. Any P&I Advances or Servicing Advances made by a advancing party will be reimbursed to the advancing party in the same manner as reimbursement would be made to the servicers.

     The pooling and servicing agreement also provides that Ocwen may pledge its servicing rights under the pooling and servicing agreement to one or more lenders. No such pledge will reduce or otherwise affect Ocwen's servicing obligations under the pooling and servicing agreement. Upon a servicer event of default by Ocwen under the pooling and servicing agreement, the trustee may remove Ocwen as a servicer and the trustee will, or under certain circumstances, Ocwen or its designee may, appoint a successor servicer. In any event, the successor servicer must meet the requirements for successor servicers under the pooling and servicing agreement. See "--REMOVAL AND RESIGNATION OF THE SERVICERS" below. In the event Ocwen is removed as a servicer under the pooling and servicing agreement, its servicing rights will be transferred to any successor servicers, and none of the trust, the depositor, the servicers, the Class A-1 certificate insurer or the trustee will have any right or claim to the portion of Ocwen's servicing rights pledged, or any unreimbursed P&I Advances or servicing advances that were pledged.

SERVICER REPORTS

     As set forth in the pooling and servicing agreement, on a date preceding the applicable Distribution Date, each servicer is required to deliver to the trustee and the Class A-1 certificate insurer a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the trustee. In addition, each servicer will be required to deliver to the trustee and the depositor certain monthly reports relating to the mortgage loans and the mortgaged properties. The trustee will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

     Each servicer is required to deliver to the depositor, the trustee, the Class A-1 certificate insurer and the rating agencies, on or prior to March 15th of each year, starting in 2005, an officer's certificate stating that:

     o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision, and

     o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by the servicer to remedy such default.

     On or prior to March 15th of each year, starting in 2005, each servicer, at its expense, is required to cause to be delivered to the depositor, the trustee, the Class A-1 certificate insurer, and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

COLLECTION AND OTHER SERVICING PROCEDURES

     Each servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, each servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

     Each servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

     Each servicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the applicable servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

     Any fee collected by any servicer for entering into an assumption or modification agreement will be retained by that servicer as additional servicing compensation. In connection with any such assumption or modification, none of the outstanding principal amount, the mortgage rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan or such default is, in the judgment of the servicer, reasonably foreseeable. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "LEGAL ASPECTS OF THE MORTGAGE LOANS--DUE-ON-SALE CLAUSES" in the prospectus.

HAZARD INSURANCE

     Each servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee's clause with coverage in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by a servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of a servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that a servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the applicable servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The applicable servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of that servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the applicable servicer will follow such practices as it deems necessary or advisable and as are in keeping with the applicable servicer's general loan servicing activities and the pooling and servicing agreement. However, the applicable servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by that servicer.

OPTIONAL REPURCHASE OF DELINQUENT MORTGAGE LOANS

     The depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is 90 days or more delinquent subject to certain terms and conditions set forth in the pooling and servicing agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the applicable servicer related to the mortgage loan.

REMOVAL AND RESIGNATION OF THE SERVICERS

  The trustee may, and the trustee is required to at the direction of the majority of voting rights in the certificates, remove a servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clauses (a) through (i) below. Each of the following constitutes a "SERVICER EVENT OF DEFAULT":

         (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or trustee; or

         (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the breach of any representation and warranty set forth in the pooling and servicing agreement to be true and correct, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor or trustee, or to the servicer, the depositor and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates, and (ii) actual knowledge of such failure by a servicing officer of the servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the servicer, the cure period may be extended for an additional 30 days upon delivery by the servicer to the trustee of a certificate to the effect that the servicer believes in good faith that the failure or breach can be cured within such additional time period and the servicer is diligently pursuing remedial action; or

         (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

         (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

         (e) the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

         (f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

         (g) with respect to Countrywide and Ocwen only, certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any Distribution Date or with respect to any servicer, certain reports are not timely delivered by the servicer to the trustee; or

         (h) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee or the depositor, or to the servicer, the trustee or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

         (i) (1) with respect to Ocwen only, S&P reduces its servicer rating of Ocwen to "below average" or lower, or Moody's reduces its servicer rating of Ocwen to "SQ4" or lower, or (2) with respect to Chase and Countrywide only, any reduction, withdrawal or qualification of the servicing rating of Chase or Countrywide, as applicable, by any rating agency that results in the inability of Chase or Countrywide, as applicable, to act as a primary or special servicer for any mortgage-backed or asset-backed transaction rated or to be rated by any Rating Agency.

     Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, no servicer may assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the applicable servicer, the depositor and the trustee or upon the determination that the servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

     Pursuant to the terms of the pooling and servicing agreement, upon removal or resignation of a servicer, subject to the depositor's right to appoint a successor servicer, the trustee will be the successor servicer. However, for a period of 30 days following the date on which Ocwen receives a notice of removal as a servicer (other than a removal based upon a servicer event of default described in paragraph (f) above), Ocwen or its designee may appoint a successor servicer that satisfies the eligibility criteria of a successor servicer set forth below, subject to the consent of the depositor, the Class A-1 certificate insurer and the trustee, which consent shall not be unreasonably withheld or delayed. The successor servicer appointed by Ocwen or its designee must agree to act as successor servicer no later than such 30-day period, fully effect the servicing transfer within 90 days following the notice of removal of Ocwen as a servicer, make all P&I Advances that are otherwise required to be made by Ocwen as of the date of such appointment, and reimburse any expenses that the trustee may have incurred in connection with the removal of Ocwen and the appointment of a successor servicer to Ocwen. This 30-day period will terminate immediately if Ocwen fails to make (or cause to be made) any P&I Advances. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. The trustee, as successor servicer, will be obligated to assume the other responsibilities, duties and liabilities of the predecessor servicer as soon as practicable, but in no event later than 90 days after the trustee has notified the predecessor servicer that it is being terminated. If, however, the trustee is unwilling or unable to act as successor servicer, or the holders of the certificates entitled to a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

     The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the Principal Certificates and a majority of the certificateholders. See "--SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" above.

     The terminated servicer, subject to certain provisions in the pooling and servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses, without reimbursement from the trust fund, to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer without reimbursement from the trust fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the trust fund or if the successor servicer fails to pay, the trustee will pay such costs from the trust fund.

TERMINATION; OPTIONAL CLEAN-UP CALL

     The majority Class X certificateholders in the aggregate may, at their option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. If the depositor or one of its affiliates is a Class X certificateholder exercising this option, it may only do so with at least one other unaffiliated person that holds at least a 10% percentage interest in the Class X certificates. The Class A-1 certificate insurer may, at its option, purchase the mortgage loans and terminate the trust if the majority holders of the Class X certificates do not exercise their option by the third Distribution Date following the Distribution Date on which it is exercisable. In addition, Chase and Ocwen individually, or both of them together, may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 5% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. At any time the servicers, the majority Class X certificateholders or the Class A-1 certificate insurer have the right to purchase the mortgage loans, the first person to provide notice to exercise the right will have the right to purchase the mortgage loans. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, together with any unpaid remaining Basis Risk Carry Forward Amounts, and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the party exercising the right to purchase the mortgage loans at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate. Such purchase of the mortgage loans would result in the final distribution on the Principal Certificates on such Distribution Date. In addition, the Class A-1 certificate insurer's consent is required prior to the purchase of the mortgage loans if the resulting amount available for payment on the Class A-1 certificates would result in a claim under the Class A-1 certificate insurance policy or a previous claim or any other amounts owing to the Class A-1 certificate insurer would remain unpaid.

     The trust also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the applicable servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

AMENDMENT

     The pooling and servicing agreement may be amended from time to time by Ameriquest, the depositor, the servicers and the trustee by written agreement, without notice to, or consent of, the holder of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision, or to add to the duties of the depositor, the servicers or the trustee, to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

     The pooling and servicing agreement may be amended from time to time by Ameriquest, the depositor, the servicers and the trustee and holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

     Notwithstanding the foregoing, any amendment to the pooling and servicing agreement will require the prior written consent of the Class A-1 certificate insurer until the later of (a) the date the Class Certificate Balance of the Class A-1 Certificates is reduced to zero and (b) the date all amounts owing to the Class A-1 certificate insurer under the Class A-1 certificate insurance policy and the insurance and indemnity agreement have been paid in full.

VOTING RIGHTS OF THE CLASS A-1 CERTIFICATE INSURER

     Unless it is in default under the Class A-1 certificate insurance policy or certain events of bankruptcy or insolvency have occurred with respect to the Class A-1 certificate insurer, the Class A-1 certificate insurer will have the right to exercise all rights, including voting rights, which the holders of the Class A-1 certificates are entitled to exercise under the pooling and servicing agreement and the other transaction documents. The Class A-1 certificate insurer will be entitled to reimbursement for all costs and expenses incurred in connection with such action, proceeding or investigation, including (without limitation) reasonable attorneys' fees and any judgment or settlement entered into affecting the Class A-1 certificate insurer or the Class A-1 certificate insurer's interests. The trustee will not have any liability for any action taken by the Class A-1 certificate insurer as a result of the exercise by the Class A-1 certificate insurer of any of these rights.

     Once the Class A-1 certificates have been paid in full, and all amounts owing to the Class A-1 certificate insurer have been paid in full, the control rights of the Class A-1 certificate insurer will terminate.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICERS AND THE TRUSTEE

     The pooling and servicing agreement provides that none of the depositor, the servicers, the trustee nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that none of the depositor, the servicers or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, a servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

     The depositor, the servicers, the trustee and any director, officer, employee, affiliate or agent of the depositor, any servicer or the trustee will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates or any unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of the depositor's, any servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

     None of the depositor, any servicer or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, each servicer and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, any servicer or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicers and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

                   THE CLASS A-1 CERTIFICATE INSURANCE POLICY

     The following summary of the terms of the Class A-1 certificate insurance policy does not purport to be complete and is qualified in its entirety by reference to the Class A-1 certificate insurance policy. A copy of the Class A-1 certificate insurance policy may be obtained, upon written request of a certificateholder, from the trustee.

     Simultaneously with the issuance of the Class A-1 certificates, the Class A-1 certificate insurer will deliver the Class A-1 certificate insurance policy to the trustee for the benefit of the holders of the Class A-1 certificates. Under the Class A-1 certificate insurance policy, the Class A-1 certificate insurer unconditionally and irrevocably guarantees to the trustee for the benefit of each holder of a Class A-1 certificate the full and complete payment of (i) the Accrued Certificate Interest on the Class A-1 certificates on each Distribution Date, (ii) any Class A-1 Principal Parity Amount, (iii) if such Distribution Date is the final Distribution Date, the Class Certificate Balance of the Class A-1 certificates, to the extent unpaid on the final Distribution Date (without duplication of amounts included in clause (ii) above), after giving effect to all payments including any Class A-1 Principal Parity Amounts, or earlier termination of the trust pursuant to the terms of the pooling and servicing agreement (clauses (i), (ii) and (iii) collectively, the "GUARANTEED DISTRIBUTIONS") and (iv) the amount of any distribution of principal or interest to any holder of a Class A-1 certificate, which distribution which subsequently is avoided in whole or in part as a preference payment under applicable law. Guaranteed Distributions will not include, nor shall coverage be provided under the Class A-1 certificate insurance policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Guaranteed Distribution to a holder, any interest shortfalls resulting from the application of the Servicemembers Civil Relief Act or any comparable state law, any prepayment interest shortfalls to the extent not covered by the servicers or any Basis Risk Carry Forward Amounts that may be incurred or that may be distributable to the Class A-1 certificates.

     Payment of claims on the Class A-1 certificate insurance policy made in respect of Guaranteed Distributions will be made by the Class A-1 certificate insurer following receipt by the Class A-1 certificate insurer of the appropriate notice for payment in the form attached to the Class A-1 certificate insurance policy on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following receipt of the notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Class A-1 certificates.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Class A-1 certificate insurance policy, the Class A-1 certificate insurer shall cause the payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of:

         (1) the fourth Business Day following receipt by the certificate insurer from the trustee of:

                  (A) a certified copy of the order (an "ORDER") of the court or other governmental body which exercised jurisdiction to the effect that the holder of the Class A-1 certificate is required to return principal or interest paid on such Class A-1 certificates during the term of the Class A-1 certificate insurance policy because those payments were avoidable as preference payments under applicable bankruptcy law,

                  (B) a certificate of the holder of the Class A-1 certificate that the Order has been entered and is not subject to any stay, and

                  (C) an assignment duly executed and delivered by the holder of the Class A-1 certificate, in a form as is reasonably required by the Class A-1 certificate insurer and provided to the certificateholder by the Class A-1 certificate insurer, irrevocably assigning the Class A-1 certificate insurer all rights and claims of the certificateholder relating to or arising under the Class A-1 certificate against the trust or otherwise with respect to the applicable preference payment, and

         (2) the date of receipt by the Class A-1 certificate insurer from the trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of receipt, the Class A-1 certificate insurer shall have received written notice from the trustee that the items were to be delivered on that date and that date was specified in the applicable notice. The payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trustee or any holder of a Class A-1 certificate directly, unless a holder of a Class A-1 certificate has previously paid the applicable amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the applicable payment will be disbursed to the trustee, for distribution to that certificateholder upon proof of payment reasonably satisfactory to the Class A-1 certificate insurer. In connection with the foregoing, the Class A-1 certificate insurer shall have the rights provided pursuant to the pooling and servicing agreement to the holders of the Class A-1 certificates including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trustee and each holder of a Class A-1 certificate in the conduct of any proceeding with respect to a preference claim.

     The terms "receipt" and "received," with respect to the Class A-1 certificate insurance policy, mean actual delivery to the Class A-1 certificate insurer and to the fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, will be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given under the Class A-1 certificate insurance policy by the trustee is not in proper form or is not properly completed, executed or delivered, it will be deemed not to have been Received, and the Class A-1 certificate insurer or the fiscal agent will promptly so advise the trustee and the trustee may submit an amended notice.

     Under the Class A-1 certificate insurance policy, "BUSINESS DAY" means any day other than (x) a Saturday or Sunday or (y) a day on which the banking institutions in New York or the state in which the corporate trust office of the trustee is located are authorized or obligated by law or executive order to be closed.

     The Class A-1 certificate insurer's obligations under the Class A-1 certificate insurance policy in respect of Guaranteed Distributions will be discharged to the extent funds are transferred to the trustee as provided in the Class A-1 certificate insurance policy whether or not those funds are properly applied by the trustee.

     The Class A-1 certificate insurer will be subrogated to the rights of each holder of a Class A-1 certificate to receive payments of principal and interest under the Class A-1 certificates to the extent of any payment by the certificate insurer under the Class A-1 certificate insurance policy. To the fullest extent permitted by applicable law, the Class A-1 certificate insurer agrees under the Class A-1 certificate insurance policy not to assert, and waives, for the benefit of each holder of a Class A-1 certificate, all the rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that those rights and defenses may be available to the Class A-1 certificate insurer to avoid payment of its obligations under the Class A-1 certificate insurance policy in accordance with the express provisions of the Class A-1 certificate insurance policy.

     The terms of the Class A-1 certificate insurance policy cannot be modified or altered by any other agreement or instrument. The Class A-1 certificate insurance policy may not be canceled or revoked prior to payment in full of all Guaranteed Distributions with respect to the Class A-1 Certificates.

     The Class A-1 certificate insurance policy provides that it is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Class A-1 certificate insurance policy is governed by the laws of the State of New York.

                        THE CLASS A-1 CERTIFICATE INSURER

     The following information has been provided by Class A-1 certificate insurer for inclusion in this prospectus supplement. None of the depositor, the responsible parties, the servicers, the trustee, the underwriter or any of their respective affiliates has made or will make any representations as to the accuracy or completeness of this information.

GENERAL

     Financial Security Assurance Inc., which is referred to in this prospectus supplement as the "Class A-1 certificate insurer" or "FSA", is a monoline insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

     FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's obligations--thereby enhancing the credit rating of those obligations--in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA's underwriting criteria.

     FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this prospectus supplement as "HOLDINGS". Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

REINSURANCE

     Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA's obligations under any financial guaranty insurance policy.

RATINGS

     FSA's financial strength is rated "triple-A" by Fitch, Inc. Moody's, S&P and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See "RATINGS" in this prospectus supplement.

CAPITALIZATION

     The following table sets forth the capitalization of FSA and its subsidiaries as of March 31, 2004 (unaudited), on the basis of accounting principles generally accepted in the United States of America:

                                                                                     MARCH 31, 2004
                                                                                     (IN THOUSANDS)
                                                                                     --------------
Deferred Premium Revenue (net of prepaid reinsurance premiums)................         $1,190,846
                                                                                       ----------
Surplus Notes (long-term debt)................................................            152,850
                                                                                       ----------
Minority Interest.............................................................             56,043
                                                                                       ----------
Shareholder's Equity
   Common Stock...............................................................             15,000
   Additional Paid-In Capital.................................................            821,271
   Accumulated Other Comprehensive Income
     (net of deferred income taxes)...........................................            173,786
   Accumulated Earnings.......................................................          1,420,207
                                                                                       ----------
Total Shareholder's Equity....................................................          2,430,264
                                                                                       ----------
Total Deferred Premium Revenue (net), Surplus Notes (long-term debt),
   Minority Interest and Shareholder's Equity.................................         $3,830,003
                                                                                       ==========

     For further information concerning FSA, see the Consolidated Financial Statements of FSA and Subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. FSA's financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holdings' website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The consolidated financial statements of FSA included in, or as exhibits to, the following documents filed by Financial Security Assurance Holdings Ltd. with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

         (a) Annual Report on Form 10-K for the year ended December 31, 2003;
     and

         (b) Quarterly Report on Form 10-Q for the period ended March 31, 2004 (unaudited).

     All financial statements of FSA included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the filing of this prospectus supplement and before the termination of the offering of the insured certificates, shall be deemed incorporated by reference into this prospectus supplement.

     You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing to the Depositor at 85 Broad Street, New York 10004, Attention: Principal Finance Group and Asset Management Group.

     The depositor, on behalf of the trust, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of FSA included in or as an exhibit to the Annual Report of Financial Security Assurance Holdings Ltd. filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the Class A-1 certificates, and the offering of the Class A-1 certificates at that time shall be deemed to be the initial bona fide offering of those certificates.

INSURANCE REGULATION

     FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                       PREPAYMENT AND YIELD CONSIDERATIONS

STRUCTURING ASSUMPTIONS

     The prepayment model used in this prospectus supplement represents an assumed rate of prepayment ("PREPAYMENT ASSUMPTION") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of approximately 10.00% per annum of the then outstanding principal balance of the mortgage loans in August 2004 and an additional approximately 1.364% per annum in each month thereafter until July 2005. Beginning in July 2005 and in each month thereafter, 100% Prepayment Assumption assumes a CPR of 25% per annum each month. The 100% Prepayment Assumption with respect to the adjustable-rate mortgage loans assumes a CPR of 28%.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which collectively are the structuring assumptions ("STRUCTURING ASSUMPTIONS"):

     o   the closing date for the certificates occurs on July 30, 2004;

     o distributions on the certificates are made on the 25th day of each month, commencing in August 2004, regardless if such day is a business day, in accordance with the priorities described in this prospectus supplement;

     o the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under the heading "Prepayment Scenarios" under "--DECREMENT TABLES" below;

     o   prepayments include 30 days' interest on the related mortgage loan;

     o the optional termination is not exercised (except with respect to the weighted average life to call where a 10% optional cleanup call is assumed);

     o the Specified Overcollateralized Amount is as specified in this prospectus supplement;

     o with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Index (subject to the applicable periodic rate cap and maximum interest rate), (b) the Six-Month LIBOR Loan Index remains constant at 1.93%, (c) One-Month LIBOR remains constant at 1.45%, and (d) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment;

     o   the Expense Fee Rate is 0.5029%;

     o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

     o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

     o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

     o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement;

     o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

     o the assumed mortgage loans have the approximate characteristics described below:

                                                                    CUT-OFF
                                          REMAINING     REMAINING     DATE
                                           TERM TO    AMORTIZATION    GROSS      LOAN     FIRST    GROSS     INITIAL
                          PRINCIPAL       MATURITY        TERM      MORTGAGE     AGE      RESET    MARGIN   PERIODIC  PERIODIC
  GROUP    DESCRIPTION   BALANCE ($)      (MONTHS)     (MONTHS)(1)  RATE (%)   (MONTHS)  (MONTHS)    (%)     CAP (%)   CAP (%)
  -----    -----------   -----------      --------     -----------  --------   --------  --------  -------   -------   -------
    I      2-28 ARM     26,249,070.91        356           356       7.37979      2         22     5.37505   2.00000   1.00000
    I      2-28 ARM        403,661.45        358           358       8.53046      2         22     6.00000   2.00000   1.00000
    I      2-28 ARM      5,757,737.89        358           358       7.30324      2         22     5.35489   2.00000   1.00000
    I      2-28 ARM      2,530,589.35        358           358       7.42090      2         22     5.22201   2.00000   1.00000
    I      2-28 ARM    113,676,142.53        357           357       7.25568      2         22     5.67201   2.00000   1.00000
    I      2-28 ARM      2,838,622.41        358           358       7.07169      2         22     5.43701   2.00000   1.00000
    I      2-28 ARM     31,083,345.94        358           358       6.73072      2         22     5.51143   2.00000   1.00000
    I      3-27 ARM     30,836,335.06        356           356       7.12011      2         34     5.14287   2.00000   1.00000
    I      3-27 ARM      1,023,536.10        358           358       7.40561      2         34     5.63501   2.00000   1.00000
    I      3-27 ARM        107,809.81        358           358       6.65000      2         34     4.50000   2.00000   1.00000
    I      3-27 ARM      1,588,201.04        358           358       7.18506      2         34     5.10197   2.00000   1.00000
    I      3-27 ARM      1,418,217.95        358           358       7.12403      2         34     5.48090   2.00000   1.00000
    I      3-27 ARM     20,980,150.12        358           358       6.87592      2         34     5.53777   2.00000   1.00000
    I      Fixed        17,015,226.51        344           344       6.94365      2
    I      Fixed        15,549,607.62        349           349       6.59981      2
    I      Fixed            68,919.47        358           358       8.70000      2
    I      Fixed         4,671,541.21        353           353       6.81135      2
    I      Fixed         1,826,451.36        351           351       6.41169      2
    I      Fixed        82,317,850.41        348           348       6.67699      2
   II      2-28 ARM     18,553,672.79        358           358       7.51578      2         22     6.56363   2.68977   1.00000
   II      2-28 ARM      4,838,357.50        358           358       7.46215      2         22     6.64352   2.66486   1.00000
   II      2-28 ARM      5,931,094.92        358           358       7.69902      2         22     7.44902   2.95573   1.00000
   II      2-28 ARM        590,732.67        358           358       6.79739      2         22     5.98690   2.55833   1.00000
   II      2-28 ARM     18,641,182.28        358           358       7.28762      2         22     7.05005   2.98245   1.00000
   II      2-28 ARM     29,494,953.63        358           358       7.11790      2         22     6.33097   2.52086   1.00000
   II      2-28 ARM        269,154.03        358           358       8.21042      2         22     7.96042   3.00000   1.00000
   II      2-28 ARM        574,453.53        358           358       5.57328      2         22     6.00000   2.00000   1.00000
   II      2-28 ARM      1,213,989.07        357           357       7.14546      3         21     6.89546   3.00000   1.00000
   II      2-28 ARM      2,767,744.97        358           358       6.75520      2         22     6.09636   2.16350   1.00000
   II      2-28 ARM IO   1,540,734.27        359           300       6.81777      1         23     6.50644   3.00000   1.00000
   II      2-28 ARM IO     380,800.00        359           300       7.09375      1         23     6.84375   3.00000   1.00000
   II      2-28 ARM IO     455,200.00        359           300       6.74319      1         23     6.49319   3.00000   1.00000
   II      2-28 ARM IO   2,611,649.35        359           300       6.25385      1         23     6.00385   3.00000   1.00000
   II      2-28 ARM IO   7,042,712.72        358           300       6.44704      2         22     6.19704   2.98224   1.00000
   II      2-28 ARM IO     326,400.00        358           300       5.87500      2         22     5.62500   3.00000   1.00000
   II      3-27 ARM     25,057,514.48        358           358       7.52126      2         34     6.61728   2.70307   1.00000
   II      3-27 ARM      4,905,608.16        358           358       7.89562      2         34     7.43580   2.89018   1.00000
   II      3-27 ARM        291,534.93        358           358       7.16698      2         34     6.91698   3.00000   1.00000
   II      3-27 ARM        180,000.00        360           360       8.25000      0         36     8.00000   3.00000   1.00000
   II      3-27 ARM        786,032.37        358           358       7.73062      2         34     7.48062   3.00000   1.00000
   II      3-27 ARM      1,047,527.73        359           359       6.43178      1         35     6.18178   3.00000   1.00000
   II      3-27 ARM     12,247,169.90        358           358       7.80661      2         34     7.55975   3.00000   1.00000
   II      3-27 ARM        639,533.51        359           359       7.45628      1         35     7.20628   3.00000   1.00000
   II      3-27 ARM     43,732,788.52        358           358       7.54041      2         34     7.28953   2.99431   1.00000
   II      3-27 ARM     29,273,769.24        359           359       6.96083      1         35     6.59677   2.92859   1.00000
   II      3-27 ARM IO     187,600.00        357           300       7.37500      3         33     7.12500   3.00000   1.00000
   II      3-27 ARM IO     453,600.00        358           300       6.55886      2         34     6.30886   3.00000   1.00000
   II      3-27 ARM IO     295,200.00        358           300       5.00000      2         34     4.75000   3.00000   1.00000
   II      3-27 ARM IO     769,050.00        359           300       6.74738      1         35     6.49738   3.00000   1.00000
   II      3-27 ARM IO     200,482.71        358           300       6.46508      2         34     6.21508   3.00000   1.00000
   II      3-27 ARM IO  22,047,267.68        359           300       6.44131      1         35     6.19131   3.00000   1.00000
   II      Fixed         3,341,026.22        358           358       7.85399      2
   II      Fixed         2,280,428.06        358           358       6.63431      2
   II      Fixed            75,000.00        360           360       6.75000      0
   II      Fixed           508,503.56        359           359       6.98970      1
   II      Fixed           490,067.07        299           299       6.38317      2

            GROSS                 ORIGINAL
           LIFETIME             INTEREST-ONLY
            MAXIMUM     FLOOR      PERIOD
  GROUP     RATE (%)   RATE (%)   (MONTHS)
  -----     --------   --------   --------
    I       13.37979   7.37979        0
    I       14.53046   8.53046        0
    I       13.30324   7.30324        0
    I       13.42090   7.42090        0
    I       13.25568   7.25568        0
    I       13.07169   7.07169        0
    I       12.73072   6.73072        0
    I       13.12011   7.12011        0
    I       13.40561   7.40561        0
    I       12.65000   6.65000        0
    I       13.18506   7.18506        0
    I       13.12403   7.12403        0
    I       12.87592   6.87592        0
    I                                 0
    I                                 0
    I                                 0
    I                                 0
    I                                 0
    I                                 0
   II       14.22584   7.51578        0
   II       14.16328   7.46215        0
   II       14.69902   7.69902        0
   II       13.35572   6.79739        0
   II       14.28762   7.28762        0
   II       13.65021   7.11790        0
   II       15.21042   8.21042        0
   II       11.57328   5.57328        0
   II       14.14546   7.14546        0
   II       12.91869   6.75520        0
   II       13.81777   6.81777       60
   II       14.09375   7.09375       60
   II       13.74319   6.74319       60
   II       13.25385   6.25385       60
   II       13.44704   6.44704       60
   II       12.87500   5.87500       60
   II       14.22433   7.52126        0
   II       14.85427   7.89562        0
   II       14.16698   7.16698        0
   II       15.25000   8.25000        0
   II       14.73062   7.73062        0
   II       13.43178   6.43178        0
   II       14.80661   7.80661        0
   II       14.45628   7.45628        0
   II       14.54041   7.54041        0
   II       13.88712   6.96083        0
   II       14.37500   7.37500       60
   II       13.55886   6.55886       60
   II       12.00000   5.00000       60
   II       13.74738   6.74738       60
   II       13.46508   6.46508       60
   II       13.44131   6.44131       60
   II                                 0
   II                                 0
   II                                 0
   II                                 0
   II                                 0

-----------------
(1) With respect to the replines with an interest only period, the remaining amortization period will not commence until the interest only period has ended.

                                                                    CUT-OFF
                                          REMAINING     REMAINING     DATE
                                           TERM TO    AMORTIZATION    GROSS      LOAN     FIRST    GROSS     INITIAL
                          PRINCIPAL       MATURITY        TERM      MORTGAGE     AGE      RESET    MARGIN   PERIODIC  PERIODIC
  GROUP    DESCRIPTION   BALANCE ($)      (MONTHS)     (MONTHS)(1)  RATE (%)   (MONTHS)  (MONTHS)    (%)     CAP (%)   CAP (%)
  -----    -----------   -----------      --------     -----------  --------   --------  --------  -------   -------   -------
   II      Fixed         1,512,321.38        350           350       7.75877      2
   II      Fixed           559,153.66        322           322       7.04050      1
   II      Fixed        22,329,191.41        350           350       7.42386      2
   II      Fixed        26,355,793.37        345           345       6.08718      2
   II      Fixed           193,977.88        302           302      10.03642      1
   II      Fixed           103,716.12        357           357      10.20057      3
   II      Fixed           187,344.08        284           284       9.26342      2
   II      Fixed         2,835,225.97        358           358      10.49967      2
   II      Fixed           328,002.27        178           357       9.79915      2
   II      Fixed            30,983.03        179           359       8.99000      1
   II      Fixed           151,569.45        177           355      10.53187      3
   II      Fixed           852,515.40        178           358       9.48445      2
   II      Fixed            55,369.68        179           359       8.99000      1
   III     2-28 ARM     16,577,682.57        358           358       7.69605      2         22     5.96503   2.33806   1.00000
   III     2-28 ARM      6,317,481.61        358           358       7.69997      2         22     6.34331   2.20805   1.00000
   III     2-28 ARM        750,998.56        359           359       9.13711      1         23     8.88711   2.57996   1.00000
   III     2-28 ARM      1,215,893.24        358           358       6.62888      2         22     5.53180   2.50362   1.00000
   III     2-28 ARM      1,469,839.29        358           358       8.15173      2         22     7.90173   3.00000   1.00000
   III     2-28 ARM     52,201,905.11        358           358       7.12798      2         22     5.88920   2.07423   1.00000
   III     2-28 ARM         76,406.01        358           358       8.45000      2         22     6.00000   2.00000   1.00000
   III     2-28 ARM     18,704,302.26        357           357       6.72760      2         22     5.54532   2.00000   1.00000
   III     2-28 ARM IO     398,200.00        357           300       7.50000      3         21     7.25000   3.00000   1.00000
   III     2-28 ARM IO   1,169,494.36        358           300       6.40498      2         22     6.15498   3.00000   1.00000
   III     2-28 ARM IO     380,000.00        360           300       6.75000      0         24     6.50000   3.00000   1.00000
   III     2-28 ARM IO     344,695.83        357           300       6.25000      3         21     6.00000   3.00000   1.00000
   III     2-28 ARM IO   4,704,196.05        358           300       6.63972      2         22     6.38972   3.00000   1.00000
   III     3-27 ARM     15,581,288.20        358           358       7.61230      2         34     6.03317   2.30525   1.00000
   III     3-27 ARM      1,742,949.99        359           359       8.63609      1         35     8.38609   3.00000   1.00000
   III     3-27 ARM        331,615.08        357           357       6.62500      3         33     6.37500   3.00000   1.00000
   III     3-27 ARM         71,942.50        359           359       9.87500      1         35     9.62500   3.00000   1.00000
   III     3-27 ARM        216,550.89        357           357       7.99328      3         33     4.98879   2.00000   1.00000
   III     3-27 ARM      3,201,546.56        359           359       9.15255      1         35     8.90255   3.00000   1.00000
   III     3-27 ARM        680,108.92        358           358       7.41626      2         34     5.08723   2.00000   1.00000
   III     3-27 ARM      7,374,319.88        359           359       8.75951      1         35     8.50951   3.00000   1.00000
   III     3-27 ARM     14,465,442.64        359           359       6.85621      1         35     6.30391   2.53223   1.00000
   III     3-27 ARM IO     500,000.00        360           300       7.00000      0         36     6.75000   3.00000   1.00000
   III     3-27 ARM IO  16,689,819.70        359           300       6.70293      1         35     6.45293   3.00000   1.00000
   III     Fixed         5,374,766.37        337           337       6.87867      2
   III     Fixed         7,082,514.08        351           351       6.20013      2
   III     Fixed         1,715,549.71        358           358       6.42899      2
   III     Fixed           413,712.97        358           358       6.31139      2
   III     Fixed         2,322,070.23        359           359       6.45282      1
   III     Fixed        58,261,642.03        348           348       6.09049      2
   III     Fixed           328,510.13        356           356       6.00000      4
   III     Fixed           643,281.22        340           340      12.15023      0
   III     Fixed            47,000.00        360           360      12.25000      0
   III     Fixed           360,633.01        357           357      11.45765      2
   III     Fixed            58,677.84        302           302      13.01354      0
   III     Fixed         4,676,923.80        359           359      11.81411      1
   III     Fixed           153,921.71        180           359      13.06369      0
   III     Fixed           779,547.20        179           359      12.39611      1
   III     Fixed           273,062.68        179           359      12.31972      1

           GROSS                  ORIGINAL
          LIFETIME             INTEREST-ONLY
           MAXIMUM     FLOOR      PERIOD
  GROUP    RATE (%)   RATE (%)   (MONTHS)
  -----    --------   --------  --------

   II                                0
   II                                0
   II                                0
   II                                0
   II                                0
   II                                0
   II                                0
   II                                0
   II                                0
   II                                0
   II                                0
   II                                0
   II                                0
   III     14.04412   7.69605        0
   III     13.97262   7.69997        0
   III     16.13711   9.13711        0
   III     13.13249   6.62888        0
   III     15.15173   8.15173        0
   III     13.20221   7.12798        0
   III     14.45000   8.45000        0
   III     12.72760   6.72760        0
   III     14.50000   7.50000       60
   III     13.40498   6.40498       60
   III     13.75000   6.75000       60
   III     13.25000   6.25000       60
   III     13.63972   6.63972       60
   III     13.91755   7.61230        0
   III     15.63609   8.63609        0
   III     13.62500   6.62500        0
   III     16.87500   9.87500        0
   III     13.99328   7.99328        0
   III     16.15255   9.15255        0
   III     13.41626   7.41626        0
   III     15.75951   8.75951        0
   III     13.38845   6.85621        0
   III     14.00000   7.00000       60
   III     13.70293   6.70293       60
   III                               0
   III                               0
   III                               0
   III                               0
   III                               0
   III                               0
   III                               0
   III                               0
   III                               0
   III                               0
   III                               0
   III                               0
   III                               0
   III                               0
   III                               0

-----------------
(1) With respect to the replines with an interest only period, the remaining amortization period will not commence until the interest only period has ended.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case.

DEFAULTS IN DELINQUENT PAYMENTS

     The yield to maturity of the Offered Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Except to the extent of any Subsequent Recoveries, holders of the Offered Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this prospectus supplement. Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "THE MORTGAGE LOAN POOL" in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the 2/28 adjustable mortgage loans and the 3/27 adjustable mortgage loans) will not have their initial Adjustment Date until two or three years after their origination. The prepayment experience of the 2/28 adjustable mortgage loans and the 3/27 adjustable mortgage loans may differ from that of the other ARMs. The 2/28 adjustable mortgage loans and the 3/27 adjustable mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the 2/28 adjustable mortgage loans or the 3/27 adjustable mortgage loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from voluntary principal prepayments in full), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related Due Date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one-month of interest shortfall accrues on the amount of such excess.

     To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated to the Principal Certificates, PRO RATA, according to the amount of interest to which each class of Principal Certificates would otherwise be entitled, in reduction of that amount.

     The Pass-Through Rate for each class of Principal Certificates may be calculated by reference to the net mortgage rates of the mortgage loans. If the mortgage loans bearing higher mortgage rates, either through higher fixed rates, or in the case of the adjustable rate mortgage loans, higher margins or an increase in the Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average net mortgage rate would be lower than otherwise would be the case. In addition, changes in One-Month LIBOR (on which the Pass-Through Rates of the Offered Certificates are based) may not correlate with changes in the Six-Month LIBOR Loan Index. It is possible that a decrease in the Six-Month LIBOR Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the Pass-Through Rates on any class of Principal Certificates, calculated without reference to any applicable Loan Group I Cap, Loan Group II Cap, Loan Group III Cap, or the WAC Cap, were to be higher than those applicable caps or, if applicable, the Loan Group I Cap, Loan Group II Cap or the Loan Group III Cap, the Pass-Through Rate on those classes of certificates would be lower than otherwise would be the case. Although holders of those classes of certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, including Interest Rate Cap Payments, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Principal Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Principal Certificates and consequently the yields to maturity of those certificates. If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralization Amount. This would have the effect of reducing the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

     Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Principal Certificates and expenses at the Expense Fee Rate. Mortgage loans with higher net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net mortgage rates may prepay faster than mortgage loans with relatively lower net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Principal Certificates.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Principal Certificates may vary significantly over time and from class to class.

SUBORDINATED CERTIFICATES

     The Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates provide credit enhancement for the certificates that have a higher payment priority, and Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in reverse order of their relative payment priorities (with Class B-4 certificates having the lowest priority, then the Class B-3 certificates, then the Class B-2 certificates, then the Class B-1 certificates, then the Class M-4 certificates, then the Class M-3 certificates, then the Class M-2 certificates, and then the Class M-1 certificates), will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the mortgage loans will reduce the Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the related mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

     The Principal Distribution Amount to be made to the holders of the Principal Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Principal Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Subordinated Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

     For all purposes, the Class B-4 certificates will have the lowest payment priority of any class of Subordinated Certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--PREPAYMENT CONSIDERATIONS AND RISKS" above and "YIELD AND PREPAYMENT CONSIDERATIONS" in the prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see "--DECREMENT TABLES" below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the Structuring Assumptions.

                              PREPAYMENT SCENARIOS

                                          SCENARIO I    SCENARIO II     SCENARIO III    SCENARIO IV      SCENARIO V
                                          ----------    -----------     ------------    -----------      ----------
Fixed-rate mortgage loans (% of
   Prepayment Assumption)...........     0%            75%             100%            125%            150%
Adjustable-rate mortgage loans (%
   of Prepayment Assumption)........     0%            75%             100%            125%            150%

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                     CLASS A-1                                      CLASS A-2
                                                PREPAYMENT SCENARIO                            PREPAYMENT SCENARIO
                                     ----------------------------------------------   ----------------------------------------
DISTRIBUTION DATE                       I        II        III        IV       V         I      II      III      IV       V
----------------------------         -------   -------   -------    -------  ------   ------- ------- -------  ------- -------
Initial Percentage..........           100       100       100        100     100       100     100     100      100     100
July 2005...................            99        76        68         60      53        99      75      66       58      50
July 2006...................            97        54        42         31      20        98      53      40       29      18
July 2007...................            96        37        23         11       1        97      36      22       10       0
July 2008...................            94        29        21         11       1        95      28      20       10       0
July 2009...................            92        23        15         10       1        94      22      14        8       0
July 2010...................            91        18        11          6       1        93      17      10        5       0
July 2011...................            89        14         8          4       1        91      14       7        3       0
July 2012...................            86        11         6          3       1        89      11       5        2       0
July 2013...................            84         9         4          2       1        87       8       3        1       0
July 2014...................            82         7         3          1       *        85       6       2        *       0
July 2015...................            79         5         2          1       0        83       5       2        *       0
July 2016...................            76         4         2          *       0        80       4       1        0       0
July 2017...................            73         3         1          0       0        77       3       1        0       0
July 2018...................            70         3         1          0       0        74       2       *        0       0
July 2019...................            66         2         *          0       0        71       2       0        0       0
July 2020...................            63         2         0          0       0        67       1       0        0       0
July 2021...................            59         1         0          0       0        63       1       0        0       0
July 2022...................            54         1         0          0       0        59       1       0        0       0
July 2023...................            50         1         0          0       0        55       *       0        0       0
July 2024...................            45         *         0          0       0        50       0       0        0       0
July 2025...................            39         0         0          0       0        44       0       0        0       0
July 2026...................            34         0         0          0       0        39       0       0        0       0
July 2027...................            30         0         0          0       0        35       0       0        0       0
July 2028...................            26         0         0          0       0        31       0       0        0       0
July 2029...................            22         0         0          0       0        27       0       0        0       0
July 2030...................            18         0         0          0       0        22       0       0        0       0
July 2031...................            13         0         0          0       0        17       0       0        0       0
July 2032...................             8         0         0          0       0        12       0       0        0       0
July 2033...................             2         0         0          0       0         6       0       0        0       0
July 2034...................             0         0         0          0       0         0       0       0        0       0
Weighted Average Life to
   Maturity (years)(2)......         17.89      3.52      2.58       1.91    1.30     18.93    3.40    2.45     1.78    1.18
Weighted Average Life to
   Call (years)(2)(3).......         17.86      3.24      2.36       1.73    1.25     18.85    3.17    2.29     1.66    1.18

------------------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                      CLASS A-3A                                  CLASS A-3B
                                                  PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                     ----------------------------------------------   ----------------------------------------
DISTRIBUTION DATE                       I        II        III        IV       V         I      II      III      IV       V
----------------------------         -------   -------   -------    -------  ------   ------- ------- -------  ------- -------
Initial Percentage..........           100       100       100       100      100       100     100     100      100     100
July 2005...................           98         60        47        34       21       100     100     100      100     100
July 2006...................           96         24         3         0        0       100     100     100       60      15
July 2007...................           94          0         0         0        0       100      89      27        0       0
July 2008...................           91          0         0         0        0       100      55      18        0       0
July 2009...................           89          0         0         0        0       100      28       0        0       0
July 2010...................           86          0         0         0        0       100       7       0        0       0
July 2011...................           83          0         0         0        0       100       0       0        0       0
July 2012...................           80          0         0         0        0       100       0       0        0       0
July 2013...................           76          0         0         0        0       100       0       0        0       0
July 2014...................           72          0         0         0        0       100       0       0        0       0
July 2015...................           68          0         0         0        0       100       0       0        0       0
July 2016...................           63          0         0         0        0       100       0       0        0       0
July 2017...................           58          0         0         0        0       100       0       0        0       0
July 2018...................           53          0         0         0        0       100       0       0        0       0
July 2019...................           47          0         0         0        0       100       0       0        0       0
July 2020...................           41          0         0         0        0       100       0       0        0       0
July 2021...................           34          0         0         0        0       100       0       0        0       0
July 2022...................           27          0         0         0        0       100       0       0        0       0
July 2023...................           19          0         0         0        0       100       0       0        0       0
July 2024...................           11          0         0         0        0       100       0       0        0       0
July 2025...................            2          0         0         0        0       100       0       0        0       0
July 2026...................            0          0         0         0        0        83       0       0        0       0
July 2027...................            0          0         0         0        0        67       0       0        0       0
July 2028...................            0          0         0         0        0        50       0       0        0       0
July 2029...................            0          0         0         0        0        32       0       0        0       0
July 2030...................            0          0         0         0        0        12       0       0        0       0
July 2031...................            0          0         0         0        0         0       0       0        0       0
July 2032...................            0          0         0         0        0         0       0       0        0       0
July 2033...................            0          0         0         0        0         0       0       0        0       0
July 2034...................            0          0         0         0        0         0       0       0        0       0
Weighted Average Life to
   Maturity (years)(2)......           13.40    1.33      1.00      0.79     0.65     23.97    4.32    3.00     2.14    1.74
Weighted Average Life to
   Call (years)(2)(3).......           13.40    1.33      1.00      0.79     0.65     23.97    4.32    3.00     2.14    1.74

------------------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                       CLASS A-3C                                  CLASS M-1
                                                  PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                     ----------------------------------------------   ----------------------------------------
DISTRIBUTION DATE                       I        II        III        IV       V         I      II      III      IV       V
----------------------------         -------   -------   -------    -------  ------   ------- ------- -------  ------- -------
Initial Percentage..........            100      100       100        100     100       100     100     100      100     100
July 2005...................            100      100       100        100     100       100     100     100      100     100
July 2006...................            100      100       100        100     100       100     100     100      100     100
July 2007...................            100      100       100         66       7       100     100     100      100     100
July 2008...................            100      100       100         66       7       100      79      56       82     100
July 2009...................            100      100        91         58       7       100      62      40       25      73
July 2010...................            100      100        66         39       7       100      49      29       16      39
July 2011...................            100       86        48         26       7       100      38      21       11      19
July 2012...................            100       68        35         18       7       100      30      15        7       7
July 2013...................            100       53        25         12       5       100      23      11        5       0
July 2014...................            100       42        19          8       *       100      18       8        2       0
July 2015...................            100       33        14          5       0       100      14       5        0       0
July 2016...................            100       26        10          2       0       100      11       4        0       0
July 2017...................            100       20         8          0       0       100       9       1        0       0
July 2018...................            100       16         5          0       0       100       7       0        0       0
July 2019...................            100       12         2          0       0       100       5       0        0       0
July 2020...................            100       10         0          0       0       100       4       0        0       0
July 2021...................            100        8         0          0       0       100       2       0        0       0
July 2022...................            100        6         0          0       0       100       0       0        0       0
July 2023...................            100        4         0          0       0       100       0       0        0       0
July 2024...................            100        2         0          0       0       100       0       0        0       0
July 2025...................            100        0         0          0       0       100       0       0        0       0
July 2026...................            100        0         0          0       0        98       0       0        0       0
July 2027...................            100        0         0          0       0        88       0       0        0       0
July 2028...................            100        0         0          0       0        78       0       0        0       0
July 2029...................            100        0         0          0       0        66       0       0        0       0
July 2030...................            100        0         0          0       0        54       0       0        0       0
July 2031...................             88        0         0          0       0        40       0       0        0       0
July 2032...................             56        0         0          0       0        26       0       0        0       0
July 2033...................             23        0         0          0       0        10       0       0        0       0
July 2034...................              0        0         0          0       0         0       0       0        0       0
Weighted Average Life to
   Maturity (years)(2)......          28.21    10.40      7.76       5.64    3.04     26.13    7.03    5.45     4.99    5.93
Weighted Average Life to
   Call (years)(2)(3).......          27.91     8.66      6.42       4.56    2.71     26.00    6.35    4.94     4.59    4.49

------------------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                       CLASS M-2                                    CLASS M-3
                                                  PREPAYMENT SCENARIO                          PREPAYMENT SCENARIO
                                     ----------------------------------------------   ----------------------------------------
DISTRIBUTION DATE                       I        II        III        IV       V         I      II      III      IV       V
----------------------------         -------   -------   -------    -------  ------   ------- ------- -------  ------- -------
Initial Percentage...............      100       100       100        100     100       100     100     100      100     100
July 2005........................      100       100       100        100     100       100     100     100      100     100
July 2006........................      100       100       100        100     100       100     100     100      100     100
July 2007........................      100       100       100        100     100       100     100     100      100     100
July 2008........................      100        79        56         38      82       100      79      56       38      25
July 2009........................      100        62        40         25      15       100      62      40       25      15
July 2010........................      100        49        29         16       9       100      49      29       16       9
July 2011........................      100        38        21         11       5       100      38      21       11       5
July 2012........................      100        30        15          7       0       100      30      15        7       0
July 2013........................      100        23        11          5       0       100      23      11        *       0
July 2014........................      100        18         8          0       0       100      18       8        0       0
July 2015........................      100        14         5          0       0       100      14       5        0       0
July 2016........................      100        11         2          0       0       100      11       0        0       0
July 2017........................      100         9         0          0       0       100       9       0        0       0
July 2018........................      100         7         0          0       0       100       7       0        0       0
July 2019........................      100         5         0          0       0       100       4       0        0       0
July 2020........................      100         2         0          0       0       100       0       0        0       0
July 2021........................      100         0         0          0       0       100       0       0        0       0
July 2022........................      100         0         0          0       0       100       0       0        0       0
July 2023........................      100         0         0          0       0       100       0       0        0       0
July 2024........................      100         0         0          0       0       100       0       0        0       0
July 2025........................      100         0         0          0       0       100       0       0        0       0
July 2026........................       98         0         0          0       0        98       0       0        0       0
July 2027........................       88         0         0          0       0        88       0       0        0       0
July 2028........................       78         0         0          0       0        78       0       0        0       0
July 2029........................       66         0         0          0       0        66       0       0        0       0
July 2030........................       54         0         0          0       0        54       0       0        0       0
July 2031........................       40         0         0          0       0        40       0       0        0       0
July 2032........................       26         0         0          0       0        26       0       0        0       0
July 2033........................       10         0         0          0       0        10       0       0        0       0
July 2034........................        0         0         0          0       0         0       0       0        0       0
Weighted Average Life to
   Maturity (years)(2)...........    26.13      6.99      5.35       4.64    4.55     26.12    6.95    5.29     4.52    4.26
Weighted Average Life to
   Call (years)(2)(3)............    26.00      6.35      4.87       4.26    4.25     26.00    6.35    4.84     4.16    3.98

------------------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                      CLASS M-4                                    CLASS B-1
                                                 PREPAYMENT SCENARIO                           PREPAYMENT SCENARIO
                                     ----------------------------------------------   ----------------------------------------
DISTRIBUTION DATE                       I        II        III        IV       V         I      II      III      IV       V
---------------------------------    -------   -------   -------    -------  ------   ------- ------- -------  ------- -------
Initial Percentage...............       100      100       100        100     100       100     100     100      100     100
July 2005........................       100      100       100        100     100       100     100     100      100     100
July 2006........................       100      100       100        100     100       100     100     100      100     100
July 2007........................       100      100       100        100     100       100     100     100      100     100
July 2008........................       100       79        56         38      25       100      79      56       38      25
July 2009........................       100       62        40         25      15       100      62      40       25      15
July 2010........................       100       49        29         16       9       100      49      29       16       9
July 2011........................       100       38        21         11       0       100      38      21       11       0
July 2012........................       100       30        15          7       0       100      30      15        4       0
July 2013........................       100       23        11          0       0       100      23      11        0       0
July 2014........................       100       18         8          0       0       100      18       7        0       0
July 2015........................       100       14         1          0       0       100      14       0        0       0
July 2016........................       100       11         0          0       0       100      11       0        0       0
July 2017........................       100        9         0          0       0       100       9       0        0       0
July 2018........................       100        7         0          0       0       100       2       0        0       0
July 2019........................       100        0         0          0       0       100       0       0        0       0
July 2020........................       100        0         0          0       0       100       0       0        0       0
July 2021........................       100        0         0          0       0       100       0       0        0       0
July 2022........................       100        0         0          0       0       100       0       0        0       0
July 2023........................       100        0         0          0       0       100       0       0        0       0
July 2024........................       100        0         0          0       0       100       0       0        0       0
July 2025........................       100        0         0          0       0       100       0       0        0       0
July 2026........................        98        0         0          0       0        98       0       0        0       0
July 2027........................        88        0         0          0       0        88       0       0        0       0
July 2028........................        78        0         0          0       0        78       0       0        0       0
July 2029........................        66        0         0          0       0        66       0       0        0       0
July 2030........................        54        0         0          0       0        54       0       0        0       0
July 2031........................        40        0         0          0       0        40       0       0        0       0
July 2032........................        26        0         0          0       0        26       0       0        0       0
July 2033........................        10        0         0          0       0        10       0       0        0       0
July 2034........................         0        0         0          0       0         0       0       0        0       0
Weighted Average Life to Maturity
   (years)(2)....................     26.12     6.92      5.26       4.45    4.13     26.11    6.87    5.21     4.38    4.01
Weighted Average Life to
   Call (years)(2)(3)............     26.00     6.35      4.83       4.12    3.86     26.00    6.35    4.82     4.07    3.77

------------------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                            CLASS B-2                            CLASS B-3
                                                       PREPAYMENT SCENARIO                  PREPAYMENT SCENARIO
                                     ----------------------------------------------   ----------------------------------------
DISTRIBUTION DATE                       I        II        III        IV       V         I      II      III      IV       V
---------------------------------    -------   -------   -------    -------  ------   ------- ------- -------  ------- -------
Initial Percentage..........            100      100       100        100      100       100     100     100     100     100
July 2005...................            100      100       100        100      100       100     100     100     100     100
July 2006...................            100      100       100        100      100       100     100     100     100     100
July 2007...................            100      100       100        100      100       100     100     100     100     100
July 2008...................            100       79        56         38       25       100      79      56      38      25
July 2009...................            100       62        40         25       15       100      62      40      25      15
July 2010...................            100       49        29         16        7       100      49      29      16       0
July 2011...................            100       38        21         11        0       100      38      21       9       0
July 2012...................            100       30        15          0        0       100      30      15       0       0
July 2013...................            100       23        11          0        0       100      23       9       0       0
July 2014...................            100       18         0          0        0       100      18       0       0       0
July 2015...................            100       14         0          0        0       100      14       0       0       0
July 2016...................            100       11         0          0        0       100      11       0       0       0
July 2017...................            100        6         0          0        0       100       0       0       0       0
July 2018...................            100        0         0          0        0       100       0       0       0       0
July 2019...................            100        0         0          0        0       100       0       0       0       0
July 2020...................            100        0         0          0        0       100       0       0       0       0
July 2021...................            100        0         0          0        0       100       0       0       0       0
July 2022...................            100        0         0          0        0       100       0       0       0       0
July 2023...................            100        0         0          0        0       100       0       0       0       0
July 2024...................            100        0         0          0        0       100       0       0       0       0
July 2025...................            100        0         0          0        0       100       0       0       0       0
July 2026...................             98        0         0          0        0        98       0       0       0       0
July 2027...................             88        0         0          0        0        88       0       0       0       0
July 2028...................             78        0         0          0        0        78       0       0       0       0
July 2029...................             66        0         0          0        0        66       0       0       0       0
July 2030...................             54        0         0          0        0        54       0       0       0       0
July 2031...................             40        0         0          0        0        40       0       0       0       0
July 2032...................             26        0         0          0        0        26       0       0       0       0
July 2033...................             10        0         0          0        0         7       0       0       0       0
July 2034...................              0        0         0          0        0         0       0       0       0       0
Weighted Average Life to Maturity
   (years)(2)....................     26.11     6.82      5.16       4.31     3.91     26.09    6.75    5.11    4.26    3.83
Weighted Average Life to
   Call (years)(2)(3)............     26.00     6.35      4.81       4.04     3.69     26.00    6.35    4.81    4.03    3.64

------------------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

AVAILABLE FUNDS CAPS

     The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

     o distributions on the certificates are made on the 25th day of each month, commencing in August 2004, unless such day is not a business day. In the event the 25th day is not a business day, the distributions are made on the following business day;

     o One-Month LIBOR and the Six-Month LIBOR Loan Index remain constant at 20.00%;

     o prepayments on the mortgage loans occur at 100% of each group's Prepayment Assumption (i.e., Scenario III);

     o   the first Interest Accrual Period is 26 days;

     o the WAC Cap equals a per annum rate equal to the weighted average gross rate of the mortgage loans in effect on the beginning of the related Due Period less the Expense Fee Rate, adjusted to an actual/360 basis;

     o Class B Available Funds Cap applies only to the Class B-1, Class B-2 and Class B-3 certificates;

     o the Available Funds Caps indicated in the table below equal 12 times the quotient, expressed as a percentage, of (i) the aggregate of the Interest Remittance Amounts, the Unpaid Interest Amounts and the Basis Risk Carry Forward Amounts for the related classes of certificates and
         (ii) the Class Certificate Balances of the related classes of certificates multiplied by the quotient of 30 divided by the actual number of days in the related Interest Accrual Period; and

     o the Available Funds Cap reflects the amount of any Interest Rate Cap Payments.

     It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

                                                                 CLASS A-3
                                               CLASS A-2        CERTIFICATE          CLASS M            CLASS B
   DISTRIBUTION      CLASS A-1 AVAILABLE    AVAILABLE FUNDS   GROUP AVAILABLE    AVAILABLE FUNDS    AVAILABLE FUNDS
       DATE             FUNDS CAP (%)           CAP (%)        FUNDS CAP (%)         CAP (%)            CAP (%)
   ------------      -------------------    ---------------   ---------------    ---------------    ---------------
       08/04               10.5665              7.8684             7.8495            7.5911             10.9708
       09/04               10.0110              6.5996             6.5831            6.3652             10.4286
       10/04               10.0104              6.8262             6.8084            6.5758             10.4286
       11/04               10.0111              6.6109             6.5932            6.3623             10.4286
       12/04               10.0105              6.8388             6.8199            6.5731             10.4286
       01/05               10.0111              6.6241             6.6054            6.3599             10.4286
       02/05               10.0111              6.6315             6.6124            6.3589             10.4286
       03/05               10.0091              7.3539             7.3323            7.0392             10.4286
       04/05               10.0112              6.6482             6.6284            6.3572             10.4286
       05/05               10.0105              6.8804             6.8597            6.5684             10.4286
       06/05               10.0111              6.6676             6.6474            6.3560             10.4286
       07/05               10.0105              6.9020             6.8811            6.5674             10.4286
       08/05               10.0111              6.6902             6.6699            6.3553             10.4286
       09/05               10.0111              6.7026             6.6822            6.3551             10.4286
       10/05               10.0104              6.9404             6.9193            6.5666             10.4286
       11/05               10.0111              6.7292             6.7088            6.3545             10.4286
       12/05               10.0104              6.9694             6.9482            6.5661             10.4286
       01/06               10.0110              6.7588             6.7383            6.3540             10.4286
       02/06               10.0110              6.7748             6.7543            6.3538             10.4286
       03/06               10.0088              7.5225             7.4997            7.0342             10.4286
       04/06               10.0109              6.8097             6.7891            6.3532             10.4286
       05/06               10.0102              7.0659             7.0470            6.5709             10.4286
       06/06                9.9995              7.7805             7.7453            7.1999             10.4286
       07/06               10.0084              8.0905             8.0434            7.4568             10.4286
       08/06               10.0091              7.8564             7.8138            7.2165             10.4286
       09/06               10.0090              7.8851             7.8423            7.2155             10.4286
       10/06               10.0082              8.1804             8.1361            7.4549             10.4286
       11/06               10.0088              7.9512             7.9089            7.2154             10.4286
       12/06                9.9967              8.6781             8.6695            7.8441             10.4285
       01/07                9.9976              8.4523             8.4301            7.5957             10.4285
       02/07                9.9977              8.4957             8.4741            7.5948             10.4285
       03/07                9.9951              9.4601             9.4354            8.4071             10.4285
       04/07                9.9979              8.5930             8.5698            7.5922             10.4286
       05/07                9.9971              8.9417             8.9193            7.8481             10.4285
       06/07                9.9954              9.7532             9.4390            8.3724             10.4285
       07/07               10.2957              10.5936           10.4399            8.9507             10.4285
       08/07               45.0105              45.3015           45.1572            8.6622             10.4285
       09/07               12.5455              12.8367           12.6923            8.6599             10.4285

                                                                 CLASS A-3
                                               CLASS A-2        CERTIFICATE          CLASS M            CLASS B
   DISTRIBUTION      CLASS A-1 AVAILABLE    AVAILABLE FUNDS   GROUP AVAILABLE    AVAILABLE FUNDS    AVAILABLE FUNDS
       DATE             FUNDS CAP (%)           CAP (%)        FUNDS CAP (%)         CAP (%)            CAP (%)
   ------------      -------------------    ---------------   ---------------    ---------------    ---------------
       10/07               12.8385              13.1396           12.9903            8.9462             10.4210
       11/07               12.3177              12.6120           12.4694            8.6581             10.4285
       12/07               13.3282              13.5695           13.3162            9.4936             10.4284
       01/08               12.8358              13.1732           12.9858            9.2883             10.4285
       02/08               12.7340              13.0727           12.8874            9.2866             10.4285
       03/08               13.5081              13.8704           13.6722            9.9241             10.4284
       04/08               12.5381              12.8773           12.6918            9.2811             10.4285
       05/08               12.8946              13.2481           13.0584            9.5905             10.4285
       06/08               13.1450              13.4272           13.1413            9.8070             10.4284
       07/08               13.6229              14.0213           13.7852            10.2372            10.4284
       08/08               13.1791              13.5661           13.3396            9.9049             10.4284
       09/08               13.1758              13.5630           13.3364            9.9017             10.4284
       10/08               13.6124              14.0128           13.7786            10.2285            10.4284
       11/08               13.1691              13.5576           13.3321            9.8961             10.4284
       12/08               13.8086              14.2337           13.8980            10.3870            10.3870
       01/09               13.3954              13.9042           13.6403            10.1458            10.1458
       02/09               13.3919              13.9016           13.6389            10.1431            10.1431
       03/09               14.8259              15.3905           15.0996            11.2262            11.2262
       04/09               13.3850              13.8951           13.6322            10.1364            10.1364
       05/09               13.8286              14.3567           14.0863            10.4716            10.4716
       06/09               13.5730              14.1049           13.7444            10.2865            10.2865
       07/09               14.0621              14.7115           14.4009            10.7254            10.7254
       08/09               13.6041              14.2333           13.9339            10.3765            10.3765
       09/09               13.6006              14.2299           13.9304            10.3730            10.3730
       10/09               14.0512              14.7016           14.3920            10.7151            10.7151
       11/09               13.5935              14.2231           13.9234            10.3659            10.3659
       12/09               14.0445              14.6957           14.3853            10.7084            10.7084
       01/10               13.5870              14.2173           13.9169            10.3594            10.3594
       02/10               13.5835              14.2140           13.9135            10.3559            10.3559
       03/10               15.0381              15.7362           15.4035            11.4616            11.4616
       04/10               13.5766              14.2073           13.9067            10.3489            10.3489
       05/10               14.0266              14.6784           14.3677            10.6902            10.6902
       06/10               13.5698              14.2007           13.9000            10.3419            10.3419
       07/10               14.0196              14.6716           14.3608            10.6830            10.6830
       08/10               13.5630              14.1941           13.8933            10.3349            10.3349
       09/10               13.5597              14.1909           13.8900            10.3315            10.3315
       10/10               14.0092              14.6615           14.3506            10.6723            10.6723
       11/10               13.5530              14.1844           13.8835            10.3245            10.3245
       12/10               14.0023              14.6549           14.3439            10.6651            10.6651
       01/11               13.5464              14.1781           13.8771            10.3176            10.3176
       02/11               13.5432              14.1749           13.8739            10.3142            10.3142
       03/11               14.9937              15.6933           15.3599            11.4155            11.4155
       04/11               13.5367              14.1687           13.8675            10.3073            10.3073
       05/11               12.8987              13.5518           13.2406            10.6474            10.6474
       06/11               11.1898              11.8221           11.5209            10.3005            10.3005
       07/11               11.5704              12.2238           11.9125            10.6403            10.6403
       08/11               11.2029              11.8354           11.5341            10.2937            10.2937
       09/11               11.2099              11.8425           11.5412            10.2903            10.2903
       10/11               11.5921              12.2458           11.9345            10.6298            10.6298
       11/11               11.1932              11.8260           11.5247            10.2835            10.2835
       12/11               11.5767              12.2307           11.9193            10.6228            10.6228
       01/12               11.2118              11.8449           11.5435            10.2768            10.2768
       02/12               11.2217              11.8548           11.5535            10.2734            10.2734
       03/12               12.0086              12.6855           12.3633            10.9783            10.9783
       04/12               11.2426              11.8760           11.5746            10.2667            10.2667
       05/12               11.6298              12.2844           11.9729            10.6055            10.6055
       06/12               11.2652              11.8988           11.5974            10.2600            10.2600
       07/12               11.6540              12.3088           11.9974            10.5986            10.5986
       08/12               11.2895              11.9233           11.6219            10.2534            10.2534
       09/12               11.3023              11.9363           11.6349            10.2501            10.2501
       10/12               11.6938              12.3490           12.0375            10.5884            10.5884
       11/12               11.3294              11.9636           11.6622            10.2435            10.2435
       12/12               11.7228              12.3783           12.0668            10.5816            10.5816
       01/13               11.3585              11.9930           11.6916            10.2370            10.2370
       02/13               11.3739              12.0084           11.7071            10.2337            10.2337
       03/13               12.6132              13.3159           12.9823            11.3266            11.3266
       04/13               11.4062              12.0410           11.7397            10.2272            10.2272
       05/13               11.8050              12.4611           12.1497            10.5648            10.5648

                                                                 CLASS A-3
                                               CLASS A-2        CERTIFICATE          CLASS M            CLASS B
   DISTRIBUTION      CLASS A-1 AVAILABLE    AVAILABLE FUNDS   GROUP AVAILABLE    AVAILABLE FUNDS    AVAILABLE FUNDS
       DATE             FUNDS CAP (%)           CAP (%)        FUNDS CAP (%)         CAP (%)            CAP (%)
   ------------      -------------------    ---------------   ---------------    ---------------    ---------------
       06/13               11.4408              12.0759           11.7746            10.2207            10.2207
       07/13               11.8420              12.4984           12.1870            10.5581            10.5581
       08/13               11.4886              12.1240           11.8227            10.2143            10.2143
       09/13               11.5291              12.1645           11.8633            10.2111            10.2111
       10/13               11.9574              12.6142           12.3029            10.5482            10.5482
       11/13               11.6137              12.2494           11.9482            10.2047            10.2047
       12/13               12.0475              12.7045           12.3933            10.5416            10.5416
       01/14               11.7035              12.3395           12.0383            10.1984            10.1984
       02/14               11.7504              12.3865           12.0854            10.1952            10.1952
       03/14               13.0660              13.7705           13.4372            11.2841            11.2841
       04/14               11.8485              12.4849           12.1839            10.1889            10.1889
       05/14               12.2974              12.9551           12.6441            10.5253            10.5253
       06/14               11.9525              12.5892           12.2883            10.1827            10.1827
       07/14               12.4081              13.0661           12.7552            10.5189            10.5189
       08/14               12.0628              12.6998           12.3990            10.1764            10.1764
       09/14               12.1205              12.7575           12.4568            10.1734            10.1734
       10/14               12.5868              13.2453           12.9345            10.5093            10.5093
       11/14               12.2409              12.8783           12.5776            10.1672            10.1672
       12/14               12.7149              13.3737           13.0631            10.5029            10.5029
       01/15               12.3686              13.0062           12.7057            10.1611            10.1611
       02/15               12.4353              13.0730           12.7726            10.1580            10.1580
       03/15               13.8468              14.5531           14.2205            11.2430            11.2430
       04/15               12.5746              13.2127           12.9123            10.1520            10.1520
       05/15               13.0699              13.7294           13.4191            10.4873               -
       06/15               12.7222              13.3606           13.0604            10.1460               -
       07/15               13.2270              13.8868           13.5767            10.4811               -
       08/15               12.8787              13.5174           13.2173            10.1400               -
       09/15               12.9604              13.5992           13.2993            10.1370               -
       10/15               13.4804              14.1406           13.8307            10.4719               -
       11/15               13.1311              13.7702           13.4704            10.1311               -
       12/15               13.6619              14.3225           14.0128            10.4658               -
       01/16               13.3120              13.9514           13.6518            10.1253               -
       02/16               13.4064              14.0460           13.7464            10.1224               -
       03/16               14.4370              15.1209           14.8008            10.8174               -
       04/16               13.6037              14.2436           13.9442            10.1166               -
       05/16               14.1646              14.8260           14.5167            10.4508               -
       06/16               13.8127              14.4529           14.1537            10.1108               -
       07/16               14.3869              15.0486           14.7396            10.4449               -
       08/16               14.0341              14.6746           14.3757            10.1051               -
       09/16               14.1497              14.7904           14.4915            10.1023               -
       10/16               14.7454              15.4076           15.0989            10.4361               -
       11/16               14.3912              15.0322           14.7336            10.0967               -
       12/16               15.0022              15.6648           15.3563            10.4303               -
       01/17               14.6470              15.2884           14.9900            10.0911               -
       02/17               14.7806              15.4222           15.1239            10.0883               -
       03/17               16.5199              17.2304           16.9003            11.1662               -
       04/17               15.0597              15.7016           15.4035            10.0828               -
       05/17               15.7133              16.3768           16.0689            10.4161               -
       06/17               15.3553              15.9976           15.6997            10.0774               -
       07/17               16.0278              16.6916           16.3840            10.4105               -
       08/17               15.6686              16.3112           16.0136            10.0720               -
       09/17               15.8322              16.4750           16.1775            10.0693               -
       10/17               16.5350              17.1995           16.8922            10.4022               -
       11/17               16.1739              16.8171           16.5199            10.0640               -
       12/17               16.8986              17.5634           17.2564            10.3967               -
       01/18               16.5361              17.1796           16.8827            10.0587               -
       02/18               16.7252              17.3689           17.0722            10.0561               -
       03/18               18.7364              19.4493           19.1209            11.1306               -
       04/18               17.2043              17.8485           17.5520               -                  -
       05/18               18.1655              18.8313           18.5251               -                  -
       06/18               17.9808              18.6253           18.3292               -                  -
       07/18               19.0297              19.6958           19.3900               -                  -
       08/18               18.8836              19.5285           19.2326               -                  -
       09/18               19.3917              20.0368           19.7411               -                  -
       10/18               20.6101              21.2769           20.9715               -                  -
       11/18               20.5463              21.1918           20.8964               -                  -
       12/18               21.9133              22.5805           22.2755               -                  -
       01/19               21.9289              22.5748           22.2798               -                  -

                                                                 CLASS A-3
                                               CLASS A-2        CERTIFICATE          CLASS M            CLASS B
   DISTRIBUTION      CLASS A-1 AVAILABLE    AVAILABLE FUNDS   GROUP AVAILABLE    AVAILABLE FUNDS    AVAILABLE FUNDS
       DATE             FUNDS CAP (%)           CAP (%)        FUNDS CAP (%)         CAP (%)            CAP (%)
   ------------      -------------------    ---------------   ---------------    ---------------    ---------------
       02/19               22.7270              23.3731           23.0783               -                  -
       03/19               26.1452              26.8608           26.5345               -                  -
       04/19               24.5959              25.2425           24.9479               -                  -
       05/19               26.5619                 -              26.9261               -                  -
       06/19               27.0382                 -              27.3910               -                  -
       07/19               29.5160                 -              29.8681               -                  -
       08/19               30.2146                 -              30.5531               -                  -
       09/19               32.1087                 -              32.4476               -                  -
       10/19               35.4700                 -              35.8206               -                  -
       11/19               36.9505                 -              37.2901               -                  -
       12/19               41.4490                 -              41.8003               -                  -
       01/20               43.9844                 -              44.3248               -                  -
       02/20               48.8421                 -              49.1828               -                  -
       03/20               58.9133                 -              59.2780               -                  -
       04/20               63.5019                 -              63.8434               -                  -
       05/20               77.8239                 -              78.1771               -                  -
       06/20               93.1535                 -              93.4958               -                  -
       07/20               127.3207                -              127.6748              -                  -
       08/20               184.5321                -              184.8752              -                  -
       09/20               471.7522                -              472.0957              -                  -

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled Distribution Date is the Distribution Date in September 2034.

     The last scheduled Distribution Date for each class of Principal Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The last scheduled Distribution Dates for all classes have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan.

     Since the rate of distributions in reduction of the Class Certificate Balance of each class of Principal Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--PREPAYMENT CONSIDERATIONS AND RISKS" and "--WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES" above and "YIELD AND PREPAYMENT CONSIDERATIONS" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

     The discussion in this section and in the section "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Principal Certificates. References in this section and in the "ERISA CONSIDERATIONS" section of this prospectus supplement to the "CODE" and "SECTIONS" are to the Internal Revenue Code of 1986, as amended.

GENERAL

     The pooling and servicing agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the assets held in the Excess Reserve Fund Account and certain other accounts specified in the pooling and servicing agreement and the right of each class of Principal Certificates to receive Basis Risk Carry Forward Amounts) will comprise two REMICs (the "TRUST REMICS") organized in a tiered REMIC structure. Each class of Principal Certificates represents (exclusive of the right to receive Basis

Risk Carry Forward Amounts) a regular interest (a "REGULAR INTEREST") in a Trust REMIC. The Class R certificates will represent ownership of the sole class of residual interest in each of the Trust REMICs. In addition, each class of the Principal Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

     Upon the issuance of the Principal Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR INTERESTS

     A holder of a class of Principal Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC. In addition, the pooling and servicing agreement provides that each holder of a Principal Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "BASIS RISK CONTRACTS") representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. A holder of a Principal Certificate must allocate its purchase price for the Principal Certificate between its components--the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with an additional amount of original issue discount ("OID") (which could, in the case of the Principal Certificates, cause the total amount of OID to exceed a statutorily defined DE MINIMIS amount). See "FEDERAL INCOME TAX CONSEQUENCES--TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM" in the prospectus.

     Upon the sale, exchange, or other disposition of a Principal Certificate, the holder must allocate the amount realized between the components of the Principal Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Principal Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "FEDERAL INCOME TAX CONSEQUENCES--GAIN OR LOSS ON DISPOSITION".

     Interest on the Regular Interest component of a Principal Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the Principal Certificates could be considered to have been issued with OID. See "FEDERAL INCOME TAX CONSEQUENCES--TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under "PREPAYMENT AND YIELD CONSIDERATIONS--STRUCTURING ASSUMPTIONS" in this prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE PRINCIPAL CERTIFICATES

     The Regular Interest components of the Principal Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under
Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the Regular Interest component of a Principal Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Principal Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

THE BASIS RISK CONTRACT COMPONENTS

     As indicated above, a portion of the purchase price paid by a holder to acquire a Principal Certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract components are expected to have a DE MINIMIS value. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield or constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a Principal Certificate.

     Any Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Basis Risk Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

OTHER MATTERS

     For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "FEDERAL INCOME TAX
CONSEQUENCES--BACKUP WITHHOLDING" and "--TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS" in the prospectus.

                              STATE AND LOCAL TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Principal Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the Principal Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "PLANS") and on persons who bear certain relationships to such Plans. See "ERISA CONSIDERATIONS" in the prospectus.

     The U.S. Department of Labor (the "DOL") has granted to Goldman, Sachs & Co., the underwriter, an administrative exemption (Prohibited Transaction Exemption ("PTE") 89-88, Exemption Application No. D-7573, 54 Fed. Reg. 42582
(1989)) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates are the following:

         (1) The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Inc., Moody's or S&P (each, a "RATING AGENCY");

         (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

         (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the Offered Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

         (5) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered Certificates in connection with the initial issuance, at least fifty (50) percent of each class of Offered Certificates and at least fifty (50) percent of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Offered Certificates does not exceed twenty-five (25) percent of each class of Offered Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than five (5) percent of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, the underwriter, the trustee, any of the servicers, the cap provider, the Class A-1 certificate insurer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "RESTRICTED GROUP").

     The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

     Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

     Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. Assets of a Plan or individual retirement account should not be invested in the Offered Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

     The Class A-1 certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as those certificates are rated in one of the two highest rating categories by S&P, Moody's or Fitch, Inc. The Class A-2, Class A-3A, Class A-3B, Class A-3C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-6, Class B-1, Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of SMMEA and as a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "LEGAL INVESTMENT" in the prospectus.

                             METHOD OF DISTRIBUTION

     The depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the Offered Certificates. An underwriting agreement between the depositor and the underwriter governs the sale of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the Offered Certificates, before deducting expenses estimated to be approximately $1,400,000 will be approximately 99.98% of the initial aggregate principal balance of the Offered Certificates. Under the underwriting agreement, the underwriter has agreed, to take and pay for all of the Offered Certificates, if any are taken. The underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the depositor and the proceeds from the sale of the Offered Certificates realized by the underwriter will constitute underwriting discounts and commissions.

     The Offered Certificates are a new issue of securities with no established trading market. The depositor has been advised by the underwriter that the underwriter intends to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

     The depositor has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

     The underwriter is an affiliate of the depositor and the cap provider.

                                     EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 2003 and December 31, 2002 and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2003, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

     In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"):

                             CLASS              S&P      MOODY'S
                    A-1..................       AAA        Aaa
                    A-2..................       AAA        Aaa
                    A-3A.................       AAA        Aaa
                    A-3B.................       AAA        Aaa
                    A-3C.................       AAA        Aaa
                    M-1..................        AA        Aa2
                    M-2..................       AA-        A1
                    M-3..................        A         A2
                    M-4..................        A-        A3
                    B-1..................       BBB+      Baa1
                    B-2..................       BBB       Baa2
                    B-3..................       BBB-      Baa3

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10041.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody's are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                GLOSSARY OF TERMS

     The following terms have the meanings given below when used in this prospectus supplement.

     "ACCRUED CERTIFICATE INTEREST" means, for each class of Principal Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes, as described in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "ADJUSTMENT DATE" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "AMERIQUEST" means Ameriquest Mortgage Company, a Delaware corporation.

     "AMERIQUEST MORTGAGE LOANS" means the mortgage loans in the trust that were acquired from Ameriquest.

     "AMERIQUEST ORIGINATORS" has the meaning specified in "THE MORTGAGE LOAN POOL--GENERAL" in this prospectus supplement.

     "AMERIQUEST UNDERWRITING GUIDELINES" has the meaning set forth in "THE MORTGAGE LOAN POOL--AMERIQUEST UNDERWRITING GUIDELINES" in this prospectus supplement.

     "APPLIED REALIZED LOSS AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "ARM" means an adjustable-rate mortgage loan.

     "AVAILABLE FUNDS" means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicers and the trustee, if any, payable with respect to that Distribution Date:(i) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicer on or prior to the related Determination Date, after deduction of the servicing fee and the trustee fee for that Distribution Date together with any related P&I Advance, on that Distribution Date, (ii) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) Compensating Interest payments in respect of prepayment interest shortfalls for that Distribution Date, (iv) the proceeds from repurchases of mortgage loans, (v) any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans with respect to that Distribution Date, and (vi) all proceeds received with respect to any optional clean-up call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Principal Certificates.

     "BASIC PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

     "BASIS RISK CARRY FORWARD AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--EXCESS RESERVE FUND ACCOUNT" in this prospectus supplement.

     "BASIS RISK CONTRACTS" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF REGULAR INTERESTS" in this prospectus supplement.

     "BASIS RISK INTEREST RATE CAP AGREEMENT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--INTEREST RATE CAP AGREEMENTS" in this prospectus supplement.

     "BASIS RISK PAYMENT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--EXCESS RESERVE FUND ACCOUNT" in this prospectus supplement.

     "BUSINESS DAY" for purposes of the Class A-1 certificate insurance policy has the meaning set forth in "THE CLASS A-1 CERTIFICATE INSURANCE POLICY" in this prospectus supplement.

     "CAP PROVIDER" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--INTEREST RATE CAP AGREEMENTS" in this prospectus supplement.

     "CHASE" means Chase Manhattan Mortgage Corporation, a New Jersey corporation.

     "CLASS A" means the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-3C certificates, collectively.

     "CLASS A CERTIFICATE GROUP" means either the Class A-1 certificates, the Class A-2 certificates or the Class A-3 Certificate Group, as applicable.

     "CLASS A PRINCIPAL ALLOCATION PERCENTAGE" for any Distribution Date is the percentage equivalent of a fraction, determined as follows:

             (1) with respect to the Class A-1 certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

             (2) with respect to the Class A-2 certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

             (3) with respect to the Class A-3 Certificate Group, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the group III mortgage loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

     "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is the excess of (A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that Distribution Date over (B) the lesser of
(x) 58.20% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS A-1 PRINCIPAL PARITY AMOUNT" means, with respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balance of the Class A-1 certificates on that Distribution Date, as reduced by any Class A-1 Principal Parity Amounts paid by the Class A-1 certificate insurer prior to such Distribution Date and after taking into account any reduction of the Class Certificate Balance of the Class A-1 certificates from sources other than the Class A-1 certificate insurance policy on that Distribution Date, over (ii) the aggregate Stated Principal Balances of the group I mortgage loans for that Distribution Date. For the first Distribution Date, the Class A-1 Principal Parity Amount will equal zero.

     "CLASS A-3 CERTIFICATE GROUP" means the Class A-3A, Class A-3B and Class A-3C certificates, collectively.

     "CLASS B INTEREST RATE CAP AGREEMENT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--INTEREST RATE CAP AGREEMENTS" in this prospectus supplement.

     "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution

Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), and (F) the Class Certificate Balance of the Class B-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 87.10% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (F) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that Distribution Date),and (G) the Class Certificate Balance of the Class B-2 certificates immediately prior to that Distribution Date over (ii) the lesser of
(A) 89.10% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (F) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that Distribution Date), (G) the Class Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for that Distribution Date), and (H) the Class Certificate Balance of the Class B-3 certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 91.10% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS B-4 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that Distribution Date), (F) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that Distribution Date), (G) the Class Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for that Distribution Date), (H) the Class Certificate Balance of the Class B-3 certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount for that Distribution Date), and (I) the Class Certificate Balance of the Class B-4 certificates immediately prior to that Distribution Date over (ii) the lesser of
(A) 95.60% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated

Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS CERTIFICATE BALANCE" means, with respect to any class of Principal Certificates as of any Distribution Date, the initial Class Certificate Balance of that class reduced by the sum of:

     o all amounts previously distributed to holders of certificates of that class as payments of principal, and

     o in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates;

provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any class or classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such class or classes).

     "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution Date) and (B) the Class Certificate Balance of the Class M-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 71.10% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date) and (C) the Class Certificate Balance of the Class M-2 certificates immediately prior to that Distribution Date over (ii) the lesser of
(A) 78.10% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), and (D) the Class Certificate Balance of the Class M-3 certificates immediately prior to that Distribution Date, over the lesser of (A) 81.10% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), and (E) the Class Certificate Balance of the Class M-4 certificates immediately prior to that Distribution Date, over the lesser of (A) 84.10% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CODE" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement.

     "COMBINED LOAN-TO-VALUE RATIO" has the meaning set forth in "THE MORTGAGE LOAN POOL - GENERAL" in this prospectus supplement.

     "COMPENSATING INTEREST" has the meaning set forth in "THE POOLING AND SERVICING AGREEMENT--PREPAYMENT INTEREST SHORTFALLS" in this prospectus supplement.

     "CONDEMNATION PROCEEDS" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

     "CREDIT SCORES" has the meaning set forth in "THE MORTGAGE LOAN POOL--CREDIT SCORES" in this prospectus supplement.

     "DETERMINATION DATE" means, for each Distribution Date, the 18th of the month in which such Distribution Date occurs, or, if that day is not a business day, the immediately preceding business day.

     "DISTRIBUTION DATE" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS" in this prospectus supplement.

     "DOL" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "DUE PERIOD" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

     "ERISA" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "EXCESS OVERCOLLATERALIZED AMOUNT" is described in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

     "EXCESS RESERVE FUND ACCOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--EXCESS RESERVE FUND ACCOUNT" in this prospectus supplement.

     "EXEMPTION" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "EXPENSE FEE RATE" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the trustee fee rate. See "THE POOLING AND SERVICING AGREEMENT--SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

     "FIRST NLC" means First NLC Financial Services, LLC, a Florida limited liability company.

     "FIRST NLC AGREEMENTS" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES - REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS" in this prospectus supplement.

     "FIRST NLC ASSIGNMENT AGREEMENT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES - ASSIGNMENT OF THE MORTGAGE LOANS" in this prospectus supplement.

     "FIRST NLC MORTGAGE LOANS" means the mortgage loans in the trust that were acquired from First NLC.

     "FIXED RATE CERTIFICATES" means the Class B-4 certificates.

     "FSA" has the meaning set forth "THE CLASS A-1 CERTIFICATE INSURANCE POLICY" in this prospectus supplement.

     "GROSS MARGIN" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "GSMC" means Goldman Sachs Mortgage Company, a New York limited partnership.

     "GUARANTEED DISTRIBUTIONS" has the meaning set forth in "THE CLASS A-1 CERTIFICATE INSURANCE POLICY" in this prospectus supplement.

     "HOLDINGS" has the meaning set forth in "THE CLASS A-1 CERTIFICATE INSURANCE POLICY" in this prospectus supplement.

     "INDEX" shall mean the Six-Month LIBOR Loan Index.

     "INITIAL CAP" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "INSURANCE PROCEEDS" means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.

     "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, with respect to the Offered Certificates, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date, and with respect to the Fixed Rate Certificates, the calendar month immediately preceding the month in which that Distribution Date occurs.

     "INTEREST RATE CAP PAYMENT" means (i) with respect to the Basis Risk Interest Rate Cap Agreement and in connection with the first 35 Distribution Dates, the amount, if any, equal to the product of (a) the number of basis points by which one-month LIBOR, as determined pursuant to the Basis Risk Interest Rate Cap Agreement, exceeds the strike rate on the schedule attached as Annex II to this prospectus supplement, up to a one-month LIBOR of 9.62%, (b) the amount set forth as the interest rate cap notional amount on the schedule attached as Annex II to this prospectus supplement, and (c) the actual number of days in the applicable interest accrual period divided by 360, and (ii) with respect to the Class B Interest Rate Cap Agreement and in connection with the first 52 Distribution Dates, the amount, if any, equal to the product of (a) the number of basis points by which one-month LIBOR, as determined pursuant to the Class B Interest Rate Cap Agreement, exceeds the amount set forth as the strike rate on the schedule attached as Annex III to this prospectus supplement, up to a one-month LIBOR of 8.00%, (b) the amount set forth as the interest rate cap notional amount on the schedule attached as Annex III to this prospectus supplement, and (c) the actual number of days in the applicable interest accrual period divided by 360.

     "INTEREST REMITTANCE AMOUNT" means, with respect to any Distribution Date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to the mortgage loans in that loan group.

     "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual Period and the Offered Certificates, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "LIQUIDATION PROCEEDS" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

     "LOAN GROUP I CAP" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "LOAN GROUP II CAP" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "LOAN GROUP III CAP" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "LOAN-TO-VALUE RATIO" has the meaning set forth in "THE MORTGAGE LOAN POOL
- GENERAL" in this prospectus supplement.

     "MAXIMUM RATE" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "MINIMUM RATE" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "NET MONTHLY EXCESS CASH FLOW" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

     "OCWEN" means Ocwen Federal Bank FSB, a federally chartered savings bank.

     "OFFERED CERTIFICATES" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement.

     "ONE-MONTH LIBOR" means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     "ORDER" has the meaning set forth in "THE CLASS A-1 CERTIFICATE INSURANCE POLICY" in this prospectus supplement.

     "ORIGINAL SALE DATE" means, with respect to the Ameriquest mortgage loans, June 2, 2004, and with respect to the First NLC mortgage loans, April 29, 2004, May 10, 2004, June 15, 2004, July 15, 2004 or July 16, 2004, as applicable.

     "OVERCOLLATERALIZED AMOUNT" is described in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION Provisions" in this prospectus supplement.

     "OVERCOLLATERALIZATION DEFICIENCY" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

     "OVERCOLLATERALIZATION FLOOR" means 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

     "OVERCOLLATERALIZATION REDUCTION AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

     "P&I ADVANCES" means advances made by the servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

     "PASS-THROUGH RATE" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "PERIODIC CAP" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "PLAN" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "PREPAYMENT ASSUMPTION" has the meaning set forth in "PREPAYMENT AND YIELD CONSIDERATIONS--STRUCTURING ASSUMPTIONS" in the prospectus supplement.

     "PREPAYMENT PERIOD" means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

     "PREPAYMENT PREMIUM" has the meaning set forth in "THE MORTGAGE LOAN POOL--PREPAYMENT PREMIUMS" in this prospectus supplement.

     "PRINCIPAL CERTIFICATES" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement.

     "PRINCIPAL DISTRIBUTION AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date, (ii) all full and partial principal prepayments received on the mortgage loans during the related Prepayment Period, (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period, (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased during the period from the prior Distribution Date through the Servicer Remittance Date prior to the current Distribution Date, (v) all Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date, and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

     "PTE" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "RATING AGENCY" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "RECORD DATE" means, with respect to any Distribution Date and the Principal Certificates, the last business day of the related Interest Accrual Period, unless the Principal Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the month in which that Distribution Date occurs.

     "REFERENCE BANKS" means leading banks selected by the trustee (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     "REIT" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement.

     "RESTRICTED GROUP" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "SENIOR ENHANCEMENT PERCENTAGE" means, with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution
Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

     "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination is approximately 41.80%.

     "SERVICER REMITTANCE DATE" means, with respect to any Distribution Date, the business day immediately preceding that Distribution Date.

     "SIX-MONTH LIBOR LOAN INDEX" has the meaning set forth in "THE MORTGAGE LOAN POOL--THE INDEX" in this prospectus supplement.

     "SPECIFIED OVERCOLLATERALIZED AMOUNT" means, prior to the Stepdown Date, an amount equal to 2.20% of the Stated Principal Balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to 4.40% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of each class of Principal Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead will remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring.

     "STATED PRINCIPAL BALANCE" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

     "STEPDOWN DATE" means the earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (b) the later to occur of (i) the Distribution Date in August 2007 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

     "STRUCTURING ASSUMPTIONS" has the meaning set forth in "PREPAYMENT AND YIELD CONSIDERATIONS--STRUCTURING ASSUMPTIONS" in this prospectus supplement.

     "SUBORDINATED CERTIFICATES" means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 or Class B-4 certificates.

     "SUBSEQUENT RECOVERY" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "SUBSTITUTE MORTGAGE LOAN" means a mortgage loan substituted by First NLC within 120 days of the applicable Original Sale Date for a First NLC mortgage loan that is in breach of First NLC's representations and warranties regarding the First NLC mortgage loans, which must, on the date of such substitution, (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; (iv) be of the same type as the mortgage loan in breach (I.E., fixed rate or adjustable rate with same Periodic Cap and Index) and (v) comply with each representation and warranty made by the applicable responsible party.

     "SUBSTITUTION ADJUSTMENT AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS" in this prospectus supplement.

     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "TOTAL MONTHLY EXCESS SPREAD" means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the mortgage loans by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date, net of the servicing fee, the trustee fee and premiums for the Class A-1 certificate insurer, over (y) the amounts paid to the classes of certificates and to the Class A-1 certificate insurer, pursuant to clause (i) under the eighth paragraph of "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "TRIGGER EVENT," with respect to any Distribution Date, exists if (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans that are 60 days delinquent or more, including mortgage loans in foreclosure, all REO properties and mortgage loans where the mortgagor has filed for bankruptcy and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 38.00% of the Senior Enhancement

Percentage as of the last day of the prior Due Period or (ii) the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution Date:

    DISTRIBUTION DATE OCCURRING IN                                  LOSS PERCENTAGE
------------------------------------    ----------------------------------------------------------------
August 2007 through July 2008           2.750% for the first month, plus an additional 1/12th of
                                        1.750% for each month thereafter (e.g., approximately 2.896% in
                                        September 2007)

August 2008 through July 2009           4.500% for the first month, plus an additional 1/12th of
                                        1.250% for each month thereafter (e.g., approximately 4.604% in
                                        September 2008)

August 2009 through July 2010           5.750% for the first month, plus an additional 1/12th of
                                        0.750% for each month thereafter (e.g., approximately 5.813% in
                                        September 2009)

August 2010 and thereafter              6.500%

     "TRUST REMIC" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES--GENERAL" in this prospectus supplement.

     "UNPAID INTEREST AMOUNT" for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

     "WAC CAP" has the meaning set forth in "DESCRIPTION OF THE
CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of book-entry certificates holding securities through Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of book-entry certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates. Further, the U.S. Treasury Department has issued regulations that revise certain aspects of the system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien is exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the revised certification procedures.

                      [This Page Intentionally Left Blank]

                                    ANNEX II

                      BASIS RISK INTEREST RATE CAP NOTIONAL
                  AMOUNT AMORTIZATION AND STRIKE RATE SCHEDULE

                INTEREST RATE                                         INTEREST RATE
                     CAP                                                   CAP
 DISTRIBUTION      NOTIONAL      STRIKE RATE           DISTRIBUTION      NOTIONAL      STRIKE RATE
    MONTH        AMOUNT ($)          (%)                  MONTH        AMOUNT ($)          (%)
-------------  ---------------  --------------        -------------  ---------------  --------------
    08/04         285,467,000      6.83689                02/06         153,771,795      6.31391
    09/04         277,649,642      6.14020                03/06         147,649,664      7.05300
    10/04         269,873,813      6.36400                04/06         141,690,171      6.34862
    11/04         262,137,112      6.15122                05/06         135,889,010      6.59596
    12/04         254,437,736      6.37634                06/06         130,241,986      7.38987
    01/05         246,774,530      6.16416                07/06         124,772,919      7.68803
    02/05         239,146,971      6.17145                08/06         119,448,489      7.45317
    03/05         231,555,156      6.88534                09/06         114,264,880      7.48153
    04/05         223,999,782      6.18787                10/06         109,218,379      7.77588
    05/05         216,482,124      6.41735                11/06         104,305,371      7.54510
    06/05         209,004,012      6.20711                12/06         99,522,335       8.32622
    07/05         201,567,805      6.43885                01/07         94,875,292       8.08888
    08/05         194,176,356      6.22963                02/07         90,350,980       8.13215
    09/05         186,981,158      6.24193                03/07         85,946,166       9.09868
    10/05         179,977,015      6.47702                04/07         81,657,704       8.22854
    11/05         173,158,867      6.26848                05/07         77,482,530       8.57586
    12/05         166,521,790      6.50591                06/07         73,417,661       9.36475
    01/06         160,060,989      6.29794

                      [This Page Intentionally Left Blank]

                                    ANNEX III

             CLASS B INTEREST RATE CAP NOTIONAL AMOUNT AMORTIZATION

                            AND STRIKE RATE SCHEDULE



                    INTEREST                                               INTEREST
                    RATE CAP                                               RATE CAP
  DISTRIBUTION      NOTIONAL       STRIKE                DISTRIBUTION      NOTIONAL       STRIKE
     MONTH         AMOUNT ($)     RATE (%)                  MONTH         AMOUNT ($)     RATE (%)
 --------------  -------------  -------------           --------------  -------------  -------------
     08/04        31,750,000      4.62029                   12/06         31,750,000      5.41556
     09/04        31,750,000      3.93656                   01/07         31,750,000      5.16714
     10/04        31,750,000      4.14720                   02/07         31,750,000      5.16625
     11/04        31,750,000      3.93371                   03/07         31,750,000      5.97857
     12/04        31,750,000      4.14448                   04/07         31,750,000      5.16369
     01/05        31,750,000      3.93129                   05/07         31,750,000      5.41957
     02/05        31,750,000      3.93026                   06/07         31,750,000      5.94394
     03/05        31,750,000      4.61056                   07/07         31,750,000      6.52220
     04/05        31,750,000      3.92856                   08/07         31,750,000      6.23368
     05/05        31,750,000      4.13978                   09/07         31,750,000      6.23142
     06/05        31,750,000      3.92737                   10/07         23,858,771      6.51775
     07/05        31,750,000      4.13883                   11/07         22,718,245      6.22961
     08/05        31,750,000      3.92672                   12/07         22,113,939      7.06520
     09/05        31,750,000      3.92646                   01/08         21,526,690      6.85983
     10/05        31,750,000      4.13803                   02/08         20,955,081      6.85816
     11/05        31,750,000      3.92594                   03/08         20,398,567      7.49570
     12/05        31,750,000      4.13749                   04/08         19,856,749      6.85269
     01/06        31,750,000      3.92542                   05/08         19,329,239      7.16202
     02/06        31,750,000      3.92517                   06/08         18,815,665      7.37862
     03/06        31,750,000      4.60564                   07/08         18,316,454      7.80882
     04/06        31,750,000      3.92465                   08/08         17,830,510      7.47646
     05/06        31,750,000      4.14235                   09/08         17,357,385      7.47328
     06/06        31,750,000      4.77131                   10/08         16,896,740      7.80005
     07/06        31,750,000      5.02825                   11/08         16,448,249      7.46765
     08/06        31,750,000      4.78787
     09/06        31,750,000      4.78686
     10/06        31,750,000      5.02633
     11/06        31,750,000      4.78683








                                     III-1

                      [This Page Intentionally Left Blank]

                SCHEDULE A - STRUCTURAL AND COLLATERAL TERM SHEET

                                  $866,771,000
                                 APPROXIMATE(1)
                                 GSAMP 2004-HE2
                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
                       MORTGAGE PASS-THROUGH CERTIFICATES

OVERVIEW OF THE OFFERED CERTIFICATES
====================================================================================================================================
                 APPROXIMATE
                   INITIAL                                                       INITIAL      AVERAGE      PRINCIPAL         S&P/
                  PRINCIPAL    CERTIFICATE                          CREDIT    PASS-THROUGH      LIFE        PAYMENT        MOODY'S
 CERTIFICATES    BALANCE (1)       TYPE        CREDIT SUPPORT       SUPPORT     RATE (3)      (YRS)(4)   WINDOW (4)(5)     RATINGS
-------------- -------------- ------------ ---------------------- ---------- --------------- ---------- --------------- ------------
A-1             $284,714,000        Sr         Group I (2)          20.90%    LIBOR +0.290%     2.36     08/04 - 09/11     AAA/AAA
A-2             $236,934,000        Sr        Group II (2)          20.90%    LIBOR +0.360%     2.29     08/04 - 09/11     AAA/AAA
A-3A            $117,719,000        Sr        Group III (2)         20.90%    LIBOR +0.180%     1.00     08/04 - 09/06     AAA/AAA
A-3B             $45,371,000        Sr        Group III (2)         20.90%    LIBOR +0.350%     3.00     09/06 - 04/09     AAA/AAA
A-3C             $32,809,000        Sr        Group III (2)         20.90%    LIBOR +0.580%     6.42     04/09 - 09/11     AAA/AAA
M-1              $58,510,000       Mez      Groups I, II and III    14.45%    LIBOR +0.650%     4.94     12/07 - 09/11     AA/Aa2
M-2              $31,750,000       Mez      Groups I, II and III    10.95%    LIBOR +1.100%     4.87     11/07 - 09/11     AA-/A1
M-3              $13,607,000       Mez      Groups I, II and III     9.45%    LIBOR +1.250%     4.84     10/07 - 09/11      A/A2
M-4              $13,607,000       Mez      Groups I, II and III     7.95%    LIBOR +1.450%     4.83     10/07 - 09/11      A-/A3
B-1              $13,607,000       Sub      Groups I, II and III     6.45%    LIBOR +1.900%     4.82     09/07 - 09/11    BBB+/Baa1
B-2               $9,072,000       Sub      Groups I, II and III     5.45%    LIBOR +2.150%     4.81     09/07 - 09/11    BBB/Baa2
B-3               $9,071,000       Sub      Groups I, II and III     4.45%    LIBOR +3.500%     4.81     09/07 - 09/11   BBB-/ Baa3
Total           $866,771,000
====================================================================================================================================
NON-OFFERED CERTIFICATES
====================================================================================================================================
B-4              $20,411,000       Sub            N/A                2.20%        5.00%          N/A          N/A           N/A
====================================================================================================================================

(1) The initial aggregate principal balance of the Certificates will be subject to an upward or downward variance of no more than approximately 5%. The principal balances of the Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Cut-Off Date.
(2) The Class A-1, Class A-2 and Class A-3 Certificates are entitled to receive principal payments primarily from the primary collateral group indicated. Under certain circumstances, the Certificates in one certificate group may receive principal from another collateral group.
(3) See the "Structure of the Offered Certificates" section of this Term Sheet for more information on the Pass-Through Rates of the Offered Certificates.
(4) Assuming  payment  based on the  pricing  speeds  outlined  in "Key  Terms -
    Pricing   Prepayment   Assumption"   and  to  a-10%  Clean-up  Call  on  the
    Certificates.
(5) The Final Scheduled Distribution Date for the Certificates is the Distribution Date in September 2034.

SELECTED MORTGAGE POOL DATA (6)

====================================================================================================================================
                                        GROUP I                           GROUP II                 GROUP III
                            ------------------------------ ----------------------------- ----------------------------
                            Adjustable Rate   Fixed Rate   Adjustable Rate  Fixed Rate   Adjustable Rate  Fixed Rate     Aggregate
--------------------------- --------------- -------------- --------------- ------------- --------------- ------------- -------------
Scheduled Principal Balance:   $238,755,731  $122,138,709   $237,347,511    $62,190,189    $164,904,369   $81,802,700  $907,139,209
Number of Mortgage Loans:             1,461           778          1,522            495             717           464         5,437
Avg. Scheduled Principal           $163,419      $156,991       $155,944       $125,637        $229,992      $176,299      $166,846
Balance:
Wtd. Avg. Gross Coupon:              7.152%        6.709%         7.228%         7.053%          7.265%        6.662%        7.082%
Wtd. Avg. Net Coupon(7):             6.649%        6.206%         6.725%         6.550%          6.762%        6.159%        6.579%
Wtd. Avg. Original FICO                 621           626            627            647             625           654           629
Score:
Wtd. Avg. Combined Original          90.54%        81.51%         83.96%         80.44%          86.81%        79.76%        85.26%
LTV Ratio(8):
Wtd. Avg. Std. Remaining                357           348            358            345             358           347           355
Term (Mo.):
Wtd. Avg. Seasoning (Mo.):                2             2              2              2               2             2             2
Wtd. Avg. Months to Roll(9):             25           N/A             30            N/A              27           N/A            27
Wtd. Avg. Gross Margin(9):            5.52%           N/A          6.75%            N/A           6.24%           N/A         6.16%
Wtd. Avg. Initial Rate Cap(9):        2.00%           N/A          2.85%            N/A           2.38%           N/A         2.41%
Wtd. Avg. Periodic Rate Cap(9):       1.00%           N/A          1.00%            N/A           1.00%           N/A         1.00%
Wtd. Avg. Gross Max.                 13.15%           N/A         14.09%            N/A          13.65%           N/A        13.63%
Lifetime Rate(9):
====================================================================================================================================

(6) All percentages of mortgage loans calculated herein are percentages of their scheduled principal balances as of the Cut-off Date.
(7) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.
(8) Calculated using LTV with respect to first lien loans and combined LTV with respect to second lien loans.
(9) Represents the weighted average of the adjustable rate mortgage loans in the applicable loan group.



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

FEATURES OF THE TRANSACTION

o The mortgage loans in the transaction consist of subprime fixed and adjustable rate, first and second lien residential mortgage loans (the "Mortgage Loans") originated by or acquired from Ameriquest Mortgage Company and Olympus Mortgage Company, (together, "Argent") and First NLC Financial Services, LLC ("First NLC").

o Credit support for the Certificates will be provided through a senior/subordinate structure, initial overcollateralization of 2.20%, excess spread and a Certificate Insurance Policy (for the Class A-1 Certificates only).

o The Argent mortgage loans will be serviced by Countrywide Home Loans Servicing, LP ("Countrywide"). The First NLC mortgage loans will be serviced by Chase Manhattan Mortgage Corporation ("Chase") and Ocwen Federal Bank FSB ("Ocwen").

o All amounts and percentages herein related to the Mortgage Loans are as of the Cut-Off Date.

o None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost" loans under any other applicable state, federal or local law.

o None of the Mortgage Loans secured by a property in the state of Georgia were originated between October 1, 2002 and March 7, 2003.

o The transaction will be modeled on INTEX as "GS04HE2" and on Bloomberg as "GSAMP 04 HE2".

o The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

o This transaction will contain a one-month LIBOR interest rate cap agreement (the "Basis Risk Interest Rate Cap") available only to pay Basis Risk Carry Forward Amounts on the Class A, M and B Certificates in the manner described herein. The Basis Risk Interest Rate Cap will have an initial notional amount of $285,467,000, a term of 35 months and be effective up to one-month LIBOR of 9.62% (See Appendix A for Basis Risk Interest Rate Cap details). It will also contain a one-month LIBOR interest rate cap agreement (the "Class B Interest Rate Cap") available only to pay Basis Risk Carry Forward Amounts on the Class B-1, B-2, and B-3 Certificates in the manner described herein. The Class B Interest Rate Cap will have an initial notional amount of $31,750,000, a term of 52 months and be effective up to one-month LIBOR of 8.00%. (See Appendix B for Class B Interest Rate Cap details).

SELECTED MORTGAGE POOL DATA BY ORIGINATOR (1)

================================================================================
                                                       Argent       First NLC
-------------------------------------------------- -------------- --------------
 Scheduled Principal Balance:                       $586,899,467   $320,239,742
 Number of Mortgage Loans:                                 3,221          2,216
 Average Scheduled Principal Balance:                   $182,210       $144,513
 % of Total Pool Scheduled Principal Balance:             64.70%         35.30%
 Weighted Average Gross Coupon:                           6.873%         7.464%
 Weighted Average FICO Score:                                629            628
 % First Lien Loans:                                     100.00%         96.34%
 Weighted Average Combined Original LTV Ratio(2):         87.03%         82.01%
 Weighted Average Stated Remaining Term (months):            354            355
 Weighted Average Seasoning (months):                          2              2
 % Full Doc Loans:                                        61.90%         54.59%
 % Purchase Loans:                                        30.30%         51.83%
 % Primary Occupancy Loans:                               88.91%         96.79%
 % Single Family Loans:                                   74.75%         84.35%
 State with highest representation:                 CA    29.70%    CA   29.78%
 % Adjustable Rate Loans:                                 63.74%         83.35%
 % Fixed Rate Loans:                                      36.26%         16.65%
================================================================================

(1) All percentages of mortgage loans are based on their scheduled principal balances as of the Cut-Off Date.

(2) Calculated using LTV ratio with respect to first lien loans and combined LTV ratio with respect to second lien loans.



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

TIME TABLE

EXPECTED CLOSING DATE:            July 30, 2004

CUT-OFF DATE:                     July 1, 2004

EXPECTED PRICING DATE:            On or before July 23, 2004

FIRST DISTRIBUTION DATE:          August 25, 2004

KEY TERMS

OFFERED CERTIFICATES:             Class A-1,  A-2, A-3, M-1, M-2, M-3, M-4, B-1,
                                  B-2, and B-3 Certificates

FIXED RATE CERTIFICATES:          Class B-4 Certificates

CERTIFICATES:                     Offered and Fixed Rate Certificates

CLASS A CERTIFICATES:             Class A-1, A-2 and A-3 Certificates

CLASS A-3 CERTIFICATES:           Class A-3A, A-3B and A-3C Certificates

CLASS M CERTIFICATES:             Class M-1, M-2, M-3, and M-4 Certificates

CLASS B CERTIFICATES:             Class B-1, B-2, B-3 and B-4 Certificates

DEPOSITOR:                        GS Mortgage Securities Corp.

MANAGER:                          Goldman Sachs & Co.

SERVICERS:                        Upon   completion   of  servicing   transfers,
                                  (scheduled   to  occur  by  August  3,  2004),
                                  Countrywide  Home Loans  Servicing,  LP, Chase
                                  Manhattan   Mortgage   Corporation  and  Ocwen
                                  Federal Bank FSB

TRUSTEE:                          Deutsche Bank National Trust Company

SERVICING FEE RATE:               50 bps

TRUSTEE FEE RATE:                 0.29 bps

EXPENSE FEE RATE:                 No more than 51 bps

DISTRIBUTION DATE :               25th  day  of  the  month  or  the   following
                                  Business Day

MORTGAGE LOANS:                   The  trust  will  consist  of three  groups of
                                  subprime, fixed and adjustable rate, first and second lien residential mortgage loans

GROUP I MORTGAGE LOANS:           Approximately  $360,894,441  of Mortgage Loans
                                  with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set by both Fannie Mae or Freddie
                                  Mac

GROUP II MORTGAGE LOANS:          Approximately  $299,537,700  of Mortgage Loans
                                  with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set by both Fannie Mae or Freddie
                                  Mac

GROUP III MORTGAGE LOANS:         Approximately  $246,707,069  of Mortgage Loans
                                  with original  principal  balances that may or
                                  may  not  conform  to the  original  principal
                                  balance   limits   for  one-  to   four-family
                                  residential mortgage loan guidelines set by both Fannie Mae and Freddie Mac

CLASS A-1 CERTIFICATE INSURER:    Financial  Security  Assurance  Inc.  The  A-1
                                  Certificate  Insurer  will  issue a  financial
                                  guarantee  policy for the benefit of the Class
                                  A-1   Certificates   only  (the   "Class   A-1
                                  Certificate   Insurance   Policy").   The  A-1
                                  Certificate Insurer will have certain rights with respect to the transaction as specified in the Pooling and Servicing Agreement.



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

RECORD DATE:                      For any  Distribution  Date, the last Business
                                  Day of the accrual period

DELAY DAYS:                       0 day delay on the  Offered  Certificates.  24
                                  day delay on the Fixed Rate Certificates

DAY COUNT:                        Actual/360 basis for the Offered Certificates.
                                  30/360 basis for the Fixed Rate Certificates

DUE PERIOD:                       The period commencing on the second day of the
                                  calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution Date occurs

INTEREST ACCRUAL PERIOD:          For the  Offered  Certificates  from the prior
                                  Distribution  Date  to the  day  prior  to the
                                  current  Distribution  Date,  except  for  the
                                  initial accrual period for which interest will
                                  accrue  from the Closing  Date.  For the Fixed
                                  Rate Certificates from and including the first
                                  day of the  month  prior to month in which the
                                  current   Distribution   Date  occurs  to  and
                                  including the last day of such month

PRICING PREPAYMENT
ASSUMPTION:                       Adjustable rate mortgage loans:  28% CPR Fixed
                                  rate mortgage loans: CPR starting at 10% CPR in month 1 and increasing to 25% CPR in month
                                  12 (an approximate 1.364% increase per month), and remaining at 25% CPR thereafter

EXCESS SPREAD:                    The initial weighted average net coupon of the
                                  mortgage   pool  will  be  greater   than  the
                                  interest   payments   on   the   Certificates,
                                  resulting in excess cash flow calculated in the following manner:

                                  Initial Gross WAC:                   7.0819%
                                  Less Fees & Expenses(1):             0.5249%
                                  Net WAC:                             6.5570%
                                  Less Initial Wtd. Avg.
                                    Certificate Coupon (Approx.)(2):   1.9508%
                                  ----------------------------------------------
                                  Initial Excess Spread:               4.6062%

                                  (1) Includes the servicing fees, trustee fees and, in the case of the Class A-1, a certificate insurer premium.

                                  (2) Assumes 1-month LIBOR equal to 1.45% and a 30-day first month. Certificate Coupon is adjusted to account for initial overcollateralization.

SERVICER ADVANCING:               Yes as to principal and  interest,  subject to
                                  recoverability

INTEREST RATE CAP PROVIDER:       Goldman   Sachs   Capital   Markets   LP.  The
                                  short-term unsecured debt obligations of the guarantor of the cap provider, The Goldman
                                  Sachs  Group,  Inc.,  are rated P-1 by Moody's
                                  Investors  Service  Inc.,  A-1 by  Standard  &
                                  Poor's Ratings Group and F1+ by Fitch Ratings.
                                  The long-term unsecured debt obligations of the guarantor are rated Aa3 by Moody's, A+ by S&P and AA- by Fitch

COMPENSATING INTEREST:            Each  Servicer   shall  provide   compensating
                                  interest  equal  to  the  lesser  of  (A)  the
                                  aggregate   of   the    prepayment    interest
                                  shortfalls  on the  Mortgage  Loans  resulting
                                  from  voluntary  principal  prepayments on the
                                  Mortgage  Loans  during the month prior to the
                                  month in which the related  Distribution  Date
                                  occurs  and (B) the  aggregate  Servicing  Fee
                                  received   by   such    Servicer    for   that
                                  Distribution  Date. Chase and Countrywide will
                                  not  pay   compensating   interest  for  first
                                  distribution date.

OPTIONAL CLEAN-UP CALL:           The  transaction  has a 10% optional  clean-up
                                  call

RATING AGENCIES:                  Standard & Poor's  Ratings  Group and  Moody's
                                  Investor Services will each rate all of the Offered Certificates.

MINIMUM DENOMINATION:             $50,000  with  regard  to each of the  Offered
                                  Certificates



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

LEGAL INVESTMENT:                 It  is   anticipated   that  the   Class   A-1
                                  Certificates will be SMMEA eligible

ERISA ELIGIBLE:                   Underwriter's  exemption  is expected to apply
                                  to   all   Offered   Certificates.    However,
                                  prospective purchasers should consult their own counsel

TAX TREATMENT:                    All  Offered   Certificates   represent  REMIC
                                  regular  interests  and, to a limited  extent,
                                  interests  in  certain   basis  risk  interest
                                  carryover  payments  pursuant  to the  payment
                                  priorities in the transaction,  which interest
                                  in  certain  basis  risk  interest   carryover
                                  payments will be treated for tax purposes as an interest rate cap contract

PROSPECTUS:                       The  Offered   Certificates  will  be  offered
                                  pursuant  to a  prospectus  supplemented  by a
                                  prospectus    supplement    (together,     the
                                  "Prospectus").   Complete   information   with
                                  respect to the Offered Certificates and the collateral securing them will be contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered
                                  Certificates may not be consummated unless the purchaser has received the Prospectus

                                  PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

STRUCTURE OF THE CERTIFICATES

DESCRIPTION OF PRINCIPAL AND INTEREST DISTRIBUTIONS

Until the Step-Down Date, or so long as a Trigger Event is in effect, principal will be paid to the Certificates as described herein. On or after the Step-Down Date, so long as no Trigger Event is in effect, the Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to support the overcollateralization target (which is one component of the credit support available to the Certificateholders).

Interest will be paid monthly, on all of the Offered Certificates, at a rate of one-month LIBOR plus a margin that will step up after the optional clean-up call date, subject to the lesser of the WAC Cap and the applicable loan group cap. Interest will be paid monthly, on all of the Fixed Rate Certificates, at a specified rate that will step up after the optional clean-up call date, subject to the WAC Cap. The interest paid to each class of Certificates will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act, (or any similar state statute) allocated to such class. Any reductions in the Pass-Through Rate on the Certificates attributable to the WAC Cap, will be carried forward with interest at the applicable Pass-Through Rate as described below and will be payable after payment of all required principal payments on such future Distribution Dates.

DEFINITIONS

CREDIT ENHANCEMENT. The Offered Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 2.20% overcollateralization (funded upfront) (after the Step-down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 4.40% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate scheduled balance of the Mortgage Loans as of the Cut-off Date), and
(3)   subordination  of  distributions  on  the  more  subordinate   classes  of
certificates to the required distributions on the more senior classes of certificates.

CREDIT ENHANCEMENT PERCENTAGE. For any Distribution Date, the percentage obtained by dividing (x) the aggregate certificate principal balance of the subordinate certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

STEP-DOWN DATE. The earlier of (A) the date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (B) the later to occur of:

(x) the Distribution Date occurring in August 2007; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 41.80%.

-------------------------- ----------------------------- -----------------------
                                     INITIAL                 STEP-DOWN DATE
          CLASS              SUBORDINATION PERCENTAGE          PERCENTAGE
-------------------------- ----------------------------- -----------------------
            A                         20.90%                     41.80%
-------------------------- ----------------------------- -----------------------
           M-1                        14.45%                     28.90%
-------------------------- ----------------------------- -----------------------
           M-2                        10.95%                     21.90%
-------------------------- ----------------------------- -----------------------
           M-3                        9.45%                      18.90%
-------------------------- ----------------------------- -----------------------
           M-4                        7.95%                      15.90%
-------------------------- ----------------------------- -----------------------
           B-1                        6.45%                      12.90%
-------------------------- ----------------------------- -----------------------
           B-2                        5.45%                      10.90%
-------------------------- ----------------------------- -----------------------
           B-3                        4.45%                      8.90%
-------------------------- ----------------------------- -----------------------
           B-4                        2.20%                      4.40%
-------------------------- ----------------------------- -----------------------



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

TRIGGER EVENT. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 38% of the prior period's Credit Enhancement Percentage to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including loans in foreclosure, all REO property and mortgage loans where the mortgagor has filed for bankruptcy) (ii) during such period the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:

---------------------------- ---------------------------------------------------
      DISTRIBUTION DATE             CUMULATIVE REALIZED LOSS PERCENTAGE:
---------------------------- ---------------------------------------------------
   August 2007 - July 2008    2.750%  for the first  month,  plus an  additional
                              1/12th of 1.750% for each month thereafter
---------------------------- ---------------------------------------------------
   August 2008 - July 2009    4.500%  for the first  month,  plus an  additional
                              1/12th of 1.250% for each month thereafter
---------------------------- ---------------------------------------------------
   August 2009 - July 2010    5.750%  for the first  month,  plus an  additional
                              1/12th of 0.750% for each month thereafter

---------------------------- ---------------------------------------------------
 August 2010 and thereafter   6.500%
---------------------------- ---------------------------------------------------

STEP-UP COUPONS. For all Offered Certificates the coupon will increase after the first distribution date on which the Optional Clean-up Call is exercisable, should the Optional Clean-up Call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance and the margin for the Class M Certificates and Class B Certificates, except the Fixed Rate Certificates, will increase to 1.5 times the margin at issuance. For the Fixed Rate Certificates, the coupon will increase by 0.50%.

CLASS A-1 PASS-THROUGH RATE. The Class A-1 Certificates will accrue interest at a variable rate per annum equal to the least of (i) one-month LIBOR plus 0.290 (0.580% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap, and (iii) the WAC Cap.

CLASS A-2 PASS-THROUGH RATE. The Class A-2 Certificates will accrue interest at a variable rate per annum equal to the least of (i) one-month LIBOR plus 0.360% (0.720% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap, and (iii) the WAC Cap.

CLASS A-3A PASS-THROUGH RATE. The Class A-3 Certificates will accrue interest at a variable rate per annum equal to the least of (i) one-month LIBOR plus 0.180% (0.360% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group III Cap, and (iii) the WAC Cap.

CLASS A-3B PASS-THROUGH RATE. The Class A-3A Certificates will accrue interest at a variable rate per annum equal to the least of (i) one-month LIBOR plus 0.350% (0.700% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group III Cap, and (iii) the WAC Cap.

CLASS A-3C PASS-THROUGH RATE. The Class A-3B Certificates will accrue interest at a variable rate per annum equal to the least of (i) one-month LIBOR plus 0.580% (1.160% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group III Cap, and (iii) the WAC Cap.

CLASS M-1 PASS-THROUGH RATE. The Class M-1 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 0.650% (0.975% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-2 PASS-THROUGH RATE. The Class M-2 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 1.100% (1.650% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-3 PASS-THROUGH RATE. The Class M-3 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 1.250% (1.875% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.


This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

CLASS M-4 PASS-THROUGH RATE. The Class M-4 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 1.450% (2.175% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-1 PASS-THROUGH RATE. The Class B-1 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 1.900% (2.850% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-2 PASS-THROUGH RATE. The Class B-2 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 2.150% (3.225% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-3 PASS-THROUGH RATE. The Class B-3 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 3.500% (5.250% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-4 PASS-THROUGH RATE The Class B-4 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 5.00% (plus 5.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
(ii) the WAC Cap.

WAC CAP. As to any Distribution Date, a per annum rate equal to the weighted average gross rate of the Mortgage Loans in effect on the beginning of the related Due Period less the Servicing Fee Rate and Trustee Fee Rate (and solely for the purpose of determining the Class A-1 Pass-Through Rate, the premium payable to the Class A-1 Certificate Insurer) (calculated on an actual/360 day basis).

LOAN GROUP I CAP. As to any Distribution Date, a per annum rate equal to the weighted average gross rate of the Group I Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate (and solely for the purpose of determining the Class A-1 Pass-Through Rate, the premium payable to the Class A-1 Certificate Insurer) (calculated on an actual/360 day count basis).

LOAN GROUP II CAP. As to any Distribution Date, a per annum rate equal to the weighted average gross rate of the Group II Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate (calculated on an actual/360 day count basis).

LOAN GROUP III CAP. As to any Distribution Date, a per annum rate equal to the weighted average gross rate of the Group III Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate (calculated on an actual/360 day count basis).

CLASS A-1 BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A-1 Certificates will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at the Class A-1 Pass-Through-Rate (without regard to the Loan Group I Cap or WAC Cap) over interest due on such class of certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap; (ii) any Class A-1 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution
Dates, and (iii) interest on the amount in clause (ii) at the Class A-1 Pass-Through-Rate (without regard to the Loan Group I or WAC Cap).

CLASS A-2 BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A-2 Certificates will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at the Class A-2 Pass-Through-Rate (without regard to the Loan Group II Cap or WAC Cap) over interest due on such class of certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap; (ii) any Class A-2 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution
Dates, and (iii) interest on the amount in clause (ii) at the Class A-2 Pass-Through-Rate (without regard to the Loan Group II Cap or WAC Cap).

CLASS A-3A BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A-3A Certificates will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at the Class A-3A Pass-Through-Rate (without regard to the Loan Group III Cap or WAC Cap) over interest due on such class of certificates at a rate equal to the lesser of the Loan Group III Cap or WAC Cap; (ii) any Class A-3A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates, and (iii)



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

interest on the amount in clause (ii) at the Class A-3A Pass-Through-Rate (without regard to the Loan Group III Cap or WAC Cap).

CLASS A-3B BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A-3B Certificates will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at the Class A-3B Pass-Through-Rate (without regard to the Loan Group III Cap or WAC Cap) over interest due on such class of certificates at a rate equal to the lesser of the Loan Group III Cap or WAC Cap; (ii) any Class A-3B Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the Class A-3B Pass-Through-Rate (without regard to the Loan Group III Cap or WAC Cap).

CLASS A-3C BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A-3C Certificates will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at the Class A-3C Pass-Through-Rate (without regard to the Loan Group III Cap or WAC Cap) over interest due on such class of certificates at a rate equal to the lesser of the Loan Group III Cap or WAC Cap; (ii) any Class A-3C Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the Class A-3C Pass-Through-Rate (without regard to the Loan Group III Cap or WAC Cap).

CLASS M-1, M-2, M-3, M-4, B-1, B-2, B-3 AND B-4 BASIS RISK CARRY FORWARD AMOUNTS. As to any Distribution Date, the supplemental interest amount for each of the Class M and B Certificates will equal the sum of (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such certificates' applicable Pass-Through-Rate (without regard to the WAC Cap) over interest due on such class of certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid for such certificate from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the certificates' applicable Pass-Through-Rate (without regard to the WAC Cap).

ACCRUED CERTIFICATE INTEREST. For each class of Offered Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related Pass-Through Rate as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemember's Civil Relief Act or any similar state statutes. For the Fixed Rate Certificates on any Distribution Date, from and including the first day of the month prior to month in which the current Distribution Date occurs to and including the last day of such month.

INTEREST REMITTANCE AMOUNT ON THE OFFERED CERTIFICATES. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less Expense Fee Rate.

PRINCIPAL REMITTANCE AMOUNT. On any Distribution Date, the sum of

       (i)    all  scheduled  payments of  principal  due during the related Due
              Period and received by the Servicers on or prior to the related determination date or advanced by the Servicers on the related servicer remittance date,

       (ii) the principal portion of all partial and full prepayments received during the month prior to the month during which such Distribution Date occurs,

       (iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

       (iv) the principal portion of the repurchase price for any repurchased Mortgage Loans, the repurchase obligation for which arose during the month prior to the month during which such Distribution Date occurs and that were repurchased during the period from the prior Distribution Date through the servicer remittance date prior to such Distribution Date,

       (v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and




This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

       (vi) the principal portion of the termination price if the Optional Call is exercised.

PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

BASIC PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

EXTRA PRINCIPAL  DISTRIBUTION  AMOUNT.  For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee Rate) and available during the related Due Period, over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

GROUP I PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group I Mortgage Loans.

GROUP II PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group II Mortgage Loans.

GROUP III PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group III Mortgage Loans.

CLASS A PRINCIPAL ALLOCATION. All principal distributions to the Class A Certificates on any Distribution Date will be allocated between the Class A-1, the Class A-2 and the Class A-3 Certificates based on the Class A Principal Allocation Percentage for each such class on such Distribution Date; provided, however, that if the Certificate Principal Balance of any class of Class A Certificates is reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on such Distribution Date and all subsequent Distribution Dates, will be distributed to the other classes of Class A Certificates remaining outstanding until the Certificate Principal Balance of such Class have been reduced to zero. However, from and after the Distribution Date on which the aggregate Certificate Principal Balances of the Class M-1, M-2, M-3, M-4, B-1, B-2, B-3 and B-4 Certificates and the notional balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated PRO RATA to each class of Class A Certificates, based on their respective Certificate Principal Balances.

CLASS A PRINCIPAL ALLOCATION PERCENTAGE. For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date; (ii) in the case of the Class A-2 Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date, and (ii) in the case of the Class A-3 Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group III Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

NET MONTHLY EXCESS CASHFLOW. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates.

EXCESS SUBORDINATED  AMOUNT. For any Distribution Date, means the excess, if any
of   (i)   the   actual    overcollateralization,    and   (ii)   the   required
overcollateralization for such Distribution Date.

REALIZED LOSSES. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the applicable Servicer for the related advances and the applicable Expense Fee Rate in respect of such Mortgage Loan.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

of (i) approximately 58.20% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 71.10% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 78.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 81.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3
Certificates  (after  taking into account the payment of the Class M-3 Principal
Distribution Amount on such Distribution Date), and (E) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 84.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3
Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), and (F) the Certificate Principal



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 87.10% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3
Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (G) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 89.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3
Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (G) the Certificate Principal Balance of the Class B-2
Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (H) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 91.10% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS B-4 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3
Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (G) the Certificate Principal Balance of the Class B-2
Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (H) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (I) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 95.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

DISTRIBUTIONS

INTEREST DISTRIBUTIONS ON THE CERTIFICATES. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated sequentially as follows:

(a) concurrently, (1) from Interest Remittance Amounts related to the Group I Mortgage Loans, in the following order of priority, (x) to the Class A-1 Certificate Insurer, any accrued and unpaid premium payable to the Class A-1 Certificate Insurer for that Distribution Date; (y) to the Class A-1 Certificates, the related Accrued Certificate Interest and Unpaid Interest Amount for the Class A-1 Certificates; and (z) to the Class A-1 Certificate Insurer, reimbursements for any prior unreimbursed claims (or to the Class A-1 Certificates in lieu of any claims under the Class A-1 Certificate Insurance Policy for such Distribution Date) under the Class A-1 Certificate Insurance Policy for either interest or principal payments on the Class A-1 Certificates, as well as all other amounts owed to the Class A-1 Certificate Insurer; (2) from Interest Remittance
       Amounts related to the Group II Mortgage Loans, to the Class A-2 Certificates, the related Accrued Certificate Interest and any unpaid Accrued Certificate Interest for the Class A-2 Certificates from prior Distribution Dates, and (3) from Interest Remittance Amounts related to the Group III Mortgage Loans, to the Class A-3 Certificates, pro rata (based on the accrued and unpaid interest distributable to the Class A-3A, Class A-3B and Class A-3C Certificates) the related Accrued Certificate Interest and any unpaid Accrued Certificate Interest for those Certificates from prior Distribution Dates; provided, that if the Interest Remittance Amount for any group of Mortgage Loans is insufficient to make the related payments set forth in clause (1), (2) or
       (3) above, any Interest Remittance Amount relating to the other groups of Mortgage Loans remaining after making the related payments set forth in clause (1), (2) or (3) above will be available to cover that shortfall;

(b)    from  any  remaining   Interest   Remittance   Amounts  to  the  Class  M
       Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest, and

(c)    from  any  remaining   Interest   Remittance   Amounts  to  the  Class  B
       Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES. On each Distribution Date (x) prior to the Step-down Date or (y) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated sequentially as follows:

(a) to the Class A-1 Certificates, the Group I Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero,

(b) to the Class A-2 Certificates, the Group II Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero,

(c) sequentially to the Class A-3A Certificates, the Group III Principal Distribution Amount, until their Certificate Principal Balance has been reduced to zero, and to the Class A-3B Certificates, until their Certificate Principal Balance has been reduced to zero, and to the Class A-3C Certificates, until their Certificate Principal Balance has been reduced to zero,

(d) to the Class A-1 Certificate Insurer, reimbursements for unreimbursed claims under the Class A-1 Certificate Insurance Policy for principal payments to the Class A-1 Certificates, and

(e) the portion of the available Principal Distribution Amount for all loan groups remaining after making the distributions described above in paragraphs (a), (b), (c) and (d) will be distributed sequentially in the following order of priority:

       (i)    from any remaining Principal  Distribution  Amount, to the Class M
              Certificates, sequentially, in ascending numerical order, until the Certificate Principal Balances thereof have been reduced to zero, and



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

       (ii)   from any remaining Principal  Distribution  Amount, to the Class B
              Certificates, sequentially, in ascending numerical order, until the Certificate Principal Balances thereof have been reduced to zero.

On each Distribution Date (x) on or after the Stepdown Date and (y) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(a) to the Class A-1 Certificates, the lesser of the Group I Principal Distribution Amount and the portion of the Class A Principal Distribution Amount attributable to the Class A-1 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero,

(b) to the Class A-2 Certificates, the lesser of the Group II Principal Distribution Amount and the portion of the Class A Principal Distribution Amount attributable to the Class A-2 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero,

(c) sequentially to the Class A-3A Certificates, the lesser of the Group III Principal Distribution Amount and the portion of the Class A Principal Distribution Amount attributable to the Class A-3 Certificates, until their Certificate Principal Balance has been reduced to zero, and to the Class A-3B Certificates, until their Certificate Principal Balance has been reduced to zero, and to the Class A-3C Certificates, until their Certificate Principal Balance has been reduced to zero,

(d) to the Class A-1 Certificate Insurer, reimbursements for unreimbursed claims under the Class A-1 Certificate Insurance Policy for principal payments to the Class A-1 Certificates, and

(e) the portion of the available Principal Distribution Amount for all loan groups remaining after making the distributions described above in paragraphs (a), (b) and (c) will be distributed sequentially in the following order of priority:

       (i) sequentially, in ascending numerical order, to the Class M Certificates, the lesser of the remaining Principal Distribution Amount and the applicable Class M Principal Distribution Amount, until the Certificate Principal Balance of such class has been reduced to zero, and

       (ii) sequentially, in ascending numerical order, to the Class B Certificates, the lesser of the remaining Principal Distribution Amount and the applicable Class B Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero.

ALLOCATION OF NET MONTHLY EXCESS CASHFLOW. For any Distribution Date, any Net Monthly Excess Cashflow shall be paid sequentially as follows:

(a) to the Class A-1 Certificate Insurer, reimbursements for any remaining prior unreimbursed claims under the Class A-1 Certificate Insurance
       Policy for either interest or principal payments to the Class A-1 Certificates, as well as other amounts owed to the Class A-1 Certificate Insurer,

(b) sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest amount,

(c) sequentially, in ascending numerical order, to the Class B Certificates, their unpaid interest amount,

(d) concurrently, any Class A-1 Basis Risk Carry Forward Amount to the Class A-1 Certificates, any Class A-2 Basis Risk Carry Forward Amount to the Class A-2 Certificates and any Class A-3 Basis Risk Carry Forward Amount to the Class A-3 Certificates, pro rata by Certificate Principal Balance,

(e) sequentially to the Class M-1, M-2, M-3, M-4, B-1, B-2, B-3 and B-4, Certificates, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts,

(f) also, from any available Basis Risk Interest Rate Cap payments, sequentially, in ascending numerical order, to the Class A (allocation to the Class A-3 Certificates, pro rata, by Certificate Principal Balance), Class M and Class B Certificates, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts, and



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(g) also, from any available Class B Interest Rate Cap payments, to the Class B-1, B-2 and B-3 Certificates, pro rata by Certificate Principal Balance, in each case, up to their respective remaining Basis Risk Carry Forward Amounts.

All Realized Losses on the Mortgage Loans will be allocated sequentially on each Distribution Date in the following order of priority, (i) to the excess cash flow, (ii) in reduction of the overcollateralization amount, and (iii), sequentially, to the Class B-4, B-3, B-2, B-1, M-4, M-3, M-2 and M-1 Certificates. An allocation of any Realized Losses to a subordinate or mezzanine Certificate on any Distribution Date will be made by reducing its Certificate Principal Balance, after taking into account all distributions made on such Distribution Date. Realized Losses will not be allocated to the Class A Certificates.

REMAINING PREPAYMENT PENALTY TERM BY PRODUCT TYPE(1)


 PRODUCT           NO PENALTY      0-12 MONTHS     13-24 MONTHS     25-36 MONTHS     37-48 MONTHS    49-60 MONTHS       TOTAL
--------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
2 Year ARM         $61,380,426     $17,317,238     $226,503,332      $57,528,018              $0               $0     $362,729,015
2 Year ARM IO        1,938,934       1,550,294       15,538,454          326,400               0                0       19,354,083
3 Year ARM          71,475,138       7,672,094        4,621,214      134,013,047               0                0      217,781,494
3 Year ARM IO          187,600         953,600        1,064,250       38,937,570               0                0       41,143,020
Fixed Rate          27,050,202      24,959,550        8,024,913      205,768,423               0          328,510      266,131,598
--------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------- ----------------
TOTAL             $162,032,300     $52,452,777     $255,752,163     $436,573,458              $0         $328,510     $907,139,209
=============== ================ =============== ================ ================ =============== ================ ================

 PRODUCT           NO PENALTY      0-12 MONTHS     13-24 MONTHS     25-36 MONTHS     37-48 MONTHS    49-60 MONTHS
--------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
2 Year ARM             6.77%           1.91%          24.97%            6.34%           0.00%            0.00%
2 Year ARM IO          0.21            0.17            1.71             0.04            0.00             0.00
3 Year ARM             7.88            0.85            0.51            14.77            0.00             0.00
3 Year ARM IO          0.02            0.11            0.12             4.29            0.00             0.00
Fixed Rate             2.98            2.75            0.88            22.68            0.00             0.04
--------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
TOTAL                 17.86%           5.78%          28.19%           48.13%           0.00%
=============== ================ =============== ================ ================ =============== ================

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-Off Date unless otherwise noted.



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

BREAKEVEN CDR TABLE FOR THE MEZZANINE AND SUBORDINATE CERTIFICATES

     The assumptions for the breakeven CDR table below are as follows:

     o The Pricing Prepayment Assumptions (as defined on page 3 above) are applied

     o    1-month  and  6-month  Forward  LIBOR  curves (as of close on July 19,
          2004) are used

     o    40% loss severity

     o    There is a 6 month lag in recoveries

     o Priced to call with collateral losses calculated through the life of the applicable bond

     o    Certificates are priced at par, Class B-3 priced at 97.8831%

------------------------------------------------------------------------------------------------------------------------------------
                                             FIRST DOLLAR OF LOSS               LIBOR FLAT                     0% RETURN
------------------------------------------------------------------------------------------------------------------------------------
      CLASS M-1      CDR                                         27.54                          27.86                         29.85
                     Yield                                      4.3133                         3.6722                        0.0123
                     WAL                                          3.82                           3.82                          3.61
                     Modified Duration                            3.54                           3.55                          3.46
                     Principal Window                    May08 - May08                  May08 - May08                 Mar08 - Mar08
                     Principal Writedown              4,138.98 (0.01%)           1,550,603.32 (2.65%)         9,084,292.31 (15.53%)
                     Total Collat Loss         163,982,583.53 (18.08%)        165,403,207.96 (18.23%)       171,639,288.72 (18.92%)
------------------------------------------------------------------------------------------------------------------------------------
      CLASS M-2      CDR                                         20.55                          20.84                         21.84
                     Yield                                      4.9168                         3.8415                        0.0230
                     WAL                                          4.40                           4.40                          4.24
                     Modified Duration                            3.98                           3.99                          3.98
                     Principal Window                    Dec08 - Dec08                  Dec08 - Dec08                 Nov08 - Nov08
                     Principal Writedown             34,801.80 (0.11%)           1,677,436.51 (5.28%)         6,683,971.42 (21.05%)
                     Total Collat Loss         137,130,678.37 (15.12%)        138,635,090.58 (15.28%)       142,914,988.69 (15.75%)
------------------------------------------------------------------------------------------------------------------------------------
      CLASS M-3      CDR                                         17.97                          18.11                         18.57
                     Yield                                      5.1529                         3.9408                        0.0615
                     WAL                                          4.65                           4.65                          4.52
                     Modified Duration                            4.15                           4.17                          4.16
                     Principal Window                    Mar09 - Mar09                  Mar09 - Mar09                 Feb09 - Feb09
                     Principal Writedown              2,706.77 (0.02%)             849,474.79 (6.24%)         3,174,813.42 (23.33%)
                     Total Collat Loss         125,498,974.81 (13.83%)        126,275,870.20 (13.92%)       128,098,210.95 (14.12%)
------------------------------------------------------------------------------------------------------------------------------------
      CLASS M-4      CDR                                         15.60                          15.76                         16.20
                     Yield                                      5.3540                         3.9601                        0.0673
                     WAL                                          4.90                           4.90                          4.74
                     Modified Duration                            4.33                           4.34                          4.32
                     Principal Window                    Jun09 - Jun09                  Jun09 - Jun09                 May09 - May09
                     Principal Writedown             52,158.64 (0.38%)           1,080,113.47 (7.94%)         3,495,284.43 (25.69%)
                     Total Collat Loss         113,815,605.95 (12.55%)        114,762,439.42 (12.65%)       116,737,016.20 (12.87%)
------------------------------------------------------------------------------------------------------------------------------------
      CLASS B-1      CDR                                         13.40                          13.65                         14.03
                     Yield                                      5.8903                         4.0417                        0.0445
                     WAL                                          5.15                           5.05                          4.95
                     Modified Duration                            4.46                           4.41                          4.45
                     Principal Window                    Sep09 - Sep09                  Aug09 - Aug09                 Aug09 - Aug09
                     Principal Writedown             37,042.79 (0.27%)          1,431,439.33 (10.52%)         4,003,626.29 (29.42%)
                     Total Collat Loss         101,983,027.82 (11.24%)        103,044,219.27 (11.36%)       105,413,317.80 (11.62%)
------------------------------------------------------------------------------------------------------------------------------------
      CLASS B-2      CDR                                         12.02                          12.21                         12.46
                     Yield                                      6.1668                         4.1083                        0.1166
                     WAL                                          5.32                           5.22                          5.12
                     Modified Duration                            4.55                           4.51                          4.54
                     Principal Window                    Nov09 - Nov09                  Oct09 - Oct09                 Oct09 - Oct09
                     Principal Writedown              4,783.60 (0.05%)          1,084,162.54 (11.95%)         2,851,867.98 (31.44%)
                     Total Collat Loss          94,020,180.85 (10.36%)         94,812,680.45 (10.45%)        96,443,052.81 (10.63%)
------------------------------------------------------------------------------------------------------------------------------------
      CLASS B-3      CDR                                         10.76                          11.04                         11.26
                     Yield                                      7.8431                         4.1052                        0.0162
                     WAL                                          5.49                           5.34                          5.18
                     Modified Duration                            4.48                           4.44                          4.45
                     Principal Window                    Jan10 - Jan10                  Dec09 - Dec09                 Dec09 - Dec09
                     Principal Writedown             80,125.30 (0.88%)          2,049,154.68 (22.59%)         3,734,341.31 (41.17%)
                     Total Collat Loss           86,385,003.72 (9.52%)          87,892,130.07 (9.69%)         89,381,792.52 (9.85%)
------------------------------------------------------------------------------------------------------------------------------------



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

SELECTED MORTGAGE LOAN DATA

                               ALL MORTGAGE LOANS

          ------------------------------------------- ----------------
          Scheduled Principal Balance(1):                $907,139,209
          Number of Mortgage Loans:                             5,437
          Avg. Scheduled Principal Balance:                 $ 166,846
          Wtd. Avg. Gross Coupon:                              7.082%
          Wtd. Avg. Net Coupon(2):                             6.579%
          Wtd. Avg. Original FICO Score:                          629
          Wtd. Avg. Combined Original LTV Ratio(3):            85.26%
          Wtd. Avg. Std. Remaining Term (Mo.):                    355
          Wtd. Avg. Seasoning (Mo.):                                2
          Wtd. Avg. Months to Roll(4):                             27
          Wtd. Avg. Gross Margin(4):                            6.16%
          Wtd. Avg. Initial Rate Cap(4):                        2.41%
          Wtd. Avg. Periodic Rate Cap(4):                       1.00%
          Wtd. Avg. Gross Max. Lifetime Rate(4):               13.63%
          ------------------------------------------- ----------------

(1) All percentages of mortgage loans are based on their scheduled principal balances as of the Cut-Off Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

(3) Calculated using LTV ratio with respect to first lien loans and combined LTV ratio with respect to second lien loans.

(4)  Represents the weighted average of the adjustable rate mortgage loans.


                                       DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
CURRENT PRINCIPAL      NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
     BALANCE          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE        LTV       LOAN DOC    OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 $50,000 & Below        181     $  6,323,814       0.70%      10.547%        651       $ 34,938    92.89%        54.57%      96.30%
 $50,001 - $75,000      520       34,094,944       3.76        8.238         617         65,567    83.06         70.91       78.62
 $75,001 - $100,000     811       70,914,734       7.82        7.600         614         87,441    84.10         73.80       86.28
 $100,001 - $125,000    780       88,019,139       9.70        7.418         617        112,845    85.02         70.15       90.20
 $125,001 - $150,000    703       96,462,128      10.63        7.354         615        137,215    85.95         66.89       93.04
 $150,001 - $200,000    946      163,795,460      18.06        7.139         622        173,145    85.80         63.54       94.83
 $200,001 - $250,000    553      123,884,818      13.66        6.917         632        224,023    85.92         56.16       93.05
 $250,001 - $300,000    320       87,509,082       9.65        6.846         630        273,466    86.46         50.97       92.42
 $300,001 - $350,000    253       81,894,879       9.03        6.698         644        323,695    86.05         44.28       91.26
 $350,001 - $400,000    189       70,999,127       7.83        6.531         640        375,657    84.21         48.47       94.33
 $400,001 & Above       181       83,241,084       9.18        6.463         654        459,895    82.82         51.60       90.58
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                 5,437     $907,139,209     100.00%       7.082%        629       $166,846    85.26%        59.32%      91.70%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                    DISTRIBUTION BY CURRENT RATE

                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  CURRENT RATE        OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE        LTV       LOAN DOC    OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
5.99% & Below           622     $147,712,582      16.28%       5.623%        665       $237,480    79.47%        81.17%      97.41%
6.00 - 6.49%            613      126,705,523      13.97        6.230         645        206,697    83.28         60.12       93.27
6.50 - 6.99%            986      180,995,043      19.95        6.740         634        183,565    86.30         54.75       90.76
7.00 - 7.49%            841      139,358,280      15.36        7.213         632        165,705    87.26         47.69       88.40
7.50 - 7.99%          1,004      153,671,687      16.94        7.701         609        153,059    87.17         52.40       89.23
8.00 - 8.49%            503       68,902,033       7.60        8.194         596        136,982    87.36         58.97       89.31
8.50 - 8.99%            416       52,723,906       5.81        8.683         583        126,740    86.09         60.49       91.95
9.00% & Above           452       37,070,156       4.09       10.068         599         82,014    89.48         63.19       94.81
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                 5,437     $907,139,209     100.00%       7.082%        629       $166,846    85.26%        59.32%      91.70%
====================================================================================================================================

                                                        DISTRIBUTION BY FICO

                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
     FICO             OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE        LTV       LOAN DOC    OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 740 & Above            167     $ 32,727,561       3.61%       6.281%        763       $195,973       83.41%       64.41%     85.92%
 720 - 739              107       22,516,899       2.48        6.365         729        210,438       84.28        51.49      89.62
 700 - 719              226       42,013,933       4.63        6.542         709        185,902       85.18        51.35      88.31
 680 - 699              352       63,437,777       6.99        6.545         689        180,221       85.46        49.77      83.09
 660 - 679              451       79,372,655       8.75        6.774         669        175,993       86.68        45.28      86.12
 640 - 659              700      119,364,132      13.16        7.026         649        170,520       86.96        44.71      90.32
 620 - 639              876      151,118,927      16.66        6.991         629        172,510       86.71        48.23      91.91
 600 - 619              869      142,900,708      15.75        7.101         609        164,443       86.53        61.38      93.88
 580 - 599              575       89,186,059       9.83        7.326         589        155,106       85.60        73.59      95.68
 560 - 579              414       64,717,734       7.13        7.584         569        156,323       82.44        76.10      96.29
 540 - 559              340       50,227,348       5.54        7.833         551        147,728       81.92        82.21      96.39
 520 - 539              214       27,797,069       3.06        8.090         530        129,893       79.12        93.74      97.04
 500 - 519              146       21,758,406       2.40        8.055         509        149,030       78.23        92.61      98.51
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                5,437     $907,139,209     100.00%       7.082%        629       $166,846       85.26%       59.32%     91.70%
====================================================================================================================================

                                                     DISTRIBUTION BY LIEN STATUS
                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                     AVG.        ORIG.        PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL      OWNER
 LIEN STATUS          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC  OCCUPIED
-----------------------------------------------------------------------------------------------------------------------------------
 First Lien           5,196     $895,407,458      98.71%       7.028%        628       $172,326       85.07%       59.75%     91.59%
 Second Lien            241       11,731,751       1.29       11.231         668         48,679       99.32        26.59     100.00
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL                5,437     $907,139,209     100.00%       7.082%        629       $166,846       85.26%       59.32%     91.70%
===================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                           DISTRIBUTION BY COMBINED ORIGINAL LTV

                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
    COMBINED           NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  ORIGINAL LTV        OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 60.00% & Below         166     $ 22,506,392       2.48%       6.543%        616       $135,581       49.53%       75.41%     88.22%
 60.01 - 70.00%         249       42,954,828       4.74        6.446         617        172,509       66.14        75.45      93.76
 70.01 - 80.00%       1,566      275,518,468      30.37        6.796         632        175,938       78.56        61.22      95.07
 80.01 - 85.00%         564       87,152,973       9.61        7.254         597        154,527       84.52        76.06      88.90
 85.01 - 90.00%       1,307      224,734,914      24.77        7.251         624        171,947       89.69        54.75      80.65
 90.01 - 95.00%       1,285      231,638,756      25.54        7.130         641        180,264       94.79        51.07      98.59
 95.01 - 100.00%        300       22,632,878       2.49        9.464         671         75,443       99.96        54.99     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                5,437     $907,139,209     100.00%       7.082%        629       $166,846       85.26%       59.32%     91.70%
====================================================================================================================================


                                                    DISTRIBUTION BY ORIGINAL LTV
                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  ORIGINAL LTV        OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 60.00% & Below         406     $ 34,165,210       3.77%       8.141%        634       $ 84,151       66.65%       58.80%     92.24%
 60.01 - 70.00%         249       42,954,828       4.74        6.446         617        172,509       66.14        75.45      93.76
 70.01 - 80.00%       1,566      275,518,468      30.37        6.796         632        175,938       78.56        61.22      95.07
 80.01 - 85.00%         564       87,152,973       9.61        7.254         597        154,527       84.52        76.06      88.90
 85.01 - 90.00%       1,305      224,671,047      24.77        7.251         624        172,162       89.69        54.76      80.64
 90.01 - 95.00%       1,272      231,158,688      25.48        7.122         641        181,729       94.79        51.09      98.59
 95.01 - 100.00%         75       11,517,995       1.27        7.753         673        153,573       99.96        82.63     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                5,437     $907,139,209     100.00%       7.082%        629       $166,846       85.26%       59.32%     91.70%
====================================================================================================================================


                                                 DISTRIBUTION BY DOCUMENTATION TYPE
                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
 DOCUMENTATION         NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
      TYPE            OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Full                 3,454     $538,106,168      59.32%       6.974         619       $155,792       84.12%      100.00%     91.84%
 Stated               1,814      335,945,824      37.03        7.264         644        185,196       86.98         0.00      92.28
 Limited                169       33,087,217       3.65        6.993         633        195,782       86.27         0.00      83.44
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                5,437     $907,139,209     100.00%       7.082%        629       $166,846       85.26%       59.32%     91.70%
====================================================================================================================================


                                                    DISTRIBUTION BY LOAN PURPOSE
                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
 LOAN PURPOSE         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Cash-out
 Refi                 2,961     $508,629,760      56.07%       6.979%        614       $171,776       83.90%       69.39%     92.91%
 Purchase             2,147      343,792,025      37.90        7.276         649        160,127       87.67        42.73      89.19
 Refinance              329       54,717,425       6.03        6.823         638        166,314       82.74        69.96      96.10
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                5,437     $907,139,209     100.00%       7.082%        629       $166,846       85.26%       59.32%     91.70%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                DISTRIBUTION BY OCCUPANCY STATUS

                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
   OCCUPANCY           NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
    STATUS            OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Owner                4,919     $831,806,334      91.70%       7.064%        627       $169,101       85.28%       59.41%    100.00%
 Investment             487       69,618,214       7.67        7.314         654        142,953       84.68        58.80       0.00
 Second Home             31        5,714,660       0.63        6.798         648        184,344       89.66        52.06       0.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                5,437     $907,139,209     100.00%       7.082%        629       $166,846       85.26%       59.32%     91.70%
====================================================================================================================================


                                                    DISTRIBUTION BY PROPERTY TYPE
                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
    PROPERTY TYPE     OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 SFR                  4,314     $708,803,229      78.14%       7.055%        627       $164,303       84.48%       60.98%     93.62%
 PUD                    432       79,085,274       8.72        7.186         630        183,068       89.61        53.43      91.50
 2-4 Unit               303       65,027,298       7.17        7.122         647        214,612       85.82        52.58      71.81
 Condo                  314       46,059,533       5.08        7.240         640        146,686       89.75        51.83      89.94
 Manufactured Housing    52        5,455,948       0.60        7.132         616        104,922       80.26        75.30      94.47
 Townhouse               22        2,707,927       0.30        7.350         630        123,088       81.44        53.33      95.76
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                5,437     $907,139,209     100.00%       7.082%        629       $166,846       85.26%       59.32%     91.70%
====================================================================================================================================


                                                        DISTRIBUTION BY STATE
                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
    STATE             OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 CA                   1,121     $269,693,904      29.73%       6.594%        643       $240,583       82.87%       50.30%     93.96%
 FL                   1,370      191,918,261      21.16        7.281         622        140,086       86.39        66.95      91.22
 IL                     406       67,301,395       7.42        7.448         626        165,767       86.96        58.59      95.35
 NY                     147       45,751,180       5.04        6.791         630        311,233       85.69        52.03      84.18
 MI                     265       31,648,198       3.49        7.770         603        119,427       86.29        72.95      94.62
 MD                     123       23,547,077       2.60        7.329         622        191,440       85.11        51.77      91.98
 AZ                     183       21,613,021       2.38        7.122         640        118,104       87.82        50.56      93.01
 CO                      99       16,833,378       1.86        7.038         630        170,034       88.65        50.77      91.44
 OH                     150       15,926,601       1.76        7.408         620        106,177       89.01        59.75      77.31
 MA                      74       15,629,677       1.72        6.855         642        211,212       82.05        66.67      92.50
 Other                1,499      207,276,516      22.85        7.335         621        138,277       85.94        65.63      90.11
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                5,437     $907,139,209     100.00%       7.082%        629       $166,846       85.26%       59.32%     91.70%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                      DISTRIBUTION BY ZIP CODE

                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
   ZIP CODE           OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 33177                   20     $  3,226,596       0.36%       7.131%        614       $161,330       84.52%       81.90%     96.21%
 33055                   25        2,923,482       0.32        7.242         629        116,939       87.57        72.51     100.00
 33023                   23        2,856,920       0.31        7.410         637        124,214       87.52        71.92      87.51
 92336                   12        2,758,712       0.30        7.063         581        229,893       85.05        67.38     100.00
 94565                   11        2,680,666       0.30        6.509         673        243,697       82.13        10.39     100.00
 92882                    8        2,594,352       0.29        6.219         638        324,294       84.50        64.61     100.00
 33015                   16        2,550,254       0.28        7.166         630        159,391       88.76        78.06      94.37
 33186                   14        2,518,316       0.28        7.097         625        179,880       86.83       100.00     100.00
 33068                   18        2,496,373       0.28        7.350         613        138,687       87.86        71.48      95.86
 33027                   10        2,369,413       0.26        6.514         631        236,941       88.19        87.01     100.00
 Other                5,280      880,164,126      97.03        7.085         629        166,698       85.23        58.98      91.52
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                5,437     $907,139,209     100.00%       7.082%        629       $166,846       85.26%       59.32%     91.70%
====================================================================================================================================


                                                     DISTRIBUTION BY ORIGINATOR
                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  ORIGINATOR          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Argent               3,221     $586,899,467      64.70%       6.873%        629       $182,210       87.03%       61.90%     88.91%
 First NLC            2,216      320,239,742      35.30        7.464         628        144,513       82.01        54.59      96.79
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                5,437     $907,139,209     100.00%       7.082%        629       $166,846       85.26%       59.32%     91.70%
====================================================================================================================================


                                            DISTRIBUTION BY REMAINING MONTHS TO MATURITY
                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
  REMAINING                                       POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
  MONTHS TO            NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
   MATURITY           OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 1 - 180                165     $ 12,845,834       1.42%       7.698%        634       $ 77,854       78.68%       76.19%     93.92%
 181 - 240               59        7,061,795       0.78        6.637         622        119,691       74.41        85.22     100.00
 241 - 360            5,213      887,231,580      97.81        7.076         629        170,196       85.44        58.87      91.60
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                5,437     $907,139,209     100.00%       7.082%        629       $166,846       85.26%       59.32%     91.70%
====================================================================================================================================


                                                  DISTRIBUTION BY AMORTIZATION TYPE
                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
 AMORTIZATION          NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
     TYPE             OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 2 Year ARM           2,083     $362,729,015      39.99%       7.216%        620       $174,138       89.92%       53.86%     90.86%
 2 Year ARM IO           79       19,354,083       2.13        6.529         665        244,988       79.67        30.46      99.20
 3 Year ARM           1,383      217,781,494      24.01        7.381         621        157,470       84.72        50.96      93.12
 3 Year ARM IO          155       41,143,020       4.54        6.555         661        265,439       79.05         8.55      99.28
 Fixed                1,737      266,131,598      29.34        6.775         640        153,213       80.72        83.54      89.95
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                5,437     $907,139,209     100.00%       7.082%        629       $166,846       85.26%       59.32%     91.70%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                    DISTRIBUTION BY PERIODIC CAP

                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
 PERIODIC CAP         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 1.00%                3,700     $641,007,611      70.66%       7.209%        624       $173,245       87.14%       49.26%     92.42%
 N/A                  1,737      266,131,598      29.34        6.775         640        153,213       80.72        83.54      89.95
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                5,437     $907,139,209     100.00%       7.082%        629       $166,846       85.26%       59.32%     91.70%
====================================================================================================================================


                                                DISTRIBUTION BY MONTHS TO RATE RESET
                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
  MONTHS TO            NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  RATE RESET          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
12 - 24               2,162     $382,083,097      42.12%       7.182%        622       $176,727    89.40%        52.68%      91.28%
25 - 36               1,538      258,924,514      28.54        7.250         628        168,351    83.82         44.22       94.10
N/A                   1,737      266,131,598      29.34        6.775         640        153,213    80.72         83.54       89.95
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                 5,437     $907,139,209     100.00%       7.082%        629       $166,846    85.26%        59.32%      91.70%
====================================================================================================================================


                                                  DISTRIBUTION BY LIFE MAXIMUM RATE
                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
 LIFE MAXIMUM RATE    OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
12.99% & Below          933     $196,005,653      21.61%       6.321%        641       $210,081    89.35%        52.25%      91.32%
13.00 - 13.49%          562      106,502,192      11.74        6.878         639        189,506    87.16         39.03       92.10
13.50 - 13.99%          679      119,362,452      13.16        7.322         625        175,792    87.17         40.55       90.44
14.00 - 14.49%          487       75,408,557       8.31        7.604         623        154,843    85.94         38.28       93.25
14.50 - 14.99%          470       70,528,160       7.77        7.958         597        150,060    84.91         58.30       95.68
15.00 - 15.49%          215       29,863,975       3.29        8.277         592        138,902    84.50         72.73       93.83
15.50 - 15.99%          188       24,571,564       2.71        8.729         582        130,700    84.18         65.02       96.10
16.00% & Above          166       18,765,057       2.07        9.551         571        113,043    85.11         83.66       95.63
N/A                   1,737      266,131,598      29.34        6.775         640        153,213    80.72         83.54       89.95
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                 5,437     $907,139,209     100.00%       7.082%        629       $166,846    85.26%        59.32%      91.70%
====================================================================================================================================


                                                       DISTRIBUTION BY MARGIN
                                                                                                    WEIGHTED
                                                  PCT. OF     WEIGHTED                                AVG.
                                                  POOL BY       AVG.                      AVG.        ORIG.        PCT.        PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
     MARGIN           OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO    BALANCE         LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 4.99% & Below          656     $113,212,987      12.48%       7.162%        630       $172,581       90.44%       40.16%     83.90%
 5.00 - 5.49%            40        9,511,625       1.05        5.453         678        237,791       79.34        59.16     100.00
 5.50 - 5.99%           331       69,780,260       7.69        6.680         635        210,816       84.21        41.84      92.15
 6.00 - 6.49%         1,291      237,817,470      26.22        7.012         629        184,212       89.51        45.30      92.48
 6.50 - 6.99%           423       78,927,193       8.70        6.972         629        186,589       84.98        53.81      97.51
 7.00% & Above          959      131,758,076      14.52        8.155         598        137,391       83.45        64.74      96.18
 N/A                  1,737      266,131,598      29.34        6.775         640        153,213       80.72        83.54      89.95
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                5,437     $907,139,209     100.00%       7.082%        629       $166,846       85.26%       59.32%     91.70%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     GROUP I ADJUSTABLE RATE MORTGAGE LOANS

          ------------------------------------------- ----------------
          Scheduled Principal Balance(1):                $238,755,731
          Number of Mortgage Loans:                             1,461
          Avg. Scheduled Principal Balance:                  $163,419
          Wtd. Avg. Gross Coupon:                              7.152%
          Wtd. Avg. Net Coupon(2):                             6.649%
          Wtd. Avg. Original FICO Score:                          621
          Wtd. Avg. Original LTV Ratio(3):                     90.54%
          Wtd. Avg. Std. Remaining Term (Mo.):                    357
          Wtd. Avg. Seasoning (Mo.):                                2
          Wtd. Avg. Months to Roll(4):                             25
          Wtd. Avg. Gross Margin(4):                            5.52%
          Wtd. Avg. Initial Rate Cap(4):                        2.00%
          Wtd. Avg. Periodic Rate Cap(4):                       1.00%
          Wtd. Avg. Gross Max. Lifetime Rate(4):               13.15%
          ------------------------------------------- ----------------

(1) All percentages of mortgage loans are based on their scheduled principal balances as of the Cut-Off Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

(3) Calculated using LTV ratio with respect to first lien loans and combined LTV ratio with respect to second lien loans.

(4)  Represents the weighted average of the adjustable rate mortgage loans.


                                              DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
 CURRENT PRINCIPAL     NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
      BALANCE         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 $50,001 - $75,000       66     $  4,444,780       1.86%       7.578%        628       $ 67,345       90.26%       69.42%     65.23%
 $75,001 - $100,000     168       14,770,024       6.19        7.530         620         87,917       90.76        62.86      77.50
 $100,001 - $125,000    240       27,075,530      11.34        7.371         623        112,815       90.94        61.35      83.29
 $125,001 - $150,000    250       34,212,052      14.33        7.313         617        136,848       91.13        55.41      88.08
 $150,001 - $200,000    363       62,752,691      26.28        7.162         618        172,872       91.25        49.63      93.95
 $200,001 - $250,000    221       49,481,204      20.72        7.027         629        223,897       91.10        47.77      89.21
 $250,001 - $300,000     86       23,435,583       9.82        6.989         616        272,507       88.96        47.55      89.18
 $300,001 - $350,000     50       15,891,789       6.66        6.733         616        317,836       87.91        41.78      81.79
 $350,001 - $400,000      9        3,312,724       1.39        6.743         637        368,080       87.01        33.19      78.17
 $400,001 & Above         8        3,379,353       1.42        6.716         626        422,419       86.13        12.16      88.03
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================


                                                    DISTRIBUTION BY CURRENT RATE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
  CURRENT RATE        OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 5.99% & Below          105     $ 21,452,559       8.99%       5.710%        647       $204,310       88.99%       65.55%     95.76%
 6.00 - 6.49%           157       29,137,450      12.20        6.259         640        185,589       89.86        62.82      87.35
 6.50 - 6.99%           344       58,402,633      24.46        6.758         629        169,775       90.67        53.43      86.45
 7.00 - 7.49%           277       42,995,778      18.01        7.250         623        155,219       91.01        46.22      86.51
 7.50 - 7.99%           317       49,445,617      20.71        7.710         613        155,980       91.17        41.24      84.95
 8.00 - 8.49%           153       21,857,852       9.15        8.196         594        142,862       90.49        44.62      90.20
 8.50 - 8.99%            84       12,559,170       5.26        8.655         581        149,514       90.12        53.00      91.99
 9.00% & Above           24        2,904,672       1.22        9.386         570        121,028       90.55        60.92      91.08
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                        DISTRIBUTION BY FICO

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
 CREDIT SCORE         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 740 & Above             26     $  4,263,630       1.79%       6.632%        760       $163,986       92.01%       39.00%     54.70%
 720 - 739               22        3,639,075       1.52        6.895         729        165,413       92.11        39.74      62.15
 700 - 719               45        7,122,815       2.98        6.712         709        158,285       92.77        47.21      76.22
 680 - 699               82       13,501,865       5.66        6.626         689        164,657       92.53        35.62      73.24
 660 - 679              120       20,485,311       8.58        6.785         669        170,711       91.38        37.96      79.12
 640 - 659              182       29,455,442      12.34        7.063         650        161,843       91.77        32.65      84.87
 620 - 639              238       38,919,203      16.30        6.988         629        163,526       92.13        39.11      88.40
 600 - 619              304       50,168,707      21.01        7.174         609        165,029       91.14        52.30      91.31
 580 - 599              176       27,164,924      11.38        7.382         588        154,346       90.25        68.68      94.60
 560 - 579              117       19,465,851       8.15        7.576         569        166,375       87.91        66.55      95.95
 540 - 559               79       12,901,665       5.40        7.724         552        163,312       87.22        75.69      96.53
 520 - 539               37        6,120,726       2.56        7.635         529        165,425       83.90        94.00      98.69
 500 - 519               33        5,546,517       2.32        7.884         509        168,076       80.11        85.50      97.26
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================


                                                     DISTRIBUTION BY LIEN STATUS
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
   LIEN               OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 First Lien           1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================


                                                    DISTRIBUTION BY ORIGINAL LTV
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
  ORIGINAL LTV        OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 60.00 - 70.00%           1     $    108,259       0.05%       8.250%        503       $108,259       65.91%      100.00%    100.00%
 70.01 - 80.00%         120       20,121,295       8.43        7.202         569        167,677       79.35        78.37      93.40
 80.01 - 85.00%         115       20,287,549       8.50        6.834         591        176,413       84.49        67.79      81.32
 85.01 - 90.00%         563       97,020,638      40.64        7.147         621        172,328       89.74        47.49      75.81
 90.01 - 95.00%         662      101,217,990      42.39        7.210         638        152,897       94.77        45.75      99.44
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================


                                                 DISTRIBUTION BY DOCUMENTATION TYPE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
 DOCUMENTATION        OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Full                   789     $122,009,676      51.10%       7.050%        608       $154,638       89.68%      100.00%     88.43%
 Stated                 605      106,169,253      44.47        7.265         636        175,486       91.40         0.00      88.08
 Limited                 67       10,576,803       4.43        7.206         623        157,863       91.82         0.00      77.41
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                    DISTRIBUTION BY LOAN PURPOSE

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
      PURPOSE         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Refi - Cash Out        786     $136,932,861      57.35%       6.988%        612       $174,215       89.46%       56.91%     93.40%
 Purchase New           567       85,911,997      35.98        7.376         638        151,520       92.23        41.76      77.15
 Refi - No Cash Out     108       15,910,872       6.66        7.355         612        147,323       90.72        51.53      96.97
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================


                                                  DISTRIBUTION BY OCCUPANCY STATUS
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
    OCCUPANCY         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Owner Occupied       1,261     $209,597,658      87.79%       7.144%        616       $166,215       90.76%       51.48%    100.00%
 Investment             186       26,780,729      11.22        7.253         655        143,982       88.84        49.72       0.00
 Second Home             14        2,377,344       1.00        6.726         663        169,810       89.91        33.68       0.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================


                                                    DISTRIBUTION BY PROPERTY TYPE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
    PROPERTY TYPE     OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 SFR                  1,038     $166,187,219      69.61%       7.131%        618       $160,103       90.56%       52.89%     90.28%
 PUD                    182       32,053,091      13.43        7.240         620        176,116       91.58        50.37      88.93
 Condo                  122       17,678,213       7.40        7.240         640        144,903       92.27        43.69      84.79
 2-4 Unit                93       19,708,031       8.25        7.152         634        211,914       88.61        37.64      65.65
 Manufactured Housing    26        3,129,177       1.31        6.874         605        120,353       81.39        90.43     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================


                                                        DISTRIBUTION BY STATE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
    STATE             OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 FL                     336     $ 51,336,045      21.50%       7.183%        623       $152,786       91.97%       48.25%     87.58%
 CA                     242       50,905,294      21.32        6.804         612        210,352       88.14        58.87      90.12
 IL                     123       21,915,289       9.18        7.120         646        178,173       91.46        45.50      92.17
 NY                      35        9,730,047       4.08        6.870         626        278,001       88.05        30.80      76.91
 MI                      72        9,425,035       3.95        7.533         606        130,903       90.44        71.00      92.99
 AZ                      66        9,037,603       3.79        7.309         621        136,933       91.83        39.13      91.00
 CO                      47        7,852,041       3.29        6.972         635        167,065       91.84        32.40      84.62
 MN                      36        6,849,589       2.87        7.270         632        190,266       91.75        42.98      80.74
 OH                      55        6,426,985       2.69        7.264         625        116,854       90.72        43.70      67.78
 NV                      36        5,749,696       2.41        7.151         640        159,714       92.24        40.23      85.49
 Other                  413       59,528,107      24.93        7.396         615        144,136       90.75        56.22      88.44
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                      DISTRIBUTION BY ZIP CODE

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
     ZIP              OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 60647                    4     $  1,107,127       0.46%       7.173%        633       $276,782       87.31%       36.93%     73.45%
 92336                    4        1,031,816       0.43        7.274         564        257,954       87.79        30.42     100.00
 60629                    6          961,060       0.40        7.155         637        160,177       93.06        39.97     100.00
 60634                    4          960,480       0.40        7.258         637        240,120       91.22        28.01     100.00
 33177                    5          956,595       0.40        7.247         617        191,319       94.15        38.96     100.00
 80219                    6          947,617       0.40        7.155         628        157,936       92.14        15.31     100.00
 93552                    4          935,035       0.39        7.144         593        233,759       91.12        76.68      71.17
 92392                    6          889,604       0.37        7.439         606        148,267       86.13        72.19      91.92
 33023                    6          874,603       0.37        6.996         639        145,767       93.36        48.97      81.92
 33015                    5          866,053       0.36        7.500         628        173,211       89.52        56.63      83.41
 Other                1,411      229,225,741      96.01        7.149         621        162,456       90.54        51.41      87.69
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================


                                                     DISTRIBUTION BY ORIGINATOR
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
  ORIGINATOR          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Argent               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================


                                            DISTRIBUTION BY REMAINING MONTHS TO MATURITY
                                                  PCT. OF     WEIGHTED                              WEIGHTED
  REMAINING                                       POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
  MONTHS TO            NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
   MATURITY           OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 1 - 180                  5     $    631,612       0.26%       7.441%        660       $126,322       93.64%       28.02%    100.00%
 181 - 240                1          302,572       0.13        6.950         572        302,572       89.41       100.00     100.00
 241 - 360            1,455      237,821,548      99.61        7.152         621        163,451       90.53        51.10      87.74
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================


                                                    DISTRIBUTION BY PRODUCT TYPE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.        PCT.       PCT.
 AMORTIZATION          NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
     TYPE             OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 2 Year ARM           1,142     $182,801,481      76.56%       7.188%        616       $160,071       90.53%       57.55%     88.68%
 3 Year ARM             319       55,954,250      23.44        7.035         638        175,405       90.57        30.04      84.86
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================


                                                    DISTRIBUTION BY PERIODIC CAP
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
 PERIODIC CAP         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
  1.00%               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                DISTRIBUTION BY MONTHS TO RATE RESET

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
  MONTHS TO            NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
  RATE RESET          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 12 - 24              1,142     $182,801,481      76.56%       7.188%        616       $160,071       90.53%       57.55%     88.68%
 25 - 36                319       55,954,250      23.44        7.035         638        175,405       90.57        30.04      84.86
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================


                                                DISTRIBUTION BY MAXIMUM LIFETIME RATE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
  LIFE MAXIMUM         NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
      RATE            OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 12.99% & Below         606     $108,992,643      45.65%       6.418%        635       $179,856       90.13%       58.32%     88.52%
 13.00 - 13.49%         277       42,995,778      18.01        7.250         623        155,219       91.01        46.22      86.51
 13.50- 13.99%          317       49,445,617      20.71        7.710         613        155,980       91.17        41.24      84.95
 14.00 - 14.49%         153       21,857,852       9.15        8.196         594        142,862       90.49        44.62      90.20
 14.50 - 14.99%          84       12,559,170       5.26        8.655         581        149,514       90.12        53.00      91.99
 15.00 - 15.49%          16        1,898,628       0.80        9.195         568        118,664       90.81        74.22      90.19
 15.50 - 15.99%           7          925,114       0.39        9.710         576        132,159       90.07        30.19      92.13
 16.00% & Above           1           80,930       0.03       10.150         540         80,930       90.00       100.00     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================


                                                       DISTRIBUTION BY MARGIN
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
    MARGIN            OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 4.99% & Below          474     $ 74,149,999      31.06%       7.173%        630       $156,435       90.38%       42.91%     82.54%
 5.50 - 5.99%           148       27,269,079      11.42        7.197         609        184,251       86.42        56.70      83.30
 6.00 - 6.49%           729      118,273,796      49.54        7.136         622        162,241       91.50        49.08      90.76
 6.50 & Above           110       19,062,857       7.98        7.108         602        173,299       91.11        87.51      96.16
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,461     $238,755,731     100.00%       7.152%        621       $163,419       90.54%       51.10%     87.79%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        GROUP I FIXED RATE MORTGAGE LOANS

          ------------------------------------------- ----------------
          Scheduled Principal Balance(1):                $122,138,709
          Number of Mortgage Loans:                               778
          Avg. Scheduled Principal Balance:                  $156,991
          Wtd. Avg. Gross Coupon:                              6.709%
          Wtd. Avg. Net Coupon(2):                             6.206%
          Wtd. Avg. Original FICO Score:                          626
          Wtd. Avg. Original LTV Ratio(3):                     81.51%
          Wtd. Avg. Std. Remaining Term (Mo.):                    348
          Wtd. Avg. Seasoning (Mo.):                                2
          Wtd. Avg. Months to Roll(4):                            N/A
          Wtd. Avg. Gross Margin(4):                              N/A
          Wtd. Avg. Initial Rate Cap(4):                          N/A
          Wtd. Avg. Periodic Rate Cap(4):                         N/A
          Wtd. Avg. Gross Max. Lifetime Rate(4):                  N/A
          ------------------------------------------- ----------------

(1) All percentages of mortgage loans are based on their scheduled principal balances as of the Cut-Off Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

(3) Calculated using LTV ratio with respect to first lien loans and combined LTV ratio with respect to second lien loans.

(4)  Represents the weighted average of the adjustable rate mortgage loans.


                                              DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.         PCT.       PCT.
 CURRENT PRINCIPAL     NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.        FULL       OWNER
      BALANCE         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 $50,001 - $75,000       70     $  4,778,113       3.91%       7.258%        623       $ 68,259       77.40%       78.87%     61.02%
 $75,001 - $100,000     134       11,932,951       9.77        7.181         608         89,052       79.91        85.26      80.54
 $100,001 - $125,000    123       13,950,849      11.42        6.970         621        113,422       82.31        85.91      87.13
 $125,001 - $150,000     90       12,450,923      10.19        6.732         624        138,344       82.83        86.81      89.94
 $150,001 - $200,000    187       32,369,602      26.50        6.706         624        173,099       82.35        88.24      93.67
 $200,001 - $250,000     91       20,419,731      16.72        6.441         632        224,393       82.31        85.94      90.20
 $250,001 - $300,000     35        9,617,899       7.87        6.512         626        274,797       81.33        83.24      79.88
 $300,001 - $350,000     32       10,295,874       8.43        6.441         629        321,746       79.24        90.39      80.71
 $350,001 - $400,000     10        3,724,428       3.05        6.366         638        372,443       77.44        70.25      69.74
 $400,001 & Above         6        2,598,339       2.13        6.443         713        433,057       84.44       100.00      51.36
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 778     $122,138,709     100.00%       6.709%        626       $156,991       81.51%       86.27%     85.59%
====================================================================================================================================


                                                    DISTRIBUTION BY CURRENT RATE

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.        AVG.       PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL      ORIG.      FULL       OWNER
     CURRENT RATE     OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV     LOAN DOC   OCCUPIED
----------------------------------------------------------------------------------------------------------------------------------
 5.99% & Below          159     $ 29,273,876      23.97%       5.796%        643       $184,112       75.72%       97.83%     97.60%
 6.00 - 6.49%           151       26,480,922      21.68        6.218         626        175,370       79.12        92.86      92.79
 6.50 - 6.99%           170       27,079,452      22.17        6.752         629        159,291       82.69        87.35      84.39
 7.00 - 7.49%           114       16,386,834      13.42        7.201         627        143,744       85.88        79.68      72.05
 7.50 - 7.99%           104       13,153,544      10.77        7.710         607        126,476       86.64        66.45      78.51
 8.00 - 8.49%            38        5,026,047       4.12        8.213         603        132,264       88.73        74.06      61.55
 8.50 - 8.99%            37        4,095,151       3.35        8.706         587        110,680       86.34        56.85      69.84
 9.00% & Above            5          642,882       0.53        9.220         596        128,576       90.01       100.00      71.66
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 778     $122,138,709     100.00%       6.709%        626       $156,991       81.51%       86.27%     85.59%
===================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                  DISTRIBUTION BY FICO

                                            PCT. OF      WEIGHTED
                                            POOL BY        AVG.                     AVG.      WEIGHTED       PCT.         PCT.
                  NUMBER       PRINCIPAL   PRINCIPAL      GROSS     WEIGHTED     PRINCIPAL      AVG.         FULL         OWNER
 CREDIT SCORE    OF LOANS       BALANCE     BALANCE      COUPON     AVG. FICO     BALANCE    ORIG. LTV     LOAN DOC     OCCUPIED
---------------------------------------------------------------------------------------------------------------------------------
 740 & Above        15         $2,140,855     1.75%       6.681%       773       $142,724       86.18%       93.80%       67.36%
 720 - 739          11          2,026,071     1.66        6.445        730        184,188       88.28        75.70        87.30
 700 - 719          27          5,538,144     4.53        6.193        710        205,116       83.55        92.69        79.17
 680 - 699          54          9,015,077     7.38        6.504        688        166,946       83.95        82.67        60.13
 660 - 679          73         12,894,232    10.56        6.696        668        176,633       84.18        76.25        67.57
 640 - 659          96         15,151,235    12.40        6.526        649        157,825       84.56        82.95        83.37
 620 - 639         132         21,679,864    17.75        6.649        628        164,241       84.57        83.55        89.09
 600 - 619         120         16,715,962    13.69        6.675        608        139,300       80.62        90.28        89.98
 580 - 599         102         15,571,900    12.75        6.715        589        152,666       77.08        89.16       100.00
 560 - 579          64          9,814,060     8.04        6.948        568        153,345       74.88        90.26        93.59
 540 - 559          47          6,723,135     5.50        7.163        552        143,045       76.56        90.75        95.84
 520 - 539          26          3,494,847     2.86        7.642        531        134,417       78.44        97.97        97.99
 500 - 519          11          1,373,325     1.12        7.714        513        124,848       73.52       100.00        87.49
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL:            778       $122,138,709   100.00%       6.709%       626       $156,991       81.51%       86.27%       85.59%
================================================================================================================================


                                                     DISTRIBUTION BY LIEN STATUS
                                              PCT. OF     WEIGHTED
                                              POOL BY       AVG.                      AVG.       WEIGHTED      PCT.         PCT.
               NUMBER OF       PRINCIPAL     PRINCIPAL     GROSS      WEIGHTED     PRINCIPAL        AVG.       FULL         OWNER
     LIEN       LOANS           BALANCE       BALANCE     COUPON      AVG. FICO     BALANCE      ORIG. LTV    LOAN DOC     OCCUPIED
-----------------------------------------------------------------------------------------------------------------------------------
 First Lien      778          $122,138,709    100.00%      6.709%       626         $156,991      81.51%       86.27%       85.59%
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL:          778          $122,138,709    100.00%      6.709%       626         $156,991      81.51%       86.27%       85.59%
===================================================================================================================================


                                                    DISTRIBUTION BY ORIGINAL LTV
                                              PCT. OF     WEIGHTED
                                              POOL BY       AVG.                     AVG.        WEIGHTED      PCT.          PCT.
                   NUMBER OF   PRINCIPAL     PRINCIPAL     GROSS      WEIGHTED     PRINCIPAL        AVG.       FULL         OWNER
  ORIGINAL LTV       LOANS      BALANCE       BALANCE      COUPON    AVG. FICO      BALANCE      ORIG. LTV    LOAN DOC     OCCUPIED
-----------------------------------------------------------------------------------------------------------------------------------
 60.00% & Below      60       $8,201,558        6.71%      6.306%       610        $136,693       50.00%        86.37%      86.21%
 60.01 - 70.00%      64        9,548,440        7.82       6.340        598         149,194        66.02        87.23       93.58
 70.01 - 80.00%     205       36,196,420       29.64       6.376        618         176,568        77.01        96.70       87.14
 80.01 - 85.00%     125       17,913,031       14.67       6.771        621         143,304        84.22        91.02       81.49
 85.01 - 90.00%     173       27,635,602       22.63       7.074        642         159,743        89.59        72.27       72.53
 90.01 - 95.00%     151       22,643,658       18.54       7.048        644         149,958        94.63        82.49       98.71
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL:             778     $122,138,709      100.00%      6.709%       626        $156,991        81.51%       86.27%      85.59%
===================================================================================================================================


                                                   DISTRIBUTION BY DOCUMENTATION
                                              PCT. OF     WEIGHTED
                                              POOL BY       AVG.                     AVG.        WEIGHTED      PCT.          PCT.
                   NUMBER OF   PRINCIPAL     PRINCIPAL     GROSS      WEIGHTED     PRINCIPAL        AVG.       FULL         OWNER
  DOCUMENTATION      LOANS      BALANCE       BALANCE      COUPON    AVG. FICO      BALANCE      ORIG. LTV    LOAN DOC     OCCUPIED
-----------------------------------------------------------------------------------------------------------------------------------
 Full               667     $105,373,017       86.27%      6.612%       625        $157,981        80.91%      100.00%      88.61%
 Limited            54         8,404,676        6.88       7.033        625         155,642        79.13         0.00       82.36
 Stated             57         8,361,016        6.85       7.601        651         146,685        91.39         0.00       50.82
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL:             778     $122,138,709      100.00%      6.709%       626        $156,991        81.51%       86.27%      85.59%
===================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                    DISTRIBUTION BY LOAN PURPOSE

                                              PCT. OF     WEIGHTED
                                              POOL BY       AVG.                     AVG.        WEIGHTED      PCT.          PCT.
                   NUMBER OF   PRINCIPAL     PRINCIPAL     GROSS      WEIGHTED     PRINCIPAL        AVG.       FULL         OWNER
      PURPOSE        LOANS      BALANCE       BALANCE      COUPON    AVG. FICO      BALANCE      ORIG. LTV    LOAN DOC     OCCUPIED
-----------------------------------------------------------------------------------------------------------------------------------
 Refi - Cash Out      552     $89,287,421      73.10%      6.603%       621        $161,753       79.98%       91.76%       87.69%
 Purchase New         144      21,600,160      17.68       7.169        651         150,001       88.45        60.53        72.69
 Refi - No Cash Out    82      11,251,129       9.21       6.670        623         137,209       80.30        92.13        93.74
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               778    $122,138,709     100.00%      6.709%       626        $156,991       81.51%       86.27%       85.59%
===================================================================================================================================


                                                DISTRIBUTION BY OCCUPANCY STATUS
                                              PCT. OF     WEIGHTED
                                              POOL BY       AVG.                     AVG.        WEIGHTED      PCT.          PCT.
                   NUMBER OF   PRINCIPAL     PRINCIPAL     GROSS      WEIGHTED     PRINCIPAL        AVG.       FULL         OWNER
    OCCUPANCY        LOANS      BALANCE       BALANCE      COUPON    AVG. FICO      BALANCE      ORIG. LTV    LOAN DOC     OCCUPIED
-----------------------------------------------------------------------------------------------------------------------------------
 Owner Occupied       659    $104,542,688      85.59%      6.614%       621        $158,638        81.38%      89.31%       100.00%
 Investment           113      16,852,920      13.80       7.285        659         149,141        82.12       68.50          0.00
 Second Home            6         743,101       0.61       6.991        658         123,850        85.99       61.67          0.00
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               778    $122,138,709     100.00%      6.709%       626        $156,991        81.51%      86.27%        85.59%
===================================================================================================================================


                                                   DISTRIBUTION BY PROPERTY TYPE
                                              PCT. OF     WEIGHTED
                                              POOL BY       AVG.                      AVG.       WEIGHTED      PCT.          PCT.
                   NUMBER OF   PRINCIPAL     PRINCIPAL     GROSS      WEIGHTED     PRINCIPAL        AVG.       FULL         OWNER
 PROPERTY TYPE       LOANS      BALANCE       BALANCE      COUPON    AVG. FICO      BALANCE      ORIG. LTV    LOAN DOC     OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 SFR                  615     $92,083,941      75.39%      6.653%       621         $149,730       80.59%      87.48%       90.67%
 2-4 Unit              69      16,796,651      13.75       6.742        649          243,430       80.79       82.21        52.39
 PUD                   48       7,904,063       6.47       7.019        628          164,668       90.60       91.77        92.85
 Condo                 32       4,043,257       3.31       7.076        638          126,352       88.20       83.95        92.36
 Manufactured
   Housing             14       1,310,797       1.07       7.220        650           93,628       79.63       27.94        89.79
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               778    $122,138,709     100.00%      6.709%       626         $156,991       81.51%      86.27%       85.59%
===================================================================================================================================


                                                        DISTRIBUTION BY STATE
                                                  PCT. OF     WEIGHTED
                                                  POOL BY       AVG.                      AVG.      WEIGHTED       PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    AVG. ORIG.     FULL       OWNER
    STATE             OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 FL                     225     $ 29,729,635      24.34%       6.967%        620       $132,132      84.53%       81.32%     86.64%
 CA                     133       27,412,870      22.44        6.218         638        206,112      77.22        93.51      87.47
 NY                      52       13,263,945      10.86        6.609         617        255,076      78.66        79.12      76.56
 IL                      29        4,074,096       3.34        6.550         626        140,486      81.17        91.81      100.00
 TX                      32        3,722,421       3.05        7.131         617        116,326      84.58        85.21      79.69
 MA                      13        3,310,331       2.71        6.489         641        254,641      76.76        91.18      66.75
 CO                      17        2,862,942       2.34        6.725         641        168,408      83.75        76.86      95.14
 AZ                      22        2,704,333       2.21        6.912         644        122,924      85.99        93.18      86.97
 CT                      16        2,597,288       2.13        6.922         625        162,331      77.86        86.06      94.64
 RI                      13        2,570,254       2.10        6.416         619        197,712      77.74        94.02      78.91
 Other                  226       29,890,594      24.47        6.927         624        132,259      83.91        86.20      86.45
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 778     $122,138,709     100.00%       6.709%        626       $156,991      81.51%       86.27%     85.59%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                      DISTRIBUTION BY ZIP CODE

                                              PCT. OF     WEIGHTED
                                              POOL BY       AVG.                      AVG.       WEIGHTED      PCT.          PCT.
                   NUMBER OF    PRINCIPAL    PRINCIPAL     GROSS      WEIGHTED     PRINCIPAL        AVG.       FULL         OWNER
     ZIP             LOANS      BALANCE       BALANCE      COUPON    AVG. FICO      BALANCE      ORIG. LTV    LOAN DOC     OCCUPIED
-----------------------------------------------------------------------------------------------------------------------------------
 33015                 5        $764,147        0.63%       6.891%       641       $152,829         86.62%     100.00%      100.00%
 33175                 4         753,221        0.62        6.966        579        188,305         87.96       47.03       100.00
 11207                 2         657,453        0.54        7.715        624        328,726         85.14       48.59         0.00
 93727                 3         606,019        0.50        6.149        644        202,006         87.32      100.00       100.00
 34953                 4         598,563        0.49        6.156        596        149,641         74.83      100.00       100.00
 10310                 2         579,941        0.47        6.471        596        289,970         85.32       42.69       100.00
 33068                 4         560,809        0.46        6.923        641        140,202         90.03      100.00        81.58
 11423                 2         551,038        0.45        6.711        566        275,519         73.72      100.00       100.00
 33177                 4         547,678        0.45        6.171        636        136,920         75.04      100.00       100.00
 11411                 2         540,417        0.44        6.040        588        270,209         82.79      100.00       100.00
 Other               746     115,979,424       94.96        6.712        627        155,468         81.42       86.47        85.48
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL:              778    $122,138,709      100.00%       6.709%       626       $156,991         81.51%      86.27%       85.59%
===================================================================================================================================


                                                     DISTRIBUTION BY ORIGINATOR
                                              PCT. OF     WEIGHTED
                                              POOL BY       AVG.                      AVG.       WEIGHTED      PCT.          PCT.
                   NUMBER OF    PRINCIPAL    PRINCIPAL     GROSS      WEIGHTED     PRINCIPAL        AVG.       FULL         OWNER
  ORIGINATOR         LOANS      BALANCE       BALANCE      COUPON    AVG. FICO      BALANCE      ORIG. LTV    LOAN DOC     OCCUPIED
-----------------------------------------------------------------------------------------------------------------------------------
 Argent              778     $122,138,709     100.00%      6.709%       626        $156,991        81.51%      86.27%       85.59%
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL:              778     $122,138,709     100.00%      6.709%       626        $156,991        81.51%      86.27%       85.59%
===================================================================================================================================


                                            DISTRIBUTION BY REMAINING MONTHS TO MATURITY
                                              PCT. OF     WEIGHTED
  REMAINING                                    POOL BY      AVG.                      AVG.       WEIGHTED      PCT.          PCT.
  MONTHS TO        NUMBER OF   PRINCIPAL     PRINCIPAL     GROSS      WEIGHTED     PRINCIPAL        AVG.       FULL         OWNER
  MATURITY          LOANS       BALANCE       BALANCE      COUPON    AVG. FICO      BALANCE      ORIG. LTV    LOAN DOC     OCCUPIED
-----------------------------------------------------------------------------------------------------------------------------------
 1 - 180              39      $4,206,657       3.44%       6.694%       612        $107,863        71.49%      81.29%       88.24%
 181 - 240            26       3,789,561       3.10        6.398        609         145,752         73.82      80.03        100.00
 241 - 360           713     114,142,492      93.45        6.720        628         160,088         82.13      86.66        85.02
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL:              778    $122,138,709     100.00%       6.709%       626        $156,991        81.51%      86.27%       85.59%
===================================================================================================================================

                                                  DISTRIBUTION BY AMORTIZATION TYPE
                                               PCT. OF     WEIGHTED
                                               POOL BY       AVG.                      AVG.       WEIGHTED      PCT.         PCT.
 AMORTIZATION       NUMBER OF    PRINCIPAL    PRINCIPAL     GROSS      WEIGHTED     PRINCIPAL        AVG.       FULL        OWNER
    TYPE             LOANS        BALANCE      BALANCE      COUPON    AVG. FICO      BALANCE      ORIG. LTV    LOAN DOC    OCCUPIED
-----------------------------------------------------------------------------------------------------------------------------------
 Fixed                778      $122,138,709     100.00%     6.709%       626        $156,991        81.51%       86.27%      85.59%
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               778      $122,138,709     100.00%     6.709%       626        $156,991        81.51%       86.27%      85.59%
===================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     GROUP II ADJUSTABLE RATE MORTGAGE LOANS

           ------------------------------------------- ---------------
           Scheduled Principal Balance(1):                $237,347,511
           Number of Mortgage Loans:                             1,522
           Avg. Scheduled Principal Balance:                  $155,944
           Wtd. Avg. Gross Coupon:                              7.228%
           Wtd. Avg. Net Coupon(2):                             6.725%
           Wtd. Avg. Original FICO Score:                          627
           Wtd. Avg. Original LTV Ratio(3):                     83.96%
           Wtd. Avg. Std. Remaining Term (Mo.):                    358
           Wtd. Avg. Seasoning (Mo.):                                2
           Wtd. Avg. Months to Roll(4):                             30
           Wtd. Avg. Gross Margin(4):                            6.75%
           Wtd. Avg. Initial Rate Cap(4):                        2.85%
           Wtd. Avg. Periodic Rate Cap(4):                       1.00%
           Wtd. Avg. Gross Max. Lifetime Rate(4):               14.09%
           ------------------------------------------- ---------------

(1) All percentages of mortgage loans are based on their scheduled principal balances as of the Cut-Off Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

(3) Calculated using LTV ratio with respect to first lien loans and combined LTV ratio with respect to second lien loans.

(4)  Represents the weighted average of the adjustable rate mortgage loans.


                                       DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                  PCT. OF     WEIGHTED
                                                  POOL BY       AVG.                      AVG.      WEIGHTED       PCT.       PCT.
       CURRENT         NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    AVG. ORIG.     FULL       OWNER
  PRINCIPAL BALANCE   OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 $50,000 & Below         10     $    459,399       0.19%       8.455%        594       $ 45,940      69.22%       92.00%     89.12%
 $50,001 - $75,000      129        8,293,255       3.49        7.977         601         64,289      80.03        79.41      94.01
 $75,001 - $100,000     255       22,336,533       9.41        7.519         613         87,594      81.49        73.77      95.75
 $100,001 - $125,000    251       28,418,645      11.97        7.499         608        113,222      81.86        67.26      96.37
 $125,001 - $150,000    221       30,307,566      12.77        7.501         615        137,138      83.09        64.21      97.70
 $150,001 - $200,000    265       45,798,103      19.30        7.354         624        172,823      81.95        60.61      95.77
 $200,001 - $250,000    179       40,017,772      16.86        6.993         637        223,563      82.74        45.54      98.42
 $250,001 - $300,000    140       38,169,391      16.08        6.812         638        272,639      87.94        37.17      96.38
 $300,001 - $350,000     62       19,809,638       8.35        6.807         660        319,510      90.40        11.05      95.28
 $350,001 - $400,000     10        3,737,210       1.57        6.860         660        373,721      95.00        49.70      100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,522     $237,347,511     100.00%       7.228%        627       $155,944      83.96%       53.20%     96.58%
====================================================================================================================================


                                                    DISTRIBUTION BY CURRENT RATE
                                              PCT. OF     WEIGHTED
                                               POOL BY      AVG.                      AVG.        WEIGHTED     PCT.          PCT.
                   NUMBER OF   PRINCIPAL     PRINCIPAL     GROSS      WEIGHTED     PRINCIPAL        AVG.       FULL         OWNER
CURRENT RATE        LOANS       BALANCE       BALANCE      COUPON    AVG. FICO      BALANCE      ORIG. LTV    LOAN DOC     OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 5.99% & Below        91      $18,396,931       7.75%       5.646%      670        $202,164         82.48%      60.09%      97.91%
 6.00 - 6.49%        167       31,783,788      13.39        6.240       660         190,322         81.43       40.12       99.12
 6.50 - 6.99%        250       43,722,260      18.42        6.703       645         174,889         83.59       45.92       97.43
 7.00 - 7.49%        270       43,238,519      18.22        7.182       642         160,143         85.38       38.48       96.21
 7.50 - 7.99%        342       50,626,972      21.33        7.690       606         148,032         84.59       57.00       96.57
 8.00 - 8.49%        186       24,240,981      10.21        8.193       590         130,328         85.06       75.54       95.23
 8.50 - 8.99%        174       21,074,344       8.88        8.668       580         121,117         84.96       69.74       93.20
 9.00% & Above        42        4,263,716       1.80        9.187       547         101,517         79.94       91.20       91.61
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:            1,522     $237,347,511     100.00%       7.228%      627        $155,944         83.96%      53.20%      96.58%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                        DISTRIBUTION BY FICO

                                              PCT. OF     WEIGHTED
                                               POOL BY      AVG.                      AVG.        WEIGHTED     PCT.          PCT.
                   NUMBER OF   PRINCIPAL     PRINCIPAL     GROSS      WEIGHTED     PRINCIPAL        AVG.       FULL         OWNER
   FICO             LOANS       BALANCE       BALANCE      COUPON    AVG. FICO      BALANCE      ORIG. LTV    LOAN DOC     OCCUPIED
-----------------------------------------------------------------------------------------------------------------------------------
 740 & Above           50      $8,659,894      3.65%       6.692%       759         $173,198       86.00%       37.54%       92.08%
 720 - 739             26       4,840,652      2.04        6.469        729          186,179       84.35        39.09        97.50
 700 - 719             59      10,710,349      4.51        6.570        709          181,531       83.57        32.11        97.46
 680 - 699             93      17,136,224      7.22        6.644        688          184,260       85.48        30.99        93.58
 660 - 679            122      21,222,068      8.94        6.744        669          173,951       84.91        39.33        95.99
 640 - 659            190      33,153,600     13.97        7.031        649          174,493       84.65        33.80        96.01
 620 - 639            253      39,871,610     16.80        7.114        629          157,595       84.80        36.09        96.10
 600 - 619            222      34,198,738     14.41        7.241        609          154,048       85.24        60.58        98.26
 580 - 599            132      18,936,789      7.98        7.626        589          143,461       86.20        71.70        97.62
 560 - 579            117      15,554,670      6.55        7.776        570          132,946       81.62        88.63        97.08
 540 - 559            106      14,269,530      6.01        8.094        550          134,618       80.73        88.22        96.56
 520 - 539             85      10,643,565      4.48        8.259        531          125,218       77.74        90.40        98.00
 500 - 519             67       8,149,822      3.43        8.078        509          121,639       77.11       100.00       100.00
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL:             1,522    $237,347,511    100.00%       7.228%       627         $155,944       83.96%       53.20%       96.58%
===================================================================================================================================


                           DISTRIBUTION BY LIEN STATUS
                                              PCT. OF     WEIGHTED
                                              POOL BY       AVG.                      AVG.       WEIGHTED      PCT.         PCT.
               NUMBER OF       PRINCIPAL     PRINCIPAL     GROSS      WEIGHTED     PRINCIPAL        AVG.       FULL         OWNER
     LIEN       LOANS           BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE      ORIG. LTV    LOAN DOC     OCCUPIED
-----------------------------------------------------------------------------------------------------------------------------------
 First Lien     1,522        $237,347,511     100.00%      7.228%        627        $155,944       83.96%      53.20%       96.58%
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL:         1,522        $237,347,511     100.00%      7.228%        627        $155,944       83.96%      53.20%       96.58%
===================================================================================================================================

                                                    DISTRIBUTION BY ORIGINAL LTV
                                              PCT. OF     WEIGHTED
                                              POOL BY       AVG.                     AVG.        WEIGHTED      PCT.          PCT.
                   NUMBER OF   PRINCIPAL     PRINCIPAL     GROSS      WEIGHTED     PRINCIPAL        AVG.       FULL         OWNER
  ORIGINAL LTV       LOANS      BALANCE       BALANCE      COUPON    AVG. FICO      BALANCE      ORIG. LTV    LOAN DOC     OCCUPIED
-----------------------------------------------------------------------------------------------------------------------------------
 60.00% & Below        34      $3,912,406      1.65%       7.124%       574         $115,071       49.48%      63.35%       97.70%
 60.01 - 70.00%        52       6,757,660      2.85        7.551        567          129,955       67.01       54.50        86.57
 70.01 - 80.00%       807     120,338,019     50.70        6.982        637          149,118       79.46       48.77        96.73
 80.01 - 85.00%       182      24,764,501     10.43        7.816        579          136,069       84.72       75.88        97.34
 85.01 - 90.00%       223      31,118,255     13.11        7.663        617          139,544       89.70       62.44        96.65
 90.01 - 95.00%       169      42,200,917     17.78        7.156        639          249,710       94.89       39.86        96.50
 95.01 - 100.00%       55       8,255,753      3.48        7.567        676          150,105       99.98       77.22       100.00
 ----------------------------------------------------------------------------------------------------------------------------------
 TOTAL:             1,522    $237,347,511    100.00%       7.228%       627         $155,944       83.96%      53.20%       96.58%
===================================================================================================================================


                                                   DISTRIBUTION BY DOCUMENTATION
                                              PCT. OF     WEIGHTED
                                              POOL BY       AVG.                     AVG.        WEIGHTED      PCT.          PCT.
                   NUMBER OF   PRINCIPAL     PRINCIPAL     GROSS      WEIGHTED     PRINCIPAL        AVG.       FULL         OWNER
  DOCUMENTATION      LOANS      BALANCE       BALANCE      COUPON    AVG. FICO      BALANCE      ORIG. LTV    LOAN DOC     OCCUPIED
-----------------------------------------------------------------------------------------------------------------------------------
 Full                921     $126,277,201     53.20%       7.378%       606         $137,109      83.84%       100.00%       96.18%
 Limited              13        3,809,824      1.61        7.222        636          293,063      94.84          0.00        83.94
 Stated              588      107,260,486     45.19        7.051        651          182,416      83.71          0.00        97.51
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL:            1,522     $237,347,511    100.00%       7.228%       627         $155,944      83.96%        53.20%       96.58%
===================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                    DISTRIBUTION BY LOAN PURPOSE

                                                  PCT. OF     WEIGHTED
                                                  POOL BY       AVG.                      AVG.      WEIGHTED       PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    AVG. ORIG.     FULL       OWNER
     PURPOSE          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Purchase               796     $131,974,544      55.60%       7.035%        651       $165,797    84.55%        42.57%      97.18%
 Cash-Out Refi          684       98,363,772      41.44        7.496         595        143,807    83.17         67.33       96.25
 Refinance               42        7,009,195       2.95        7.105         610        166,886    83.89         55.22       89.99
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,522     $237,347,511     100.00%       7.228%        627       $155,944    83.96%        53.20%      96.58%
====================================================================================================================================


                                                  DISTRIBUTION BY OCCUPANCY STATUS
                                                  PCT. OF     WEIGHTED
                                                  POOL BY       AVG.                      AVG.      WEIGHTED       PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    AVG. ORIG.     FULL       OWNER
    OCCUPANCY         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Owner Occupied       1,465     $229,238,479      96.58%       7.217%        626       $156,477    84.04%        52.98%      100.00%
 Investment              56        7,786,509       3.28        7.553         644        139,045    81.12         62.00        0.00
 Second Home              1          322,524       0.14        7.550         682        322,524    95.00          0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,522     $237,347,511     100.00%       7.228%        627       $155,944    83.96%        53.20%      96.58%
====================================================================================================================================


                                                    DISTRIBUTION BY PROPERTY TYPE
                                                  PCT. OF     WEIGHTED
                                                  POOL BY       AVG.                      AVG.      WEIGHTED       PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    AVG. ORIG.     FULL       OWNER
 PROPERTY TYPE        OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 SFR                  1,266     $192,713,809      81.19%       7.233%        623       $152,223    83.45%        55.14%      97.02%
 PUD                     95       17,296,587       7.29        7.070         637        182,069    86.03         45.15       95.51
 2-4 Unit                67       14,241,523       6.00        7.122         663        212,560    86.73         43.94       92.67
 Condo                   76       10,850,387       4.57        7.532         639        142,768    86.60         42.90       95.97
 Townhouse               18        2,245,206       0.95        7.192         629        124,734    81.00         57.63       94.89
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,522     $237,347,511     100.00%       7.228%        627       $155,944    83.96%        53.20%      96.58%
====================================================================================================================================


                                                        DISTRIBUTION BY STATE
                                                  PCT. OF     WEIGHTED
                                                  POOL BY       AVG.                      AVG.      WEIGHTED       PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    AVG. ORIG.     FULL       OWNER
    STATE             OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 CA                     266     $ 59,471,890      25.06%       6.602%        650       $223,579    82.16%        24.43%      96.06%
 FL                     380       54,114,997      22.80        7.323         624        142,408    84.30         70.01       95.97
 IL                     183       28,582,623      12.04        7.599         616        156,189    85.49         61.19       97.62
 MI                     115       13,775,945       5.80        7.830         602        119,791    85.45         70.58       99.60
 MD                      39        6,693,112       2.82        7.299         635        171,618    79.54         42.63       97.43
 NY                      19        6,321,485       2.66        7.115         634        332,710    95.00         26.91       100.00
 VA                      39        6,263,387       2.64        7.449         604        160,600    79.67         70.45       98.18
 NC                      53        5,298,423       2.23        7.599         616         99,970    83.11         77.20       100.00
 AZ                      44        4,857,818       2.05        7.186         643        110,405    82.51         28.86       100.00
 RI                      26        4,762,376       2.01        7.782         616        183,168    81.04         57.22       95.56
 Other                  358       47,205,455      19.89        7.390         617        131,859    84.71         62.42       95.02
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,522     $237,347,511     100.00%       7.228%        627       $155,944    83.96%        53.20%      96.58%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                      DISTRIBUTION BY ZIP CODE

                                                  PCT. OF     WEIGHTED
                                                  POOL BY       AVG.                      AVG.      WEIGHTED       PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    AVG. ORIG.     FULL       OWNER
     ZIP              OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 94565                    6     $  1,493,340       0.63%       6.282%        680       $248,890    80.00%        18.64%      100.00%
 33018                    8        1,334,608       0.56        7.400         631        166,826    83.31         100.00      100.00
 91761                    5        1,190,347       0.50        6.454         606        238,069    81.02         62.59       100.00
 94533                    5        1,182,571       0.50        6.318         689        236,514    83.45          0.00       100.00
 33055                   10        1,148,100       0.48        7.533         628        114,810    82.11         88.95       100.00
 33177                    7        1,107,883       0.47        7.410         609        158,269    86.91         100.00      100.00
 95209                    4          987,141       0.42        6.081         624        246,785    81.40         80.07       100.00
 95823                    5          962,800       0.41        6.786         662        192,560    80.00          0.00       100.00
 33183                    5          875,934       0.37        8.199         605        175,187    85.95         64.25       100.00
 22193                    4          816,520       0.34        7.116         626        204,130    76.54         54.50       100.00
 Other                1,463      226,248,267      95.32        7.243         626        154,647    84.05         53.04       96.42
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,522     $237,347,511     100.00%       7.228%        627       $155,944    83.96%        53.20%      96.58%
====================================================================================================================================


                                                     DISTRIBUTION BY ORIGINATOR
                                                  PCT. OF     WEIGHTED
                                                  POOL BY       AVG.                      AVG.      WEIGHTED       PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    AVG. ORIG.     FULL       OWNER
  ORIGINATOR          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 First NLC            1,409     $203,360,222      85.68%       7.260%        624       $144,329    82.11%        57.51%      96.74%
 Argent                 113       33,987,289      14.32        7.034         644        300,772    94.99         27.43       95.66
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,522     $237,347,511     100.00%       7.228%        627       $155,944    83.96%        53.20%      96.58%
====================================================================================================================================


                                            DISTRIBUTION BY REMAINING MONTHS TO MATURITY
                                                  PCT. OF     WEIGHTED
  REMAINING                                       POOL BY       AVG.                      AVG.      WEIGHTED       PCT.       PCT.
  MONTHS TO            NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    AVG. ORIG.     FULL       OWNER
  MATURITY            OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 241 - 360            1,522     $237,347,511     100.00%       7.228%        627       $155,944      83.96%       53.20%     96.58%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,522     $237,347,511     100.00%       7.228%        627       $155,944      83.96%       53.20%     96.58%
====================================================================================================================================


                                                  DISTRIBUTION BY AMORTIZATION TYPE
                                                  PCT. OF     WEIGHTED
                                                  POOL BY       AVG.                      AVG.      WEIGHTED       PCT.       PCT.
  AMORTIZATION         NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    AVG. ORIG.     FULL       OWNER
      TYPE            OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 3 Year ARM             856     $118,161,479      49.78%       7.426%        613       $138,039      81.67%       62.11%     97.35%
 2 Year ARM             494       82,875,335      34.92        7.286         630        167,764      89.06        54.24      94.54
 3 Year ARM IO          111       23,953,200      10.09        6.443         664        215,795      79.58        14.69      98.77
 2 Year ARM IO           61       12,357,496       5.21        6.468         662        202,582      80.05        35.71      98.74
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,522     $237,347,511     100.00%       7.228%        627       $155,944      83.96%       53.20%     96.58%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                    DISTRIBUTION BY PERIODIC CAP
                                                  PCT. OF     WEIGHTED
                                                  POOL BY       AVG.                      AVG.      WEIGHTED       PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    AVG. ORIG.     FULL       OWNER
 PERIODIC CAP         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
  1.00%               1,522     $237,347,511     100.00%       7.228%        627       $155,944      83.96%       53.20%     96.58%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,522     $237,347,511     100.00%       7.228%        627       $155,944      83.96%       53.20%     96.58%
====================================================================================================================================

                                                DISTRIBUTION BY MONTHS TO RATE RESET
                                                  PCT. OF     WEIGHTED
                                                  POOL BY       AVG.                      AVG.      WEIGHTED       PCT.       PCT.
  MONTHS TO            NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    AVG. ORIG.     FULL       OWNER
  RATE RESET          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 12 - 24                555     $ 95,232,832      40.12%       7.180%        634       $171,591      87.89%       51.84%     95.09%
 25 - 36                967      142,114,679      59.88        7.261         622        146,965      81.32        54.12      97.58
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,522     $237,347,511     100.00%       7.228%        627       $155,944      83.96%       53.20%     96.58%
====================================================================================================================================


                                                  DISTRIBUTION BY LIFE MAXIMUM RATE
                                                  PCT. OF     WEIGHTED
                                                  POOL BY       AVG.                      AVG.      WEIGHTED       PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    AVG. ORIG.     FULL       OWNER
 LIFE MAXIMUM RATE    OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 12.99% & Below         134     $ 31,409,388      13.23%       6.038%        661       $234,398      87.65%       51.60%     97.89%
 13.00 - 13.49%         183       36,421,585      15.35        6.457         659        199,025      83.08        33.11      100.00
 13.50 - 13.99%         241       40,873,262      17.22        6.856         642        169,599      82.82        43.42      95.83
 14.00 - 14.49%         249       36,928,857      15.56        7.233         638        148,309      83.74        42.76      95.56
 14.50 - 14.99%         322       44,872,929      18.91        7.713         602        139,357      83.39        62.05      96.06
 15.00 - 15.49%         181       22,686,641       9.56        8.180         590        125,341      84.17        79.54      94.91
 15.50 - 15.99%         169       19,653,323       8.28        8.678         577        116,292      84.23        73.57      95.82
 16.00% & Above          43        4,501,525       1.90        9.157         549        104,687      80.74        91.67      92.05
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,522     $237,347,511     100.00%       7.228%        627       $155,944      83.96%       53.20%     96.58%
====================================================================================================================================


                                                       DISTRIBUTION BY MARGIN
                                                  PCT. OF     WEIGHTED
                                                  POOL BY       AVG.                      AVG.      WEIGHTED       PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    AVG. ORIG.     FULL       OWNER
     MARGIN           OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 4.99% & Below           36     $ 11,268,755       4.75%       6.960%        653       $313,021      94.28%       35.53%     95.07%
 5.00 - 5.49%            32        6,364,820       2.68        5.463         666        198,901      79.22        69.01      100.00
 5.50 - 5.99%           122       22,343,989       9.41        6.110         671        183,147      81.40        39.94      98.35
 6.00 - 6.49%           299       58,297,799      24.56        6.819         643        194,976      85.87        39.54      96.96
 6.50 - 6.99%           243       38,498,568      16.22        6.894         641        158,430      81.77        45.79      97.12
 7.00% & Above          790      100,573,580      42.37        7.983         597        127,308      83.40        67.89      95.72
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:               1,522     $237,347,511     100.00%       7.228%        627       $155,944      83.96%       53.20%     96.58%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       GROUP II FIXED RATE MORTGAGE LOANS

          ------------------------------------------- ----------------
          Scheduled Principal Balance(1):                 $62,190,189
          Number of Mortgage Loans:                               495
          Avg. Scheduled Principal Balance:                  $125,637
          Wtd. Avg. Gross Coupon:                              7.053%
          Wtd. Avg. Net Coupon(2):                             6.550%
          Wtd. Avg. Original FICO Score:                          647
          Wtd. Avg. Combined Original LTV Ratio(3):            80.44%
          Wtd. Avg. Std. Remaining Term (Mo.):                    345
          Wtd. Avg. Seasoning (Mo.):                                2
          Wtd. Avg. Months to Roll(4):                            N/A
          Wtd. Avg. Gross Margin(4):                              N/A
          Wtd. Avg. Initial Rate Cap(4):                          N/A
          Wtd. Avg. Periodic Rate Cap(4):                         N/A
          Wtd. Avg. Gross Max. Lifetime Rate(4):                  N/A
          ------------------------------------------- ----------------

(1) All percentages of mortgage loans are based on their scheduled principal balances as of the Cut-Off Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

(3) Calculated using LTV ratio with respect to first lien loans and combined LTV ratio with respect to second lien loans.

(4)  Represents the weighted average of the adjustable rate mortgage loans.


                                              DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                  PCT. OF     WEIGHTED                              WEIGHTED
    CURRENT                                       POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
   PRINCIPAL           NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
    BALANCE           OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 $50,000 & Below         94     $  3,319,302       5.34%       9.735%        668       $ 35,312       92.26%       68.13%     96.99%
 $50,001 - $75,000       62        3,909,764       6.29        8.716         647         63,061       79.28        62.48      90.30
 $75,001 - $100,000      76        6,543,716      10.52        7.912         627         86,102       80.99        69.64      87.93
 $100,001 - $125,000     65        7,352,967      11.82        7.454         630        113,123       76.18        80.23      89.25
 $125,001 - $150,000     51        6,994,257      11.25        7.248         623        137,142       77.69        76.92     100.00
 $150,001 - $200,000     62       10,895,230      17.52        6.569         651        175,730       78.61        77.87      98.39
 $200,001 - $250,000     34        7,574,349      12.18        6.343         659        222,775       78.21        76.82      94.59
 $250,001 - $300,000     26        7,167,432      11.53        6.074         651        275,670       79.88        96.21      92.80
 $300,001 - $350,000     19        5,969,244       9.60        5.994         685        314,171       86.53        89.26      94.65
 $350,001 - $400,000      3        1,082,979       1.74        6.509         634        360,993       86.61        66.02     100.00
 400,001 & Above          3        1,380,948       2.22        6.489         641        460,316       87.64        65.31     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%       78.28%     94.41%
====================================================================================================================================


                                                    DISTRIBUTION BY CURRENT RATE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
     CURRENT RATE     OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 5.99% & Below           91     $ 18,619,994      29.94%       5.426%        682       $204,615       75.11%       92.48%     95.51%
 6.00 - 6.49%            28        5,485,228       8.82        6.222         676        195,901       83.34        75.98     100.00
 6.50 - 6.99%            48        7,700,007      12.38        6.748         641        160,417       78.80        87.16      96.30
 7.00 - 7.49%            46        6,909,375      11.11        7.217         640        150,204       82.58        68.19      92.75
 7.50 - 7.99%            84        9,890,551      15.90        7.730         607        117,745       79.92        71.70      87.10
 8.00 - 8.49%            34        3,739,983       6.01        8.185         600        110,000       80.94        63.88      90.55
 8.50 - 8.99%            51        3,621,331       5.82        8.763         610         71,007       82.26        79.07     100.00
 9.00% & Above          113        6,223,719      10.01       10.094         645         55,077       92.96        56.71      96.32
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%       78.28%     94.41%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                        DISTRIBUTION BY FICO

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
     FICO             OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 740 & Above             37     $  4,548,837       7.31%       6.368%        764       $122,942       80.69%       80.58%     97.59%
 720 - 739               20        2,782,262       4.47        6.119         730        139,113       77.11        89.04      79.13
 700 - 719               36        4,730,496       7.61        6.900         708        131,403       83.99        70.03      88.76
 680 - 699               65        8,301,676      13.35        6.533         689        127,718       81.48        84.75      96.95
 660 - 679               57        6,070,661       9.76        7.084         669        106,503       85.60        62.91     100.00
 640 - 659               58        7,687,978      12.36        6.969         649        132,551       84.29        71.17      94.18
 620 - 639               61        7,288,520      11.72        7.227         629        119,484       80.45        73.91      92.23
 600 - 619               56        7,401,449      11.90        7.064         610        132,169       77.30        81.18      91.54
 580 - 599               33        4,389,008       7.06        7.226         590        133,000       78.85        78.42      98.43
 560 - 579               24        3,564,998       5.73        7.599         570        148,542       76.67        86.64     100.00
 540 - 559               25        2,654,350       4.27        8.346         549        106,174       75.70        89.48      95.39
 520 - 539               14        1,494,660       2.40        8.284         530        106,761       72.23        88.69      88.46
 500 - 519                9        1,275,295       2.05        8.514         511        141,699       72.69       100.00     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%       78.28%     94.41%
====================================================================================================================================

                                                     DISTRIBUTION BY LIEN STATUS
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
 LIEN STATUS          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 First Liens            383     $ 57,451,485      92.38%       6.796%        644       $150,004       78.86%      80.64%      93.94%
 Second Liens           112        4,738,704       7.62       10.168         689         42,310       99.57       49.65      100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%      78.28%      94.41%
====================================================================================================================================


                                                DISTRIBUTION BY COMBINED ORIGINAL LTV
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
     COMBINED          NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
   ORIGINAL LTV       OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 60.00% & Below          39     $  4,606,043       7.41%       6.620%        644       $118,104       51.17%      74.78%      81.65%
 60.01% - 70.00%         62        9,164,954      14.74        6.443         630        147,822       66.01       75.25       92.06
 70.01% - 80.00%        158       22,549,688      36.26        6.724         649        142,720       77.94       76.19       93.80
 80.01% - 85.00%         31        4,389,975       7.06        7.248         620        141,612       84.30       93.48       94.20
 85.01% - 90.00%         46        6,155,836       9.90        7.448         633        133,823       89.45       80.90       95.87
 90.01% - 95.00%         45        9,572,238      15.39        6.716         655        212,716       94.90       90.27      100.00
 95.01% - 100.00%       114        5,751,455       9.25        9.649         693         50,451      100.00       59.76      100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%      78.28%      94.41%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                    DISTRIBUTION BY ORIGINAL LTV

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  ORIGINAL LTV        OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 60.00% & Below         151     $  9,344,747      15.03%       8.419%        667       $ 61,886       75.72%      62.04%      90.95%
 60.01 - 70.00%          62        9,164,954      14.74        6.443         630        147,822       66.01       75.25       92.06
 70.01 - 80.00%         158       22,549,688      36.26        6.724         649        142,720       77.94       76.19       93.80
 80.01 - 85.00%          31        4,389,975       7.06        7.248         620        141,612       84.30       93.48       94.20
 85.01 - 90.00%          44        6,091,969       9.80        7.419         633        138,454       89.44       81.75       95.83
 90.01 - 95.00%          39        9,343,009      15.02        6.650         654        239,564       94.92       91.39      100.00
 95.01 - 100.00%         10        1,305,847       2.10        7.757         704        130,585      100.00       90.81      100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%      78.28%      94.41%
====================================================================================================================================


                                                 DISTRIBUTION BY DOCUMENTATION TYPE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
 DOCUMENTATION         NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
      TYPE            OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Full                   365     $ 48,683,518      78.28%       6.837%        645       $133,380       80.72%      100.00%     94.87%
 Stated                 127       12,849,971      20.66        7.882         654        101,181       79.49        0.00       92.35
 Limited                  3          656,699       1.06        6.852         652        218,900       77.96        0.00      100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%      78.28%      94.41%
====================================================================================================================================


                                                    DISTRIBUTION BY LOAN PURPOSE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
   LOAN PURPOSE       OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Refi - Cash Out        288     $ 41,212,558      66.27%       6.812%        635       $143,099       76.85%      80.89%      92.91%
 Purchase New           176       16,026,532      25.77        7.910         671         91,060       90.03       72.90       98.06
 Refi - No Cash
 Out                     31        4,951,098       7.96        6.283         668        159,713       79.29       73.98       95.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%      78.28%      94.41%
====================================================================================================================================


                                                  DISTRIBUTION BY OCCUPANCY STATUS
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
    OCCUPANCY          NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
     STATUS           OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Owner Occupied         465     $ 58,710,775      94.41%       7.041%        647       $126,260       81.03%      78.67%     100.00%
 Investment              29        3,422,813       5.50        7.197         657        118,028       70.31       72.92        0.00
 Second Home              1           56,600       0.09       10.375         629         56,600       74.97        0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%      78.28%      94.41%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                   DISTRIBUTION BY PROPERTY TYPE

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
 PROPERTY TYPE        OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 SFR                    413     $ 52,044,362      83.69%       7.016%        647       $126,015       79.66%       79.39%     94.94%
 PUD                     33        4,068,428       6.54        7.262         652        123,286       86.13        70.76      95.41
 Condo                   25        3,115,894       5.01        7.102         639        124,636       85.34        67.31      95.65
 2-4 Unit                22        2,811,176       4.52        7.395         659        127,781       81.85        79.65      81.40
 Townhouse                2          150,329       0.24        6.691         611         75,164       68.06       100.00     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%       78.28%     94.41%
====================================================================================================================================


                                                        DISTRIBUTION BY STATE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
    STATE             OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 CA                     119     $ 17,906,002      28.79%       6.495%        667       $150,471       79.14%       74.64%     97.53%
 FL                     156       16,383,066      26.34        7.525         631        105,020       78.47        81.19      90.23
 PA                      35        4,599,703       7.40        7.003         659        131,420       80.32        70.13      97.77
 IL                      34        4,031,899       6.48        7.450         628        118,585       82.68        83.14      86.30
 WA                      10        1,702,987       2.74        6.783         643        170,299       80.65        88.60      84.65
 CT                      10        1,503,093       2.42        7.091         638        150,309       81.22        77.13     100.00
 MA                       9        1,367,756       2.20        6.471         655        151,973       70.68       100.00     100.00
 TN                       8          988,247       1.59        7.695         630        123,531       85.95        56.87      79.13
 HI                       7        2,395,469       3.85        6.052         656        342,210       88.45        80.00     100.00
 NY                       6        1,742,598       2.80        6.365         650        290,433       88.17       100.00      85.40
 Other                  101        9,569,367      15.39        7.579         640         94,746       82.60        75.06      99.37
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%       78.28%     94.41%
====================================================================================================================================


                                                      DISTRIBUTION BY ZIP CODE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
   ZIP CODE           OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 96797                    3     $    858,354       1.38%       5.596%        681       $286,118       88.57%      100.00%    100.00%
 91331                    3          705,545       1.13        5.882         687        235,182       80.82        77.09     100.00
 33013                    4          639,115       1.03        8.026         657        159,779       84.38        67.71     100.00
 92882                    2          599,311       0.96        5.625         686        299,656       70.58       100.00     100.00
 18301                    5          594,389       0.96        7.665         625        118,878       85.28       100.00     100.00
 93905                    3          578,415       0.93        6.468         691        192,805       85.84        54.90     100.00
 96706                    2          559,292       0.90        6.570         631        279,646       95.00       100.00     100.00
 33186                    3          537,754       0.86        7.145         626        179,251       75.62       100.00     100.00
 96761                    1          498,840       0.80        5.200         649        498,840       74.63       100.00     100.00
 18360                    2          485,432       0.78        6.295         709        242,716       82.94        62.99     100.00
 Other                  467       56,133,741      90.26        7.120         645        120,201       80.19        77.38      93.80
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%       78.28%     94.41%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                     DISTRIBUTION BY ORIGINATOR

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  ORIGINATOR          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 First NLC              412     $ 42,532,647      68.39%       7.635%        639       $103,235       80.09%      70.91%      93.17%
 Argent                  83       19,657,542      31.61        5.794         665        236,838       81.20       94.22       97.08
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%      78.28%      94.41%
====================================================================================================================================


                                            DISTRIBUTION BY REMAINING MONTHS TO MATURITY
                                                  PCT. OF     WEIGHTED                              WEIGHTED
  REMAINING                                       POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
  MONTHS TO            NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  MATURITY            OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 1 - 180                 63     $  3,730,693       6.00%       8.353%        643       $ 59,217       83.27%      80.88%      94.80%
 181 - 240               15        1,456,808       2.34        6.520         668         97,121       77.47       87.39      100.00
 241 - 360              417       57,002,687      91.66        6.981         647        136,697       80.33       77.88       94.24
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%      78.28%      94.41%
====================================================================================================================================


                                                    DISTRIBUTION BY PRODUCT TYPE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
 PRODUCT TYPE         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Fixed                  495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%      78.28%      94.41%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 495     $ 62,190,189     100.00%       7.053%        647       $125,637       80.44%      78.28%      94.41%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                    GROUP III ADJUSTABLE RATE MORTGAGE LOANS

           ------------------------------------------- ----------------
           Scheduled Principal Balance(1):                $164,904,369
           Number of Mortgage Loans:                               717
           Avg. Scheduled Principal Balance:                  $229,992
           Wtd. Avg. Gross Coupon:                              7.265%
           Wtd. Avg. Net Coupon(2):                             6.762%
           Wtd. Avg. Original FICO Score:                          625
           Wtd. Avg. Original LTV Ratio(3):                     86.81%
           Wtd. Avg. Std. Remaining Term (Mo.):                    358
           Wtd. Avg. Seasoning (Mo.):                                2
           Wtd. Avg. Months to Roll(4):                             27
           Wtd. Avg. Gross Margin(4):                            6.24%
           Wtd. Avg. Initial Rate Cap(4):                        2.38%
           Wtd. Avg. Periodic Rate Cap(4):                       1.00%
           Wtd. Avg. Gross Max. Lifetime Rate(4):               13.65%
           ------------------------------------------- ----------------

(1) All percentages of mortgage loans are based on their scheduled principal balances as of the Cut-Off Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

(3) Calculated using LTV ratio with respect to first lien loans and combined LTV ratio with respect to second lien loans.

(4)  Represents the weighted average of the adjustable rate mortgage loans.

                                              DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
 CURRENT PRINCIPAL     NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
      BALANCE         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 $50,000 & Below          8     $    355,451       0.22%      10.213%        593       $ 44,431       87.17%      87.58%      76.34%
 $50,001 - $75,000       99        6,438,419       3.90        8.656         606         65,035       87.46       66.05       66.53
 $75,001 - $100,000      95        8,195,680       4.97        7.827         606         86,270       89.37       74.86       84.30
 $100,001 - $125,000     74        8,234,656       4.99        7.922         605        111,279       90.28       69.23       97.04
 $125,001 - $150,000     61        8,430,303       5.11        8.181         594        138,202       88.22       78.84       96.76
 $150,001 - $200,000     47        8,058,801       4.89        8.028         605        171,464       90.23       63.72       95.57
 $200,001 - $250,000     21        4,785,461       2.90        8.369         596        227,879       89.03       61.68       95.12
 $250,001 - $300,000     31        8,580,103       5.20        7.654         621        276,778       84.37       44.67       96.90
 $300,001 - $350,000     68       22,408,860      13.59        7.031         644        329,542       85.53       31.07       95.43
 $350,001 - $400,000    109       41,279,102      25.03        6.771         629        378,707       85.68       29.30       96.47
 $400,001 & Above       104       48,137,532      29.19        6.913         634        462,861       86.66       27.97       91.81
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%      40.93%      93.13%
====================================================================================================================================


                                                    DISTRIBUTION BY CURRENT RATE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
     CURRENT RATE     OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 5.99% & Below           53     $ 16,760,598      10.16%       5.645%        663       $316,238       86.42%      49.62%      97.94%
 6.00 - 6.49%            70       24,317,878      14.75        6.209         650        347,398       84.41       36.38       92.83
 6.50 - 6.99%           124       34,980,067      21.21        6.745         632        282,097       87.27       27.58       95.00
 7.00 - 7.49%           100       25,910,401      15.71        7.208         635        259,104       86.93       34.09       89.92
 7.50 - 7.99%           113       25,624,648      15.54        7.684         607        226,767       88.15       43.03       91.18
 8.00 - 8.49%            74       12,247,600       7.43        8.184         608        165,508       88.30       38.11       87.14
 8.50 - 8.99%            53        9,697,269       5.88        8.702         587        182,967       86.39       41.20       97.17
 9.00% & Above          130       15,365,907       9.32        9.642         578        118,199       86.63       79.08       95.05
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%      40.93%      93.13%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                        DISTRIBUTION BY FICO

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
 CREDIT SCORE         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 740 & Above             16     $  4,030,653       2.44%       6.351%        756       $251,916       89.02%      36.61%      82.06%
 720 - 739               12        4,191,601       2.54        6.387         728        349,300       85.91        5.55      100.00
 700 - 719               29        7,054,875       4.28        6.603         707        243,272       84.96        9.03       93.42
 680 - 699               33        9,268,834       5.62        6.521         689        280,874       88.12       26.19       83.14
 660 - 679               48       13,347,661       8.09        6.727         668        278,076       85.87       18.43       91.65
 640 - 659               85       21,507,575      13.04        7.169         649        253,030       87.63       25.45       90.26
 620 - 639              112       31,604,944      19.17        7.081         629        282,187       87.67       35.44       92.81
 600 - 619              107       25,099,225      15.22        7.113         610        234,572       88.07       44.85       97.72
 580 - 599               99       17,978,025      10.90        7.645         589        181,596       88.51       61.68       91.17
 560 - 579               66       11,852,236       7.19        8.151         570        179,579       84.50       51.41       96.11
 540 - 559               58       10,342,297       6.27        8.214         551        178,315       84.33       70.99       97.35
 520 - 539               33        3,938,299       2.39        8.959         530        119,342       82.41       97.20       94.92
 500 - 519               19        4,688,144       2.84        8.105         509        246,744       80.79       84.73      100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%      40.93%      93.13%
====================================================================================================================================


                                                     DISTRIBUTION BY LIEN STATUS
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
 LIEN STATUS          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 First Lien             717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%      40.93%      93.13%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%      40.93%      93.13%
====================================================================================================================================


                                                    DISTRIBUTION BY ORIGINAL LTV
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  ORIGINAL LTV        OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 60.00% & Below           6     $  1,183,008       0.72%       7.292%        584       $197,168       47.59%      37.91%     100.00%
 60.01 - 70.00%          12        4,040,910       2.45        6.671         602        336,743       66.57       31.36      100.00
 70.01 - 80.00%         157       46,747,025      28.35        7.026         634        297,752       78.60       29.76       97.09
 80.01 - 85.00%          79       13,541,871       8.21        7.915         578        171,416       84.56       55.68       93.10
 85.01 - 90.00%         247       51,180,470      31.04        7.438         616        207,208       89.68       43.74       84.00
 90.01 - 95.00%         206       46,254,689      28.05        7.121         642        224,537       94.82       43.20       98.19
 95.01 - 100.00%         10        1,956,395       1.19        8.533         639        195,640       99.83       100.00     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%      40.93%      93.13%
====================================================================================================================================


                                                 DISTRIBUTION BY DOCUMENTATION TYPE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
 DOCUMENTATION         NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
      TYPE            OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Stated                 318     $ 92,073,914      55.83%       7.091%        641       $289,541       85.59%        0.00%     94.63%
 Full                   382       67,487,340      40.93        7.511         602        176,668       88.06       100.00      91.21
 Limited                 17        5,343,115       3.24        7.136         633        314,301       91.98         0.00      91.73
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%       40.93%     93.13%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                    DISTRIBUTION BY LOAN PURPOSE

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
 LOAN PURPOSE         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Cash-out
 Refi                   390     $ 87,859,194      53.28%       7.285%        609       $225,280       86.92%      50.02%      93.67%
 Purchase               303       72,012,156      43.67        7.207         646        237,664       86.77       29.12       92.00
 Refinance               24        5,033,018       3.05        7.739         610        209,709       85.41       51.08      100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%      40.93%      93.13%
====================================================================================================================================


                                                  DISTRIBUTION BY OCCUPANCY STATUS
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
    OCCUPANCY          NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
     STATUS           OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Owner Occupied         643     $153,582,635      93.13%       7.256%        624       $238,853       86.72%      40.08%     100.00%
 Investment              66        9,224,964       5.59        7.575         648        139,772       87.42       47.02        0.00
 Second Home              8        2,096,769       1.27        6.562         624        262,096       90.82       76.21        0.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%      40.93%      93.13%
====================================================================================================================================


                                                    DISTRIBUTION BY PROPERTY TYPE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
 PROPERTY TYPE        OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 SFR                    577     $132,724,578      80.49%       7.252%        623       $230,025       86.18%       41.43%     94.26%
 PUD                     54       15,131,645       9.18        7.146         633        280,216       89.21        39.25      89.14
 2-4 Unit                39        9,013,333       5.47        7.687         639        231,111       88.78        29.94      88.88
 Condo                   41        7,272,580       4.41        7.198         627        177,380       91.44        46.39      85.37
 Manufactured Housing     5          483,757       0.29        7.106         613         96,751       76.83       100.00     100.00
 Townhouse                1          278,476       0.17        8.375         642        278,476       90.00         0.00     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%       40.93%     93.13%
====================================================================================================================================


                                                        DISTRIBUTION BY STATE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
    STATE             OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 CA                     198     $ 72,413,490      43.91%       6.742%        637       $365,725       85.11%      27.48%      95.55%
 FL                     153       26,901,047      16.31        7.593         617        175,824       89.43       58.29       93.10
 IL                      32        8,458,433       5.13        8.113         605        264,326       84.99       56.93       98.58
 NY                      20        8,356,107       5.07        7.228         620        417,805       89.78       23.69       89.84
 MD                      28        7,328,005       4.44        7.675         614        261,714       89.04       31.78       88.73
 MI                      56        6,254,581       3.79        8.213         596        111,689       85.32       75.45       86.88
 AZ                      22        2,995,693       1.82        6.542         657        136,168       88.89       61.78       88.46
 OH                      30        2,839,435       1.72        7.913         616         94,648       91.60       61.07       66.37
 MA                       9        2,695,361       1.63        7.302         634        299,485       81.60       30.83      100.00
 TX                      20        2,420,557       1.47        7.951         604        121,028       90.15       59.32       81.15
 Other                  149       24,241,658      14.70        7.751         613        162,696       87.73       50.39       92.28
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%      40.93%      93.13%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                      DISTRIBUTION BY ZIP CODE

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
   ZIP CODE           OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 95122                    4     $  1,483,625       0.90%       6.210%        625       $370,906       85.31%       27.57%    100.00%
 92592                    3        1,285,592       0.78        7.115         675        428,531       93.06         0.00     100.00
 95123                    3        1,277,651       0.77        5.767         670        425,884       88.68        34.44     100.00
 94531                    3        1,263,241       0.77        7.003         578        421,080       81.38        39.52     100.00
 94551                    3        1,184,541       0.72        6.615         587        394,847       84.46        41.91     100.00
 91910                    3        1,128,746       0.68        6.529         610        376,249       84.47        33.43     100.00
 94541                    3        1,123,347       0.68        7.309         638        374,449       88.60         0.00     100.00
 94513                    3        1,080,836       0.66        7.051         619        360,279       81.77        34.50     100.00
 94565                    3        1,078,765       0.65        6.275         666        359,588       83.28         0.00     100.00
 33027                    3        1,013,702       0.61        6.807         623        337,901       84.28       100.00     100.00
 Other                  686      152,984,322      92.77        7.313         625        223,009       86.90        41.75      92.60
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%       40.93%     93.13%
====================================================================================================================================


                                                     DISTRIBUTION BY ORIGINATOR
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  ORIGINATOR          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Argent                 462     $101,339,801      61.45%       7.067%        622       $219,350       90.22%      42.71%      89.55%
 First NLC              255       63,564,567      38.55        7.580         630        249,273       81.38       38.07       98.85
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%      40.93%      93.13%
====================================================================================================================================


                                            DISTRIBUTION BY REMAINING MONTHS TO MATURITY
                                                  PCT. OF     WEIGHTED                              WEIGHTED
  REMAINING                                       POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
  MONTHS TO            NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  MATURITY            OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 1 - 180                  1     $     92,670       0.06%       6.500%        620       $ 92,670       90.00%      100.00%      0.00%
 181 - 240                1           67,757       0.04        7.600         629         67,757       80.00       100.00     100.00
 241 - 360              715      164,743,942      99.90        7.265         625        230,411       86.81        40.87      93.18
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%       40.93%     93.13%
====================================================================================================================================


                                                  DISTRIBUTION BY AMORTIZATION TYPE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
 AMORTIZATION          NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
     TYPE             OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 2 Year ARM             447     $ 97,052,198      58.85%       7.210%        618       $217,119       89.49%       46.59%     91.80%
 2 Year ARM IO           18        6,996,586       4.24        6.636         671        388,699       79.01        21.19     100.00
 3 Year ARM             208       43,665,765      26.48        7.704         621        209,932       85.46        47.60      92.29
 3 Year ARM IO           44       17,189,820      10.42        6.712         658        390,678       78.31         0.00     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%       40.93%     93.13%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                    DISTRIBUTION BY PERIODIC CAP

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
 PERIODIC CAP         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
  1.00%                 717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%       40.93%     93.13%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%       40.93%     93.13%
====================================================================================================================================


                                                DISTRIBUTION BY MONTHS TO RATE RESET
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
  MONTHS TO            NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  RATE RESET          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 12 - 24                465     $104,048,784      63.10%       7.172%        621       $223,761       88.79%       44.88%     92.35%
 25 - 36                252       60,855,584      36.90        7.424         631        241,490       83.44        34.16      94.47
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%       40.93%     93.13%
====================================================================================================================================


                                                  DISTRIBUTION BY LIFE MAXIMUM RATE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
 LIFE MAXIMUM RATE    OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 12.99% & Below         193     $ 55,603,622      33.72%       6.291%        641       $288,102       88.80%       40.72%     93.10%
 13.00 - 13.49%         102       27,084,828      16.42        6.855         638        265,538       86.54        35.58      90.36
 13.50 - 13.99%         121       29,043,573      17.61        7.319         621        240,030       86.49        35.35      92.21
 14.00 - 14.49%          85       16,621,849      10.08        7.651         629        195,551       84.84        20.01      92.13
 14.50 - 14.99%          64       13,096,060       7.94        8.130         595        204,626       85.12        50.57      97.91
 15.00 - 15.49%          18        5,278,707       3.20        8.366         609        293,261       83.63        42.89      90.53
 15.50 - 15.99%          12        3,993,127       2.42        8.752         608        332,761       82.53        30.98      98.39
 16.00% & Above         122       14,182,601       8.60        9.672         578        116,251       86.47        81.03      96.74
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                  717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%       40.93%     93.13%
====================================================================================================================================


                                                       DISTRIBUTION BY MARGIN
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
    MARGIN            OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 4.999 & Below          146     $ 27,794,233      16.85%       7.213%        620       $190,371       89.05%       34.69%     83.00%
 5.000 - 5.499            8        3,146,805       1.91        5.433         702        393,351       79.59        39.23     100.00
 5.500 - 5.999           61       20,167,192      12.23        6.611         631        330,610       84.31        23.86      97.23
 6.000 - 6.499          263       61,245,875      37.14        6.958         632        232,874       89.14        43.46      91.53
 6.500 - 6.999           70       21,365,767      12.96        6.990         630        305,225       85.32        38.19      99.42
 7.000 % Above          169       31,184,496      18.91        8.709         601        184,524       83.61        54.58      97.66
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 717     $164,904,369     100.00%       7.265%        625       $229,992       86.81%       40.93%     93.13%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       GROUP III FIXED RATE MORTGAGE LOANS

          ------------------------------------------- ----------------
          Scheduled Principal Balance(1):                 $81,802,700
          Number of Mortgage Loans:                               464
          Avg. Scheduled Principal Balance:                  $176,299
          Wtd. Avg. Gross Coupon:                              6.662%
          Wtd. Avg. Net Coupon(2):                             6.159%
          Wtd. Avg. Original FICO Score:                          654
          Wtd. Avg. Combined Original LTV Ratio(3):            79.76%
          Wtd. Avg. Std. Remaining Term (Mo.):                    347
          Wtd. Avg. Seasoning (Mo.):                                2
          Wtd. Avg. Months to Roll(4):                            N/A
          Wtd. Avg. Gross Margin(4):                              N/A
          Wtd. Avg. Initial Rate Cap(4):                          N/A
          Wtd. Avg. Periodic Rate Cap(4):                         N/A
          Wtd. Avg. Gross Max. Lifetime Rate(4):                  N/A
          ------------------------------------------- ----------------

(1) All percentages of mortgage loans are based on their scheduled principal balances as of the Cut-Off Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

(3) Calculated using LTV ratio with respect to first lien loans and combined LTV ratio with respect to second lien loans.

(4)  Represents the weighted average of the adjustable rate mortgage loans.


                                              DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                  PCT. OF     WEIGHTED                              WEIGHTED
    CURRENT                                       POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
   PRINCIPAL           NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
    BALANCE           OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 $50,000 & Below         69     $  2,189,662       2.68%      12.270%        647       $ 31,734       99.73%       20.82%    100.00%
 $50,001 - $75,000       94        6,230,614       7.62        9.077         618         66,283       84.10        64.85      86.32
 $75,001 - $100,000      83        7,135,831       8.72        8.147         616         85,974       82.27        79.92      85.20
 $100,001 - $125,000     27        2,986,492       3.65        7.679         622        110,611       81.36        81.56      91.98
 $125,001 - $150,000     30        4,067,026       4.97        6.974         613        135,568       82.78        80.54      89.90
 $150,001 - $200,000     22        3,921,033       4.79        7.591         610        178,229       82.69        76.40      95.88
 $200,001 - $250,000      7        1,606,300       1.96        6.050         611        229,471       78.80        86.52     100.00
 $250,001 - $300,000      2          538,673       0.66        6.367         642        269,337       85.21       100.00     100.00
 $300,001 - $350,000     22        7,519,474       9.19        6.254         650        341,794       81.18        77.62     100.00
 $350,001 - $400,000     48       17,862,684      21.84        5.903         663        372,139       79.30        89.73      95.98
 $400,001 & Above        60       27,744,912      33.92        5.650         687        462,415       75.38        92.18      91.96
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
====================================================================================================================================


                                                    DISTRIBUTION BY CURRENT RATE

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
     CURRENT RATE     OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 5.99% & Below          123     $ 43,208,623      52.82%       5.531%        680       $351,290       75.18%       93.98%     98.50%
 6.00 - 6.49%            40        9,500,256      11.61        6.200         638        237,506       77.98        79.08      90.39
 6.50 - 6.99%            50        9,110,624      11.14        6.737         632        182,212       84.66        85.69      84.26
 7.00 - 7.49%            34        3,917,374       4.79        7.224         624        115,217       83.12        85.30      73.59
 7.50 - 7.99%            44        4,930,354       6.03        7.743         595        112,053       84.35        89.68      79.69
 8.00 - 8.49%            18        1,789,569       2.19        8.236         596         99,421       83.26       100.00      88.23
 8.50 - 8.99%            17        1,676,640       2.05        8.735         553         98,626       76.12        80.68      82.46
 9.00% & Above          138        7,669,260       9.38       11.722         645         55,574       97.19        18.81      98.25
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                        DISTRIBUTION BY FICO

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
 CREDIT SCORE         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 740 & Above             23     $  9,083,692      11.10%       5.556%        770       $394,943       75.13%       99.26%     94.96%
 720 - 739               16        5,037,238       6.16        5.966         729        314,827       79.53        79.64     100.00
 700 - 719               30        6,857,254       8.38        6.292         708        228,575       82.21        82.94      88.38
 680 - 699               25        6,214,101       7.60        6.210         692        248,564       73.63        73.03      90.31
 660 - 679               31        5,352,722       6.54        6.814         669        172,668       84.94        69.27      88.99
 640 - 659               89       12,408,301      15.17        7.321         652        139,419       85.15        72.83      94.20
 620 - 639               80       11,754,786      14.37        6.833         630        146,935       80.47        72.93      91.92
 600 - 619               60        9,316,628      11.39        6.952         611        155,277       80.20        90.11      90.16
 580 - 599               33        5,145,413       6.29        6.737         592        155,922       80.20        96.79      94.56
 560 - 579               26        4,465,919       5.46        6.833         569        171,766       77.19       100.00      98.48
 540 - 559               25        3,336,370       4.08        6.907         555        133,455       74.73        93.51      94.00
 520 - 539               19        2,104,973       2.57        7.535         532        110,788       72.07       100.00      95.84
 500 - 519                7          725,303       0.89        8.627         509        103,615       78.70        87.99     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
====================================================================================================================================


                                                     DISTRIBUTION BY LIEN STATUS
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
     LIEN             OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 First Lien             335     $ 74,809,653      91.45%       6.168%        654       $223,312       77.94%       90.24%     92.42%
 Second Lien            129        6,993,047       8.55       11.952         654         54,210       99.15        10.96     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
====================================================================================================================================


                                                DISTRIBUTION BY COMBINED ORIGINAL LTV
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
    COMBINED           NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  ORIGINAL LTV        OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 60.00 % Below           27     $  4,603,378       5.63%       6.200%        640       $170,495       47.58%       76.39%     87.29%
 60.01 - 70.00%          58       13,334,604      16.30        5.883         654        229,907       65.74        90.93      96.75
 70.01 - 80.00%         119       29,566,020      36.14        5.972         656        248,454       76.69        95.04      96.95
 80.01 - 85.00%          32        6,256,045       7.65        6.343         646        195,501       84.67        92.64      88.50
 85.01 - 90.00%          55       11,624,113      14.21        6.512         662        211,348       89.54        87.69      74.72
 90.01 - 95.00%          52        9,749,264      11.92        6.824         651        187,486       94.78        80.69      99.08
 95.01 - 100.00%        121        6,669,275       8.15       11.925         654         55,118       99.95        10.17     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.



                                                    DISTRIBUTION BY ORIGINAL LTV
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  ORIGINAL LTV        OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 60.00 % Below          155     $ 11,523,492      14.09%       9.655%        649       $ 74,345       78.92%       37.17%     94.92%
 60.01 - 70.00%          58       13,334,604      16.30        5.883         654        229,907       65.74        90.93      96.75
 70.01 - 80.00%         119       29,566,020      36.14        5.972         656        248,454       76.69        95.04      96.95
 80.01 - 85.00%          32        6,256,045       7.65        6.343         646        195,501       84.67        92.64      88.50
 85.01 - 90.00%          55       11,624,113      14.21        6.512         662        211,348       89.54        87.69      74.72
 90.01 - 95.00%          45        9,498,425      11.61        6.669         651        211,076       94.78        81.90      99.06
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
====================================================================================================================================


                                                    DISTRIBUTION BY DOCUMENTATION
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  DOCUMENTATION       OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Full                   330     $ 68,275,417      83.46%       6.215%        653       $206,895       78.17%      100.00%     93.36%
 Stated                 119        9,231,183      11.28       10.268         656         77,573       94.54         0.00      93.69
 Limited                 15        4,296,100       5.25        6.029         664        286,407       73.16         0.00      87.10
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
====================================================================================================================================


                                                    DISTRIBUTION BY LOAN PURPOSE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
      PURPOSE         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Purchase New           161     $ 16,266,635      19.89%       8.518%        684       $101,035       89.53%       55.91%     88.77%
 Refi - Cash Out        261       54,973,953      67.20        6.276         635        210,628       78.18        90.17      93.01
 Refi - No Cash Out      42       10,562,112      12.91        5.816         710        251,479       72.89        91.02     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
====================================================================================================================================


                                                  DISTRIBUTION BY OCCUPANCY STATUS
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
    OCCUPANCY         OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Owner Occupied         426     $ 76,134,099      93.07%       6.636%        654       $178,719       79.61%       83.73%    100.00%
 Investment              37        5,550,279       6.78        7.004         660        150,008       81.70        79.52       0.00
 Second Home              1          118,322       0.14        7.450         594        118,322       79.80       100.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                   DISTRIBUTION BY PROPERTY TYPE

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
 PROPERTY TYPE        OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 SFR                    405     $ 73,049,319      89.30%       6.587%        654       $180,369       78.64%       83.80%     93.83%
 Condo                   18        3,099,203       3.79        6.678         673        172,178       88.91        84.82     100.00
 PUD                     20        2,631,460       3.22        7.912         645        131,573       94.05        84.77     100.00
 2-4 Unit                13        2,456,585       3.00        7.089         651        188,968       86.25        72.12      59.44
 Manufactured Housing     7          532,217       0.65        8.457         600         76,031       78.27        80.48      68.49
 Townhouse                1           33,917       0.04       12.250         677         33,917       99.97         0.00     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
====================================================================================================================================


                                                        DISTRIBUTION BY STATE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
    STATE             OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 CA                     163     $ 41,584,358      50.83%       6.362%        672       $255,119       78.84%       77.60%     95.65%
 FL                     120       13,453,471      16.45        7.260         616        112,112       81.24        94.26      93.60
 NY                      15        6,336,997       7.75        6.268         662        422,466       81.38        77.16      87.73
 TX                      21        2,977,370       3.64        6.627         663        141,780       72.08        90.78      92.33
 PA                       7        1,765,822       2.16        6.580         623        252,260       80.37       100.00      94.57
 MA                       7        1,750,595       2.14        6.196         688        250,085       84.74        91.36     100.00
 CT                       7        1,672,065       2.04        6.730         622        238,866       73.26       100.00      75.22
 OH                      17        1,553,652       1.90        7.494         600         91,391       89.32       100.00      76.11
 AZ                      16        1,536,054       1.88        6.695         688         96,003       80.15        88.63     100.00
 WA                       5        1,310,250       1.60        5.803         622        262,050       78.76       100.00     100.00
 Other                   86        7,862,067       9.61        7.641         633         91,419       81.96        82.29      85.87
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
====================================================================================================================================


                                                      DISTRIBUTION BY ZIP CODE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
     ZIP              OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 93010                    3     $  1,522,292       1.86%       5.527%        713       $507,431       77.25%       72.27%    100.00%
 92833                    2          992,764       1.21        5.374         695        496,382       78.28       100.00     100.00
 90740                    2          962,206       1.18        5.396         669        481,103       63.98       100.00     100.00
 92336                    2          708,403       0.87        6.300         579        354,202       87.73       100.00     100.00
 85737                    1          584,291       0.71        5.400         765        584,291       80.00       100.00     100.00
 90746                    2          557,912       0.68        6.136         624        278,956       81.36       100.00     100.00
 11421                    1          531,072       0.65        6.700         737        531,072       95.00       100.00     100.00
 10956                    1          525,854       0.64        5.550         710        525,854       85.00       100.00     100.00
 92020                    1          518,631       0.63        5.500         709        518,631       77.61       100.00     100.00
 94114                    1          499,502       0.61        6.000         560        499,502       71.43       100.00     100.00
 Other                  448       74,399,772      90.95        6.757         652        166,071       79.87        82.39      92.38
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                     DISTRIBUTION BY ORIGINATOR

                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  ORIGINATOR          OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Argent                 324     $ 71,020,395      86.82%       6.164%        655       $219,199       77.98%       91.18%     92.02%
 First NLC              140       10,782,306      13.18        9.944         648         77,016       91.42        32.62     100.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
====================================================================================================================================


                                            DISTRIBUTION BY REMAINING MONTHS TO MATURITY
                                                  PCT. OF     WEIGHTED                              WEIGHTED
  REMAINING                                       POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
  MONTHS TO            NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
  MATURITY            OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 1 - 180                 57     $  4,184,202       5.11%       8.189%        644       $ 73,407       79.31%       73.62%    100.00%
 181 - 240               16        1,445,097       1.77        7.269         618         90,319       69.48        92.85     100.00
 241 - 360              391       76,173,401      93.12        6.567         656        194,817       79.97        83.83      92.56
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
====================================================================================================================================


                                                  DISTRIBUTION BY AMORTIZATION TYPE
                                                  PCT. OF     WEIGHTED                              WEIGHTED
                                                  POOL BY       AVG.                      AVG.     AVG. ORIG.      PCT.       PCT.
 AMORTIZATION          NUMBER      PRINCIPAL     PRINCIPAL     GROSS       WEIGHTED    PRINCIPAL    COMBINED       FULL       OWNER
     TYPE             OF LOANS      BALANCE       BALANCE      COUPON     AVG. FICO     BALANCE        LTV       LOAN DOC   OCCUPIED
------------------------------------------------------------------------------------------------------------------------------------
 Fixed                  464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                 464     $ 81,802,700     100.00%       6.662%        654       $176,299       79.76%       83.46%     93.07%
====================================================================================================================================



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

AVAILABLE FUNDS CAP SCHEDULE.(1)(2) The information in the following table has been prepared in accordance with the following assumptions (i) One-Month LIBOR and six-month LIBOR remain constant at 20.00%, and (ii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage.


                CLASS A-1    CLASS A-2    CLASS A-3     CLASS M     CLASS B
                AVAILABLE    AVAILABLE    AVAILABLE    AVAILABLE   AVAILABLE
DISTRIBUTION      FUNDS        FUNDS        FUNDS        FUNDS       FUNDS
    DATE         CAP (%)      CAP (%)      CAP (%)      CAP (%)     CAP (%)
--------------------------------------------------------------------------------
   Aug-04        10.5665      7.8684        7.8495      7.5911      10.9708
   Sep-04        10.0110      6.5996        6.5831      6.3652      10.4286
   Oct-04        10.0104      6.8262        6.8084      6.5758      10.4286
   Nov-04        10.0111      6.6109        6.5932      6.3623      10.4286
   Dec-04        10.0105      6.8388        6.8199      6.5731      10.4286
   Jan-05        10.0111      6.6241        6.6054      6.3599      10.4286
   Feb-05        10.0111      6.6315        6.6124      6.3589      10.4286
   Mar-05        10.0091      7.3539        7.3323      7.0392      10.4286
   Apr-05        10.0112      6.6482        6.6284      6.3572      10.4286
   May-05        10.0105      6.8804        6.8597      6.5684      10.4286
   Jun-05        10.0111      6.6676        6.6474      6.3560      10.4286
   Jul-05        10.0105      6.9020        6.8811      6.5674      10.4286
   Aug-05        10.0111      6.6902        6.6699      6.3553      10.4286
   Sep-05        10.0111      6.7026        6.6822      6.3551      10.4286
   Oct-05        10.0104      6.9404        6.9193      6.5666      10.4286
   Nov-05        10.0111      6.7292        6.7088      6.3545      10.4286
   Dec-05        10.0104      6.9694        6.9482      6.5661      10.4286
   Jan-06        10.0110      6.7588        6.7383      6.3540      10.4286
   Feb-06        10.0110      6.7748        6.7543      6.3538      10.4286
   Mar-06        10.0088      7.5225        7.4997      7.0342      10.4286
   Apr-06        10.0109      6.8097        6.7891      6.3532      10.4286
   May-06        10.0102      7.0659        7.0470      6.5709      10.4286
   Jun-06         9.9995      7.7805        7.7453      7.1999      10.4286
   Jul-06        10.0084      8.0905        8.0434      7.4568      10.4286
   Aug-06        10.0091      7.8564        7.8138      7.2165      10.4286
   Sep-06        10.0090      7.8851        7.8423      7.2155      10.4286
   Oct-06        10.0082      8.1804        8.1361      7.4549      10.4286
   Nov-06        10.0088      7.9512        7.9089      7.2154      10.4286
   Dec-06         9.9967      8.6781        8.6695      7.8441      10.4285
   Jan-07         9.9976      8.4523        8.4301      7.5957      10.4285
   Feb-07         9.9977      8.4957        8.4741      7.5948      10.4285
   Mar-07         9.9951      9.4601        9.4354      8.4071      10.4285
   Apr-07         9.9979      8.5930        8.5698      7.5922      10.4286
   May-07         9.9971      8.9417        8.9193      7.8481      10.4285
   Jun-07         9.9954      9.7532        9.4390      8.3724      10.4285
   Jul-07        10.2957     10.5936       10.4399      8.9507      10.4285
   Aug-07        45.0105     45.3015       45.1572      8.6622      10.4285
   Sep-07        12.5455     12.8367       12.6923      8.6599      10.4285
   Oct-07        12.8385     13.1396       12.9903      8.9462      10.4210
   Nov-07        12.3177     12.6120       12.4694      8.6581      10.4285
   Dec-07        13.3282     13.5695       13.3162      9.4936      10.4284
   Jan-08        12.8358     13.1732       12.9858      9.2883      10.4285
   Feb-08        12.7340     13.0727       12.8874      9.2866      10.4285
   Mar-08        13.5081     13.8704       13.6722      9.9241      10.4284
   Apr-08        12.5381     12.8773       12.6918      9.2811      10.4285
   May-08        12.8946     13.2481       13.0584      9.5905      10.4285
   Jun-08        13.1450     13.4272       13.1413      9.8070      10.4284
   Jul-08        13.6229     14.0213       13.7852     10.2372      10.4284
   Aug-08        13.1791     13.5661       13.3396      9.9049      10.4284
   Sep-08        13.1758     13.5630       13.3364      9.9017      10.4284
   Oct-08        13.6124     14.0128       13.7786     10.2285      10.4284



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                CLASS A-1    CLASS A-2    CLASS A-3     CLASS M     CLASS B
                AVAILABLE    AVAILABLE    AVAILABLE    AVAILABLE   AVAILABLE
DISTRIBUTION      FUNDS        FUNDS        FUNDS        FUNDS       FUNDS
    DATE         CAP (%)      CAP (%)      CAP (%)      CAP (%)     CAP (%)
--------------------------------------------------------------------------------
   Nov-08        13.1691      13.5576      13.3321      9.8961      10.4284
   Dec-08        13.8086      14.2337      13.8980      10.3870     10.3870
   Jan-09        13.3954      13.9042      13.6403      10.1458     10.1458
   Feb-09        13.3919      13.9016      13.6389      10.1431     10.1431
   Mar-09        14.8259      15.3905      15.0996      11.2262     11.2262
   Apr-09        13.3850      13.8951      13.6322      10.1364     10.1364
   May-09        13.8286      14.3567      14.0863      10.4716     10.4716
   Jun-09        13.5730      14.1049      13.7444      10.2865     10.2865
   Jul-09        14.0621      14.7115      14.4009      10.7254     10.7254
   Aug-09        13.6041      14.2333      13.9339      10.3765     10.3765
   Sep-09        13.6006      14.2299      13.9304      10.3730     10.3730
   Oct-09        14.0512      14.7016      14.3920      10.7151     10.7151
   Nov-09        13.5935      14.2231      13.9234      10.3659     10.3659
   Dec-09        14.0445      14.6957      14.3853      10.7084     10.7084
   Jan-10        13.5870      14.2173      13.9169      10.3594     10.3594
   Feb-10        13.5835      14.2140      13.9135      10.3559     10.3559
   Mar-10        15.0381      15.7362      15.4035      11.4616     11.4616
   Apr-10        13.5766      14.2073      13.9067      10.3489     10.3489
   May-10        14.0266      14.6784      14.3677      10.6902     10.6902
   Jun-10        13.5698      14.2007      13.9000      10.3419     10.3419
   Jul-10        14.0196      14.6716      14.3608      10.6830     10.6830
   Aug-10        13.5630      14.1941      13.8933      10.3349     10.3349
   Sep-10        13.5597      14.1909      13.8900      10.3315     10.3315
   Oct-10        14.0092      14.6615      14.3506      10.6723     10.6723
   Nov-10        13.5530      14.1844      13.8835      10.3245     10.3245
   Dec-10        14.0023      14.6549      14.3439      10.6651     10.6651
   Jan-11        13.5464      14.1781      13.8771      10.3176     10.3176
   Feb-11        13.5432      14.1749      13.8739      10.3142     10.3142
   Mar-11        14.9937      15.6933      15.3599      11.4155     11.4155
   Apr-11        13.5367      14.1687      13.8675      10.3073     10.3073
   May-11        12.8987      13.5518      13.2406      10.6474     10.6474
   Jun-11        11.1898      11.8221      11.5209      10.3005     10.3005
   Jul-11        11.5704      12.2238      11.9125      10.6403     10.6403
   Aug-11        11.2029      11.8354      11.5341      10.2937     10.2937
   Sep-11        11.2099      11.8425      11.5412      10.2903     10.2903
   Oct-11        11.5921      12.2458      11.9345      10.6298     10.6298
   Nov-11        11.1932      11.8260      11.5247      10.2835     10.2835
   Dec-11        11.5767      12.2307      11.9193      10.6228     10.6228
   Jan-12        11.2118      11.8449      11.5435      10.2768     10.2768
   Feb-12        11.2217      11.8548      11.5535      10.2734     10.2734
   Mar-12        12.0086      12.6855      12.3633      10.9783     10.9783
   Apr-12        11.2426      11.8760      11.5746      10.2667     10.2667
   May-12        11.6298      12.2844      11.9729      10.6055     10.6055
   Jun-12        11.2652      11.8988      11.5974      10.2600     10.2600
   Jul-12        11.6540      12.3088      11.9974      10.5986     10.5986
   Aug-12        11.2895      11.9233      11.6219      10.2534     10.2534
   Sep-12        11.3023      11.9363      11.6349      10.2501     10.2501
   Oct-12        11.6938      12.3490      12.0375      10.5884     10.5884
   Nov-12        11.3294      11.9636      11.6622      10.2435     10.2435
   Dec-12        11.7228      12.3783      12.0668      10.5816     10.5816
   Jan-13        11.3585      11.9930      11.6916      10.2370     10.2370
   Feb-13        11.3739      12.0084      11.7071      10.2337     10.2337
   Mar-13        12.6132      13.3159      12.9823      11.3266     11.3266
   Apr-13        11.4062      12.0410      11.7397      10.2272     10.2272
   May-13        11.8050      12.4611      12.1497      10.5648     10.5648
   Jun-13        11.4408      12.0759      11.7746      10.2207     10.2207



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                CLASS A-1    CLASS A-2    CLASS A-3     CLASS M     CLASS B
                AVAILABLE    AVAILABLE    AVAILABLE    AVAILABLE   AVAILABLE
DISTRIBUTION      FUNDS        FUNDS        FUNDS        FUNDS       FUNDS
    DATE         CAP (%)      CAP (%)      CAP (%)      CAP (%)     CAP (%)
--------------------------------------------------------------------------------
   Jul-13        11.8420      12.4984      12.1870      10.5581     10.5581
   Aug-13        11.4886      12.1240      11.8227      10.2143     10.2143
   Sep-13        11.5291      12.1645      11.8633      10.2111     10.2111
   Oct-13        11.9574      12.6142      12.3029      10.5482     10.5482
   Nov-13        11.6137      12.2494      11.9482      10.2047     10.2047
   Dec-13        12.0475      12.7045      12.3933      10.5416     10.5416
   Jan-14        11.7035      12.3395      12.0383      10.1984     10.1984
   Feb-14        11.7504      12.3865      12.0854      10.1952     10.1952
   Mar-14        13.0660      13.7705      13.4372      11.2841     11.2841
   Apr-14        11.8485      12.4849      12.1839      10.1889     10.1889
   May-14        12.2974      12.9551      12.6441      10.5253     10.5253
   Jun-14        11.9525      12.5892      12.2883      10.1827     10.1827
   Jul-14        12.4081      13.0661      12.7552      10.5189     10.5189
   Aug-14        12.0628      12.6998      12.3990      10.1764     10.1764
   Sep-14        12.1205      12.7575      12.4568      10.1734     10.1734
   Oct-14        12.5868      13.2453      12.9345      10.5093     10.5093
   Nov-14        12.2409      12.8783      12.5776      10.1672     10.1672
   Dec-14        12.7149      13.3737      13.0631      10.5029     10.5029
   Jan-15        12.3686      13.0062      12.7057      10.1611     10.1611
   Feb-15        12.4353      13.0730      12.7726      10.1580     10.1580
   Mar-15        13.8468      14.5531      14.2205      11.2430     11.2430
   Apr-15        12.5746      13.2127      12.9123      10.1520     10.1520
   May-15        13.0699      13.7294      13.4191      10.4873        -
   Jun-15        12.7222      13.3606      13.0604      10.1460        -
   Jul-15        13.2270      13.8868      13.5767      10.4811        -
   Aug-15        12.8787      13.5174      13.2173      10.1400        -
   Sep-15        12.9604      13.5992      13.2993      10.1370        -
   Oct-15        13.4804      14.1406      13.8307      10.4719        -
   Nov-15        13.1311      13.7702      13.4704      10.1311        -
   Dec-15        13.6619      14.3225      14.0128      10.4658        -
   Jan-16        13.3120      13.9514      13.6518      10.1253        -
   Feb-16        13.4064      14.0460      13.7464      10.1224        -
   Mar-16        14.4370      15.1209      14.8008      10.8174        -
   Apr-16        13.6037      14.2436      13.9442      10.1166        -
   May-16        14.1646      14.8260      14.5167      10.4508        -
   Jun-16        13.8127      14.4529      14.1537      10.1108        -
   Jul-16        14.3869      15.0486      14.7396      10.4449        -
   Aug-16        14.0341      14.6746      14.3757      10.1051        -
   Sep-16        14.1497      14.7904      14.4915      10.1023        -
   Oct-16        14.7454      15.4076      15.0989      10.4361        -
   Nov-16        14.3912      15.0322      14.7336      10.0967        -
   Dec-16        15.0022      15.6648      15.3563      10.4303        -
   Jan-17        14.6470      15.2884      14.9900      10.0911        -
   Feb-17        14.7806      15.4222      15.1239      10.0883        -
   Mar-17        16.5199      17.2304      16.9003      11.1662        -
   Apr-17        15.0597      15.7016      15.4035      10.0828        -
   May-17        15.7133      16.3768      16.0689      10.4161        -
   Jun-17        15.3553      15.9976      15.6997      10.0774        -
   Jul-17        16.0278      16.6916      16.3840      10.4105        -
   Aug-17        15.6686      16.3112      16.0136      10.0720        -
   Sep-17        15.8322      16.4750      16.1775      10.0693        -



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                CLASS A-1    CLASS A-2    CLASS A-3     CLASS M     CLASS B
                AVAILABLE    AVAILABLE    AVAILABLE    AVAILABLE   AVAILABLE
DISTRIBUTION      FUNDS        FUNDS        FUNDS        FUNDS       FUNDS
    DATE         CAP (%)      CAP (%)      CAP (%)      CAP (%)     CAP (%)
--------------------------------------------------------------------------------
   Oct-17        16.5350      17.1995      16.8922      10.4022        -
   Nov-17        16.1739      16.8171      16.5199      10.0640        -
   Dec-17        16.8986      17.5634      17.2564      10.3967        -
   Jan-18        16.5361      17.1796      16.8827      10.0587        -
   Feb-18        16.7252      17.3689      17.0722      10.0561        -
   Mar-18        18.7364      19.4493      19.1209      11.1306        -
   Apr-18        17.2043      17.8485      17.5520         -           -
   May-18        18.1655      18.8313      18.5251         -           -
   Jun-18        17.9808      18.6253      18.3292         -           -
   Jul-18        19.0297      19.6958      19.3900         -           -
   Aug-18        18.8836      19.5285      19.2326         -           -
   Sep-18        19.3917      20.0368      19.7411         -           -
   Oct-18        20.6101      21.2769      20.9715         -           -
   Nov-18        20.5463      21.1918      20.8964         -           -
   Dec-18        21.9133      22.5805      22.2755         -           -
   Jan-19        21.9289      22.5748      22.2798         -           -
   Feb-19        22.7270      23.3731      23.0783         -           -
   Mar-19        26.1452      26.8608      26.5345         -           -
   Apr-19        24.5959      25.2425      24.9479         -           -
   May-19        26.5619         -         26.9261         -           -
   Jun-19        27.0382         -         27.3910         -           -
   Jul-19        29.5160         -         29.8681         -           -
   Aug-19        30.2146         -         30.5531         -           -
   Sep-19        32.1087         -         32.4476         -           -
   Oct-19        35.4700         -         35.8206         -           -
   Nov-19        36.9505         -         37.2901         -           -
   Dec-19        41.4490         -         41.8003         -           -
   Jan-20        43.9844         -         44.3248         -           -
   Feb-20        48.8421         -         49.1828         -           -
   Mar-20        58.9133         -         59.2780         -           -
   Apr-20        63.5019         -         63.8434         -           -
   May-20        77.8239         -         78.1771         -           -
   Jun-20        93.1535         -         93.4958         -           -
   Jul-20       127.3207         -        127.6748         -           -
   Aug-20       184.5321         -        184.8752         -           -
   Sep-20       471.7522         -        472.0957         -           -

Notes:

(1) the Available Funds Caps indicated in the table below equal 12 times the quotient, expressed as a percentage, of (i) the aggregate of the Interest Remittance Amounts, the Unpaid Interest Amounts and the Basis Risk Carry Forward Amounts for the related classes of certificates and (ii) the Class Certificate Balances of the related classes of certificates multiplied by the quotient of 30 divided by the actual number of days in the related Interest Accrual Period;

(2)  Includes proceeds received from the caps



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

APPENDIX A

This transaction will contain a one-month LIBOR interest rate cap agreement (the "Basis Risk Interest Rate Cap") available only to pay Basis Risk Carry Forward Amounts on the Class A, Class M and Class B Certificates in the manner described herein. The Basis Risk Interest Rate Cap will have an initial notional amount of $285,467,000 and a term of 35 months and a strike rate of 1-month LIBOR, as shown below, effective up to 1-month LIBOR equal to 9.62%.

THE BASIS RISK INTEREST RATE CAP SCHEDULE

  DISTRIBUTION PERIOD (MONTHS)    NOTIONAL BALANCE ($)     STRIKE RATE (%)
  ----------------------------    --------------------     ---------------
                1                      285,467,000             6.83689
                2                      277,649,642             6.14020
                3                      269,873,813             6.36400
                4                      262,137,112             6.15122
                5                      254,437,736             6.37634
                6                      246,774,530             6.16416
                7                      239,146,971             6.17145
                8                      231,555,156             6.88534
                9                      223,999,782             6.18787
               10                      216,482,124             6.41735
               11                      209,004,012             6.20711
               12                      201,567,805             6.43885
               13                      194,176,356             6.22963
               14                      186,981,158             6.24193
               15                      179,977,015             6.47702
               16                      173,158,867             6.26848
               17                      166,521,790             6.50591
               18                      160,060,989             6.29794
               19                      153,771,795             6.31391
               20                      147,649,664             7.05300
               21                      141,690,171             6.34862
               22                      135,889,010             6.59596
               23                      130,241,986             7.38987
               24                      124,772,919             7.68803
               25                      119,448,489             7.45317
               26                      114,264,880             7.48153
               27                      109,218,379             7.77588
               28                      104,305,371             7.54510
               29                       99,522,335             8.32622
               30                       94,875,292             8.08888
               31                       90,350,980             8.13215
               32                       85,946,166             9.09868
               33                       81,657,704             8.22854
               34                       77,482,530             8.57586
               35                       73,417,661             9.36475
               36                          0.00000             0.00000



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

APPENDIX B

This transaction will contain a one-month LIBOR interest rate cap agreement (the "Class B Interest Rate Cap") available only to pay Basis Risk Carry Forward Amounts on the Class B-1, B-2, and B-3 Certificates in the manner described herein. The Interest Rate Cap will have an initial notional amount of $31,750,000 and a term of 52 months and a strike rate of 1-month LIBOR, as shown below, effective up to 1-month LIBOR equal to 8.00%.

THE CLASS B INTEREST RATE CAP SCHEDULE

DISTRIBUTION                             DISTRIBUTION
   PERIOD        NOTIONAL       STRIKE      PERIOD        NOTIONAL       STRIKE
  (MONTHS)      BALANCE ($)    RATE (%)    (MONTHS)      BALANCE ($)    RATE (%)
--------------------------------------------------------------------------------
      1         31,750,000     4.62029        36         31,750,000     6.52220
      2         31,750,000     3.93656        37         31,750,000     6.23368
      3         31,750,000     4.14720        38         31,750,000     6.23142
      4         31,750,000     3.93371        39         23,858,771     6.51775
      5         31,750,000     4.14448        40         22,718,245     6.22961
      6         31,750,000     3.93129        41         22,113,939     7.06520
      7         31,750,000     3.93026        42         21,526,690     6.85983
      8         31,750,000     4.61056        43         20,955,081     6.85816
      9         31,750,000     3.92856        44         20,398,567     7.49570
     10         31,750,000     4.13978        45         19,856,749     6.85269
     11         31,750,000     3.92737        46         19,329,239     7.16202
     12         31,750,000     4.13883        47         18,815,665     7.37862
     13         31,750,000     3.92672        48         18,316,454     7.80882
     14         31,750,000     3.92646        49         17,830,510     7.47646
     15         31,750,000     4.13803        50         17,357,385     7.47328
     16         31,750,000     3.92594        51         16,896,740     7.80005
     17         31,750,000     4.13749        52         16,448,249     7.46765
     18         31,750,000     3.92542        53                  0     0.00000
     19         31,750,000     3.92517
     20         31,750,000     4.60564
     21         31,750,000     3.92465
     22         31,750,000     4.14235
     23         31,750,000     4.77131
     24         31,750,000     5.02825
     25         31,750,000     4.78787
     26         31,750,000     4.78686
     27         31,750,000     5.02633
     28         31,750,000     4.78683
     29         31,750,000     5.41556
     30         31,750,000     5.16714
     31         31,750,000     5.16625
     32         31,750,000     5.97857
     33         31,750,000     5.16369
     34         31,750,000     5.41957
     35         31,750,000     5.94394



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     FOR ADDITIONAL INFORMATION PLEASE CALL:


--------------------------------------------------------------------------------
                                     GOLDMAN
--------------------------------------------------------------------------------

    MORTGAGE FINANCE
    Michelle Gill                              (212) 357-8721

    STRUCTURING
    Jonathan Heagle                            (212) 902-1692

    TRADING
    Kevin Gasvoda                              (212) 902-8768
    Dariush Pouraghabagher                     (212) 902-2131
    Justin Mahoney                             (212) 357-5295

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                             RATING AGENCY CONTACTS
--------------------------------------------------------------------------------

     MOODY'S
     Dhruv Mohinra                             (212) 553-4143

     STANDARD & POOR'S
     Linda Wu                                  (212) 438-1567
--------------------------------------------------------------------------------



This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                   PROSPECTUS

                          MORTGAGE-BACKED CERTIFICATES

                              MORTGAGE-BACKED NOTES
                              (Issuable in Series)

                          GS MORTGAGE SECURITIES CORP.
                                     Seller

         GS Mortgage Securities Corp. may, through one or more trusts, offer to sell mortgage-backed certificates and mortgage-backed notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

o mortgage loans or participations in mortgage loans secured by multifamily residential properties,

o loans or participations in loans secured by security interests on shares in cooperative housing corporations,

o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing, and

o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities.

         AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

         Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

         Offers of the notes or certificates, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              GOLDMAN, SACHS & CO.

                  The date of this Prospectus is July 27, 2004.

                                                                                                            PAGE
                                                                                                            ----
TABLE OF CONTENTS..............................................................................................i
PROSPECTUS SUPPLEMENT..........................................................................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................1
RISK FACTORS...................................................................................................2
   You May Have Difficulty Selling The Securities..............................................................2
   Book-Entry Securities May Delay Receipt of Payment and Reports..............................................2
   Your Return on an Investment in The Securities Is Uncertain.................................................2
   Interest Only and Principal Only Securities Involve Additional Risk.........................................3
   Subordinated Securities Involve More Risks and May Incur Losses.............................................3
   Trust or Trust Fund Assets Are the Only Source of Payments on the Securities................................4
   The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss.............4
   Financial Instruments May Not Avoid Losses..................................................................4
   Environmental Conditions Affecting Mortgaged Properties May Result in Losses................................4
   Security Interests in Manufactured Homes May Be Lost........................................................5
   Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities.........5
   The Securities Are Not Suitable Investments for All Investors...............................................6
   You May Have Income for Tax Purposes Prior to Your Receipt of Cash..........................................6
THE TRUSTS OR TRUST FUNDS......................................................................................7
   The Mortgage Loans - General................................................................................8
   Single Family and Cooperative Loans........................................................................11
   Multifamily Loans..........................................................................................11
   Manufactured Housing Contracts.............................................................................12
   Agency Securities..........................................................................................13
   Private Mortgage-Backed Securities.........................................................................19
   U.S. Government Securities.................................................................................21
   FASITS.....................................................................................................21
   Substitution of Mortgage Assets............................................................................21
   Pre-Funding and Capitalized Interest Accounts..............................................................21
USE OF PROCEEDS...............................................................................................22
THE SELLER....................................................................................................22
THE MORTGAGE LOANS............................................................................................22
   Underwriting Standards.....................................................................................22
   Qualifications of Lenders..................................................................................24
   Representations by Lenders; Repurchases....................................................................24
   Optional Purchase of Defaulted Loans.......................................................................26
DESCRIPTION OF THE SECURITIES.................................................................................26
   General....................................................................................................27
   Distributions on Securities................................................................................29
   Advances...................................................................................................31
   Reports to Securityholders.................................................................................31
   Book-Entry Registration....................................................................................32
CREDIT ENHANCEMENT............................................................................................37
   General....................................................................................................37
   Subordination..............................................................................................37
   Pool Insurance Policies....................................................................................38
   Special Hazard Insurance Policies..........................................................................40
   Bankruptcy Bonds...........................................................................................41
   FHA Insurance; VA Guarantees...............................................................................42
   FHA Insurance on Multifamily Loans.........................................................................46
   Reserve and Other Accounts.................................................................................46
   Other Insurance, Guarantees and Similar Instruments or Agreements..........................................47
   Cross Support..............................................................................................47
YIELD AND PREPAYMENT CONSIDERATIONS...........................................................................47
ADMINISTRATION................................................................................................49
   Assignment of Mortgage Assets..............................................................................49
   Payments on Mortgage Loans; Deposits to Accounts...........................................................52

                                                                                                            PAGE
                                                                                                            ----
   Sub-Servicing by Lenders...................................................................................54
   Collection Procedures......................................................................................55
   Hazard Insurance...........................................................................................57
   Realization Upon Defaulted Mortgage Loans..................................................................58
   Servicing and Other Compensation and Payment of Expenses...................................................60
   Evidence as to Compliance..................................................................................61
   Certain Matters Regarding the Master Servicer and Us.......................................................61
   Events of Default; Rights Upon Event of Default............................................................62
   The Trustee................................................................................................65
   Duties of the Trustee......................................................................................65
   Resignation of Trustee.....................................................................................66
   Amendment..................................................................................................66
   Termination; Optional Termination..........................................................................67
LEGAL ASPECTS OF THE MORTGAGE LOANS...........................................................................68
   General....................................................................................................68
   Foreclosure/Repossession...................................................................................72
   Rights Of Redemption.......................................................................................75
   Anti-Deficiency Legislation And Other Limitations On Lenders...............................................76
   Due-On-Sale Clauses........................................................................................77
   Prepayment Charges.........................................................................................78
   Subordinate Financing......................................................................................78
   Applicability of Usury Laws................................................................................79
   Servicemembers Civil Relief Act and the California Military and Veterans Code..............................79
   Product Liability and Related Litigation...................................................................80
   Environmental Considerations...............................................................................81
   Forfeiture for Drug, RICO and Money Laundering Violations..................................................82
   Other Legal Considerations.................................................................................83
FEDERAL INCOME TAX CONSEQUENCES...............................................................................83
   General....................................................................................................84
   Tax Treatment of REMIC Regular Interests, FASIT Regular Interests, and Other Debt Instruments..............84
   Tax Treatment of Holders of FASIT Regular Interests........................................................85
   OID........................................................................................................86
   Market Discount............................................................................................90
   Amortizable Premium........................................................................................91
   Consequences of Realized Losses............................................................................91
   Gain or Loss on Disposition................................................................................92
   Taxation of Certain Foreign Holders of Debt Instruments....................................................93
   Backup Withholding.........................................................................................94
   Reporting and Tax Administration...........................................................................94
   Tax Treatment of REMIC Residual Interests..................................................................95
   Special Considerations for Certain Types of Investors......................................................99
   Treatment by the REMIC of OID, Market Discount, and Amortizable Premium...................................102
   REMIC-Level Taxes.........................................................................................102
   REMIC Qualification.......................................................................................102
   FASIT Securities..........................................................................................103
   FASIT Qualification.......................................................................................103
   Tax Information Reporting of FASIT Securities.............................................................104
   Grantor Trusts............................................................................................104
   Tax Treatment of the Grantor Trust Security...............................................................104
   Treatment of Pass-Through Securities......................................................................105
   Treatment of Strip Securities.............................................................................105
   Determination of Income with Respect to Strip Securities..................................................107
   Purchase of Complementary Classes of Strip Securities.....................................................108
   Possible Alternative Characterizations of Strip Securities................................................108
   Limitations on Deductions With Respect to Strip Securities................................................109
   Sale of a Grantor Trust Security..........................................................................109
   Taxation of Certain Foreign Holders of Grantor Trust Securities...........................................109
   Backup Withholding of Grantor Trust Securities............................................................110
   Reporting and Tax Administration of Grantor Trust Securities..............................................110
   Taxation of Owners of Owner Trust Securities..............................................................110
   Partnership Taxation......................................................................................111
   Discount and Premium of Mortgage Loans....................................................................112

                                                                                                            PAGE
                                                                                                            ----
   Section 708 Termination...................................................................................112
   Gain or Loss on Disposition of Partnership Securities.....................................................112
   Allocations Between Transferors and Transferees...........................................................113
   Section 731 Distributions.................................................................................113
   Section 754 Election......................................................................................113
   Administrative Matters....................................................................................113
   Tax Consequences to Foreign Securityholders of a Partnership Trust........................................114
   Backup Withholding on Partnership Securities..............................................................115
STATE TAX CONSEQUENCES.......................................................................................115
ERISA CONSIDERATIONS.........................................................................................115
   General...................................................................................................115
   ERISA Considerations Relating to Certificates.............................................................116
   Underwriter Exemption.....................................................................................118
   ERISA Considerations Relating to Notes....................................................................125
LEGAL INVESTMENT.............................................................................................127
METHOD OF DISTRIBUTION.......................................................................................129
LEGAL MATTERS................................................................................................130
FINANCIAL INFORMATION........................................................................................130
   Ratings...................................................................................................130
WHERE YOU CAN FIND MORE INFORMATION..........................................................................131
INDEX........................................................................................................132

                              PROSPECTUS SUPPLEMENT

         We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

         You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

         All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

         You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                             David Stiepleman, Esq.
                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                           Telephone: (212) 902-1000.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

         AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

YOU MAY HAVE DIFFICULTY SELLING THE SECURITIES

         There will be no market for the mortgage-backed notes or mortgage-backed certificates of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the notes or certificates. The certificates and notes are redeemable only under the limited circumstances, if any, described in the supplement to this prospectus. We do not intend to list any class of notes or certificates on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the notes or certificates are not listed or quoted, you may experience more difficulty selling notes or certificates. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS

         If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase notes and certificates for which they cannot receive physical certificates.

YOUR RETURN ON AN INVESTMENT IN THE SECURITIES IS UNCERTAIN

         Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest. Clause (3) creates the highest degree of uncertainty in an investment in the notes or certificates.

o THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans or breaches of representations and warranties. A series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of notes or holders of certificates in any month or over the period of time that such certificates or notes remain outstanding.


o OPTIONAL TERMINATION MAY ADVERSELY AFFECT YIELD. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of notes or certificates. In such event, the holders of one or more classes of certificates or notes may incur a loss.

o CREDIT ENHANCEMENT WILL NOT COVER ALL LOSSES. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

INTEREST ONLY AND PRINCIPAL ONLY SECURITIES INVOLVE ADDITIONAL RISK

         Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

         A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

         The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

SUBORDINATED SECURITIES INVOLVE MORE RISKS AND MAY INCUR LOSSES

         A series of notes or certificates may provide that one or more classes of such notes or certificates are subordinated in right of payment to one or more other classes of that series or to one or more tranches of notes or certificates within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of notes and certificates is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

TRUST OR TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE SECURITIES

         Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

THE CONCENTRATION OF MORTGAGE ASSETS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS

         The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. These states may suffer economic problems or reductions in market values for properties that other states will not experience. Because of the concentration of mortgage assets in these states, those types of problems may have a greater effect on the certificates or notes of such series.

FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES

         A trust or trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

ENVIRONMENTAL CONDITIONS AFFECTING MORTGAGED PROPERTIES MAY RESULT IN LOSSES

         Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets.

For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of notes or certificates if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

SECURITY INTERESTS IN MANUFACTURED HOMES MAY BE LOST

         The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

         Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the sub-servicer would be unlikely to discover such noncompliance, which would hinder the sub-servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR INVESTMENT IN THE SECURITIES

         We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. In the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy;

environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

          The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the notes or certificates should consider such an investment.

YOU MAY HAVE INCOME FOR TAX PURPOSES PRIOR TO YOUR RECEIPT OF CASH

         Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

         In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

o   generally, will not be subject to offset by losses from other activities,


o for a tax-exempt holder, will be treated as unrelated business taxable income, and


o   for a foreign holder, will not qualify for exemption from withholding tax.


         Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

         A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

         1.        a mortgage pool*comprised of:

o SINGLE FAMILY LOANS. "SINGLE FAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,


o MULTIFAMILY LOANS. "MULTIFAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties,


o COOPERATIVE LOANS. "COOPERATIVE LOANS" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements, and/or

o MANUFACTURED HOUSING CONTRACTS. "MANUFACTURED HOUSING CONTRACTS" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured housing;

         2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "AGENCY SECURITIES"; and/or

         3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES,"

in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

         The single and multifamily loans, the cooperative loans and the manufactured housing contracts are sometimes referred to in this prospectus as the "MORTGAGE LOANS." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a


------------------------------
* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. For clarity, the notes and certificates are sometimes referred to in this prospectus as the securities.

         We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to as "LENDERS," or in the market and we will convey the mortgage assets to the related trust fund.

         As used in this prospectus, "AGREEMENT" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

         The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS - GENERAL

         The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority - also referred to as the "FHA" - or partially guaranteed by the Veterans Administration - also referred to as the "VA" - as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "PRIMARY INSURANCE POLICY") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

         Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;


o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

o Monthly payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and


o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

         Each prospectus supplement will contain information, as of the date of such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

o the aggregate principal balance and the average principal balance of the mortgage loans as of the applicable cut-off date,

o the type of property securing the mortgage loans (E.G., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties or other real property),


o   the original terms to maturity of the mortgage loans,


o the largest original principal balance and the smallest original principal balance of any of the mortgage loans,


o the earliest origination date and latest maturity date of any of the mortgage loans,


o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,


o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

o the geographical distribution of the mortgage loans on a state-by-state basis.


         The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the notes or certificates, as applicable, of the related series. To the extent one or more servicers or master servicers are appointed for a related series (each, a "MASTER SERVICER"), they will be named in the related prospectus supplement and will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the Master Trustee if so specified in the related prospectus supplement or applicable Agreement. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

         With respect to a series of securities, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. We will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities - Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

SINGLE FAMILY AND COOPERATIVE LOANS

         Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

         The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold generally will exceed the scheduled maturity of the related mortgage loan by at least five years. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

         Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years.

         Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

         The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

         The "MANUFACTURED HOMES" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         For the manufactured housing contracts contained in a trust fund, the related prospectus supplement will specify, among other things:

o   the date of origination of the manufactured housing contracts;


o   the accrual percentage rates on the manufactured housing contracts;

o   the manufactured housing contract Loan-to-Value Ratios;


o the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance;


o the outstanding principal balances of the manufactured housing contracts included in the related trust fund;


o   the original maturities of the manufactured housing contracts; and


o   the last maturity date of any manufactured housing contract.


AGENCY SECURITIES

         GOVERNMENT NATIONAL MORTGAGE ASSOCIATION. Government National Mortgage Association, commonly known as GNMA, ("GNMA") is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code. The mortgage loans insured by the FHA are referred to as FHA Loans. The loans partially guaranteed by the VA are referred to as VA Loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA CERTIFICATES. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I CERTIFICATE," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II CERTIFICATE." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA

Loans or VA Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

         GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

         If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

         GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

         If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

         The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

         FEDERAL NATIONAL MORTGAGE ASSOCIATION. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("FANNIE MAE"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         FANNIE MAE CERTIFICATES. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

         The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

         FEDERAL HOME LOAN MORTGAGE CORPORATION. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("FREDDIE MAC"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

         FREDDIE MAC CERTIFICATES. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's PRO RATA share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

         STRIPPED MORTGAGE-BACKED SECURITIES. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

         OTHER AGENCY SECURITIES. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

PRIVATE MORTGAGE-BACKED SECURITIES

         GENERAL. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement - a "PMBS POOLING AND SERVICING AGREEMENT." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS SERVICER," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS TRUSTEE." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

         Such securities (1) either (a) will have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

         UNDERLYING LOANS. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

         CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

         ADDITIONAL INFORMATION. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

         1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

         2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

o   the payment features of such mortgage loans,


o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,


o the servicing fee or range of servicing fees with respect to the mortgage loans,


o the minimum and maximum stated maturities of the underlying mortgage loans at origination and


o   delinquency experience with respect to the mortgage loans,


         3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

         4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

         5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

         6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. GOVERNMENT SECURITIES

         If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. GOVERNMENT SECURITIES") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

FASITS

         Assets may be added to the trust fund if it has elected to be treated as a FASIT for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "CODE"), subject to the provisions of the Code restricting such additional assets to "permitted assets", as defined in the Code, and so long as the FASIT does not engage in a "prohibited transaction" under the Code. See "Federal Income Tax Consequences - FASIT Qualification" and "- FASIT Qualification - Taxation of Holders of FASIT Ownership Interests." Subject to the foregoing, it is intended that, in connection with a particular trust fund, assets will be chosen for a FASIT on the basis of similarity of certain characteristics such as coupon and market price, as provided in the related prospectus supplement. Assets would be added to a FASIT upon the occurrence of certain events such as prepayment of existing assets or removal of assets for credit or other reasons, as provided in the related prospectus supplement. Any such addition or removal would be subject to confirmation from the applicable rating agency or agencies that such actions would not affect the ratings then assigned to the related securities.

SUBSTITUTION OF MORTGAGE ASSETS

         If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

         If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "PRE-FUNDING ACCOUNTS," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement - Reserve and Other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

         If a pre-funding account is established, one or more segregated trust accounts, known as "CAPITALIZED INTEREST ACCOUNTS", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

          We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.

                                   THE SELLER

         We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or bonds secured by such mortgage assets. We are a wholly owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

         We do not have, nor do we expect in the future to have, any significant assets.

                               THE MORTGAGE LOANS

         We will have purchased the mortgage loans, either directly or through affiliates, from lenders. The mortgage loans we acquire will have been originated in accordance with the underwriting criteria specified below under "- Underwriting Standards" or such other underwriting criteria as are specified in the related prospectus supplement.

UNDERWRITING STANDARDS

         In general, each lender will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination. As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender requires that a prospective borrower applying for a single family loan or a cooperative loan or for financing secured by a manufactured home fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the lender generally requires the borrower to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, the lender obtains an employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. The related prospectus supplement will describe underwriting standards which pertain to the creditworthiness of borrowers seeking multifamily loans.

         In determining the adequacy of the mortgaged property as collateral, an appraiser appraises each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to cooperative loans, the appraisal is based on the market value of comparable units. With respect to manufactured housing contracts, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. With respect to a multifamily loan, the appraisal must specify whether the appraiser used an income analysis, a market analysis or a cost analysis. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

         A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

         In the case of a single family or multifamily loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

         Certain of the types of mortgage loans which may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

         RE-UNDERWRITING. We will acquire mortgage loans utilizing re-underwriting criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

QUALIFICATIONS OF LENDERS

         Each lender will satisfy the qualifications listed in this prospectus or as otherwise described in the related prospectus supplement. Each lender must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool in accordance with accepted practices and prudent guidelines. Each lender must maintain satisfactory facilities to originate and service those mortgage loans. In general, each lender must be a seller/servicer approved by either Fannie Mae or Freddie Mac, and each lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation.

REPRESENTATIONS BY LENDERS; REPURCHASES

         Each lender generally will have made representations and warranties in respect of the mortgage loans such lender sold and that are included in the assets of the trust fund. Such representations and warranties generally include, among other things:

o that title insurance (or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of single family loans and multifamily loans and that any required hazard insurance policy was in effect on the date that we or our affiliate purchased the mortgage loan from the lender;

o that the lender had title to each such mortgage loan and such mortgage loan was subject to no offsets, defenses or counterclaims;


o that each mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the mortgaged property was free from damage and was in good repair;

o that there were no delinquent tax or assessment liens against the mortgaged property,


o that no required payment on a mortgage loan was more than a specified number of days delinquent; and


o that each mortgage loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

         The related prospectus supplement will provide specific representations and warranties for those mortgage loans which comprise the collateral that supports the securities offered by the related prospectus supplement. The lender will have made all of the representations and warranties in respect of a mortgage loan as of the date on which such lender sold the mortgage loan to us or one of our affiliates or as of such other date specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. Since the representations and warranties of a lender do not address events that may occur following such lender's sale of a mortgage loan, the lender's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the lender sold such mortgage loan to us or one of our affiliates. If the Master Servicer is also a lender with respect to a particular series, such representations will be in addition to the representations and warranties, if any, the Master Servicer made in its capacity as a Master Servicer.

         In general, the Master Servicer or the trustee, if the Master Servicer is the lender, will be required to promptly notify the relevant lender of any breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If such lender cannot cure such breach generally within 60 days (or other specified period) after notice from the Master Servicer or the trustee, as the case may be, then such lender generally will be obligated to repurchase such mortgage loan from the trust fund at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a lender's breach of representation. Certain rights of substitution for defective mortgage loans may be provided with respect to a series in the related prospectus supplement.

         We and the Master Servicer (unless the Master Servicer is the lender) will not be obligated to purchase a mortgage loan if a lender defaults on its obligation to do so. We cannot assure you that lenders will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a lender may also constitute a breach of one of our or one of the Master Servicer's representations, the Master Servicer may have a repurchase obligation as described below under "Administration - Assignment of Mortgage Assets."

         If the related prospectus supplement so specifies, the lender may have acquired the mortgage loans from a third party which made certain representations and warranties to the lender as of the time of the sale to the lender. In lieu of making representations and warranties as of the time of the sale to us, the lender may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties. The lender will not be obligated to purchase a mortgage loan if the third party defaults on its obligation to do so.

         The lender and any third party which conveyed the mortgage loans to the lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the lender or such third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to the rating agency rating the related securities.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

         A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such agreement will vary depending upon the nature of the certificates or notes to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each such agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such agreement relating to such series. The series of certificates or notes may be referred to in the prospectus supplement as "asset-backed certificates" or "asset-backed notes." The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable agreement or agreements for each series of securities and the applicable prospectus supplement. We will provide a copy of the applicable agreement or agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                        Attention: David Stiepleman, Esq.

GENERAL

         The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance, VA guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the Agreement:

o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("RETAINED INTEREST")),

o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "ACCOUNTS");

o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure,


o   U.S. Government Securities; and

o any primary insurance policies, FHA Insurance, VA Guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

         If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

o   reinvestment income on payments received on the trust assets,


o   a reserve fund,


o   a mortgage pool insurance policy,


o   a special hazard insurance policy,

o   a bankruptcy bond,


o   one or more letters of credit,


o   a financial guaranty insurance policy,


o   third party guarantees or similar instruments,


o   U.S. Government Securities designed to assure payment of the securities,


o   financial instruments such as swap agreements, caps, collars and floors, or


o   other agreements.


         The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related prospectus supplement so provides, the securityholder of a class (a "CALL CLASS") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "CALLABLE CLASS" is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified "lock-out period" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

         The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (I.E., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to the distributions at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means; PROVIDED, HOWEVER, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

         Except with respect to Real Estate Investment Mortgage Conduits, commonly known as "REMICS," residual securities and FASIT ownership securities, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities and FASIT ownership securities, as provided in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

         GENERAL. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

         The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

         AVAILABLE FUNDS. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the Agreement specifies. "AVAILABLE FUNDS" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

         DISTRIBUTIONS OF INTEREST. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "ACCRUAL SECURITIES") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

         DISTRIBUTIONS OF PRINCIPAL. The aggregate "CURRENT PRINCIPAL AMOUNT" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

         If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

         UNSCHEDULED DISTRIBUTIONS. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, low rates then available for reinvestment of such payments or both, the trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

         All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

ADVANCES

         The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities), an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

         In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent the Agreement permits. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

REPORTS TO SECURITYHOLDERS

         Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

         1. the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, prepayment penalties included in the distribution amount;

         2.       the amount of such distribution allocable to interest;

         3. the amount of any advance, that the Master Servicer or any other person designated in the prospectus supplement or any servicer made;

         4. the aggregate amount (a) otherwise allocable to the subordinated securityholders on such distribution date, and
                  (b) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

         5. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

         6. the senior percentage, if applicable (I.E., the percentage of principal payments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         7. the senior prepayment percentage, if applicable (I.E., the percentage of Principal Prepayments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         8. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date;

         9. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure;

         10. the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a multifamily loan, such additional information as the related prospectus supplement may specify; and

         11. if applicable, the amount remaining in any reserve account or the amount remaining of any other credit support, after giving effect to the distribution on the distribution date.

         Where applicable, any amount listed above may be expressed as a dollar amount per single security of the relevant class having a denomination or interest specified in the related prospectus supplement or in the report to securityholders. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to 1. and 2. for such calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

         If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream or the Euroclear System, in Europe, if they are participating organizations (a "PARTICIPANT") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream is referred to as "CLEARSTREAM." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "DEFINITIVE SECURITIES"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, SOCIETE ANONYME, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the COMMISSION DE SURVEILLANCE DU SECTEUR FINANCIER in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

o we (or DTC) advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor, or

o we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the Master Servicer, if any, and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

o   the subordination of one or more classes of the securities of such series,


o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA Insurance, VA Guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or

o   any combination of the foregoing.


         Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. The Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

SUBORDINATION

         If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

         In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

         If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

         As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

o   in the order of their scheduled final distribution dates,


o   in accordance with a schedule or formula,


o   in relation to the occurrence of specified events, or


o   as otherwise specified in the related prospectus supplement.


POOL INSURANCE POLICIES

         If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy.

         In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless:

         1. any required primary insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

         2. hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         3. if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

         4. the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the mortgaged property at a price equal to the principal balance of the mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of purchase and certain expenses the Master Servicer incurred on behalf of the trustee and securityholders, or (b) to pay a percentage of the amount as specified in the related prospectus supplement by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of payment of the claim and the aforementioned expenses exceed the proceeds received from an approved sale of the mortgaged property. In either case, amounts paid or assumed to have been paid under the related primary insurance policy will be deducted from the amount payable by the pool insurer. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the Master Servicer, in general, will not be required to expend its own funds to restore the damaged mortgaged property. However, it will be required to restore such property if it determines that (1) such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (2) it will be able to recover such expenses through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary insurance policy.

         A mortgage pool insurance policy generally will not insure (and many primary insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination of the mortgage loan, or (2) failure to construct a mortgaged property in accordance with plans and specifications. If so specified in the prospectus supplement, an endorsement to the mortgage pool insurance policy, a bond or other credit support may cover fraud in connection with the origination of mortgage loans. If so specified in the related prospectus supplement, a failure of coverage attributable to an event specified in clause (1) or (2) might result in a breach of the related lender's representations and, might, if the lender cannot cure the breach give rise to an obligation of the lender to purchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary insurance policies do not cover) a claim in respect of a defaulted mortgage loan occurring when the servicer of such mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The original amount of coverage under each mortgage pool insurance policy generally will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts the pool insurer realizes upon disposition of all foreclosed properties covered by such policy. The amount of claims paid will include certain expenses the Master Servicer incurred as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if specified in the related prospectus supplement, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and the securityholders will bear any further losses.

         The related prospectus supplement will describe the terms of any pool insurance policy relating to a pool of manufactured housing contracts.

SPECIAL HAZARD INSURANCE POLICIES

         If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below, each special hazard insurance policy will protect holders of the related securities from

         1. loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

         2. loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

Special hazard insurance policies will not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

         If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property. Each Agreement will provide that, if the related mortgage pool insurance policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such special hazard insurance policy.

         To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any special hazard insurance policy relating to a pool of manufactured housing contracts.

BANKRUPTCY BONDS

         If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

         The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA INSURANCE; VA GUARANTEES

FHA LOANS

         Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "NATIONAL HOUSING ACT"), and the United States Housing Act of 1937, as amended (the "UNITED STATES HOUSING ACT"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

         FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

         Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the Note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

         Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "ASSIGNMENT PROGRAM"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permits lenders in certain circumstances to submit partial claims for FHA insurance benefits.

         The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest in a security, will be deemed to have agreed to the foregoing.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

         In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

         For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA DEBENTURE RATE") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. The following table shows rates applicable to FHA loans committed or endorsed in the periods shown:

                               FHA DEBENTURE RATES

   EFFECTIVE RATE      EFFECTIVE DATE       PRIOR TO           EFFECTIVE RATE      EFFECTIVE DATE        PRIOR TO
     (PERCENT):         ON OR AFTER                              (PERCENT):          ON OR AFTER
---------------------------------------------------------    ---------------------------------------------------------
         7 3/4          July 1, 1978      Jan. 1, 1979                8             Jan. 1, 1992       July 1, 1992
         8              Jan. 1, 1979      July 1, 1979                8             July 1, 1992       Jan. 1, 1993
         8 1/4          July 1, 1979      Jan. 1, 1980               7 3/4          Jan. 1, 1993       July 1, 1993
         9 1/2          Jan. 1, 1980      July 1, 1980                7             July 1, 1993       Jan. 1, 1994
         9 7/8          July 1, 1980      Jan. 1, 1981               6 5/8          Jan. 1, 1994       July 1, 1994
        11 3/4          Jan. 1, 1981      July 1, 1981               7 3/4          July 1, 1994       Jan. 1, 1995
        12 7/8          July 1, 1981      Jan. 1, 1982               8 3/8          Jan. 1, 1995       July 1, 1995
        12 3/4          Jan. 1, 1982      Jan. 1, 1983               7 1/4          July 1, 1995       Jan. 1, 1996
        10 1/4          Jan. 1, 1983      July 1, 1983               6 1/2          Jan. 1, 1996       July 1, 1996
        10 3/8          July 1, 1983      Jan. 1, 1984               7 1/4          July 1, 1996       Jan. 1, 1997
        11 1/2          Jan. 1, 1984      July 1, 1984               6 3/4          Jan. 1, 1997       July 1, 1997
        13 3/8          July 1, 1984      Jan. 1, 1985               7 1/8          July 1, 1997       Jan. 1, 1998
        11 5/8          Jan. 1, 1985      July 1, 1985               6 3/8          Jan. 1, 1988       July 1, 1998
        11 1/8          July 1, 1985      Jan. 1, 1986               6 1/8          July 1, 1998       Jan. 1, 1999
        10 1/4          Jan. 1, 1986      July 1, 1986               5 1/2          Jan. 1, 1999       July 1, 1999
         8 1/4          July 1, 1986      Jan. 1, 1987               6 1/8          July 1, 1999       Jan. 1, 2000
         8              Jan. 1, 1987      July 1, 1987               6 1/2          Jan. 1, 2000       July 1, 2000
         9              July 1, 1987      Jan. 1, 1988               6 1/2          July 1, 2000       Jan. 1, 2001
         9 1/8          Jan. 1, 1988      July 1, 1988                6             Jan. 1, 2001       July 1, 2001
         9 3/8          July 1, 1988      Jan. 1, 1989               5 7/8          July 1, 2001       Jan. 1, 2002
         9 1/4          Jan. 1, 1989      July 1, 1989               5 1/4          Jan. 1, 2002       July 1, 2002
         9              July 1, 1989      Jan. 1, 1990               5 3/4          July 1, 2002       Jan. 1, 2003
         8 1/8          Jan. 1, 1990      July 1, 1990                5             Jan. 1, 2003       July 1, 2003
         9              July 1, 1990      Jan. 1, 1991               4 1/2          July 1, 2003       Jan. 1, 2004
         8 3/4          Jan. 1, 1991      July 1, 1991               5 1/8          Jan. 1, 2004       July 1, 2004
         8 1/2          July 1, 1991      Jan. 1, 1992

VA LOANS

         The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

         Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

         The amount payable under the guaranty will be the percentage (the "VA ENTITLEMENT PERCENTAGE") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. Currently, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased PRO RATA with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA Loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

         The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

         When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA Loan, PLUS accrued and unpaid interest and certain expenses.

FHA INSURANCE ON MULTIFAMILY LOANS

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE AND OTHER ACCOUNTS

         If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies of the United States, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("PERMITTED INVESTMENTS"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

         Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

CROSS SUPPORT

         Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying such cross-support feature.

         If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

         The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Generally, borrowers may prepay their single family loans, cooperative loans and manufactured housing contracts without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

         Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; PROVIDED, HOWEVER, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

         When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Servicemembers Civil Relief Act as described under "Legal Aspects of the Mortgage Loans - Servicemembers Civil Relief Act." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

         A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans and manufactured housing contracts. The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (E.G., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

         The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

         The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

         In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

         Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

         Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

         ASSIGNMENT OF THE MORTGAGE LOANS. At the time the trust fund issues notes or certificates of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee, together with all principal and interest we have received on or with respect to such mortgage loans after the cut-off date identified in the related prospectus supplement. We will not assign or otherwise distribute to the trustee principal and interest due on or before the cut-off date and any

Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

         We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) as to each mortgage loan, among other things,

o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,


o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

o such other security documents as the related prospectus supplement may specify.


         In the case of single family loans or multifamily loans, we or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         With respect to any mortgage loans which are cooperative loans, we generally will cause to be delivered to the trustee (or its custodian):

o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,


o   the original security agreement,


o   the proprietary lease or occupancy agreement,

o   the recognition agreement,


o   an executed financing agreement, and


o   the relevant stock certificate and related blank stock powers.


We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans.

         The trustee (or its custodian) will review such mortgage loan documents within the time period specified in the related prospectus supplement or the related Agreement, and the trustee will hold such documents in trust for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the lender or the entity which sold the mortgage loan to the lender cannot cure the omission or defect within 60 days (or other period specified)after receipt of such notice, the lender or such entity generally will be obligated to purchase the related mortgage loan from the trustee at price equal to its unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a lender or such entity will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the lender or such entity defaults on its purchase obligation unless such breach also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee may also serve in the capacity of custodian pursuant to the applicable Agreement.

         ASSIGNMENT OF AGENCY SECURITIES. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

         ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related

Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

         In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "PROTECTED ACCOUNT"), which must be one of the following:

o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,


o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee, or

o   an account or accounts otherwise acceptable to each rating agency.


The Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account. The Master Servicer or sub-servicer may invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

         Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;


o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;


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


o to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("LIQUIDATION EXPENSEs") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;


o all proceeds of any mortgage loan or mortgaged property repurchased by us or lenders;


o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.


         If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

         The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "SECURITIES ACCOUNT"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

SUB-SERVICING BY LENDERS

         Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

         With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;


o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

o   attempting to cure delinquencies;


o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

o   maintaining accounting records relating to the mortgage loans; and


o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

         As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related mortgage loan has been collected) in the amount described in the related prospectus supplement. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. The Master Servicer will reimburse each sub-servicer for certain expenditures which such sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

         Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

         The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

         The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will,


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

consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on. Consistent with the above, the Master Servicer may, in its discretion, (1) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (2) to the extent not inconsistent with the coverage of such mortgage loan by a mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable Due Date for each payment or such other period as is specified in the Agreement. Both the sub-servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

         In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable to the loan. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

         With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

         The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan or manufactured housing contract to maintain a hazard insurance policy. Such hazard insurance policy is required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies typically contain a co-insurance clause which requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard

Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

         The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         PRIMARY INSURANCE POLICIES. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

         The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

o amounts expended but not approved by the issuer of the related primary insurance policy (the "PRIMARY INSURER"),


o   claim payments the primary insurer previously made and


o   unpaid premiums.

         Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;


o   physical damage to the mortgaged property; and


o   the primary insurer not approving the related Master Servicer as a servicer.


         RECOVERIES UNDER A PRIMARY INSURANCE POLICY. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to:

o   advance or discharge:


              a. all hazard insurance policy premiums and

              b. as necessary and approved in advance by the primary insurer:

                      1.   real estate property taxes,

                      2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

                      3.   mortgaged property sales expenses,

                      4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

                      5. foreclosure costs, including court costs and reasonable attorneys' fees;

                      6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and

                      7. tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

         In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections thereunder in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

         If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust funds loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

         If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

         RECOVERIES UNDER FHA INSURANCE AND VA GUARANTEES. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA Insurance or VA Guarantee with respect to the mortgage loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, out of each interest payment on a mortgage loan, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, any prepayment penalties and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

         To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer. Such annual statement will state that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each Master Servicer without charge upon written request to the Master Servicer at the address provided in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND US

         The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

         The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, in certain instances, we, nor any director, officer, employee, or agent of the Master Servicer or us will be under any

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liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide neither we, the trustee, the Master Servicer, nor any such person will be protected against any breach of warranties or representations made in such Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

         Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT; MASTER SERVICING AGREEMENT. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement generally will include:

o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate principal amount or interests ("PERCENTAGE INTERESTS") evidenced by such class; and

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o    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments from the assets would be insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         In general, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing Percentage Interests aggregating not less than 25% of the principal of the related trust fund and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25% of the aggregate Percentage Interest constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

         INDENTURE. An event of default under the indenture for each series of notes will include:

o a default for 30 days or more in the payment of any principal of or interest on any note of such series;


o failure to perform any other covenant of the trust fund in the Indenture which continues for a period of 60 days or such other time period as is specified in the Indenture after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

o any representation or warranty made by the trust fund in the Indenture or in any certificate or other writing delivered pursuant to the Indenture or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice of the breach is given in accordance with the procedures described in the related prospectus supplement;

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o    certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or


o any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

         If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,


o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3% of the then aggregate outstanding amount of the notes of such series.

         If the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

         In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled

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to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

THE TRUSTEE

         The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both notes and certificates, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

DUTIES OF THE TRUSTEE

         The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

         The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following

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an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

         The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

o if the trustee ceases to be eligible to continue as such under the Agreement,

o    if the trustee becomes insolvent,

o    if the trustee becomes incapable of acting, or

o by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

AMENDMENT

         The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders:

o    to cure any ambiguity;

o to correct any defective provisions or to correct or supplement any provision in the Agreement;

o to comply with any changes in the Internal Revenue Code of 1986, as amended; or

o to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any Securityholder.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have

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been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         With consent of holders of securities of a series evidencing not less than 51% of the aggregate Percentage Interests of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities. However, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be distributed on any security without the consent of the holder of such security, or reduce the aforesaid percentage of securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

         1. the final payment or other liquidation of the last of the trust assets or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

         2. the purchase by us, the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC or FASIT treatment has been elected, by the holder of the residual interest in the REMIC or FASIT, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

         Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (I.E., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but our right or the right of such other

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entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC or FASIT election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC or the FASIT within the meaning of Section 860F(a)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

         CONDOMINIUMS. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

         COOPERATIVE LOANS. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the

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apartment building comprised of separate dwelling units and common areas or (2)
leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         HIGH COST LOANS. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such mortgage loans, "HIGH COST LOANS"), if such mortgage loans: (i) were originated on or after October 1, 1995; (ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator of the mortgage loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

         MANUFACTURED HOUSING CONTRACTS. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing

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contracts generally are "chattel paper" as defined in the Uniform Commercial
Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

         As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by us and transferred to us.

         We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an

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effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

         Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit

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Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FORECLOSURE/REPOSSESSION

     GENERAL

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property. In California, the entire process from recording a notice of default to recording a non-judicial sale usually takes four to five months.

         In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws

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require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         COOPERATIVE LOANS. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

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         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws and existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

         MANUFACTURED HOUSING CONTRACTS. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         HOME EQUITY LOANS. The federal Truth-in-Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan; (ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects

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the lender's security for the loan, or any right of the lender in such security;
or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; PROVIDED that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances;
(iii) the borrower is in default of any material obligation under the agreement;
(iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

     GENERAL

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

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         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         MANUFACTURED HOUSING CONTRACTS. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor

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may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans and manufactured housing contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense, and if the lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

         Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or

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conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans or manufactured housing contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans and manufactured housing contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans or manufactured housing contracts having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

SUBORDINATE FINANCING

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or

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delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

         We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

         Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency

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orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

         Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

PRODUCT LIABILITY AND RELATED LITIGATION

         Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

         Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

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         To the extent the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

ENVIRONMENTAL CONSIDERATIONS

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 LENDER LIABILITY ACT ") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

         Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

         At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the seller as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged

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property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans. Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

         Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

         After reviewing the environmental inspection report, the Master Servicer, or any applicable sub-servicer, shall determine how to proceed with respect to the mortgaged property. In the event the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and the Master Servicer, or the related sub-servicer, proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the Master Servicer, or any related sub-servicer, determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer or sub-servicer, as applicable, shall be reimbursed for all advances the Master Servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

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         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

OTHER LEGAL CONSIDERATIONS

         The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following summary was prepared by Cadwalader, Wickersham & Taft LLP and has been reviewed by such other counsel as may be identified in the related prospectus supplement. It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

         This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts ("REITS"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

         No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with financial asset securitization investment conduits ("FASITS"), market discount, and stripped debt securities), and the regulations that do exist under other provisions of the Code (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

         Investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the securities.

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         The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

GENERAL

         Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC or FASIT. Each prospectus supplement will indicate whether a REMIC or FASIT election or elections will be made for the relevant series or a portion of the series.

         For each series, Cadwalader, Wickersham & Taft LLP or such other counsel to the seller as specified in the related prospectus supplement ("TAX COUNSEL") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC or FASIT Election, if applicable, election or elections, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as
(i) one or more REMICs, (ii) one or more FASITs under sections 860H through 860L of the Code, (iii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities ("GRANTOR TRUST SECURITIES"), (iv) a trust treated as a partnership for federal income tax purposes that will issue securities ("OWNER TRUST SECURITIES"), or (v) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "DEBT SECURITIES"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

         MISCELLANEOUS ITEMIZED DEDUCTIONS. The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests, FASIT ownership interests, and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "APPLICABLE AMOUNT") -- will be reduced by the lesser of:

o    the excess of adjusted gross income over the Applicable Amount, or

o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

         Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

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TAX TREATMENT OF REMIC REGULAR INTERESTS, FASIT REGULAR INTERESTS, AND OTHER
DEBT INSTRUMENTS

         Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for REMIC OID, market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests and FASIT regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the master servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the master servicer (the "TAX ADMINISTRATOR") will be the party responsible for computing the amount of OID to be reported to the REMIC regular certificate holders each taxable year.

         Under temporary Treasury regulations, holders of REMIC regular certificates issued by "SINGLE-CLASS REMICS" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

         Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC -- either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See Federal Income Tax Consequences - General - Miscellaneous Itemized Deductions, above. Any such additional income will be treated as interest income.

         In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

TAX TREATMENT OF HOLDERS OF FASIT REGULAR INTERESTS

         GENERAL. FASIT regular interests generally will be subject to the same rules of taxation as REMIC regular interests, including the requirement that holders of FASIT regular interests report income from their securities under the accrual method of accounting, even if they otherwise would have used the cash receipts and disbursement method. See "Federal Income Tax Consequence -- REMIC Certificates -- OID," "--Market Discount" and "--Amortizable Premium" in this prospectus. The sale or other disposition of a FASIT regular interest generally will be subject to the same rules as a REMIC regular certificate. See "Federal Income Tax Consequence -- REMIC Certificates --Gain or Loss on Disposition" in this prospectus.

         TAXATION OF HOLDERS OF HIGH-YIELD INTERESTS. High-yield interests are FASIT regular interests that are subject to additional special rules regarding the eligibility of holders of such interests, and

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the ability of such holders to offset income derived from those interests with losses. High-yield interests may be held only by eligible corporations, other FASITs, and dealers in securities which acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

OID

         The following discussion of OID applies generally to notes and to certificates that are REMIC regular interests or FASIT regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "DEBT INSTRUMENTS"). Differences in treatment of REMIC or FASIT regular interests from other Debt Instruments are noted where applicable.

         Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

         The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("PREPAYABLE OBLIGATIONS"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and
(ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "PREPAYMENT ASSUMPTION"). Although regulations exist that govern the accrual of OID in general (the "OID REGULATIONS") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a Supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

         Prospective purchasers should be aware that neither GS Mortgage Securities Corp., the trustee, the master servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

         OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of

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the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

o    at least annually; and

o    at a single fixed rate or certain variable rates set out in the OID
     Regulations.

Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

          o    may be deferred, or

          o does not accrue at a single fixed rate or a "qualified floating rate," as defined in regulations.

         Under a DE MINIMIS rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include DE MINIMIS OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

         The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the Pricing Prepayment Assumptions and the instrument's original yield to maturity -- adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

         The yield to maturity of a Prepayable Obligation is calculated based on: (i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

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         In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether GS Mortgage Securities Corp. will be presumed to exercise its option to redeem Debt Instruments when one or more classes of the such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that GS Mortgage Securities Corp. will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

         If a Debt Instrument issued with OID is subsequently sold for a price less or greater than its adjusted issue price, the holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

         ALL OID ELECTION. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, DE MINIMIS OID, market discount, and DE MINIMIS market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. See "Federal Income Tax Consequences -- Amortizable Premium" in this prospectus.

         It is not entirely clear how income should be accrued on a REMIC or FASIT regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC or FASIT (an "INTEREST WEIGHTED CERTIFICATE"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "Federal Income Tax Consequences -- Interest Weighted Certificates and Non-VRDI Certificates," in this prospectus.

         In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

         VARIABLE RATE INSTRUMENTS. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the

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OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

         All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "SINGLE RATE VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "Federal Income Tax Consequences -- OID" in this prospectus to such hypothetical fixed rate certificate.

         Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "MULTIPLE RATE VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

         The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate -- other than an initial fixed rate that is intended to approximate the subsequent variable rate -- is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate -- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

         REMIC or FASIT regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC or FASIT held subject to the related pooling and master servicing agreement (such regular interests, "WEIGHTED AVERAGE CERTIFICATES"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (I.E., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

         INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "CONTINGENT PAYMENT REGULATIONS") that address the federal income tax treatment of debt

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obligations that provide for one or more contingent payments ("CONTINGENT
PAYMENT OBLIGATIONS"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

         ANTI-ABUSE RULE. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

         A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount -- or, in the case of a Debt Instrument having OID, its adjusted issue price -- will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount -- in addition to any OID -- as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, I.E., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate-- multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "CURRENT RECOGNITION ELECTION"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus.

         Until the Treasury promulgates applicable regulations, the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

         A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income

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to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable -- E.G., based on a constant yield to maturity.

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

AMORTIZABLE PREMIUM

         A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments,, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

         Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- Interest Weighted Certificates and Contingent Payment Instruments" in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable -- E.G., based on a constant yield to maturity.

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CONSEQUENCES OF REALIZED LOSSES

         Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless -- I.E., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

         Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

GAIN OR LOSS ON DISPOSITION

         If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

         Gain from the disposition of a REMIC or FASIT regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

         A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion

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transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

         Holders that recognize a loss on a sale or exchange of their notes for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

         In the case of a regular interest in a FASIT that is a "high yield interest," a holder's taxable income will not be less than its income determined solely by reference to such interests.

TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS

         REMIC REGULAR INTERESTS, CERTAIN FASIT REGULAR INTERESTS, AND OTHER DEBT INSTRUMENTS. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "FOREIGN PERSON") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("FOREIGN PERSON CERTIFICATION") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under
Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "Federal Income Tax Consequences -- Backup Withholding" in this prospectus.

          The foregoing does not apply to FASIT High -Yield Interests, which must be owned by a U.S. corporation. Further, the 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

         In the case of Debt Instruments other than FASIT or REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable supplement.

         Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt

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investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.

BACKUP WITHHOLDING

         Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. The backup withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

REPORTING AND TAX ADMINISTRATION

         REMIC REGULAR CERTIFICATES. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

         RESIDUAL CERTIFICATES. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the master servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.

         Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

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         A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. GS Mortgage Securities Corp., the master servicer or an affiliate of either will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

TAX TREATMENT OF REMIC RESIDUAL INTERESTS

         OVERVIEW. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

         A portion of the income of Residual Certificateholders in certain Series REMICs, known as "EXCESS INCLUSION INCOME" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

         TAXATION OF RESIDUAL CERTIFICATEHOLDERS. Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income -- I.E., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles -- which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

         A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including

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temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "Federal Income Tax Consequences -- REMIC-Level Taxes" in this prospectus.

         The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

         The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

         Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

         The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

         LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual

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interest at the beginning of a quarter is the issue price of the Residual
Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Federal Income Tax Consequences --Taxation of Certain Foreign Holders -- Residual Certificates" in this prospectus.

         NON-RECOGNITION OF CERTAIN TRANSFERS FOR FEDERAL INCOME TAX PURPOSES. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

          A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of
(a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of it and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, -- I.E., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

          (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

          (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

         (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee, and this residual is, in fact, not transferred to such a permanent establishment or fixed base; and

         (iv) One of the following two following tests is satisfied: Either:

               (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

                   (1) any consideration given to the transferee to acquire the interest,

                   (2) the expected future distributions on the interest, and

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                   (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses.

         For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

               (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

         See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this prospectus.

         OWNERSHIP OF RESIDUAL CERTIFICATES BY DISQUALIFIED ORGANIZATIONS. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization -- other than a farmers' cooperative described in
Section 521 of the Code -- that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "DISQUALIFIED ORGANIZATION"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision of the United States if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

         FIRST, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations.

         SECOND, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

         THIRD, the Code imposes an annual tax on any pass-through entity -- I.E., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 -- that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by

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Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

         If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

         DEALERS IN SECURITIES. Under Treasury regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

         TAX-EXEMPT ENTITIES. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Federal Income Tax Consequences -- Taxation of Residual Certificateholders" in this prospectus.

         INDIVIDUALS AND PASS-THROUGH ENTITIES. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

         That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

         EMPLOYEE BENEFIT PLANS. See "Federal Income Tax Consequences -- Residual Certificates -- Special Considerations for Certain Types of Investors -- Tax-exempt Entities" and "ERISA Considerations" in this prospectus.

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

         REITs, RICs, AND OTHERS. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "Federal Income Tax Consequences -- Residual Certificates -- Special Considerations for Certain Types of Investors -- Foreign Residual Certificateholders" and "Federal Income Tax Consequences -- Taxation of Residual Certificateholders" in this prospectus.

         A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("QUALIFYING REIT INTEREST") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

         Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

         FOREIGN RESIDUAL CERTIFICATEHOLDERS. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the Series REMIC are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "Federal Income Tax Consequences --Taxation of Certain Foreign Holders of Debt Instruments" in this prospectus. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax -- I.E., where the

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Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

         A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% TEST"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "Federal Income Tax Consequences -- OID," in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

         THRIFT INSTITUTIONS, BANKS, AND CERTAIN OTHER FINANCIAL INSTITUTIONS. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "Federal Income Tax Consequences -- REMIC Certificates -- Disposition of Residual Certificates" in this prospectus.

         DISPOSITION OF RESIDUAL CERTIFICATES. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

         Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The regulations would require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition.

         If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the Residual

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Certificates. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM

         OID. Generally, the REMIC's deductions for OID expense on its REMIC regular certificates will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus, without regard to the de minimis rule described in that section.

REMIC-LEVEL TAXES

         Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

         To the extent that a REMIC derives certain types of income from foreclosure property -- generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although situations may occur in which it is more advantageous for the Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

         The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC QUALIFICATION

         The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

         If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests in that REMIC for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Taxable Mortgage Pools" in this prospectus. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

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FASIT SECURITIES

         FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each series of securities will indicate which securities of such series will be designated as regular interests, and which, if any, will be designated as the ownership interest.

         Certain FASIT regular interest regular interests, including but not limited to Interest Weighted Certificates, will be classified as "high-yield interests." A high-yield interest, although it is a regular interest, may only be held by domestic C corporations that are fully subject to corporate income tax, other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offsetting income derived from such interest all of which is treated in the same manner as excess inclusion income of a REMIC. See "FASIT Security Holders -- Tax Treatment of FASIT Securityholders -- Taxation of Holders of High-Yield Interests" in this prospectus.

         Except as described above, FASIT regular interest are generally subject to taxation in the same manner as other Debt Instruments.

FASIT QUALIFICATION

         A trust or pool of assets will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning the composition of the FASITs assets (the "asset test") and the nature of the investors' interests in the FASIT (the "INTERESTS TEST") are met on a continuing basis, and (iii) the trust is not a RIC as described in Section 851(a) of the Code.

         One class of securities will be designated as the sole ownership interest in the FASIT. The ownership class must be owned by a domestic "C" corporation. The ownership interest need not have any particular economic characteristics.

         If a trust or segregated pool of trust assets fails to comply with one or more ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the federal income tax treatment of the former FASIT and the related securities is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which requirements for FASIT status are not satisfied.

         TAXATION OF HOLDERS OF FASIT OWNERSHIP INTERESTS. A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss and credit of the related FASIT. In general the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must use a constant yield methodology and an accrual method of accounting and generally will be subject to the same rules of taxation for OID, market discount, and amortizable premium as a REMIC would. See "Federal Income Tax Consequence -- REMIC Certificates -- Treatment by the

                                      103
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REMIC of OID, Market Discount, and Amortizable Premium" in this prospectus. In addition, a holder of a FASIT ownership interest is subject to the same limitations on its ability to use non-FASIT losses to offset income from the FASIT ownership interest as are holders of high-yield interests.

         Rules similar to the wash sale rules applicable to REMIC residual interests will also apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to the disposed FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked to market under section 475 of the Code by such holder, then section 475 of the Code generally will continue to apply to such security.

         The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series of securities for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

TAX INFORMATION REPORTING OF FASIT SECURITIES

         The securities will represent collateralized debt obligations for purposes of the information reporting requirements set out in the Treasury regulations. As required by those regulations, the trustee will provide to securityholders information concerning the interest paid and OID accrued on the securities as specified in the prospectus supplement.

GRANTOR TRUSTS

         TREATMENT OF THE TRUST FOR FEDERAL INCOME TAX PURPOSES. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "GRANTOR TRUST") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

TAX TREATMENT OF THE GRANTOR TRUST SECURITY

         The types of Grantor Trust Securities offered in a series may include:

o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO SECURITIES"),

o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO SECURITIES"),

o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("RATIO SECURITIES"), and

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o    Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("PASS-THROUGH SECURITIES").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "STRIP SECURITIES") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

         One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

TREATMENT OF PASS-THROUGH SECURITIES

         The holder of a Pass-Through Security ("PASS-THROUGH SECURITYHOLDER") generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such Securityholders in a Supplement). Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

         The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "Federal Income Tax Consequences -- -- OID," " -- Variable Rate Certificates," " -- Market Discount" and " -- Amortizable Premium" in this prospectus.

TREATMENT OF STRIP SECURITIES

         Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

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         Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

         Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity -- or, in the case of a stripped coupon, the amount payable on the due date of such coupon -- over its issue price. Treasury regulations under Section 1286 of the Code (the "STRIPPING REGULATIONS"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

o    an aggregation approach similar to the Aggregation Rule may be applied, and

o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "Federal Income Tax Consequences -- Grantor Trusts -- Determination of Income With Respect to Strip Securities" in this prospectus.

         The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount -- I.E., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets -- to be treated as a separate debt instrument, and

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o    in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

         In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES

         For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Variable Rate Certificates," " -- Interest Weighted Certificates and Non-VRDI Securities," " -- Anti-Abuse Rule," " -- Market Discount" and " -- Amortizable Premium" in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

         If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "ORDINARY RATIO SECURITY") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or
(ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders

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of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "Federal Income Tax Consequences -- REMIC Certificates -- OID," holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium" in this prospectus.

PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES

         Strip Securities of certain classes of the same series ("COMPLEMENTARY SECURITIES"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF STRIP SECURITIES

         The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "NET SERIES RATE") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and
(ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

o the Contingent Payment Regulations should not apply to the IO Securities, or

o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

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LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES

         The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "Federal Income Tax Consequences -- Grantor Trusts -- Treatment of Pass-Through Securities" in this prospectus.

SALE OF A GRANTOR TRUST SECURITY

         A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus.

         Holders that recognize a loss on a sale or exchange of their notes for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

TAXATION OF CERTAIN FOREIGN HOLDERS OF GRANTOR TRUST SECURITIES

         Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

o such interest is not effectively connected with a trade or business in the United States of the securityholder,

o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

o    the foreign person is not a 10% shareholder within the meaning of Code
     Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest -- including OID -- paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 28% backup withholding (increasing to 31% after 2010).

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         In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate -- or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "Federal Income Tax Consequences -- Grantor Trusts " in this prospectus.

BACKUP WITHHOLDING OF GRANTOR TRUST SECURITIES

         The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See "Federal Income Tax Consequences -- REMIC Certificates -- Backup Withholding" in this prospectus.

REPORTING AND TAX ADMINISTRATION OF GRANTOR TRUST SECURITIES

         For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

         On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to, (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but the regulations have not been finalized. it is unclear when, or if, these regulations will become final.

TAXATION OF OWNERS OF OWNER TRUST SECURITIES

         In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC, non-FASIT trust that is not a fixed investment trust (such trust or limited liability company an "OWNER TRUST," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (ii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

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PARTNERSHIP TAXATION

         As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Market Discount" and "-- Amortizable Premium" in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a Supplement that the securityholders will be allocated taxable income of the Partnership Trust for each Collection Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

         Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

         A share of expenses of the Partnership Trust (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences -- Tax Treatment of REMIC Regular Certificates" in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

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DISCOUNT AND PREMIUM OF MORTGAGE LOANS

         Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Market Discount" and " -- Amortizable Premium" in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

         If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

SECTION 708 TERMINATION

         Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "OLD PARTNERSHIP") to a new Partnership Trust (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

GAIN OR LOSS ON DISPOSITION OF PARTNERSHIP SECURITIES

         Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

         Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

         If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to the Partnership Securities, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

         In general, the Partnership Trust's taxable income and losses will be determined each collection period and the tax items for a particular collection period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such collection period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a collection period convention may not be permitted by existing regulations. If a collection period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The seller will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 731 DISTRIBUTIONS

         In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

SECTION 754 ELECTION

         In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

ADMINISTRATIVE MATTERS

         The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership

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Trust and will report each securityholder's allocable share of the items of
Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

         Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

         The seller will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS OF A PARTNERSHIP TRUST

         It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS

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Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

         To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

BACKUP WITHHOLDING ON PARTNERSHIP SECURITIES

         Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, known as ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

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o    whether the investment satisfies the applicable diversification requirements;

o whether the investment is in accordance with the documents and instruments governing the plan; and

o whether the investment is prudent, considering the nature of the investment.

         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and "DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

         PLAN ASSETS. In DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATIONS"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

         PROHIBITED TRANSACTION CLASS EXEMPTION 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "MORTGAGE POOL" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "MORTGAGE POOL PASS-THROUGH CERTIFICATE" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

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o    we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

o    the trustee may not be our affiliate; and

o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

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         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

         The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") (the "EXEMPTION") which is applicable to certificates which meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

         GENERAL CONDITIONS OF EXEMPTION. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

         FIRST, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         SECOND, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "LOANS.").

         THIRD, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

         FOURTH, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "RATING AGENCY").

         FIFTH, the trustee generally cannot be an affiliate of any member, other than the underwriter, of the "RESTRICTED GROUP," which consists of any:

o    underwriter as defined in the Exemption;

o    us;

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o    the Master Servicer;

o    each servicer;

o    each insurer;

o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and

o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

         SIXTH, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

         SEVENTH, the following seasoning requirements must be met:

o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

         Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates.

         RECENT AMENDMENTS TO EXEMPTION. PTE 2000-58 (the "AMENDMENT") recently amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only

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unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

         TYPES OF TRUST FUNDS. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts, REMICs and FASITs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         DESIGNATED TRANSACTIONS. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("DESIGNATED TRANSACTIONS"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

o not subordinated to the rights and interests evidenced by securities of the same trust fund;

o such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

              (a) the outstanding principal balance due under the loan which is held by the trust fund AND

              (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

         INSURANCE COMPANY GENERAL ACCOUNTS. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

         PERMITTED ASSETS. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "SWAP" or "SWAP AGREEMENT") is a permitted trust fund asset if it:

o    is an "eligible Swap";

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o    is with an "eligible counterparty;"

o    is purchased by a "qualified plan investor;"

o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

         An "ELIGIBLE SWAP" is one that:

o    is denominated in U.S. dollars;

o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (E.G., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE INTEREST RATE");

o    has a notional amount that does not exceed either:

               (a) the principal balance of the class of certificates to which the Swap relates, or

               (b) the portion of the principal balance of such class represented by obligations ("ALLOWABLE NOTIONAL AMOUNT");

o is not leveraged (I.E., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between their products, calculated on a one-to-one ratio and not on a multiplier of such difference);

o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

         An "ELIGIBLE COUNTERPARTY" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the

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rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

         A "QUALIFIED PLAN INVESTOR" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

         In "RATINGS DEPENDENT SWAPS" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

         In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

         "NON-RATINGS DEPENDENT SWAPS" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

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o    obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

o    terminate the Swap Agreement in accordance with its terms.

         An "ELIGIBLE YIELD SUPPLEMENT AGREEMENT" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

o    it is denominated in U.S. dollars;

o    it pays an Allowable Interest Rate;

o    it is not leveraged;

o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

o    it is entered into between the trust fund and an eligible counterparty; and

o    it has an Allowable Notional Amount.

         PRE-FUNDING ACCOUNTS. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL PRE-FUNDING PERIOD") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

         FIRST, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

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         SECOND, all loans transferred after the closing date (referred to here as "ADDITIONAL LOANS") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

         THIRD, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

         FOURTH, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

         FIFTH, either:

o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("OFFERING DOCUMENTS") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

         SIXTH, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

         SEVENTH, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that such obligations are backed by the full faith and credit of the United States); or

o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("ACCEPTABLE INVESTMENTS").

         EIGHTH, certain disclosure requirements must be met.

         REVOLVING POOL FEATURES. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets

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will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "- ERISA Considerations Relating to Notes."

         LIMITATIONS ON SCOPE OF THE EXEMPTION. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "EXCLUDED PLAN" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

o    the Plan is not an Excluded Plan,

o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

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         The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described under "---Limitations on Scope of the Exemption" above.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "INVESTOR-BASED EXEMPTIONS"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         A governmental plan as defined in ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

         FASIT REGULAR CERTIFICATES WHICH ARE HIGH-YIELD INTERESTS OR FASIT OWNERSHIP CERTIFICATES ARE NOT ELIGIBLE TO BE ACQUIRED BY A PURCHASER WHICH IS ACQUIRING SUCH FASIT CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, A PLAN OR A GOVERNMENTAL PLAN.

                                LEGAL INVESTMENT

         SECONDARY MORTGAGE MARKET ENHANCEMENT ACT OF 1984. The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

         Under SMMEA, a number of states enacted legislation, before October 4, 1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

         All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

         Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Goldman, Sachs & Co. acts as agent in the sale of securities, Goldman, Sachs & Co. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Goldman, Sachs & Co. elects to purchase securities as principal, Goldman, Sachs & Co. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

         We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect of such liabilities.

         In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, or such other counsel to the Seller and the Underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATINGS

         It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

         Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information that we file electronically with the SEC. The address of such Internet Web site is (http://www.sec.gov).

         This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                      INDEX

         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:


1996 Lender Liability Act..................................................81
1998 Policy Statement.....................................................128
30% Test..................................................................101
Acceptable Investments....................................................124
Accounts...................................................................27
accrual securities.........................................................30
additional loans..........................................................124
agency securities...........................................................7
Agreement...................................................................8
Allowable Interest Rate...................................................121
Allowable Notional Amount.................................................121
Amendment.................................................................119
Applicable Amount..........................................................84
Assignment Program.........................................................42
Available Funds............................................................29
average interest rate.....................................................124
Call Class.................................................................28
Callable Class.............................................................28
capitalized interest accounts..............................................22
CERCLA.....................................................................81
Clearstream................................................................33
Code.......................................................................21
Complementary Securities..................................................108
Contingent Payment Obligations.............................................90
Contingent Payment Regulations.............................................89
Cooperative loans...........................................................7
current principal amount...................................................30
Current Recognition Election...............................................90
Debt Instruments...........................................................86
Debt Securities............................................................84
Definitive Securities......................................................33
Designated Transactions...................................................120
Disqualified Organization..................................................98
disqualified persons......................................................116
DOL Pre-Funding Period....................................................123
DTC........................................................................33
eligible counterparty.....................................................121
eligible Swap.............................................................121
eligible yield supplement agreement.......................................123
Euroclear..................................................................33
excess inclusion income....................................................95
Excluded Plan.............................................................125
Exemption.................................................................118
EYS Agreement.............................................................123
Fannie Mae.................................................................15

FASITs.....................................................................84
FHA........................................................................42
FHA Debenture Rate.........................................................43
Financial Intermediary.....................................................33
foreign person.............................................................93
foreign person certification...............................................93
Freddie Mac................................................................16
FTC........................................................................77
Garn-St. Germain Act.......................................................78
GNMA.......................................................................13
GNMA I Certificate.........................................................13
GNMA II Certificate........................................................13
Grantor Trust.............................................................104
Grantor Trust Securities...................................................84
High Cost Loans............................................................69
Housing Act................................................................13
HUD........................................................................42
Insurance Proceeds.........................................................53
Interest Weighted Certificate..............................................89
interests test............................................................103
Investor-Based Exemptions.................................................126
IO Securities.............................................................104
IRS........................................................................83
lenders.....................................................................8
Liquidation Expenses.......................................................53
Liquidation Proceeds.......................................................53
loans.....................................................................118
Loan-to-Value Ratio........................................................10
manufactured homes.........................................................12
manufactured housing contracts..............................................7
Mark-to-Market Regulations.................................................99
Master Servicer............................................................10
Mortgage...................................................................50
mortgage loans..............................................................7
mortgage pool.............................................................116
mortgage pool pass-through certificate....................................116 multifamily loans...........................................................7
Multiple Rate VRDI.........................................................89
National Housing Act.......................................................42
NCUA......................................................................128
Net Series Rate...........................................................109
new partnership...........................................................112
Non-ratings dependent Swaps...............................................122
OCC.......................................................................127
Offering Documents........................................................124
OID........................................................................83
OID Regulations............................................................86
old partnership...........................................................112
Ordinary Ratio Security...................................................107
OTS.......................................................................128
Owner Trust...............................................................110
Owner Trust Securities.....................................................84

Participant................................................................33
parties in interest.......................................................116
Pass-Through Securityholder...............................................105
Past-Through Securities...................................................105
Percentage Interests.......................................................62
Permitted Investments......................................................47
Plan......................................................................116
Plan Asset Regulations....................................................116
PMBS pooling and servicing agreement.......................................19
PMBS servicer..............................................................19
PMBS trustee...............................................................19
PO Securities.............................................................104
pre-funding accounts.......................................................21
Pre-Funding Limit.........................................................123
Prepayable Obligations.....................................................86
Prepayment Assumption......................................................86
primary insurance policy....................................................8 primary insurer............................................................58
Principal Prepayments......................................................30
privately issued mortgage-backed securities.................................7
Protected Account..........................................................52
PTCE 83-1.................................................................116
PTCE 84-14................................................................122
PTCE 95-60................................................................120
PTCE 96-23................................................................122
PTE 2000-58...............................................................118
PTE 2002-41...............................................................118
QPAM......................................................................122
QSI........................................................................87
qualified plan investor...................................................122
Qualifying REIT Interest..................................................100
rating agency.............................................................118
ratings dependent Swaps...................................................122
Ratio Securities..........................................................104
RCRA.......................................................................81
Refinance Loan.............................................................10
REITs......................................................................83
REMICs.....................................................................29
Restricted Group..........................................................118
Retained Interest..........................................................27
Rules......................................................................33
Securities Account.........................................................53
single family loans.........................................................7
Single Rate VRDI...........................................................89
single-class REMICs........................................................85
SMMEA.....................................................................127
Strip Securities..........................................................105
Stripping Regulations.....................................................106
Swap......................................................................120
Swap Agreement............................................................120
Tax Administrator..........................................................85
Tax Counsel................................................................84

TIN........................................................................94
TMP........................................................................95
U.S. Government Securities.................................................21
UBTI.......................................................................95
UCC........................................................................70
United States Housing Act..................................................42
VA ........................................................................44

VA Entitlement Percentage..................................................45
VRDI.......................................................................89
WAM........................................................................87
Weighted Average Certificates..............................................89

============================================            ============================================

     YOU SHOULD RELY ONLY ON THE INFORMATION
CONTAINED IN OR INCORPORATED BY REFERENCE                               $866,771,000
INTO THIS PROSPECTUS SUPPLEMENT OR THE                                (Approximate)(1)
PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO
GIVE YOU DIFFERENT INFORMATION. WE DO NOT
CLAIM THE ACCURACY OF THE INFORMATION IN THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF
ANY DATE OTHER THAN THE DATE STATED ON THE                          GSAMP TRUST 2004-HE2
COVER PAGE. WE ARE NOT OFFERING THE
SECURITIES IN ANY STATES WHERE IT IS NOT                           $284,714,000 CLASS A-1
PERMITTED.                                                       VARIABLE RATE CERTIFICATES

                                                                   $236,934,000 CLASS A-2
                                                                 VARIABLE RATE CERTIFICATES

                                                                  $117,719,000 CLASS A-3A
                                                                 VARIABLE RATE CERTIFICATES
                --------------
                                                                   $45,371,000 CLASS A-3B
                                                                 VARIABLE RATE CERTIFICATES

                                                                   $32,809,000 CLASS A-3C
                                                                 VARIABLE RATE CERTIFICATES
         GS MORTGAGE SECURITIES CORP.
                  DEPOSITOR                                        $58,510,000 CLASS M-1
                                                                 VARIABLE RATE CERTIFICATES

                                                                   $31,750,000 CLASS M-2
                                                                 VARIABLE RATE CERTIFICATES
     COUNTRYWIDE HOME LOANS SERVICING LP
     CHASE MANHATTAN MORTGAGE CORPORATION                          $13,607,000 CLASS M-3
            OCWEN FEDERAL BANK FSB                               VARIABLE RATE CERTIFICATES
                  SERVICERS
                                                                   $13,607,000 CLASS M-4
                                                                 VARIABLE RATE CERTIFICATES

                                                                   $13,607,000 CLASS B-1
                                                                 VARIABLE RATE CERTIFICATES

                                                                    $9,072,000 CLASS B-2
                --------------                                   VARIABLE RATE CERTIFICATES

                                                                    $9,071,000 CLASS B-3
                                                                 VARIABLE RATE CERTIFICATES


     DEALER PROSPECTUS DELIVERY OBLIGATION.                            --------------
UNTIL OCTOBER 27, 2004 (90 DAYS AFTER THE
DELIVERY OF THIS PROSPECTUS SUPPLEMENT), ALL                       PROSPECTUS SUPPLEMENT
DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN                            --------------
THE OFFERING, MAY BE REQUIRED TO DELIVER A
PROSPECTUS. THIS IS IN ADDITION TO THE                              GOLDMAN, SACHS & CO.
DEALER'S OBLIGATION TO DELIVER A PROSPECTUS
WHEN ACTING AS UNDERWRITER AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.           -----------------
                                                       (1)  Subject to a variance of +/- 5%.


============================================            ============================================